Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286361

PROSPECTUS

UP TO 83,456,793 ORDINARY SHARES
UP TO 16,500,000 ORDINARY SHARES UNDERLYING WARRANTS

GCL GLOBAL HOLDINGS LTD

This prospectus relates to, among other things, the issuance from time to time of up to 16,500,000 Ordinary Shares (as defined below) of GCL Global Holdings Ltd, a Cayman Islands exempted company (the “Company,” “PubCo,” or “we”), which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants (as defined below), which were originally included in the units sold at a price of $10.00 per unit in the initial public offering of RFAC (as defined below), with each Warrant exercisable for Ordinary Share at $11.50 per share, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor (as defined below) and EBC (as defined below) at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

This prospectus also relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (together, the “Selling Shareholders”) of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures (as defined below) in connection with the Business Combination (as defined below) at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share. See “Selling Shareholders” for the details of these securities.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 66.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 69.6% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $1.98 as of March 28, 2025, the Sponsor (with respect to the Sponsor Founder shares (as defined below)) may experience potential profit of up to $1.971 per share, or an aggregate amount of profit of up to approximately $5.7 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units (as defined below) at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and will continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. The exercise price of our Warrants is $11.50 for one Ordinary Share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants.

On February 14, 2025, our Ordinary Shares and Warrants commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “GCL” and “GCLWW,” respectively. As of March 28, 2025, the closing price of our Ordinary Shares and Warrants was $1.98 and $0.055, respectively. Because the trading price of our ordinary shares is currently below the exercise price, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

The total number of Ordinary Shares issued and outstanding as of the date of this prospectus is 126,276,372 Ordinary Shares. Each Ordinary Share is entitled to one vote. As of the date of this prospectus, Jacky Choo See Wee, our chairman of the board of directors, is able to exercise voting rights with respect to over 50% of the voting power of our issued and outstanding shares through his beneficial ownership of 80,581,793 Ordinary Shares. We are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. For so long as we remain a controlled company under this definition, we are permitted to elect to rely, and currently rely, on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors. For details, see “Risk Factors - We are a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” beginning on page 28.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2025.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by GCL Global Holdings Ltd. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and Warrants and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other information concerning our industry, including market size and growth of the market in which we participate, that are derived from various public sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “GCL,” “the Company” and “PubCo” are to GCL Global Holdings Ltd and its subsidiaries.

●	“Acquisition Entities” means, collectively, the Company, Merger Sub 1 and Merger Sub 2, and each, individually, an “Acquisition Entity.”

●	“Amended and Restated Memorandum and Articles of Association” means the Amended and Restated Memorandum of Association and Articles of Association of the Company adopted on February 13, 2025.

●	“Ancillary Agreements” means, collectively, the Sponsor Support Agreement, the Shareholder Support Agreement, the Lock-Up Agreements, the Registration Rights Agreement, the PubCo Governing Documents, the Assignment and Assumption Agreement, and the joinders to the Merger Agreement executed and delivered by each Acquisition Entity following its formation.

●	“Business Combination” means the Mergers and the Transactions, together with the Restructuring, and each other transaction, document or agreement contemplated thereby, to be consummated pursuant to the Merger Agreement.

●	“Closing” means the closing of the Business Combination, which occurred on February 13, 2025 (the “Closing Date”).

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

●	“Epicsoft Ventures” means EpicsoftVentures Ltd., a Cayman Islands exempted company. Jacky Choo See Wee, Chairman of the Board and Catherine Choo See Ling, a director of the Company, hold 98% and 1% of Epicsoft Ventures, respectively.

●	“EBC” means EarlyBirdCapital Inc., the representative of the underwriters in the IPO.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“GCL Companies” or “GCL Group” means, collectively, GCL Global and the Group Subsidiaries (but not, for the avoidance of doubt, the Acquisition Entities).

●	“GCL Global” means GCL Global Limited, a Cayman Islands exempted company limited by shares.

●	“Group Subsidiaries” means, collectively, (i) Titan Digital Media Pte. Ltd., a Singapore company, (ii) Epicsoft Hong Kong Limited, a Hong Kong company, (iii) Epicsoft Malaysia Sdn. Bhd., a Malaysia company, (iv) Epicsoft Asia Pte. Ltd., a Singapore company, (v) 4Divinity Pte. Ltd., a Singapore company, (vi) 2Game Digital Limited, a Hong Kong company, (vii) Starry Jewelry Pte Ltd., a Singapore company, (viii) Martiangear Pte Ltd., a Singapore company, and (ix) 2 Game Pro Ltda, a Brazilian company ; except that if the context refers to all GCL Global’s current subsidiaries, this means also (x) 2Game Digital DMCC, a U.A.E. company; (xi) 4Divinity UK Ltd., a U.K. company; (xii) Hainan GCL Technology Co. Ltd., a Chinese company, in addition to the foregoing entities listed in (i) through (ix) (See “Our Organizational Structure”).

●	“Incentive Shares” means the 2,000,000 Ordinary Shares issued at the closing of the Business Combination as an incentive in connection with non-redemption or similar agreements or sources of Transaction Financing, to be allocated by the Sponsor in its sole discretion.

●	“Initial Merger” means the merger of Merger Sub 1 with and into GCL Global.

●	“IPO” means RFAC’s initial public offering of RFAC Units, consummated on March 28, 2022.

●	“Merger Agreement” means an agreement and plan of merger dated October 18, 2023 (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024) with the Company, Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), GCL Global, and, for the limited purposes set forth therein, the Sponsor.

●	“Merger Consideration” means $1,200,000,000.

●	“Merger Sub 1” means GCL Sub, a Cayman Islands exempted company limited by shares and wholly owned direct subsidiary of the Company, formed by the Company pursuant to the Merger Agreement for the purpose of participating in the transactions contemplated by the Merger Agreement.

●	“Merger Sub 2” means GCL Sub 2, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company, formed by the Company pursuant to the Merger Agreement for the purpose of participating in the transactions contemplated by the Merger Agreement.

●	“Mergers” means the Initial Merger and the SPAC Merger.

●	“Ordinary Shares” or “PubCo Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share.

●	“PubCo Charter” means the Amended and Restated Memorandum and Articles of Association of the Company.

●	“Registration Rights Agreement” means the registration rights agreement, dated February 13, 2025, by and among the Company, GCL Global and certain holders named therein, providing for certain registration rights to those parties.

●	“RFAC” means RF Acquisition Corp., a Delaware corporation;

●	“RFAC Common Stock” means RFAC Class A Common Stock and RFAC Class B Common Stock.

●	“RFAC Class A Common Stock” means Class A common stock of RFAC, par value $0.0001 per share.

●	“RFAC Class B Common Stock” means Class B common stock of RFAC, par value $0.0001 per share.

●	“RFAC Private Placement” means the private placement that closed concurrently with the closing of the IPO pursuant to which RFAC issued and sold to the Sponsor 4,050,000 RFAC Private Placement Warrants and sold to EBC 500,000 RFAC Private Placement Warrants, in each case, at a price of $1.00 per RFAC Private Placement Warrant, generating gross proceeds of $4,550,000, and the private placement occurring at the exercise of the over-allotment option, pursuant to which RFAC issued and sold to the Sponsor an additional 400,500 RFAC Private Placement Warrants and sold to EBC an additional 49,500 RFAC Private Placement Warrants, in each case, at a price of $1.00 per RFAC Private Placement Warrant, generating additional gross proceeds of $450,000.

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●	“RFAC Private Placement Warrants” means the warrants purchased in the RFAC Private Placement.

●	“RFAC Private Placement Warrants Purchase Agreements” means the private placement warrants purchase agreement, dated as of March 23, 2022, by and between RFAC and EBC and the private placement warrants purchase agreements, dated as of March 23, 2022, by and between RFAC and the Sponsor.

●	“RFAC Public Shares” means the shares of RFAC Class A Common Stock sold as part of the RFAC Units in the IPO.

●	“RFAC Public Stockholder” means a holder of RFAC Public Shares.

●	“RFAC Public Warrants” means the RFAC warrants sold as part of the RFAC Units in the IPO, each warrant entitling its holder to purchase one share of RFAC Class A Common Stock for $11.50 per share.

●	“RFAC Public Rights” or “RFAC Rights” means the RFAC rights sold as part of the RFAC Units in the IPO, each right entitling its holder to receive one-tenth of one share of RFAC Class A Common Stock upon the consummation of an initial business combination.

●	“RFAC Units” means units of RFAC, each unit comprising one share of RFAC Class A Common Stock, one RFAC Public Right, and one RFAC Public Warrant.

●	“RFAC Warrants” means the RFAC Public Warrants and RFAC Private Placement Warrants.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“SPAC Merger” means the merger of Merger Sub 2 with and into RFAC.

●	“Sponsor” means RF Dynamic LLC, a Delaware limited liability company.

●	“Sponsor Founder Shares” means an aggregate of 2,875,000 RFAC Class A Common Stock issued to Sponsor in exchange for cash of $25,000 on January 21, 2021.

●	“Trading Day” means any day on which the Trading Market is open for trading.

●	“Trading Market” means the national stock exchange on which the PubCo Ordinary Shares are listed for trading.

●	“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by the Merger Agreement or any of the Ancillary Agreements.

●	“U.S. Dollars,” “$,” or “US$” means the legal currency of the United States.

●	“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

●	“Warrants” or “PubCo Warrants” means warrants of the Company, each exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the video game and entertainment content industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, Asia and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the Business Combination;

●	disruptions to our plans and operations as a result of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described in the section titled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

The Company, together with the Group Subsidiaries (“GCL Group”), is a leading marketer, distributor and publisher of video games and entertainment content sold in Asia. It sells and distributes to retailers and consumers physical and digital copies of video games through physical retailers, such as Sony PlayStation stores in Japan, and online channels in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines, other Asian countries and Europe. Approximately 96.4% and 93.3% of our total consolidated revenue for the six months ended September 30, 2024 and fiscal year ended March 31, 2024, respectively, was derived from the sale of either games compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and personal computer (“PC”) to retailers, or game activation keys (the so-called “game codes”) via electronic delivery to retailers or end-users through email or download. The Company has its own creative media design team with studio facilities to produce marketing and promotional materials adapted to local markets and develop original content as part of its content creation or marketing business. Partnering with international video game publishers and developers, the Company has an established track record of selling and marketing top-tier video game franchises such as Grand Theft Auto, Red Dead Redemption, Sonic the Hedgehog and Cyberpunk 2077. The Company also has its own production studio and advertising agency, providing media and content advertising services for small and medium-sized enterprises (the “SMEs”) and government agencies. In 2022, the Company started to dedicate resources to the game publishing business by forming a wholly-owned subsidiary, 4Divinity, to invest in upcoming game titles as either a publisher or a co-publisher for the global market. GCL Group’s mission is to become the next Asian powerhouse in video games and entertainment content marketing, delivering high-quality and engaging entertainment experiences across smart devices, consoles, PCs and streaming platforms, and introducing original Asian-developed video games and entertainment content to the global market.

Mr. Jacky Choo See Wee, our Group Chairman and Chief Executive Officer of Epicsoft Asia and 4Divinity, has over 20 years of video games distribution and retail network management experience in Asia. Under Mr. Choo’s leadership, Epicsoft Asia has become a leading channel distributor for console games, and has forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles within certain territories in Asia, and has sold more than 9.0 million of physical and digital copies of video games during the past three fiscal years. It has distributed in Asia four of the top ten best-selling video games of all time11, three of which it is currently still selling. It is also responsible for bringing to Asia some award-winning all-time favorite video games, such as Hogwarts Legacy, Grand Theft Auto IV, Grand Theft Auto V, Red Dead Redemption II, Cyberpunk 2077, The Witcher 3: Wild Hunt, Elden Ring, and Black Myth: Wukong.

2Game is a Group Subsidiary that serves as GCL Group’s authorized digital sales platform. It operates as a business-to-business (“B2B”) and business-to-consumer (“B2C”) digital video game retailer. It sells and distributes game activation keys, the so-called “activation keys” or “game codes” to both resellers and consumers as part of GCL Group’s concerted effort to transition from physical console game compact discs to activation keys and content. There are currently more than 7,000 game titles available on 2Game’s platform. 2Game currently has more than 812,000 registered users and approximately 41.2% of 2Game’s revenue comes from Europe, with approximately 26.2% from Asia, 26.9% from the U.S. and the remaining 5.7% from Latin America.

4Divinity is a Group Subsidiary dedicated to games publishing and game development. Its mission is to develop game IP, invest in upcoming game titles, to publish, or co-publish with international game publishers and content development studios, to introduce new video games and entertainment properties to Asia’s fast-growing market of gamers, and to introduce original Asian-developed video games and entertainment content to the global market. As of today, GCL Group has either published or co-published nine game titles, five of which were published during the fiscal year of 2025 alone. While GCL Group has yet to develop any game IP as of today, it has started extensive planning of a large scale game development project since early 2024. It is currently expected that this first IP game development project will be in production for at least three years.

Titan Digital Media (“TDM”) is a Group Subsidiary specialized in creating customized and strategic marketing campaigns specific to a brand’s needs. With its in-house strategists, producers, designers, video production and marketing team, TDM is a full-service agency that connects a brand with its target audience to achieve campaign key performance indicators (“KPIs”) and marketing goals. It has a production studio, an advertising agency, and a multi-channel network of talent. TDM currently also has a wholly-owned subsidiary specialized in the sale of fashion jewelry.

GCL Group is headquartered in Singapore, and has operations in Malaysia, Hong Kong, China and the U.K.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 66.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 69.6% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Ordinary Shares of $1.98 as of March 28, 2025, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $1.971 per share, or an aggregate amount of profit of up to approximately $5.7 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Recent Developments

Completion of Business Combination

On February 13, 2025, we consummated the previously announced business combination with RFAC, pursuant to the Merger Agreement.

On the Closing Date, pursuant to the Merger Agreement, (a) Merger Sub 1 merged with and into GCL Global, with GCL Global continuing as the surviving entity in the merger, as a result of which: (i) GCL Global became a wholly-owned subsidiary of the Company and (ii) each issued and outstanding share of GCL Global immediately prior to the consummation of the Merger was automatically cancelled, in exchange for the right of the holder thereof to receive such number of newly issued shares of the Company specified below; and (b) Merger Sub 2 merged with and into RFAC, with RFAC surviving such merger as a wholly owned subsidiary of the Company. As a result of the Transactions, RFAC and GCL Global each became a wholly-owned subsidiary of the Company.

Immediately prior to the consummation of the Business Combination, all outstanding RFAC Units (each of which consisted of (i) one share of RFAC Class A Common Stock, (ii) one RFAC Public Warrant, and (iii) one RFAC Public Right) automatically separated into their individual components of RFAC Class A Common Stock, RFAC Public Warrants and RFAC Public Rights and such units ceased separate existence and trading. Upon the consummation of the Business Combination, the equity holdings of the RFAC stockholders were exchanged as follows:

●	each share of RFAC Common Stock, including RFAC Class A Common Stock and RFAC Class B Common Stock, issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each share of RFAC Common Stock, the Company issued to each RFAC shareholder (other than RFAC shareholders who exercised their redemption rights in connection with the Business Combination) one validly issued Ordinary Share;

●	each RFAC Warrant issued and outstanding immediately prior to effective time of the Business Combination converted into a warrant to purchase one Ordinary Share (or equivalent portion thereof). The Warrants have substantially the same terms and conditions as set forth in the RFAC Warrants, except that the Warrants are exercisable for Ordinary Shares rather than RFAC Common Stock;

●	every 10 RFAC Rights issued and outstanding immediately prior to the effective time of the Business Combination converted into one Ordinary Share of the Company (rounded down to the nearest whole share); and

●	each share of capital stock of Merger Sub 2 that was issued and outstanding immediately prior to the effective time of the SPAC Merger were converted into an equal number of shares of Class A common stock of RFAC, par value $0.0001 per share.

At the effective time of the Initial Merger, pursuant to the Initial Merger: (1) each ordinary share of GCL Global that was issued and outstanding immediately prior to the effective time of the Initial Merger (other than any treasury shares or dissenting shares), was cancelled and ceased to exist in exchange for such number of newly issued Ordinary Shares equal to the Company Exchange Ratio, rounded up to the nearest whole share, and as of the Initial Merger Effective Time, each GCL Global shareholder ceased to have any other rights in and to GCL Global (other than any applicable appraisal and dissenter’s rights); (2) if there were any ordinary shares of GCL Global owned by the GCL Global as treasury shares or any ordinary shares of GCL Global owned by any direct or indirect subsidiary of GCL Global immediately prior to the effective time of the Initial Merger, such shares were canceled and ceased to exist without any conversion thereof or payment therefor; (3) each of the dissenting shares issued and outstanding immediately prior to the effective time of the Initial Merger was canceled and ceased to exist in accordance with Section 2.7(a) of the Merger Agreement and thereafter represented only the right to receive the applicable payments set forth in Section 2.7(a) of the Merger Agreement; and (4) each share of Merger Sub 1 that was issued and outstanding immediately prior to the effective time of the Initial Merger was converted into an equal number and class of shares of GCL Global, which shares constituted the only issued and outstanding shares of GCL Global.

On February 14, 2025, our Ordinary Shares and Warrants commenced trading on Nasdaq, under the symbols “GCL” and “GCLWW,” respectively.

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 29 Tai Seng Avenue #02-01, Natural Cool Lifestyle Hub, Singapore 534119. Our telephone number is +65 80427330. Our website is www.gclglobalholdings.com.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our Organizational Structure

The following chart illustrates the current corporate structure of GCL:

GCL Global Holdings
100%
100%
GCL Global Limited
RF Acquisition Corp.
99.8%
100%
Grand Centrex Limited
GCL Global Pte Ltd
100%
Epicsoft Malaysia
85%
100%
100%
100%
100%
51%
100%
Titan Digital Media
Martiangear
Epicsoft Asia
Epicsoft Hong Kong
4Divinity
2Game
Hainan GCL
100%
100%
100%
100%
Starry Jewelry
4Divinity UK
2Game Brazil
2Game Dubai

Names of entities referred to in chart:

Term	Company Name	Term	Company Name
2Game	2Game Digital Limited	Epicsoft Hong Kong	Epicsoft (Hong Kong) Limited
2Game Brazil	2 Game Pro Ltda.	Epicsoft Malaysia	Epicsoft Malaysia Sdn. Bhd.
2Game Dubai	2Game Digital DMCC	Hainan GCL	Hainan GCL Technology Co. Ltd.
4Divinity	4Divinity Pte. Ltd.	Martiangear	Martiangear Pte. Ltd.
4Divinity UK	4Divinity UK Ltd.	Starry Jewelry	Starry Jewelry Pte. Ltd.
Epicsoft Asia	Epicsoft Asia Pte. Ltd.	Titan Digital Media	Titan Digital Media Pte. Ltd.

Pursuant to the Share Sale and Purchase Agreement dated March 19, 2025 (the “SPA”) by and among GCL Global Pte Ltd (“GCL Global SG), a Singaporean company and an indirect wholly-owned subsidiary of the Company and certain shareholders (the “Sellers”) of 2Game, a Hong Kong company and a 51%-owned subsidiary of GCL Global SG, GCL Global SG has agreed to purchase from the Sellers 1,000 shares of 2Game (the “Sale Shares”) for $1,200,000. Upon closing of the transaction which is expected to occur in April 2025, GCL Global SG will hold 61% of the total outstanding shares of 2Game. The SPA contains certain financial performance targets for 2Game over the next three years starting fiscal year 2026. Pursuant to the terms of the SPA, in the event that 2Game fails to generate at least $70,000,000 of revenue and net profit after tax of at least $2,500,000 during fiscal year 2026, the Sellers will be required to buy back the Sale Shares for $1,272,000. In the event that the financial targets for fiscal year 2026 are met, GCL Global SG will have the right but not the obligation to require the Sellers to buy back the Sale Shares for $1,272,000.

Summary of Risk Factors

An investment in our Ordinary Shares and Warrants involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

Risks Related to the Company’s Business and Industry

●	Our business will suffer if we are unable to distribute and publish new game titles, “hit” game titles or sequels to such “hit” titles.

●	Our ability to acquire and maintain licenses to intellectual property through distribution agreements with game publishers may affect our revenue and profitability.

●	The increasing importance of digital content delivery exposes us to the risks of that business model, including greater competition from online and mobile games.

●	Our success depends on Jacky Choo See Wee, our Group Chairman and CEO of Epicsoft Asia, and our senior management team. Loss of Mr. Choo’s leadership or services from any of our senior management team could have a material adverse effect on our business, financial condition and results of operations.

●	A limited number of customers account for a significant portion of our sales. The loss of a principal customer or other significant business relationship could seriously hurt our business.

●	Increased competition for limited shelf space and promotional support from retailers could affect the success of our business and require us to incur greater expenses to market our titles.

●	Our publishing business is partly dependent on our ability to enter into successful software development arrangements with third parties.

●	If we do not successfully invest in, establish and maintain awareness of our brands and games, or if we incur excessive expenses promoting and maintaining our brands or our games, our business, financial condition, results of operations, or reputation could be harmed.

●	The video game industry is very competitive. If consumers prefer our competitors’ games over the ones we distribute or develop, our operating results could suffer.

●	We intend to grow our business through strategic acquisitions, investments, and joint ventures that involve numerous risks and uncertainties.

Risks Related to the Company’s International Operations, Legal and Regulatory Matters

●	Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business and prospects.

●	Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks.

●	Any failure by us or our vendors to comply with applicable anti-money laundering or other related laws and regulations could damage its business, reputation, financial condition, and results of operation, or subject it to other risks.

●	We are subject to risks associated with operating and investing in Asia.

●	Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in Asia as well as globally.

●	Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect GCL Companies.

●	We could face uncertain tax liabilities in various jurisdictions where we operate, and suffer adverse financial consequences as a result.

●	Companies and governmental agencies may restrict access to platforms, our website or the Internet generally, which could lead to the loss or slower growth of our gamer base.

Risks Related to the Company Operating in China

●	The uncertainties and quick change of the legal system in China with little advance notice could limit the legal protections available or impose additional requirements and obligations on our business operation in China and Hong Kong, which may materially and adversely affect our business, financial condition, and results of operations.

●	The gaming industry in China is subject to a variety of PRC laws and regulations, many of which are unsettled and still developing, and which could subject us or our resellers to claims or otherwise harm our business, financial condition, results of operations and growth prospects.

●	Any lack of requisite approvals, licenses, or permits applicable to our resellers’ business may have a material and adverse impact on our resellers’ business, financial condition, and results of operations.

Risks Related to PubCo Operating as a Public Company

●	GCL Group’s management team has limited experience managing a public company.

●	If PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo’s Ordinary Shares may be materially and adversely affected.

●	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

●	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

●	As a “controlled company” under the Nasdaq rules, PubCo may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	PubCo does not expect to declare any dividends in the foreseeable future.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	uncertainty in the development of an active trading market for our shares;

●	price volatility of our shares;

●	sale or availability for sale of substantial amounts of our shares by the Selling Shareholders that could cause the price of our shares to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative return;

●	potential additional dilution resulted from the exercise of warrants;

●	warrant may expire worthless, as they may never be in the money;

●	potential dilution for existing shareholders upon our issuance of additional shares; and

●	ability to maintain the listing of our securities on Nasdaq in the future.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	GCL Global Holdings Ltd

Issuance of Ordinary Shares

Ordinary Shares to be issued by us	Up to 16,500,000 Ordinary Shares issuable upon the exercise of 16,500,000 Warrants

Ordinary Shares issued outstanding prior to exercise of all Warrants	126,276,372 Ordinary Shares (as of the date of this prospectus)

Ordinary Shares issued outstanding assuming exercise of all Warrants	142,776,372 Ordinary Shares, based on total shares outstanding as of the date of this prospectus

Exercise Price of Warrants	Each Warrant entitles the holder to one Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, dated February 13, 2025, by and among RFAC, the Company and Continental Stock Transfer and Trust Company (the “Amended Warrant Agreement”).

Use of Proceeds	We will receive up to an aggregate of $189.75 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of the Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information. The exercise price of the Warrants is $11.50 per share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, are dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As the closing price of our Ordinary Shares was $1.98 as of March 28, 2025, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

Resale of Ordinary Shares

The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	(a)	up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination, at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share;

	(b)	up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and

	(c)	up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for Ordinary Share at $11.50 per share.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Ordinary Shares and Warrants	Our Ordinary Shares are listed on The Nasdaq Global Select Market under the trading symbol “GCL” and the Warrants are listed on The Nasdaq Capital Market under the trading symbol “GCLWW.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes 16,500,000 Ordinary Shares underlying the Warrants that are outstanding.

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Company’s Business and Industry

Our business will suffer if we are unable to distribute and publish new game titles, “hit” game titles or sequels to such “hit” titles.

Our business depends on distributing and publishing games that consumers will purchase, download and spend time and money playing. We currently distribute and sell to retailers and consumers console games, game codes, and gaming content that are compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, and personal computers (“PCs”). Our sales and marketing efforts are focused on both distributing more games and improving the experience of the games we currently distribute (for example, through merchandise and localized promotional materials). We generate revenue primarily from distribution of video games in Asia from international PC and video game publishers and studios. We commit to a certain marketing budget to market and promote the games. For games distributed through third-party platforms such as Steam, we are required to pay the platform providers at a pre-determined rate. These costs are expected to remain a significant portion of our cost of revenues. In order to remain profitable, we need to generate sufficient revenue from our existing and new game offerings to offset our ongoing development, sales and marketing and operating costs.

Since the revenue generated from game distributions accounted for approximately 96.4% and 93.3% of our total consolidated revenue for the six months ended September 30, 2024, and fiscal year ended March 31, 2024, respectively, the GCL Group’s success depends largely on our ability to sell commercially successful “hit” game titles or sequels to such “hit” titles. If we experience any delays in product releases or disruptions following the commercial release of our “hit” titles or their sequels, our operating results will be materially adversely affected. Since our distribution agreements typically require us to commit to a minimum order quantity per game title, we may even experience a loss if demand for the games we distribute falls short of our expectations. Although we are currently one of the biggest video game distributors in Asia, there is no assurance that we can continue to maintain our market leading position in the game distribution industry in Asia if we fail to meet these minimum purchase commitments in our distribution agreements with game publishers. Our brand will also suffer if we fail to continue to distribute and publish consistently high quality and well-received game products and services, and as a result, our revenue and profitability may decline.

The success of our games depends, in part, on unpredictable and constantly changing factors beyond our control including consumer preferences and spending habits, competing games and the availability of other entertainment experiences. If the games we distribute do not meet consumer expectations, or if new games are not brought to market by us in a timely and effective manner, our ability to grow revenue and our financial performance will be adversely affected.

Our ability to successfully distribute and sell games to resellers and their ability to achieve commercial success will depend on our ability to:

●	effectively market the games to existing and new gamers;

●	adapt to changing gamers’ preferences and spending habits;

●	attract, retain and motivate talented and experienced game designers, product managers and engineers;

●	efficiently manage the distribution and publishing of new games and features to increase the cadence of introductions without incurring excessive costs;

●	achieve and maintain successful customer engagement and effectively monetize our games;

●	maintain an engaging gaming experience and retain our gamers;

●	compete successfully against a large and growing number of existing market participants;

●	accurately forecast the timing and expense of our operations, including original content development, marketing and customer acquisition, customer adoption and revenue growth; and

●	minimize and quickly identify bugs or outages as a game publisher.

These and other uncertainties make it difficult to know whether we will succeed in continuing to distribute or publish successful games, and launch new games and features in accordance with our operating plan. If we do not succeed in doing so, our business, financial condition, results of operations or reputation will suffer.

Our ability to acquire and maintain licenses to intellectual property through distribution agreements with game publishers may affect our revenue and profitability.

Our video game distribution business depends on the distribution agreements we enter into with publishers giving us the licenses or rights to third-party intellectual property for use in the games we distribute or platform to enhance the experience of our gamers. Pursuant to these distribution agreements, the publishers retain all the intellectual properties rights related to the games, and the licenses granted typically limit our use of the intellectual properties to specific uses and for specific time periods, and include other contractual obligations, including the achievement of certain minimum order quantities in order for the license to remain in effect. In many cases, certain intellectual property rights may be licensed to us on a non-exclusive basis, and accordingly, the owners of such intellectual property are free to license such rights to third parties, including our competitors, on terms that may be superior to those offered to us, which could place us at a competitive disadvantage. Competition for these licenses is intense. If we are unable to obtain and remain in compliance with the terms of these licenses or obtain additional licenses on reasonable economic terms, our revenue and profitability may be adversely impacted.

The increasing importance of digital content delivery exposes us to the risks of that business model, including greater competition from online and mobile games.

The increased importance of digital content delivery in our industry, including through subscription-based access to a portfolio of interactive content, increases our potential competition, as the minimum capital needed to produce and publish a digitally delivered game is significantly less than that needed to produce and publish one that is delivered through retail distribution. A continuing shift to digital content delivery could result in a deprioritization of our games by retailers. This shift also requires us to dedicate capital to developing and implementing alternative marketing strategies which may or may not successful. If we are unable to effectively market and distribute our games, our business and operating results will be materially adversely affected.

We rely on our sales channel partners some of whom influence the fee structures for online distribution of our games on their platforms.

We rely on our sales channel partners, some of whom have retained the right to change the fee structures for online distribution of both paid content and free content (including patches and corrections) that we license to them for distribution on their platforms. Such channel partners’ ability to set or influence royalty rates may increase costs, which could negatively affect our operating margins. We may be unable to distribute our content in a cost-effective or profitable manner through such distribution channel, which could adversely affect our business, financial condition and operating results.

Outside of fee arrangements, our agreements with our channel partners sometimes give them significant control over other aspects of the distribution of our products and services that we develop for their platform. If our channel partners establish terms that restrict our offerings through their channels, or significantly affect the financial terms on which these products or services are offered to our customers, we may be unable to distribute our product offerings through them or be forced to do so on materially worse financial or business terms in negotiating such various aspects of distribution. Increased competition for digital “shelf space” has put channel partners in more favorable bargaining positions in relation to such terms of distribution.

We rely on third-party retailers to distribute our games and collect revenues generated on their websites or other e-commerce websites and third-party platforms.

Approximately 96.4% and 93.3% of our annual revenue for the six months ended September 30, 2024 and fiscal year ended March 31, 2024, respectively, was generated from game distributions. If we are unable to maintain a good relationship with such platform providers, if their terms and conditions or pricing change to our detriment, if we violate, or if a platform provider believes that we have violated, the terms and conditions of its platform, or if any of these platforms loses market share or falls out of favor, or is unavailable for a prolonged period of time, our business will suffer.

We are subject to the standard and non-negotiated policies and terms of service/publisher agreements of third-party platforms, which govern the promotion, distribution, content, and operation generally of games on the platform. Each platform provider has broad discretion to unilaterally change and interpret its terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. A platform provider may also change its fee structure, add fees associated with access to and use of its platform, alter how we are able to advertise on the platform, change how the personal information of its users is made available to application developers on the platform, limit the use of personal information for advertising purposes, or restrict how gamers can share information with their friends on the platform or across platforms. Our business could be harmed if:

●	the platform providers discontinue or limit our access to their platforms;

●	governments or private parties, such as internet providers, impose bandwidth restrictions, increase charges, or restrict or prohibit access to those platforms;

●	the platforms increase the fees they charge us or change the ways in which their fees are determined;

●	the platforms modify their algorithms, discovery mechanisms, communication channels available to developers, respective terms of service, or other policies;

●	the platforms decline in popularity;

●	the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require us to modify our technology or update our games in order to ensure gamers can continue to access our games and content with ease;

●	the platforms block or limit access to the genres of games that we provide in any jurisdiction;

●	the platforms change how the personal information of gamers is made available to developers or develop or expand their own competitive offerings; or

●	we are unable to comply with the platform providers’ terms of service.

Changes in the respective terms of service or policy changes of third-party platforms may decrease the visibility or availability of our games, limit our distribution capabilities, prevent access to our existing games, increase our costs to operate on these platforms, or result in the exclusion or limitation of our games. Any such changes could adversely affect our business, financial condition, or results of operations.

In addition, third-party platforms typically impose certain file size limitations, restricting our ability to create software with additional features that would result in a larger file size than what the platform providers would support. A larger game file size could also cause gamers to delete our games once the file size grows beyond the capacity of their devices’ storage limitations or could reduce the number of downloads of these games. If our platform providers do not perform their obligations in accordance with our platform agreements, we could be adversely impacted. For example, in the past, some of these platform providers have been unavailable for short periods of time, unexpectedly changed their terms or conditions or experienced issues. If any of our third-party service providers is unable to process payments, even for a short period of time, our business could be harmed. These platforms and our third-party online payment service providers may also experience security breaches or other issues with their functionalities. In addition, if we violate, or a platform provider believes we have violated, its terms of service, policies, or standard publisher agreements (or if there is any change or deterioration in our relationship with any of these platform providers), that platform provider could limit or discontinue our access to the platform or we may be exposed to liability or litigation. If these third-party platforms and online payment service providers otherwise experience issues that impact the ability of gamers to download or access our games, it could materially and adversely affect our brands and reputation, as well as our business, financial condition, and results of operations.

Our success depends on Jacky Choo See Wee, our Group Chairman and CEO of Epicsoft Asia, and our senior management team. Loss of Mr. Choo’s leadership or services from any of our senior management team could have a material adverse effect on our business, financial condition and results of operations.

Our success to date was largely attributable to the leadership of industry veteran, Mr. Jacky Choo See Wee, our Group Chairman and CEO of Epicsoft Asia. We rely on Mr. Choo for our continued growth and operation, and the continued development of our strategic direction, based on his experience and connections in the industry in Asia.

We have an experienced senior management team comprised of Sebastian Toke, our GCL Group CEO, and Keith Liu Min Tzau, our Group Deputy CEO, Group Chief Marketing Officer and Head of Publishing, Martin Lim, our Interim Chief Financial Officer. Together, they are responsible for directing and managing daily operations in all aspects of our business, monitoring and supervising compliance and risk management, overseeing financial condition and performance, managing relationships with all stakeholders in our market and formulating business strategies. Loss of services of Mr. Choo or any of our key management members and failure to promptly find suitable replacement will cause our business and operations to suffer.

Our games and other software applications, and our and our vendors’ and other partners’ information technology and other systems and platforms (Steam/PSN and other partner platforms), have, on occasion, experienced failures, errors, defects, or disruptions. Although such events have not had a material impact in the past, future similar events could disrupt our business, impact our games and related software applications, affect our ability to scale our technical infrastructure, diminish our brand and reputation, subject us to liability, and adversely affect our operating results and growth prospects.

Our games may contain errors, bugs, flaws, corrupted data, defects, and other vulnerabilities, some of which may only become apparent after their launch, particularly as we launch new games and rapidly release new features to existing games under tight time constraints. Furthermore, our development and testing processes may not detect errors and vulnerabilities in our games prior to their release. Any such errors, flaws, defects, and vulnerabilities may adversely affect the game experience of our gamers, harm our reputation, cause our gamers to stop playing our games, divert our resources, and delay market acceptance of our games, any of which could result in harm to our business, financial condition, or results of operations.

Our technology infrastructure is critical to the performance of our games and satisfaction of our gamers and to the general operation of our business. We devote significant resources to network and data security to protect our systems and data. However, our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. We cannot assure you that the measures we take to detect and prevent or hinder cyber-attacks or other security or data breaches, to protect our systems, data and gamer information, and to prevent outages, data loss, and fraud, including a disaster recovery strategy for server, equipment, or systems failure and the use of third parties for certain cybersecurity services, will provide sufficient security or be adequate for our operations. Our vendors and other partners are also subject to the foregoing risks, and we do not have any control over them. We have experienced, and may in the future experience, system disruptions, outages, and other performance problems, including when releasing new software versions or bug fixes, due to a variety of factors, including infrastructure changes, human or software errors, and capacity constraints. Such disruptions have not had a material impact to date, however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our or third parties’ computer systems and technological infrastructure, including the data contained therein or transmitted thereby, could materially adversely affect our business, financial condition, results of operations, and prospects.

Programming errors, defects, and data corruption could also disrupt our operations, adversely affect the experience of our consumers, harm our reputation, cause our gamers to stop playing our games, divert our resources, and delay market acceptance of our games, any of which could result in legal liability to us or harm our business, financial condition, results of operations, and prospects.

If our gamer base and engagement continue to grow, and the number and types of games we offer continue to grow and evolve, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy our gamers’ needs and operate our business. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our games or other operations. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully use the underlying equipment or software, which could further degrade the gamer experience or increase our costs. As such, we could fail to continue to effectively scale and grow our technical infrastructure to accommodate increased demands. In addition, our business may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies (including the COVID-19 pandemic or other future health epidemics or contagious disease outbreaks), or other catastrophic events.

We believe that if our gamers have a negative experience with our games, or if our brand or reputation is negatively affected, gamers may be less inclined to continue or to engage with us. As such, a failure or significant interruption in our service would harm our reputation, business, and operating results.

A limited number of customers account for a significant portion of our sales. The loss of a principal customer or other significant business relationship could seriously hurt our business.

For the fiscal year ended March 31, 2024, our biggest customer accounted for approximately 17% of our total revenue, with each of the next three biggest customers accounting for more than 10% of our total revenue during the same period. During the fiscal year ended March 31, 2023, sales to our five biggest customers accounted for almost half of our total consolidated revenue, with the top three customers accounting for approximately 13%, 11%, and 10% of our total revenue, respectively. Our sales are made primarily without long-term agreements or other commitments, and our customers may terminate their relationship with us at any time. Certain of our customers may decline to carry products containing mature content. The loss of our relationships with principal customers or a decline in sales to principal customers, could materially adversely affect our business, financial condition, and operating results. In addition, if our customers are subject to pricing pressures due to deteriorating demand for our products, competition, or otherwise, such customers may pass those pricing pressures through to us, which could materially adversely affect our business, financial condition and operating results.

Furthermore, our customers may also be placed into bankruptcy, become insolvent, or be liquidated due to economic downturns, global credit contractions, or other factors. Bankruptcies or consolidations of certain large retail customers could seriously hurt our business, including as a result of uncollectible accounts receivable from such customers and the concentration of purchasing power among large retailers. In addition, our results of operations may be adversely affected if certain of our customers who purchase on credit terms are no longer eligible to purchase on such terms due to their financial distress or lack of credit insurance, which may reduce the quantity of products they demand from us.

Increased competition for limited shelf space and promotional support from retailers could affect the success of our business and require us to incur greater expenses to market our titles.

While digital sales are increasingly important to our business, for physical sales, retailers have limited shelf space and promotional resources. Competition is intense among newly introduced interactive entertainment software titles for adequate levels of shelf space and promotional support, with most and highest quality shelf space devoted to those products expected to be best sellers. We cannot be certain that our new game products will consistently achieve top seller status. Competition for retail shelf space is expected to continue to increase, which may require us to increase our marketing expenditures to maintain desirable sales levels of our titles. Competitors with more extensive lines and more popular titles may have greater bargaining power with retailers. Accordingly, we may not be able, or we may have to pay more than our competitors, to achieve similar levels of promotional support and shelf space. Similarly, as digital sales increase in importance to our business, there is increasing competition for premium placements of products on websites. Such placement is subject to many similar risks as physical shelf space discussed above.

Our publishing business is partly dependent on our ability to enter into successful software development arrangements with third parties.

The success of our publishing business depends on our ability to continually identify and develop new game titles in a timely fashion. We rely on third-party software developers for the development of most of the game titles we publish. Quality third-party developers are continually in high demand, and those who have co-developed titles for us in the past may not be available to develop software for us in the future. Due to the limited availability of third-party software developers and the limited control that we exercise over them, these developers may not be able to complete game titles for us on a timely basis or within acceptable quality standards, if at all. We have entered into agreements with third parties to acquire the rights to publish and distribute games. These publishing agreements typically require us to make development payments, pay royalties, and satisfy other conditions. Our development payments may not be sufficient to permit developers to develop new software successfully, which could result in material delays and significant increases in our costs to bring particular products to market. Software development costs, promotion and marketing expenses and royalties payable to software developers and third-party licensors have continued to increase and reduce our profit margin. Future sales of our titles may not be sufficient to recover development payments and advances to software developers and licensors, and we may not have adequate financial and other resources to satisfy our contractual commitments to such developers. If we fail to satisfy our obligations under agreements with third-party developers and licensors, the publishing agreements may be terminated or modified in ways that are burdensome to us and have a material adverse effect on our business, financial condition, and operating results.

We have engaged, and expect to engage, third-party game development companies to co-develop, co-publish or operate certain games, and if they fail to perform as expected, our business may suffer.

We have in the past and expect in the future to, engage third-party game development companies to co-develop or co-publish certain video games with us. For instance, Atomic Heart, a game launched in February 2023, was co-published by us and Focus Entertainment, a game developer company based in Abu Dhabi. We typically have limited control over the work performed by the development company and are therefore subject to additional risks than if our own employees were developing and operating our games, such that completion of our games and their publication could be delayed due to the development company’s failure to adhere to our milestones and roadmaps, or political or other risks in the foreign country in which the development company operates. If our third-party game development companies fail to complete development milestones in accordance with our game development roadmap, or do not perform in accordance with our agreements with them, it could adversely affect the development of our games that are the subject of that agreement, including delaying their availability for launch and their performance once launched, which could materially and adversely impact our ability to meet our forecasts.

Once a co-published game is launched, we will be reliant on the development company’s ability to maintain an adequate number of knowledgeable and experienced personnel to operate and maintain the co-developed game or existing game successfully and to develop and implement future game updates, patches and bug fixes, as well as provide ongoing support services. If the development companies fail to operate and maintain the co-developed game or existing game, it could adversely affect such game’s performance and gamer satisfaction, and our business may suffer as a result. Further, if the game development companies breached our agreements with them, or unilaterally elected to discontinue providing services, we would have to find a substitute provider or replace the lost services internally, which could disrupt the operation of the games and result in dissatisfied gamers, increased expenses, lost revenues, and other adverse effects.

In addition, a co-published game may incorporate intellectual property owned by the applicable development company. In such cases, we have or will obtain licenses to use the intellectual property as integrated with and into the co-developed game, but we will not own such intellectual property. If the third-party game developer challenged our right to use its intellectual property or the manner in which we use such intellectual property, it could materially and adversely affect our ability to continue to publish the co-developed game.

If we do not successfully invest in, establish and maintain awareness of our brands and games, or if we incur excessive expenses promoting and maintaining our brands or our games, our business, financial condition, results of operations, or reputation could be harmed.

We believe that establishing and maintaining our brands is critical to maintaining and creating favorable relationships with gamers and content licensors, as well as competing for key talent. Increasing awareness of our brands and recognition of our games is particularly important in connection with our strategic focus on further publishing opportunities and entering game creation and development opportunities. In addition, we have only recently began to expand into publishing and entertainment properties management by bringing forth different monetization solutions for the game intellectual property (the “game IP”). Enhancing our brand awareness in those new business areas requires significant investment and extensive management time to execute successfully. Although we make significant sales and marketing expenditures in connection with the launch of our games, these efforts may not succeed in increasing awareness of our brands or the new games. If we fail to increase and maintain brand awareness and consumer recognition of our games, our potential revenue could be limited, our costs could increase, and our business, financial condition, results of operations, or reputation could suffer.

The video game industry is very competitive. If consumers prefer our competitors’ games over the ones we distribute or develop, our operating results could suffer.

Competition in the video game industry is intense. A relatively small number of “hit” game titles can account for a large portion of total sales revenue in our industry. “Hit” game titles offered by our competitors may take a larger share of consumer spending than we anticipate, which could cause our sales revenue to drop. As our business is also dependent upon our ability to develop “hit” game titles, which require increasing budgets for development and marketing, the availability of significant financial resources has become a major competitive factor in developing and marketing games. Some of our competitors have greater financial, technical, personnel, and other resources than we do and are able to finance larger budgets for development and marketing and make higher offers to licensors and developers for commercially desirable properties. For instance, large game publishers, such as NetEase and Tencent, and global interactive entertainment companies such as Electronic Arts Inc. and Activision Blizzard, Inc. all have games that compete with the games we distribute or develop. Some of these current and potential competitors have significant resources, can incorporate their own strong brands and assets into their games, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact our industry.

In addition, both the online and mobile games marketplaces are characterized by frequent product introductions, relatively low barriers to entry, and new and evolving business methods, technologies and platforms for development. Widespread consumer adoption of these new platforms for games and other technological advances in and/or new business or payment models in online or mobile game offerings could negatively affect our sales of console and PC games.

We also compete with a vast number of small companies and individuals who are able to create and launch video games and other content for devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to compete for gamers without substantially increasing our marketing expenses. Our game titles also compete with other forms of entertainment, such as social media and casual games, in addition to motion pictures, television and audio and video products featuring similar themes, online computer programs and other entertainment, which may be less expensive or provide other advantages to consumers. Increasing competition could result in loss of gamers, increasing gamer acquisition and retention costs, and loss of talent, all of which could harm our business, financial condition or results of operations.

We intend to grow our business through strategic acquisitions, investments, and joint ventures that involve numerous risks and uncertainties.

We intend to grow our business through strategic transactions, including acquisitions, investments, and joint ventures, that involve numerous risks and uncertainties. We have previously closed several such transactions, including the acquisition of Martiangear and Starry Jewelry, and are currently in, and in the future expect to continue to be in, various stages of seeking, evaluating, and pursuing additional strategic transactions in Asia. These transactions often require unique approaches to integration due to, among other reasons, the structure of the transactions, the locations, and cultural differences among the other company’s teams and ours, and have required and will continue to require significant attention from our management team. If we are unable to obtain the anticipated benefits from these transactions, or if we encounter difficulties in integrating any acquired operations with our business, our financial condition and results of operations could be materially harmed.

Challenges and risks from such acquisitions, investments, and joint ventures include:

●	our ability to identify, compete effectively for, or complete suitable acquisitions and investments at prices we consider attractive;

●	our ability to estimate accurately the financial effect of acquisitions and investments on our business, our ability to estimate accurately any synergies or the impact on our results of operations of such acquisitions and investments;

●	acquired products, technologies or capabilities, particularly with respect to any that are still in development when acquired, may not perform as expected, may have defects, or may not be integrated into our business as expected;

●	acquired entities or joint ventures may not achieve expected business growth or operate profitably, which could adversely affect our results of operations, and we may be unable to recover investments in any such acquisitions or joint ventures;

●	our assumption of legal or regulatory risks, particularly with respect to smaller businesses that have immature business processes and compliance programs, or litigation we may face with respect to the acquired company, including claims from terminated employees, gamers, former stockholders, or other third parties;

●	negative effects on business initiatives and strategies from the changes and potential disruption that may follow the acquisition;

●	diversion of our management’s attention;

●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, or future prospects;

●	the need to integrate the operations, systems, technologies, products, and personnel of each acquired company, the inefficiencies and lack of control that may result if such integration is delayed or not implemented, and unforeseen difficulties and expenditures that may arise in connection with integration;

●	the difficulty in determining the appropriate purchase price of acquired companies may lead to the overpayment of certain acquisitions and the potential impairment of intangible assets and goodwill acquired in the acquisitions;

●	the difficulty in successfully evaluating and utilizing the acquired products, technology, or personnel;

●	acquisitions, investments, and joint ventures may require us to spend a significant amount of cash, to incur debt, resulting in increased fixed payment obligations and could also result in covenants or other restrictions on us, or to issue capital stock, resulting in dilution of ownership of our stockholders;

●	the need to implement controls, procedures, and policies appropriate for a larger, U.S.-based public company as companies that prior to acquisition may not have as robust controls, procedures, and policies;

●	the difficulty in accurately forecasting and accounting for the financial impact of an acquisition transaction, including accounting charges and integrating and reporting results for acquired companies that have not historically followed U.S. GAAP;

●	the fact that we may be required to pay contingent consideration in excess of the initial fair value, and contingent consideration may become payable at a time when we do not have sufficient cash available to pay such consideration;

●	the fees and costs of legal, accounting, and other professional advisors engaged by us for such acquisitions, which may be substantial;

●	under purchase accounting, we may be required to write off deferred revenue which may impair our ability to recognize revenue that would have otherwise been recognizable which may impact our financial performance or that of the acquired company;

●	risks associated with our expansion into new international markets and doing business internationally, including those described under the caption “Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks”;

●	in the case of foreign acquisitions, the need to integrate operations across different regulatory environment, cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries;

●	the potential loss of, or harm to, our relationships with employees, gamers, content licensors, and other suppliers as a result of integration of new businesses;

●	our dependence on the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives, when conducting due diligence and evaluating the results of such due diligence;

●	liability for activities of the acquired company before the acquisition, including intellectual property and other litigation claims or disputes, cyber and information security vulnerabilities, violations of laws, rules, and regulations, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	we may not be able to effectively influence the operations of our joint ventures, or we may be exposed to certain liabilities if our joint venture partners do not fulfill their obligations.

The benefits of an acquisition, investment, or joint venture may also take considerable time to develop, and we cannot be certain that any particular transaction will produce the intended benefits, which could adversely affect our business, financial condition, or results of operations. Our ability to grow through future acquisitions, investments, and joint ventures will depend on the availability of suitable candidates at an acceptable cost, our ability to compete effectively to attract these candidates, and the availability of financing to complete larger transactions. In addition, depending upon the duration and extent of shelter-in-place, travel and other business restrictions adopted by us and imposed by various governments in response to the COVID-19 pandemic or other future health epidemics or contagious disease outbreaks, we may encounter challenges in evaluating future acquisitions, investments, and joint ventures and integrating personnel, business practices, and company cultures from acquired companies. Acquisitions, investments, and joint ventures could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt (and increased interest expense), contingent liabilities or amortization expenses related to intangible assets, or write-offs of goodwill or intangible assets, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders.

We plan to raise additional funds through sale of equity or convertible debt securities in order to fuel business growth.

To fuel the growth of our business, we plan to raise financing through sale of equity or convertible debt securities in the near future. However, there is no assurance that such financing will be available to us when needed, or if available, on terms that are favorable to us. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, we may have to delay, curtail or alter our strategic acquisition or business plans, and as a result, our business, operating results, financial condition, and prospects could be materially adversely affected.

The price per share at which we sell additional Ordinary Shares or securities convertible into our Ordinary Shares in future transactions may be higher or lower than the price per share paid to the Selling Shareholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding. In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We are or may be subject to contractual covenants which place certain limitations on how we manage our business.

Certain credit agreements we have with banks (the “Credit Agreement”) may limit our ability to take various actions, including incurring additional debt, paying dividends, repurchasing shares, and acquiring or disposing of assets or businesses. Accordingly, we may be restricted from taking actions that management believes would be desirable and in the best interests of us and our stockholders. Our Credit Agreement also requires us to satisfy specified financial covenants and comply with other affirmative and negative covenants. A breach of any of the covenants contained in our Credit Agreement could result in an event of default, which would allow our lenders to pursue various remedies, including accelerating the repayment of any outstanding indebtedness under our Credit Agreement.

Risks Related to the Company’s International Operations, Legal and Regulatory Matters

Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business and prospects.

We currently operate in the large, diverse and complex Southeast Asia. We are subject to various regulations in each of the jurisdictions in which we operate.

Focus areas of regulatory risk that we are exposed to include, among others: (i) evolution of laws and regulations applicable to game distribution and video game development, (ii) various forms of data regulation such as data localization, data portability, cybersecurity and advertising or marketing, (iii) antitrust regulations, (iv) foreign ownership restrictions, (v) artificial intelligence regulation and (vi) regulations regarding the provision of online services, including with respect to the internet, mobile devices and e-commerce.

In addition, we may not be able to obtain all the licenses, permits and approvals that may be necessary to provide our game publishing and those we plans to publish. Because the gaming industry, in which we operate and which includes AI and gaming devices technology, continues to develop, the relevant laws and regulations, are always evolving in certain jurisdictions and their interpretations may be unclear. This can make it difficult for us to assess which licenses and approvals are necessary for our business, or the processes for obtaining such licenses in certain jurisdictions. For these reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that its interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators. As we expand our businesses to gaming development area, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. For example, depending on the types of games that we offer and distribute to the customers and the way of distribution, we may need to obtain permits or licenses under the Gambling Control Act 2022 of Singapore and the Films Act 1981 of Singapore. Please refer to “Business — Regulations Applicable to the Company” for further information.

Our business is subject to regulations from various regulators within each jurisdiction it operates in, and such regulators may not always act in concert. As a result, we may be subject to requirements which separately may not be materially adverse to us but when taken together could have a material impact on us. In addition, we are subject to differing, and sometimes conflicting, laws and regulations in the markets in which it operates.

In addition, since we operate in different jurisdictions in Asia, we are subject to the risk that regulatory scrutiny or actions in one country may lead to other regulators taking similar actions. We may enter into exclusive regional partnership agreements with our suppliers or customers. Although we are not aware of any violations of competition laws in connection with our business model, we cannot assure you that we will not be subject to any inquiry, investigation, or even penalty from regulatory agencies in the future. In the event that a regulatory agency in one of the countries or jurisdictions initiates action against us, it may lead to other regulators taking similar actions.

Our actual or perceived failure to comply with applicable regulation could expose it to regulatory actions, including, but not limited to, potential fines, orders to temporarily or permanently cease all or some of our business activities. Any such actions could materially and adversely affect our business, financial condition, results of operations and prospects.

Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks.

Continuing to expand our business to attract gamers outside of Asia is an important element of our business strategy. An important part of targeting international markets is developing offerings that are localized and customized for the gamers in those markets. Our ability to expand our business and to attract gamers and talented employees in other international markets we may enter will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, economics, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures.

Expanding our international focus may subject us to risks that we have not faced before or increase risks that we currently face, including risks associated with:

●	inability to offer certain games in certain foreign countries;

●	recruiting and retaining talented and capable management and employees in foreign countries;

●	challenges caused by distance, language, and cultural differences;

●	developing and customizing games and other offerings that appeal to the tastes and preferences of gamers in international markets;

●	competition from local game makers with intellectual property rights and significant market share in those markets and with a better understanding of gamer preferences;

●	obtaining, utilizing, protecting, defending, and enforcing our intellectual property rights;

●	negotiating agreements with local distribution platforms that are sufficiently economically beneficial to us and protective of our rights;

●	the inability to extend proprietary rights in our brand, content, or technology into new jurisdictions;

●	compliance with applicable foreign laws and regulations, including laws relating to content and consumer protection;

●	compliance with anti-bribery laws, including the Foreign Corrupt Practices Act;

●	credit risk and higher levels of payment fraud;

●	currency exchange rate fluctuations;

●	protectionist laws and business practices that favor local businesses in some countries;

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the U.S. or the foreign jurisdictions in which we operate;

●	political, economic, and social instability;

●	public health crises, such as the COVID-19 pandemic and other future health epidemics or contagious disease outbreaks, which can result in varying impacts to our employees, gamers, vendors, and commercial partners internationally;

●	higher costs associated with doing business internationally;

●	export or import regulations; and

●	trade and tariff restrictions.

If we are unable to manage the complexity of our global operations successfully, our business, financial condition, and operating results could be adversely affected. Additionally, our ability to successfully gain market acceptance in any particular market is uncertain, and the distraction of our senior management team could harm our business, financial condition, or results of operations. Please refer to “Business — Regulations Applicable to the Company” for further information.

Any failure by us or our vendors to comply with applicable anti-money laundering or other related laws and regulations could damage its business, reputation, financial condition, and results of operation, or subject it to other risks.

Our payment systems may, in certain jurisdictions, be governed by laws and regulations related to payment and financial services activities, including, among other things, laws and regulations relating to banking, cross-border and domestic money transmission, anti-money laundering, counter-terrorist financing, electronic funds transfers, systemic integrity risk assessments, cybersecurity of payment processes, import and export restrictions and consumer protection. Our payment system may be susceptible to illegal and improper uses, including money laundering, terrorist financing, fraudulent sales of goods or services, and payments to sanctioned parties. These laws and regulations to which we are now, or in the future may be, subject are highly complex, may be vague, and could change and may be interpreted to make it difficult or impossible for us to comply with them. In addition, we may in the future offer new payment options that may be subject to additional regulations and risks. If we fail to comply with applicable laws and regulations, it may be subject to civil or criminal penalties, fines, and higher transaction fees, and we may lose its ability to accept or process online payment, payment card or other related transactions, which could make services on our games less convenient and attractive. In the event of any failure to comply with applicable laws and regulations, our business, financial condition, results of operations and prospects could be adversely affected.

As its payments and financial services related businesses expand, we will need to continue to invest in compliance with applicable laws and regulations, and to conduct appropriate risk assessments and implement appropriate controls. Government authorities may scrutinize or seek to bring actions against us if its systems are used for improper or illegal purposes or if its risk management or controls are not adequately assessed, updated, or implemented, and the foregoing could result in financial or reputational harm to our business.

In addition, laws and regulations related to payments and financial services are evolving, and changes in such laws and regulations could affect our ability to provide services on its platform in the manner that it has done, expects to do, or at all. In addition, as we evolve our business or make changes to our operations, it may be subject to additional laws and regulations. Historical or future non-compliance with these laws and regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions. Costs associated with fines and enforcement actions, as well as reputational harm, changes in compliance requirements, or limits on our ability to expand our product offerings, could harm our business.

We are subject to risks associated with operating and investing in Asia.

We derive a significant portion of its revenue from its operations in Asia, and we intend to continue to develop and expand its business and penetration in the region and outside of Asia. Our operations and investments in Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate. For example, steep increase in tariffs placed on our console games and gaming consoles could materially adversely affect our results of operations if we cannot successfully pass onto the consumers the increased costs as a result of these tariffs, or if the resulting increased price would result in a decreased demand for the game titles we distribute or publish. Some of the other risks include the following:

●	inconsistent and evolving regulations, licensing and legal requirements may increase our operational risks and cost of operations among the countries in Asia in which we operates;

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

●	the effects of inflation within Asia generally and/or within any specific country in which we operate may increase our cost of operations;

●	governments or regulators may impose new or more burdensome regulations, taxes or tariffs;

●	political changes may lead to changes in the business, legal and regulatory environments in which we operate;

●	economic downturns, political instability, civil disturbances, war, military conflict, religious or ethnic strife, terrorism and general security concerns may negatively affect our operations;

●	enactment or any increase in the enforcement of regulations, including, but not limited to, those related to personal data protection and localization and cybersecurity, may incur compliance costs;

●	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for its gaming products; and

●	natural disasters like volcanic eruptions, floods, typhoons and earthquakes may impact our operations severely.

Additionally, the laws in the countries in which we operate may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the legal regimes in the countries in which we operate.

Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in Asia as well as globally.

We may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. We derive a significant portion of its revenue from our operations in Asia and are exposed to political and economic uncertainties, including, but not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, our revenue and net income could be impacted to a significant extent by economic conditions in Asia and globally.

Substantially all of our assets and operations are located in Asia. Approximately 59.6% and 55.0% of our total revenue for the fiscal year ended March 31, 2024 and 2023, respectively, was derived from our operations in Singapore. Our business, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Singapore. The economies in certain Southeast Asian countries differ from most developed markets in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, government policy on public order and allocation of resources. In some of the Southeast Asia markets, governments continue to play a significant role in regulating industry development by imposing industrial policies. Moreover, some local governments also exercise significant control over the economic growth and public order in their respective jurisdictions through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies.

While the Southeast Asia economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Southeast Asia or in other markets in neighboring regions (such as China and Japan), or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of Southeast Asia. Such developments could adversely affect our business and operating results, lead to reduction in demand for our game publishing and adversely affect our competitive position. Many of the governments in Southeast Asia have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over foreign capital investments or changes in tax regulations. Some Southeast Asia markets have historically experienced low growth in their GDP, significant inflation and/or shortages of foreign exchange. We are exposed to the risk of rental and other cost increases due to potential inflation in the markets in which we operate. In the past, some of the governments in Southeast Asia have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in Southeast Asia, which may adversely affect our business, financial condition, results of operations and prospects.

In addition, some Southeast Asia markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase its exposure to legal and business risks, disrupt its office operations or affect its ability to expand our user base.

Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect GCL Companies.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies. Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in many of the localities that we operate in. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and its ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in Southeast Asia and elsewhere that could restrict our business segments. Scrutiny and regulation of the business segments in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding our business segments may slow the growth of our business segments and adversely affect its business, financial condition, results of operations and prospects.

We could face uncertain tax liabilities in various jurisdictions where we operate, and suffer adverse financial consequences as a result.

Our management believes we are in compliance with all applicable tax laws in the various jurisdictions where we are subject to tax, but its tax liabilities could be uncertain, and we could suffer adverse tax and other financial consequences if tax authorities do not agree with our interpretation of the applicable tax laws.

Although PubCo is incorporated in the Cayman Islands, the GCL Group collectively operates in multiple tax jurisdictions and pays income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond our control, determine its effective tax rate and/or the amount we are required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. We accrue income tax liabilities and tax contingencies based upon its best estimate of the taxes ultimately expected to be paid after considering its knowledge of all relevant facts and circumstances, existing tax laws, its experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available.

Our management believes that we are filing tax returns and paying taxes in each jurisdiction where we are required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where we do not file returns may assert that we are required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that the subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect our business, financial condition and results of operations.

In addition, we may, from time to time, be subject to inquiries or audits from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. we cannot be certain that the tax authorities will agree with its interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in its favor. To the extent the relevant tax authorities do not agree with its interpretation, we may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect its results of operations or financial condition. we may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but we cannot be sure we will prevail. If our appeal does not prevail, it may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect its results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on us, that may adversely affect its business, financial condition and results of operations and may also impact its reputation, including but not limited to tax and other regulatory authorities in Southeast Asia.

Companies and governmental agencies may restrict access to platforms, our website or the Internet generally, which could lead to the loss or slower growth of our gamer base.

Our gamers generally need to access the Internet. Access to the Internet in a timely fashion is necessary to provide a satisfactory gamer experience to the gamers of our games. Companies and governmental agencies could block access to any platform, our website, or the Internet generally, or could limit the speed of data transmissions, for a number of reasons such as security or confidentiality concerns or regulatory reasons. In addition, telecommunications companies may implement certain measures, such as increased cost or restrictions based on the type or amount of data transmitted, that would impact gamers’ ability to access our games. If companies or governmental entities block or limit such access or otherwise adopt policies restricting gamers from playing our games, our business could be negatively impacted and could lead to the loss or slower growth of our gamer base.

Risks Related to the Company Operating in China

The uncertainties and quick change of the legal system in China with little advance notice could limit the legal protections available or impose additional requirements and obligations on our business operation in Hong Kong, which may materially and adversely affect our business, financial condition, and results of operations.

Although we are based in Singapore and our major markets are in southeast Asia, we have recently formed a wholly-owned subsidiary in Hainan province in China to support our collaboration efforts with game developers and a game platform in China, and a wholly-owned subsidiary in the U.K. to support our game publishing and game development business in Europe. We are subject to certain risks related to operating business in China. Epicsoft Hong Kong and 2Game, two of the Group Subsidiaries, are located in Hong Kong. The PRC government currently does not directly govern the manner in which Epicsoft Hong Kong and 2Game conduct their business activities outside of mainland China. However, despite the current Hong Kong legal environment of “One Country, Two Systems,” the PRC government may still exert substantial influence, discretion, oversight, and control over the manner in which Hong Kong-based companies must conduct their business activities. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. The legal system in China evolves rapidly and new laws, regulations and rules may be adopted from time to time with or without advance notice. These laws, regulations, and legal requirements are constantly changing and their interpretation and enforcement involve inconsistency and uncertainties. In addition, the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. These uncertainties could limit the legal protections available to us. Further, the PRC government has significant oversight and discretion over the conduct of our business in Hong Kong and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals.

We cannot predict the effect of future developments in the PRC legal system, particularly with regard to internet-related industries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Such unpredictability towards its contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue its operations. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of the PubCo’s securities.

The gaming industry in China is subject to a variety of PRC laws and regulations, many of which are unsettled and still developing, and which could subject us or our resellers to claims or otherwise harm our business, financial condition, results of operations and growth prospects.

The gaming industry is subject to a variety of laws in China, including but not limited to those regarding gaming, consumer protection, electronic marketing, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws are or may be applicable to the gaming industry are often uncertain and may be conflicting. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with the gaming industry’s current practices and could have an adverse effect on us or our resellers’ business, financial condition, results of operations and growth prospects.

These developments and other developments or regulations, whether existing or to be implemented, may have an adverse effect on our resellers’ business, financial condition, results of operations and growth prospects. Furthermore, as uncertainties remain regarding the development, interpretation and implementation of notices, laws and regulations, our resellers may become subject to additional compliance costs and liabilities under such laws and regulations and our resellers may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Our resellers may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

Any lack of requisite approvals, licenses, or permits applicable to our resellers’ business may have a material and adverse impact on our resellers’ business, financial condition, and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which our resellers operate, our resellers are required to maintain various approvals, licenses, and permits to operate their business, including but not limited to business license, license related to content offerings, radio and TV programs production and operation license, and value-added telecommunications license. These approvals, licenses, and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

If our resellers fail to obtain the necessary licenses, permits and approvals, they may be subject to fines, confiscation of revenues generated from incompliance operations, or the suspension of relevant operations. The games that we distribute may also experience adverse publicity arising from such non-compliance with government regulations that negatively impacts its brand. Our resellers may experience difficulties or failures in obtaining the necessary approvals, licenses, and permits for new spaces or new service offerings. If our resellers fail to obtain the material licenses, our game offerings and business activities could be severely delayed in the PRC market. In addition, there can be no assurance that our resellers will be able to obtain, renew, and/or convert all of the approvals, licenses, and permits required for its existing business operations upon their expiration in a timely manner or at all, which could adversely affect our resellers’ business operations.

Risks Related to PubCo Operating as a Public Company

GCL Group’s management team has limited experience managing a public company.

The members of GCL Group’s management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations it will now be subject to relating to reporting, procedures and internal controls, and the PubCo management team may not successfully or efficiently manage its transition to being a public company. These new obligations and scrutiny will require significant attention from management and could divert their attention away from the day-to-day management of GCL Group’s business, which could adversely affect its business, financial condition and operating results.

If PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo’s Ordinary Shares may be materially and adversely affected.

PubCo is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that PubCo include a report from management on the effectiveness of PubCo’s internal control over financial reporting in PubCo’s annual report on Form 20-F beginning with PubCo’s annual report in PubCo’s second annual report on Form 20-F after becoming a public company. In addition, once PubCo ceases to be an “emerging growth company” as such term is defined in the JOBS Act, PubCo’s independent registered public accounting firm must attest to and report on the effectiveness of PubCo’s internal control over financial reporting. Moreover, even if PubCo’s management concludes that PubCo’s internal control over financial reporting is effective, PubCo’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with PubCo’s internal controls or the level at which PubCo’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from PubCo. In addition, PubCo’s reporting obligations will place a significant strain on PubCo’s management, operational and financial resources and systems for the foreseeable future. PubCo may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing PubCo’s internal control procedures, in the event that PubCo identifies weaknesses and deficiencies in PubCo’s internal control over financial reporting, and fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, PubCo may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if PubCo fails to achieve and maintain an effective internal control environment, it could result in material misstatements in PubCo’s financial statements and could also impair PubCo’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, PubCo’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets and subject PubCo to potential delisting from the stock exchange on which PubCo lists, regulatory investigations and civil or criminal sanctions. PubCo may also be required to restate its financial statements from prior periods. PubCo will incur increased costs as a result of being a public company.

PubCo is a public company and expects to incur significant legal, accounting, and other expenses. For example, as a result of becoming a public company, PubCo will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and PubCo may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, PubCo will incur additional costs associated with its public company reporting requirements. It may also be more difficult for PubCo to find qualified persons to serve on its board of directors or as executive officers.

After PubCo is no longer an “emerging growth company,” PubCo may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight of the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot continue to satisfy the listing requirements and other rules of Nasdaq, PubCo’s securities may be delisted, which could negatively affect the price of its securities and your ability to sell them.

PubCo’s securities are listed on Nasdaq in connection with the Business Combination. PubCo cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, in order to maintain its listing on Nasdaq, PubCo is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by PubCo’s Amended and Restated Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against these individuals in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under PubCo’s Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a United States federal court may be limited to direct shareholder lawsuits.

As a “controlled company” under the Nasdaq rules, PubCo may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Jacky Choo See Wee, our Group Chairman, holds a majority of the voting power of PubCo. Accordingly, PubCo is a “controlled company” within the meaning of Nasdaq Listing Rule 5615. PubCo therefore, is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. PubCo’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price.

As a controlled company, PubCo is qualified for, and our board of directors, the composition of which may be controlled by Mr. Choo, may rely upon, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers, including that of the CEO, be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, Public Shareholders would not be afforded the same protections afforded to the shareholders of other Nasdaq-listed companies that are subject to these corporate governance requirements.

PubCo is deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

PubCo is deemed to be an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, and it intends to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including not being required to comply with the auditor attestation requirements in the assessment of PubCo’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act.

PubCo may take advantage of these reporting exemptions until it is no longer an emerging growth company. PubCo will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which PubCo has total annual gross revenue of at least $1.235 billion, or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares that is held by non-affiliates exceeds $700 million as of the end of its last fiscal year, and (2) the date on which PubCo has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PubCo cannot predict if investors will find its ordinary shares less attractive because it will rely on the accommodations and exemptions available to emerging growth companies. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market for PubCo Ordinary Shares and PubCo’s share price may be more volatile.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Prior to the consummation of the Business Combination, the Company is neither a publicly listed company, nor an affiliate of a publicly listed company, and has not dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of the Company as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If PubCo is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of PubCo ordinary shares.

Prior to the Business Combination, neither the Company nor its auditors were required to perform an evaluation of internal control over financial reporting as of March 31, 2024 and 2023 in accordance with the provisions of the Sarbanes-Oxley Act as it was a private company. In connection with the preparation of the Company’s consolidated financial statements for fiscal years 2024 and 2023, the Company identified material weaknesses in its internal control over financial reporting, as defined in the standards established by the PCAOB. The material weakness identified related to (i) lack of accounting staff and resources with appropriate knowledge of accounting principles generally accepted in the U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex technical accounting issue in accordance with GAAP and the SEC requirements, and (ii) lack of information technology general controls in the areas of IT policies and procedures, user provisioning and termination, privileged access and service organization monitoring who are responsible for change management over certain core business system and accounting system. To remediate the material weaknesses, the Company has begun, and will continue, to (A) hire additional finance and accounting staff with qualifications and work experience in GAAP and SEC reporting requirements to formalize the key internal control over financial reporting; (B) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with GAAP and SEC reporting requirements; and (C) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control.

Following the Business Combination, PubCo’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until PubCo’s first Form 20-F following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by PubCo’s management, and those control deficiencies could also represent one or more material weaknesses. In addition, PubCo cannot predict the outcome of this determination and whether PubCo will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years PubCo is unable to assert that PubCo’s internal control over financial reporting is effective, or if PubCo’s auditors express an opinion that PubCo’s internal control over financial reporting is ineffective, PubCo may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause PubCo’s investors to have less confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of PubCo’s securities.

Risks Related to Our Securities

We cannot be sure that an active trading market will develop for the Ordinary Shares.

We are a newly formed entity and prior to the Business Combination, we had not issued any securities in the U.S. markets nor had there been extensive information about us, our businesses, or our operations publicly available. The listing of the Ordinary Shares on Nasdaq does not ensure that a market for the Ordinary Shares will develop or the price at which the Ordinary Shares will trade. No assurance can be provided as to the demand for or trading price of the Ordinary Shares.

Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Ordinary Shares. If an active trading market for the Ordinary Shares does not develop, investors may not be able to re-sell their Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. We cannot predict the extent to which investor interest in our company will lead to the development of an active, liquid trading market. The trading price of and demand for the Ordinary Shares and the development and continued existence of a market and favorable price for the Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, our businesses, operations, results and prospects, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the price and liquidity of the Ordinary Shares. Many of these factors and conditions are beyond the control of us and shareholders.

Our share price may be volatile and could decline substantially.

The market price of our Ordinary Shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of the company or other companies in the gaming industry;

●	changes in economic and financial market conditions;

●	changes in the market valuations of other companies in the gaming industry;

●	announcements by us or our competitors of new services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of the Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in financial estimates by research analysts;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of equity securities of businesses in our and certain other industries may become extremely volatile and sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of the Ordinary Shares.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

Sales of substantial amounts of the Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

Except for 80,581,793 Ordinary Shares held by Epicsoft Ventures and 2,875,000 Ordinary Shares held by the Sponsor that are subject to lock-up restrictions, the Ordinary Shares issued in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act. This prospectus relates to, among other things, the issuance from time to time by us of up to 16,500,000 Ordinary Shares, which consist of (i) 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued in the initial public offering of RFAC and (ii) 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

This prospectus also relates to the resale from time to time by the Selling Shareholders of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination (as defined below) at an implied purchase price of $10.00 per share; (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

As of the date of this prospectus, our issued share capital consisted of 126,276,372 Ordinary Shares and 16,500,000 Warrants.

In connection with the Business Combination, holders of 1,522,973 shares of RFAC Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $11.54 per share, for an aggregate redemption amount of $17.6 million, representing approximately 96.7% of the total shares of RFAC Common Stock then held by public stockholders.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 66.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 69.6% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Ordinary Shares of $1.98 as of March 28, 2025, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $1.971 per share, or an aggregate of up to approximately $6.1 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. Holders of Warrants may experience potential profit if the price of the Company’s Ordinary Shares exceeds $12.50 per share. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices.

Exercise of Warrants could increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

As of the date of this prospectus, there are 16,500,000 Warrants outstanding. Each Warrant entitles its holder to purchase one Ordinary Share at an exercise price of $11.50 per share (subject to adjustment as described herein). To the extent Warrants, additional Ordinary Shares will be issued, which will result in dilution to our then existing shareholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Ordinary Shares.

Our Warrants may never be in the money, and they may expire worthless.

The exercise price for our Warrants is $11.50 per share (subject to adjustment as described herein), which exceed the market price of our Ordinary Shares, which was $1.98 per share based on the closing price of our Ordinary Shares on Nasdaq as of March 28, 2025. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their securities.

We may issue additional Ordinary Shares or other equity or convertible debt securities without approval of the holders of the Ordinary Shares, which would dilute existing ownership interests and may depress the market price of our Ordinary Shares.

We may issue additional Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the Ordinary Shares in certain circumstances. Our issuance of additional Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) our existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding Ordinary Shares may be diminished; and (4) the market price of the Ordinary Shares may decline.

Volatility in our share price could subject us to securities class action litigation.

The market price of our Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of securities class action litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect our business, financial condition and results of operations.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, we have incurred and expect to continue to incur relevant legal, accounting and other expenses, and these expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase our legal and financial compliance costs and render our certain business activities more time-consuming and costly.

Members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing our growth strategy, which could prevent the improvement of our business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in the prospectus we filed in connection with the Business Combination, this prospectus and filings required of a public company, our business and financial condition has and will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of our securities.

The trading market for our securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for the Ordinary Shares.

A possible “short squeeze” due to a sudden increase in demand of the Ordinary Shares that largely exceeds supply may lead to price volatility in the Ordinary Shares. Investors may purchase the Ordinary Shares to hedge existing exposure or to speculate on the price of the Ordinary Shares. Speculation on the price of the Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of the Ordinary Shares available for purchase, investors with short exposure may have to pay a premium to repurchase the Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Ordinary Shares that are not directly correlated to the operating performance.

It is not expected that we will pay dividends in the foreseeable future.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future.

Our board of directors has complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that our shares will appreciate in value or that the trading price of the shares will not decline.

If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about us, the price and trading volume of our securities could decline significantly.

The trading market for our Ordinary Shares and Warrants will depend in part on the research and reports that securities or industry analysts publish about us. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage us, the trading price for the Ordinary Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage or fail to publish reports on us, demand for the Ordinary Shares could decrease, which might cause our share price and trading volume to decline.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States.

As a foreign private issuer, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (1) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (2) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (3) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (4) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we expect to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (1) the majority of our directors or executive officers are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The IRS may not agree with the position that we should be treated as a foreign corporation for U.S. federal income tax purposes following the Business Combination, which could have a material adverse effect on our financial position and results from operations and on non-U.S. holders’ securities.

Although we are incorporated under the laws of the Cayman Islands, the IRS may assert that we should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Because we are incorporated under the laws of the Cayman Islands, we would generally be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) for U.S. federal income tax purposes. Section 7874 provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, we would be subject to U.S. federal income tax on our taxable income like any other U.S. corporation and certain distributions made by us to non-U.S. holders’ securities would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. Taxation as a U.S. corporation could also have a material adverse effect on our financial position and results from operations.

As more fully described under “— U.S. Federal Income Tax Treatment of PubCo,” our view is that section 7874 applies in a manner such that we should not be treated as a U.S. corporation for U.S. federal income tax purposes, based on our position that immediately after completion of the Business Combination, former shareholders of RFAC owned, by reason of owning (or being treated as owning) stock of RFAC, less than 80% of the voting power and value of our securities (the “Ownership Test”). Further, holders are cautioned that the application of section 7874 to us is extremely complex. Applicable Treasury Regulations under section 7874 are subject to significant uncertainty, and there is limited guidance regarding their application. Moreover, the application of section 7874 to the facts and circumstances of the Business Combination are uncertain. The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. The IRS may not agree with our position that we should be treated as a non-U.S. corporation for U.S. federal income tax purposes, and there can be no assurance that, if challenged, such treatment will be sustained by a court. The remainder of this prospectus assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Changes to, or changes in interpretations of, tax laws could have a material adverse effect on our business, financial condition and results of operations.

We are subject to income taxes and non-income taxes in the United States and other countries in which we transact or conduct business, and such laws and rates vary by jurisdiction. Tax laws and regulations, including at non-U.S. and U.S. federal and local jurisdictions, frequently change, especially in relation to the interpretation of existing tax laws for new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future tax laws.

Any changes in the taxation of our business activities may increase our worldwide effective tax rate and harm our business, financial condition and results of operations. Our tax expense could also be impacted by the applicability of withholding taxes and the impact of changes in the evaluation of tax positions we have taken in prior tax periods. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could harm our liquidity and results of operations.

All statements contained herein concerning U.S. federal income or other tax consequences are based on existing law and interpretations thereof. The tax regimes to which we are subject or under which we operate, including income and non-income taxes, are unsettled and may be subject to significant change. While some of these changes could be beneficial, others could negatively affect our after-tax returns. Accordingly, no assurance can be given that the currently anticipated tax treatment will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect. In addition, no assurance can be given that any tax authority or court will agree with any particular interpretation of the relevant laws.

We may be unable to maintain the listing of our securities in the future.

If we fail to meet the continued listing requirements and Nasdaq delists the Ordinary Shares, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Ordinary Shares;

●	a limited amount of news and analyst coverage for us; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of $189.75 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities - Warrants” for more details.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $11.50 per share. The likelihood that warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants will be unlikely to exercise their respective securities. As the closing price of our Ordinary Shares was $1.98 as of March 28, 2025, we believe that holders of the Warrants are currently unlikely to exercise their respective securities. There is no guarantee that the Warrants will be in the money prior to their expiration, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of these securities. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the respective securities will decrease. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024 on:

●	a historical basis as of September 30, 2024;

●	a pro forma basis for the Company, giving effect to the Business Combination and related transactions. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details; and

●	an adjusted basis, after giving effect to (i) the Business Combination and related transactions, and (ii) the assumed cash exercise in full of Warrants, resulting in the issuance of 16,500,000 Ordinary Shares for $189,750,000. In the event that any of the Warrants are not exercised or exercised on a cashless basis, the Company will not receive cash proceeds.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

	Historical		As Adjusted Actual
As of September 30, 2024	RFAC*	GCL Global	Redemption
Cash and cash equivalents	$118,349	$7,727,167	$24,582,427
Investment held in Trust Account	30,643,229	-	-
Total cash and cash equivalents, and investment held in Trust Account	$30,761,578	$7,727,167	$24,582,427

Banking facilities	$-	$14,270,394	$14,270,394
Banking facilities, non current	-	67,908	67,908
Advance proceeds from convertible notes	-	4,012,500	-
Deferred offering cost	399,220	-	-
Due to sponsor	1,474,099	-	-
Promissory note - related party	1,526,339	-	-
Other payables and accrued liabilities	1,616,655	3,953,032	3,953,032
Excise tax payable	906,736	-	-
Total indebtedness	5,923,049	22,303,834	18,291,334
Ordinary shares, subject to possible redemption	30,451,118	700,000	-
Total shareholders’ (deficit) equity	(5,662,200)	15,110,225	35,075,357
Total capitalization	$30,711,967	$38,114,059	$53,366,691

*	Derived from the unaudited condensed balance sheet of RF Acquisition Corp (“RFAC”) as of June 30, 2024. See RFAC’s unaudited condensed financial statements and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

GCL Global Holdings Ltd, (the “PubCo” or the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination between RF Acquisition Corp. (“RFAC”) and GCL Global Limited (“GCL Global”), which was consummated on February 13, 2025.

The unaudited pro forma condensed combined financial statements are based on the RFAC historical financial statements and GCL Global historical financial statements as adjusted to give pro forma effect to the events that are related and/or directly attributable to the business combination (the “Transactions”), are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of the post-combination company. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transactions as if they had been consummated on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 and for the year ended March 31, 2024, gives effect to the Transactions as if they had occurred on April 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide re Transactions.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

There is no historical activity with respect to PubCo, Merger Sub 1 and Merger Sub 2, and accordingly, no adjustments were required with respect to these entities in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

●	RFAC’s unaudited condensed balance sheet as of June 30, 2024 and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024.; and

●	GCL Global’s unaudited condensed consolidated balance sheet as of September 30, 2024 and the related notes included elsewhere in this prospectus;

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following.

●	RFAC’s unaudited condensed statements of operation for the six months ended June 30, 2024 and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024, and

●	GCL Global’ s unaudited condensed consolidated statements of operation and comprehensive loss for the six ended September 30, 2024 and the related notes appearing elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024 has been prepared using, and should be read in conjunction with, the following.

●	RFAC’s statements of operation for the year ended December 31, 2023 and the related notes included elsewhere in the Company’s Annual Report on Form 10-K filed on April 25, 2024.; and

●	GCL Global’ s consolidated statements of operation and comprehensive loss for the year ended March 31, 2024 and the related notes included elsewhere in the Company’s proxy statement on Form DEFM14A filed on December 31, 2024.

Description of the Business Combination

On February 13, 2025 (the “Closing Date”), the Company consummated the transactions contemplated by that certain agreement and plan of merger dated October 18, 2023 (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), entered by and among (i) the Company, (ii) RFAC, (iii) Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), (iv) GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”), and, (v) for the limited purposes set forth therein, RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement. On the Closing Date, pursuant to the Merger Agreement: (a) Merger Sub 1 merged with and into GCL Global, with GCL Global continuing as the surviving entity in the merger (the “Initial Merger”), as a result of which: (i) GCL Global became a wholly-owned subsidiary of the Company and (ii) each issued and outstanding security of GCL Global immediately prior to the consummation of the Merger was no longer outstanding and automatically cancelled, in exchange for the right of the holder thereof to receive such number of newly issued shares of the Company specified below; and (b) Merger Sub 2 merged with and into RFAC, with RFAC surviving such merger as a wholly owned subsidiary of the Company (the “SPAC Merger” and together with the Initial Merger, the “Mergers”, and together the other transactions and ancillary agreements contemplated by the Merger Agreement and the Ancillary Agreements (as defined below), the “Business Combination” or “Transactions”). As a result of the Transactions, RFAC and GCL Global each became a wholly-owned subsidiary of the Company. In accordance with the terms and subject to the conditions of the Merger Agreement:

Pursuant to the Merger Agreement, at the effective time of the Initial Merger (the “Initial Merger Effective Time”):

●	Each ordinary share of GCL Global issued and outstanding immediately prior to the Initial Merger Effective Time (other than any treasury shares or Dissenting Shares), was automatically cancelled and ceased to exist in exchange for the right to receive, such number of newly issued ordinary shares of PubCo, par value $0.0001 per share (the “PubCo Ordinary Shares”) equal to the Company exchange Ratio, rounded up to the nearest whole share to each holder set forth therein (the “Merger Consideration Shares”), and as of the Initial Merger Effective Time, each Company Shareholder (as defined in the Merger Agreement) ceased to have any other rights in and to the Company (other than any applicable appraisal and dissenter’s rights);

Further, at the effective time of the SPAC Merger (the “SPAC Merger Effective Time”):

●	Each share of RFAC common stock, including RFAC Class A Common Stock and RFAC Class B Common Stock, issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each share of RFAC common stock, the Company issued to each RFAC shareholder (other than RFAC shareholders who exercised their redemption rights in connection with the Business Combination) one validly issued Company ordinary share;

●	Each RFAC warrant issued and outstanding immediately prior to effective time of the Business Combination converted into a Company warrant to purchase one ordinary share of the Company (each, a “Warrant”) (or equivalent portion thereof). The Warrants have substantially the same terms and conditions as set forth in the RFAC warrants, except that the Warrant is exercisable for shares of the Company ordinary shares rather than RFAC common stock; and;

●	Every 10 RFAC Rights issued and outstanding immediately prior to the effective time of the Business Combination converted into one ordinary share of the Company (rounded down to the nearest whole share).

Accounting for the Business Combination

The Business Combination accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, RFAC was treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, GCL Global’ s shareholders are expected to have a majority of the voting power of the combined company, GCL Global comprised all of the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination should be treated as the equivalent of GCL Global issuing shares for the net assets of RFAC, accompanied by a recapitalization. The net assets of RFAC were stated at historical costs. No goodwill or other intangible assets were recorded. Operations prior to the Business Combination were those of GCL Global.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared using actual redemption of RFAC’s common stock.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with RFAC’s historical financial statements, GCL Global’ s historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of the Combined Company’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

	(1) RFAC				(2) GCL Global				Actual Redemptions
	(1) (Historical)	Transaction Accounting Adjustments	Note	(Pro Forma)	(Historical)	Transaction Accounting Adjustments	Note	(Pro Forma)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$118,349	$299,113	(B)	$587,922	$7,727,167	$(236,155)	(I)	$36,503,512	$499,931	(K)	$24,582,427
	-	170,460	(H)	-	-	29,012,500	(J)	-	(1,825,452)	(O)	-
	-	-		-	-	-		-	(1,612,191)	(R)	-
	-	-		-	-	-		-	(1,213,942)	(Q)	-
	-	-		-	-	-		-	(8,357,353)	(P)	-
Restricted Cash	-	-		-	2,577,553	-		2,577,553	-		2,577,553
Accounts receivable, net	-	-		-	13,248,026	-		13,248,026	-		13,248,026
Amount due from related parties	-	-		-	60,592	-		60,592	-		60,592
Inventories, net	-	-		-	6,563,779	-		6,563,779	-		6,563,779
Other receivable and other current assets, net	50,339	53,212	(G)	103,551	1,041,953	-		1,041,953	-		1,145,504
Prepayments, net	-	-		-	9,295,186	-		9,295,186	-		9,295,186
Total current assets	168,688	522,785		691,473	40,514,256	28,776,345		69,290,601	(12,509,007)		57,473,067

Property and equipment, net	-	-		-	450,916	-		450,916	-		450,916
Definite-lived intangible assets, net	-	-		-	2,735,858	-		2,735,858	-		2,735,858
Indefinite-lived intangible assets	-	-		-	11,904,882	-		11,904,882	-		11,904,882
Goodwill	-	-		-	2,990,394	-		2,990,394	-		2,990,394
Long-term investment	-	-		-	71,045	-		71,045	-		71,045
Other receivable, non-current	-			-	-	-		-	-		-
Operating leases right-of-use assets	-	-		-	906,596	-		906,596	-		906,596
Finance leases right-of-use assets	-	-		-	426,916	-		426,916	-		426,916
Deferred tax assets	-	-		-	588,414	-		588,414	-		588,414
Deferred merger costs	-	-		-	1,836,164	236,155	(I)	2,072,319	(1,286,944)	(R)	-
	-	-		-	-	-		-	(785,375)	(M)	-
Investments held in Trust Account	30,643,229	636,908	(A)	593,410	-	-		-	(593,410)	(K)	-
		(13,136,586)	(C)		-	-		-	-		-
		(17,584,052)	(D)		-	-		-	-		-
		386,155	(F)		-	-		-	-		-
	-	(352,244)	(G)	-	-	-		-	-		-
Total Assets	$30,811,917	$(29,527,034)		$1,284,883	$62,425,441	$29,012,500		$91,437,941	$(15,174,736)		$77,548,088

Liabilities, Temporary Equity, and Shareholders’ Deficit
Current liabilities:
Banking facilities, current	$-	$-		$-	$14,270,394	$-		$14,270,394	$-		$14,270,394
Bank overdraft	-	-		-	-	-		-	-		-
Account payable	-	-		-	10,117,098	-		10,117,098	-		10,117,098
Account payable, related parties	-	-		-	6,329,474	-		6,329,474	-		6,329,474
Contract liabilities	-	-		-	1,779,725	-		1,779,725	-		1,779,725
Other payables and accrued liabilities	1,616,655	-		1,616,655	3,953,032	-		3,953,032	(1,616,655)	(P)	3,723,097
Advance proceeds from converible notes	-	-		-	4,012,500	(4,012,500)	(J)	-	(229,935)	(R)	-
Deferred offering cost	399,220	386,155	(F)	785,375	-	-		-	(785,375)	(M)	-
Operating lease liabilities, current	-	-		-	588,180	-		588,180	-		588,180
Contingent consideration for acquisition, current	-	-		-	3,426,385	-		3,426,385	-		3,426,385
Finance lease liabilities, current	-	-		-	80,631	-		80,631	-		80,631
Amount due to related parties	-	-		-	386,008	-		386,008	-		386,008
Franchise tax payable	99,950	-		99,950	-	-		-	-		99,950
Income tax payable	-	-	-	-	968,254	-		968,254	-		968,254
Excise tax payable	906,736	307,206	(E)	1,213,942	-	-		-	(1,213,942)	(Q)	-
Promissory notes - related party	1,526,339	299,113	(B)	1,825,452	-	-		-	(1,825,452)	(O)	-
Due to sponsor	1,474,099	170,460	(H)	1,644,559	-	-		-	(1,644,559)	(N)	-
Total current liabilities	6,022,999	1,162,934		7,185,933	45,911,681	(4,012,500)		41,899,181	(7,315,918)		41,769,196

Operating lease liabilities, non-current	-	-		-	348,283	-		348,283	-		348,283
Finance lease liabilities, non-current	-	-		-	205,269	-		205,269	-		205,269
Banking facilities, non-current	-	-		-	67,908	-		67,908	-		67,908
Contingent consideration for acquisition, non-current	-	-		-	-	-		-	-		-
Deferred tax liabilities	-	-		-	82,075	-		82,075	-		82,075
Total Liabilities	6,022,999	1,162,934		7,185,933	46,615,216	(4,012,500)		42,602,716	(7,315,918)		42,472,731

Commitments and Contingencies
Class A common stock subject to possible redemption	30,451,118	636,908	(A)	454,511	-	-		-	(454,511)	(V)	-
		(13,136,586)	(C)
		(17,584,052)	(D)
		386,155	(F)
		(299,032)	(G)			-		-	-
Ordinary shares subject to possible redemption	-	-		-	700,000	-		700,000	(700,000)	(U)	-

Stockholders’ Deficit:
Preferred stock	-	-		-	-	-		-	-		-
Common Stock	-	-		-	-	-		-	422	(L)	12,627
									5	(V)	-
									12,000	(S)	-
									200	(T)	-
Class A common stock	308	-		308	-	-		-	(308)	(L)	-
Class B common stock	-	-		-	-	-		-	-		-
Ordinary share	-	-		-	2,592	-		2,592	(2,592)	(S)	-
Additional paid-in capital	-	-		-	1,738,012	33,025,000	(J)	34,763,012	(6,355,983)	(L)	47,021,504
	-	-		-	-	-		-	(9,408)	(S)	-
	-	-		-	-	-		-	19,999,800	(T)	-
	-	-		-	-	-		-	700,000	(U)	-
	-	-		-	-	-		-	(2,436,944)	(R)	-
	-	-		-	-	-		-	454,506	(V)	-
									(93,479)	(K)
(Accumulated deficit) Retained earnings	(5,662,508)	(386,155)	(F)	(6,355,869)	11,426,087	-		11,426,087	6,355,869	(L)	(13,902,308)
	-	(307,206)	(E)	-	-	-		-	(20,000,000)	(T)	-
	-	-		-	-	-		-	(232,256)	(R)	-
	-	-		-	-	-		-	(6,740,698)	(P)	-
	-	-		-	-	-		-	1,644,559	(N)	-
	-	-		-	-	-		-	-		-
Accumulated other comprehensive loss	-	-		-	(131,020)	-		(131,020)	-		(131,020)
Non-controlling interests	-	-		-	2,074,554	-		2,074,554	-		2,074,554
Total Shareholders’ (Deficit) Equity	(5,662,200)	(693,361)		(6,355,561)	15,110,225	33,025,000		48,135,225	(6,704,307)		35,075,357
Total Liabilities, Temporary Equity, and Shareholders’ (Deficit) Equity	$30,811,917	$(29,527,034)		$1,284,883	$62,425,441	$29,012,500		$91,437,941	$(15,174,736)		$77,548,088

(1)	Derived from the unaudited condensed balance sheet of RF Acquisition Corp (“RFAC”) as of June 30, 2024. See RFAC’s unaudited condensed financial statements and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024.

(2)	Derived from the unaudited condensed consolidated balance sheet of GCL Global Limited (“GCL Global”) as of September 30, 2024. See GCL Global’s unaudited condensed consolidated financial statements and the related notes appearing elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024

			Actual
			Redemptions
	(1)	(2)	Transaction
	RFAC	GCL Global	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined
Revenues	$-	$50,905,705	$-		$50,905,705
Cost of revenues	-	(43,888,313)	-		(43,888,313)
Operating expenses:	-	-	-		-
General and administrative expenses	(592,615)	(6,878,939)	-		(7,471,554)
Stock based compensation	-	-	-		-
Selling expenses	-	(1,219,251)	-		(1,219,251)
Total operating expenses	(592,615)	(8,098,190)	-		(8,690,805)
Loss from Operations	(592,615)	(1,080,798)	-		(1,673,413)
Other income (expense), net
Interest earned on investment held in Trust Account	774,742	-	(774,742)	(AA)	-
Franchise tax expenses	(100,000)	-	-		(100,000)
Tax underpayment penalty	-
Other income, net	-	356,921	-		356,921
Interest expense	-	(359,624)	-		(359,624)
Change in fair value of acquisition payable	-	270,615	-		270,615
Total other income (expense), net	674,742	267,912	(774,742)		167,912
Loss before income taxes	82,127	(812,886)	(774,742)		(1,505,501)
Provision for income taxes	(141,696)	10,444	-		(131,252)
Net loss	(59,569)	(802,442)	(774,742)		(1,636,753)
Less: net loss attributable to noncontrolling interest	-	(290,155)	-		(290,155)
Net loss attributable to ordinary shareholders	$(59,569)	$(512,287)	$(774,742)		$(1,346,598)

Basic and diluted weighted average shares outstanding of Class A common shares, redeemable	2,744,649		(2,744,649)	(BB)	-
Basic and diluted net loss per share, Class A common shares, redeemable	$(0.01)				$-
Basic and diluted weighted average shares outstanding, Class A and Class B common shares, non-redeemable	3,075,000		123,201,394	(BB)	126,276,372
Basic and diluted net loss per share, Class A and Class B common shares, non-redeemable	$(0.01)				$(0.01)

Basic and diluted weighted average of ordinary shares outstanding		25,916,468
Basic and diluted loss per share		$(0.02)

(1)	Derived from the unaudited condensed statement of operations of RF Acquisition Corp (“RFAC”) for the six months ended June 30, 2024. See RFAC’s unaudited condensed financial statements and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024.

(2)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of GCL Global Limited (“GCL Global”) for the six months ended September 30, 2024. See GCL Global’s unaudited condensed consolidated financial statements and the related notes appearing elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2024

			Actual
			Redemptions
	(1)	(2)	Transaction
	RFAC	GCL Global	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined
Revenues	$-	$97,534,701	$-		$97,534,701
Cost of revenues	-	(84,216,243)	-		(84,216,243)
Operating expenses:	-	-	-		-
General and administrative expenses	(2,620,882)	(13,109,638)	(6,859,275)	(CC)	(22,589,795)
Stock based compensation	-	-	(20,000,000)	(DD)	(20,000,000)
Selling expenses	-	(2,602,892)	-		(2,602,892)
Total operating expenses	(2,620,882)	(15,712,530)	(26,859,275)		（45,192,687)
Loss from Operations	(2,620,882)	(2,394,072)	(26,859,275)		(31,874,229)
Other income (expense), net
Interest earned on investment held in Trust Account	2,822,256	-	(2,822,256)	(AA)	-
Franchise tax expenses	(200,996)	-	-		(200,996)
Tax underpayment penalty	(15,331)	-	-		-
Other income, net	-	1,266,239	-		1,266,239
Interest expense	-	(507,803)	-		(507,803)
Change in fair value of acquisition payable	-	(272,029)	-		(272,029)
Total other income (expense), net	2,605,929	486,407	(2,822,256)		285,411
Loss before income taxes	(14,953)	(1,907,665)	(29,681,531)		(31,588,818)
Provision for income taxes	(550,465)	(53,291)	-		(603,756)
Net loss	(565,418)	(1,960,956)	(29,681,531)		(32,192,574)
Less: net loss attributable to noncontrolling interest	-	(587,452)	-		(587,452)
Net loss attributable to ordinary shareholders	$(565,418)	$(1,373,504)	$(29,681,531)		$(31,605,122)

Basic and diluted weighted average shares outstanding of Class A common shares, redeemable	5,972,785		(5,972,785)	(BB)	-
Basic and diluted net loss per share, Class A common shares, redeemable	$(0.06)				$-
Basic and diluted weighted average shares outstanding, Class A and Class B common shares, non-redeemable	3,075,000		123,201,394	(BB)	126,276,372
Basic and diluted net loss per share, Class A and Class B common shares, non-redeemable	$(0.06)				$(0.25)

Basic and diluted weighted average of ordinary shares outstanding		25,906,178
Basic and diluted loss per share		$(0.05)

(1)	Derived from the statement of operations of RFAC for the year ended December 31, 2023. See RFAC’s financial statements and the related notes included elsewhere in the Company’s Annual Report on Form 10-K filed on April 25, 2024.

(2)	Derived from the statement of operations and comprehensive loss of GCL Global for the year ended March 31, 2024. See GCL Gloabl’s financial statements and the related notes appearing elsewhere in the Company’s proxy statement on Form DEFM14A filed on December 31, 2024

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

On February 13, 2025 (the “Closing Date”), the Company consummated the previously announced Business Combination pursuant to the terms of the Merger Agreement, by and among the Company, RFAC, Grand GCL BVI, GCL Global, and the Sponsor. Pursuant to the Merger Agreement: (a) Merger Sub 1 merged with and into GCL Global, with GCL Global continuing as the surviving entity in the merger (the “Initial Merger”), as a result of which: (i) GCL Global became a wholly-owned subsidiary of the Company and (ii) each issued and outstanding security of GCL immediately prior to the consummation of the Merger was no longer outstanding and was automatically cancelled, in exchange for the right of the holder thereof to receive such number of newly issued shares of the Company specified below; and (b) Merger Sub 2 merged with and into RFAC, with RFAC surviving such merger as a wholly owned subsidiary of the Company (the “SPAC Merger” and together with the Initial Merger, the “Mergers”, and together the other transactions and ancillary agreements contemplated by the Merger Agreement and the Ancillary Agreements (as defined below), the “Business Combination” or “Transactions”). As a result of the Transactions, RFAC and GCL Global each became a wholly-owned subsidiary of the Company.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, RFAC should be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of GCL Global issuing shares for the net assets of RFAC, accompanied by a recapitalization. The net assets of RFAC would be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gave pro forma effect to the Business Combination as if it had been consummated on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2024 and for the year ended March 31, 2024 gave pro forma effect to the Business Combination as if it had been consummated on April 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 had been prepared using RFAC’s unaudited condensed balance sheet as of June 30, 2024 and GCL Global’s unaudited condensed consolidated balance sheet as of September 30, 2024.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 has been prepared using, RFAC’s unaudited condensed statement of operations for the six months ended June 30, 2024 and GCL Global’s unaudited condensed consolidated statements of operation and comprehensive loss for the six months ended September 30, 2024; and

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2024 has been prepared using, RFAC’s audited statement of operations for the year ended December 31, 2023 and GCL Global’s audited consolidated statements of operation and comprehensive loss for the year ended March 31, 2024.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). GCL Global has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(A)	Reflected the interest income earned from July 1, 2024 to January 31, 2025 in the trust account, which increased the redemption value of RFAC Class A common stock;

(B)	Reflected additional draw down of $299,113 from non-interest-bearing promissory note - related party subsequent to June 30, 2024;

(C)	Reflected the redemption of 1,170,280 shares of RFAC’s common stock by RFAC’s stockholders at a redemption price of approximately $11.23 per share, for an aggregate redemption amount of approximately $13,136,586 on September 23, 2024;

(D)	Reflected the redemption of 1,522,973 shares of RFAC’s common stock by RFAC’s stockholders at a redemption price of approximately $11.55 per share, for an aggregate redemption amount of approximately $17,584,052 on January 23, 2025;

(E)	Reflected additional excise tax accrued from above (C) and (D) redemption of RFAC’s common stock by RFAC’s stockholders;

(F)	Reflected 7 months extension payments deposited into RFAC’s trust account from GCL Global subsequent to June 30, 2024 in order to extend the available time to complete the Business Combination, which increased the redemption value of RFAC Class A common stock;

(G)	Reflected the withdrew from trust account for tax payment remittance;

(H)	Reflected the additional $170,460 non-interest bearing advances from founder to support RFAC’s working capital subsequent to June 30, 2024;

(I)	Reflected the 5 months extension payments made by GCL Global to RFAC subsequent to September 30, 2024;

(J)	Reflected the issuance of $33,025,000 convertible notes (“Notes”) by GCL Global to certain accredited investors, and the conversion of the Notes into GCL Global’ s ordinary shares that would be exchanged for Merger Consideration Shares upon the consummation of the Business Combination;

(K)	Reflected the reclassification of cash held in the Trust Account, net of Trust Account fee that becomes available for general use following the Business Combination;

(L)	Reflected the elimination of the historical accumulated deficit of RFAC, the accounting acquiree, into GCL Global’s additional paid-in capital upon the consummation of the Business Combination; the conversion of 3,075,000 RFAC Class A common stock, respectively, into RFAC single class common stock; and the issuance of 1,149,998 shares of RFAC’s common stock from the conversion of 11,499,985 rights upon consummation of a Business Combination;

(M)	Reflected the elimination of deferred merger cost and deferred offering costs liabilities between RFAC and GCL Global upon consummation of a Business Combination;

(N)	Reflected approximately $1.6 million reduction to the amount due to Sponsor for the expenses in excess of the Maximum Allowable SPAC Transaction Expenses upon consummation of a Business Combination pursuant to the Merger Agreement;

(O)	Reflected the repayments of RFAC’s promissory note-related party upon consummation of a Business Combination;

(P)	Reflected the settlement of approximately $1.6 million in total transaction costs accrued by RFAC as of June 30, 2024, and additional approximately $7.0 million in transaction costs incurred subsequent to June 30, 2024, through the consummation date of a Business Combination;

(Q)	Reflected the settlement of approximately $1.2 million in RFAC’s exercised tax payable balance at the consummation date of the Business Combination;

(R)	Reflected the settlement of approximately $1.6 million of total GCL Global’ s transaction costs related to the Business Combination, of which, (1) approximately $0.2 million transaction costs accounted as expenses subsequent to September 30, 2024 through the date of the consummation of a Business Combination, (2) approximately $0.2 million transaction cost balance accrued as of September 30, 2024; and (3) approximately $1.2 million of transaction costs incurred subsequent to September 30, 2024 and classified as an adjustment to GCL Global’ s additional paid-in capital at the time of the consummation of a Business Combination;

(S)	Reflected the recapitalization of GCL Global through the issuance of 120,000,000 shares of PubCo with $0.0001 par value to GCL Global’s stockholders;

(T)	Reflected the stock compensation expenses of approximately $20 million in connection with the issuance of 2,000,000 PubCo Ordinary Shares to be issued at the Closing as an incentive to certain investors in connection with sources of Transaction Financing, which such shares should not be subject to any lock-up period. Pursuant to the Merger Agreement, PubCo’s obligation to issue the Incentive Shares at Closing was not conditioned on the Transaction Financing. This adjustment was considered to be a one-time charge and did not expect to recur.

(U)	Reflected reclassification of 53,711 shares of GCL Global’ s ordinary share subject to possible redemption to permanent equity; and

(V)	Reflected reclassification of 51,396 shares of RFAC’s common stock subject to possible redemption to permanent equity at $0.0001 par value with no redemptions at the time of the consummation of a Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2024 and for the year ended March 31, 2024 are as follows:

(AA)	Represented an adjustment to eliminate interest earned on investment held in Trust Account, net of income tax effect, as if the Business Combination had been consummated on April 1, 2023, the beginning of the earliest period presented;

(BB)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on April 1, 2023. In addition, as the Business Combination was being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumed that the shares have been outstanding for the entire period presented;

(CC)	Reflected approximately $7.0 million in RFAC’s transaction costs incurred subsequent to June 30, 2024, and an approximately $1.6 million offset to transaction costs resulted from a reduction in the amount due to the Sponsor for expenses exceeding the Maximum Allowable SPAC Transaction Expenses pursuant to the Merger Agreement. These are a non-recurring items;

(DD)	Reflected the stock compensation expenses of approximately $20 million in connection with the issuance of 2,000,000 PubCo Ordinary Shares to be issued at the Closing as an incentive to certain investors in connection with sources of Transaction Financing, which such shares will not be subject to any lock-up period. Pursuant to the Merger Agreement, PubCo’s obligation to issue the Incentive Shares at Closing was not conditioned on the Transaction Financing. This adjustment was considered to be a one-time charge and did not expected to recur.

Note 4 — Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of the shares of combined company’s common stock outstanding during the periods.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended September 30, 2024:

Pro forma net loss attributable to the shareholders	$(1,636,753)
Weighted average shares outstanding – basic and diluted	126,276,372
Pro forma loss per share – basic and diluted	$(0.01)
Weighted average shares calculation, basic and diluted
Common Stock
RFAC Public share	1,201,394
RFAC Initial SPAC Management shares	4,875,000
EBC Founder Shares	200,000
GCL Global’ s shareholders’ shares issued in the Business Combination	120,000,000
Rounding	(22)
Total weighted average shares outstanding	126,276,372

The unaudited pro forma condensed combined financial information has been prepared for the year ended March 31, 2024:

Pro forma net loss attributable to the shareholders	$(32,192,574)
Weighted average shares outstanding – basic and diluted	126,276,372
Pro forma loss per share – basic and diluted	$(0.25)
Weighted average shares calculation, basic and diluted
Common Stock
RFAC Public share	1,201,394
RFAC Initial SPAC Management shares	4,875,000
EBC Founder Shares	200,000
GCL Global’ s shareholders’ shares issued in the Business Combination	120,000,000
Rounding	(22)
Total weighted average shares outstanding	126,276,372

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of RFAC and the Company on a stand-alone basis and the unaudited pro forma condensed combined per share data for the six months ended September 30, 2024, after giving effect to the Business Combination with actual redemption of RFAC Class A Common Stock. The pro forma earnings information for the six months ended September 30, 2024, were computed as if the Business Combination had been completed on April 1, 2023.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this prospectus, and the historical financial statements of RFAC and the Company and related notes that are included elsewhere in this prospectus. The unaudited RFAC and Company pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

	Historical		Pro Forma Combined Actual
	RFAC*	GCL	redemption
Statement of Operations Data – For the six months ended September 30, 2024
Net loss attributable to ordinary shareholders	$(59,569)	$(512,287)	$(1,346,598)
Shareholders’ equity (deficit)	$(5,662,200)	$15,110,225	$35,075,357
Basic and diluted weighted average shares outstanding of Class A common shares, redeemable	2,744,649	—	—
Book value (deficit) per class A Common stock subject to possible redemption	$(0.97)	$—	$—
Basic and diluted weighted average shares outstanding of Class A common shares, non-redeemable	3,075,000	25,916,468	126,276,372
Book value (deficit) per class A Common stock, non-redeemable	$(0.97)	$0.58	$0.28

*	Derived from the unaudited condensed statement of operations of RF Acquisition Corp (“RFAC”) for the six months ended June 30, 2024. See RFAC’s unaudited condensed financial statements and the related notes included elsewhere in RFAC’s Quarterly Report on Form 10-Q filed on August 23, 2024.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the issued shares of the Company;

●	the Company’s officers or directors;

●	persons that hold Warrants or other rights to acquire Ordinary Shares; or

●	holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Treatment of PubCo

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliate group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “ownership test”). The ownership test in clause (iii) above is modified with respect to potential “third-country transactions” such that the ownership test will be met if, after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (as modified, the “modified ownership test”). Because the Business Combination was a potential third-country transaction, the modified ownership test applied to determine whether PubCo is treated as a U.S. corporation under Section 7874 of the Code.

For purposes of Section 7874 of the Code, the first two conditions described above were expected be met with respect to the Business Combination because PubCo will acquire indirectly all of the assets of RFAC through the SPAC Merger, and PubCo, including its “expanded affiliate group,” was not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 will apply to cause PubCo to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination should depend on the satisfaction of the modified ownership test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, the Section 7874 ownership percentage of the RFAC stockholders in PubCo should be less than 60%. Accordingly, PubCo is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, the calculations for determining share ownership for purposes of the ownership test under Section 7874 of the Code are complex, subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes to applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect), and subject to certain factual uncertainties. Furthermore, for purposes of determining the ownership percentage of RFAC stockholders for purposes of Section 7874, among other adjustments required to be taken into account, RFAC stockholders will be deemed to own an amount of PubCo Ordinary Shares in respect to certain redemptions by RFAC prior to the SPAC Merger. Accordingly, given the inherently factual nature of the analysis, neither RFAC nor PubCo has sought a legal opinion from counsel in respect of the potential applicability of Section 7874 to the Business Combination, and there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If PubCo were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to its non-U.S. investors could be subject to U.S. withholding tax.

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which U.S. Holders hold our securities. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test described above, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

BUSINESS

The following discussion reflects our business. Unless the context otherwise requires, all references in this section to “we,” “us,” and “our” refer collectively to GCL Global Holdings Ltd and its subsidiaries following the consummation of the Business Combination.

Overview

The Company, together with the Group Subsidiaries (“GCL Group”), is a leading marketer, distributor and publisher of video games and entertainment content sold in Asia. It sells and distributes to retailers and consumers physical and digital copies of video games through physical retailers, such as Sony PlayStation stores in Japan, and online channels in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines, other Asian countries and Europe. Approximately 96.4% and 93.3% of our total consolidated revenue for the six months ended September 30, 2024 and fiscal year ended March 31, 2024, respectively, was derived from the sale of either games compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and personal computer (“PC”) to retailers, or game activation keys (the so-called “game codes”) via electronic delivery to retailers or end-users through email or download. The Company has its own creative media design team with studio facilities to produce marketing and promotional materials adapted to local markets and develop original content as part of its content creation or marketing business. Partnering with international video game publishers and developers, the Company has an established track record of selling and marketing top-tier video game franchises such as Grand Theft Auto, Red Dead Redemption, Sonic the Hedgehog and Cyberpunk 2077. The Company also has its own production studio and advertising agency, providing media and content advertising services for small and medium-sized enterprises (the “SMEs”) and government agencies. In 2022, the Company started to dedicate resources to the game publishing business by forming a wholly-owned subsidiary, 4Divinity, to invest in upcoming game titles as either a publisher or a co-publisher for the global market. GCL Group’s mission is to become the next Asian powerhouse in video games and entertainment content marketing, delivering high-quality and engaging entertainment experiences across smart devices, consoles, PCs and streaming platforms, and introducing original Asian-developed video games and entertainment content to the global market.

Mr. Jacky Choo See Wee, our Group Chairman and Chief Executive Officer of Epicsoft Asia and 4Divinity, has over 20 years of video games distribution and retail network management experience in Asia. Under Mr. Choo’s leadership, Epicsoft Asia has become a leading channel distributor for console games, and has forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles within certain territories in Asia, and has sold more than 9.0 million of physical and digital copies of video games during the past three fiscal years. It has distributed in Asia four of the top ten best-selling video games of all time11, three of which it is currently still selling. It is also responsible for bringing to Asia some award-winning all-time favorite video games, such as Hogwarts Legacy, Grand Theft Auto IV, Grand Theft Auto V, Red Dead Redemption II, Cyberpunk 2077, The Witcher 3: Wild Hunt, Elden Ring, and Black Myth: Wukong.

2Game is a Group Subsidiary that serves as GCL Group’s authorized digital sales platform. It operates as a business-to-business (“B2B”) and business-to-consumer (“B2C”) digital video game retailer. It sells and distributes game activation keys, the so-called “activation keys” or “game codes” to both resellers and consumers as part of GCL Group’s concerted effort to transition from physical console game compact discs to activation keys and content. There are currently more than 7,000 game titles available on 2Game’s platform. 2Game currently has more than 812,000 registered users and approximately 41.2% of 2Game’s revenue comes from Europe, with approximately 26.2% from Asia, 26.9% from the U.S. and the remaining 5.7% from Latin America.

4Divinity is a Group Subsidiary dedicated to games publishing and game development. Its mission is to develop game IP, invest in upcoming game titles, to publish, or co-publish with international game publishers and content development studios, to introduce new video games and entertainment properties to Asia’s fast-growing market of gamers, and to introduce original Asian-developed video games and entertainment content to the global market. As of today, GCL Group has either published or co-published a total of nine game titles, five of which were published during the fiscal year of 2025 alone. While GCL Group has yet to develop any game IP as of today, it has started extensive planning of a large scale game development project since early 2024. It is currently expected that this first IP game development project will be in production for at least three years.

[11]	https://sea.ign.com/grand-theft-auto-v/192289/news/the-10-best-selling-video-games-of-all-time.

Titan Digital Media (“TDM”) is a Group Subsidiary specialized in creating customized and strategic marketing campaigns specific to a brand’s needs. With its in-house strategists, producers, designers, video production and marketing team, TDM is a full-service agency that connects a brand with its target audience to achieve campaign key performance indicators (“KPIs”) and marketing goals. It has a production studio, an advertising agency, and a multi-channel network of talent. TDM currently also has a wholly-owned subsidiary specialized in the sale of fashion jewelry.

GCL Group is headquartered in Singapore, and has operations in Malaysia, Hong Kong, China and the U.K.

Industry Background and Market Opportunities

Based on Newzoo’s Global Games Market Report 2023 (October 2023), the global games market is projected to generate $189.0 billion in revenue in 2024. While mobile games have grown to now account for approximately 49% of the global games market revenue, PC and console gaming was a major growth driver. It is also projected that the global games market will grow to $205.7 billion by 2026.

The number of players worldwide is projected at 3.38 billion in 2023, an annual growth rate of over 6.3% from 2022. Based on Newzoo’s Global Market Report 2023, it is estimated that over 53% of the 3.38 billion gamers are from the Asia-Pacific region, thanks to huge markets like India and China and highly gaming-engaged countries like Japan and South Korea. Between 28.9% and 35.8% of PC gamers are based in Asia.

Video game sales and distribution was one of the handful of businesses positively affected by the COVID-19 pandemic, driven by the demand for more home entertainment. Game-related engagement is sticky, and we believe many players who entered the market during the early lockdown years of the pandemic will continue to be engaged with video games in one form or another. Historically, the video game industry has proved to be relatively resilient during periods of economic downturn since gaming offers a cheaper home entertainment alternative to the large ticket discretionary spending items.

Video game piracy is when an individual, group, or business copies and/or distributes video game software without the authorization of the intellectual property owner of the video game. By making unauthorized copies of the games or allowing players to download games for free or at a reduced price, scammers are taking profit from game developers, publishers and studios. Game piracy is a global issue in the gaming industry. Based on a survey published by QATestLab on November 16, 2022, around 1 in 10 gamers have illegally downloaded or played a pirated video game over the past three months12. Today, this presents a challenge to all game studios which are losing sizeable revenue to unauthorized listings of their games online. Through our distribution network and long-standing relationships with our customers, we believe we can offer a unique value proposition to the international game studios in combating the issue of game piracy through take-down and conversion of unauthorized sales listings. We believe that there is a large market demand for this service and we plan to leverage our network and technology to help game studios and publishers recoup some of the revenues lost to piracy.

We believe that the overall entertainment industry is converging towards transmedia, a trend in which game companies bring their game IP to film, television, and other media to expand the reach of their franchise and bring consumers back to their core game franchise. By growing our business into game publishing, game creation and game IP investment, we believe we are well-positioned to move up the value chain in the game creation process to build our game IP and potentially monetize game IP through transmedia.

We are also witnessing a global shift in the way consumers interact with their toys and games. Based on The Global Toy Market Report (Annual 2022) published by The Toy Association, the global toy market in 2022 was estimated at $107.4 billion. We believe that if we can integrate our game offerings with in-game content into toys using the Near Field Communication (“NFC”) technology to interact with supported video game software, allowing data to be transferred in and out of games and across multiple platforms, we will have an opportunity to tap into the global toy market.

[12]	https://advanced-television.com/2022/10/11/survey-video-game-piracy-set-to-rise/

GCL Group

Through two intermediary holding companies, namely (i) GCL Global Pte. Ltd., a Singaporean company formed in July 2021 (“GCL Global SG”), and (ii) Grand Centrex Limited, a British Virgin Islands business company formed in November 2018 (“GCL BVI”), GCL Global holds the following operating subsidiaries:

●	Epicsoft Asia Pte. Ltd. (“Epic Asia” or “Epicsoft Asia”) — formed in September 2014 in Singapore primarily for marketing and retail distribution of video games software, game codes, and other related consumer items in Singapore.

●	Epicsoft (Hong Kong) Limited (“Epic HK” or “Epicsoft Hong Kong”) — formed in April 2005 in Hong Kong primarily for marketing and retail distribution of video games software, game codes, and other related consumer items in Hong Kong.

●	Epicsoft Malaysia Sdn. Bhd. (“Epic MY” or “Epicsoft Malaysia”) — formed in June 2019 in Malaysia primarily for marketing and retail distribution of video games and related products in Malaysia.

●	Titan Digital Media Pte. Ltd. (“TDM”) — formed in January 2018 in Singapore as a branding and digital marketing agency with 90% of the then outstanding equity interests held by our current Group Chairman, Jacky Choo See Wee. In December 2018, GCL BVI acquired all outstanding shares of TDM. After TDM’s acquisition of Starry Jewelry Pte. Ltd. (“Starry Jewelry”) in April 2023, GCL Group holds 85% of the equity interests in TDM, with former owner of Starry Jewelry, who is also the spouse of Mr. Jianhao Tan, the CEO of TDM, holding the remaining 15%.

●	Martiangear Pte. Ltd. (“Martiangear”) — formed in September 2020 in Singapore specialized in the sale of gaming chairs and related merchandise. TDM acquired all equity interests of Martiangear from two seller parties unaffiliated with the GCL Group for a combination of cash and stock consideration. Martiangear is currently a direct wholly-owned subsidiary of GCL Global SG.

●	4Divinity Pte. Ltd. (“4Divinity”) — formed in September 2022 in Singapore initially dedicated to the games publishing business, but more recently, also to game development. In December 2024, 4Divinity UK Ltd. (“4Divinity UK”) was formed as a wholly-owned subsidiary of 4Divinity to support GCL Group’s game publishing and development business in Europe.

●	2Game Digital Limited (“2Game”) — formed in May 2022 in Hong Kong primarily for distribution of activation keys and related products. In July 2022, GCL Global SG acquired 51% of the equity interests in 2Game in a combination of cash and stock transaction. Pursuant to the share purchase agreement dated July 31, 2022, and as amended on July 31, 2022 and October 17, 2023, sellers of 2Game will be entitled to receive an aggregate of up to $6,120,000 consisting of the following tranches: (i) $6,550 cash payment in September 2022, $540,496 cash payment and issuance of 20,468 ordinary shares in October 2023 upon 2Game meeting certain financial performance milestones for the fiscal year 2023, (iii) $2,993,450 to be paid in stock upon successful listing of the Company’s securities, (iv) $1,000,000 to be paid in cash upon 2Game meeting certain financial performance milestones for the fiscal year 2024, and (v) $1,320,000 to be paid in stock upon 2Game meeting certain financial milestones for the fiscal year 2025. The sellers will be entitled to receive additional cash and stock consideration as contingent consideration in the event that 2Game’s net profit after tax (“NPAT”) is in excess of certain NPAT targets set out in financial performance milestones through the fiscal year end of 2025. 2Game is GCL Group’s officially authorized digital video game platform, representing GCL Group’s effort to transition from physical goods to digital content, including the sale of activation keys to retailers and consumers. In August 2023, 2Game Pro Ltda (“2Game Brazil”) was formed in Brazil as a wholly-owned subsidiary of 2Game to pave the way for the next phase development of 2Game’s digital platform. In September 2024, 2Game Digital DMCC (“2Game Dubai”) was formed in Dubai as a wholly-owned subsidiary of 2Game to expand its business into the UAE and MENA region.

●	Hainan GCL Technology Co. Ltd. (“Hainan GCL”) — formed in July 2024 in China to support GCL Group’s collaboration efforts with game developers and a game platform in China. See “Information Related to the Company — Recent Developments.”

Recent Developments

In March 2024, Epicsoft Asia entered into an addendum of a Memorandum of Understanding dated March 17, 2023 (together with the Addendum, the “Cube Game MOU”), with Wan Xin Culture Technology Co., Ltd. (“Wan Xin”), a wholly-owned subsidiary of Wan Xin Media Group, a PRC-listed cultural enterprise that owns the game platform, “Cube Game” in China. The Cube Game MOU contemplates a five-year collaboration between the parties to jointly allocate $100 million to investment in IP creation, game development, publishing opportunities exploration, and game studio acquisitions. Parties have also agreed to collaborate on strategies to combat privacy and unauthorized software use in the gaming industry, to develop connected game toys, and a digital platform that can provide real-time insights into consumer behavior, purchasing patterns, and market dynamics. In July 2024, Hainan GCL was formed in China as a wholly-owned subsidiary of GCL Global SG to support GCL Group’s collaboration efforts with Cube Game and game developers in China.

In September 2024, Hainan GCL made a secured loan in the aggregate amount of $3,000,000 to Nekcom Inc. (“Nekcom”), a Delaware parent company of a developer of the game Showa American Story in China. In November 2024, GCL Global, Nekcom and certain significant shareholders of Nekcom entered into a Series B Preferred Stock Purchase Agreement (the “Nekcom SPA”) pursuant to which, among other things, (i) Nekcom has agreed to enter into a publishing agreement with GCL Global (the “Nekcom Publishing Agreement”) appointing the Company or any of its designated subsidiaries as Nekcom’s exclusive global publisher and distributor of Showa American Story; and (ii) the Company has agreed to purchase a number of Nekcom’s Series B Preferred Stock that would constitute 20% of the total outstanding shares of Nekcom for an aggregate purchase price of $15,000,000 consisting of (a) $7,500,000 in cash, and (b) $7,500,000 in GCL Global ordinary shares. On December 18, 2024, the Nekcom Publishing Agreement was signed, appointing 4Divinity as the exclusive global publisher and distributor of the game Showa American Story, and the $3,000,000 secured loan was converted into part of a minimum guarantee advanced by 4Divinity to Nekcom, recoverable from net revenue generated pursuant to the Nekcom Publishing Agreement. In connection with the Nekcom SPA, 262,325 ordinary shares of GCL Global (which were exchanged for 1,063,364 PubCo Ordinary Shares at Closing) (the “Nekcom Consideration Shares”) and an additional 262,325 ordinary shares of GCL Global (which were exchanged for 1,063,364 PubCo Ordinary Shares at Closing) (the “Nekcom Additional Consideration Shares”) were issued in the name of Nekcom on December 18, 2024 but held in escrow until Full Recoupment Date (as defined in the Publishing Agreement) when they will be released to either Nekcom or the Company depending on the value of Nekcom Consideration Shares (the “Consideration Shares VWAP”) based on the volume weighted average price of the Consideration Shares over thirty (30) trading days immediately preceding the Full Recoupment Date. If the Consideration Shares VWAP exceeds $7,500,000, all Nekcom Consideration Shares will be released to Nekcom, and all Nekcom Additional Consideration Shares will be returned to GCL Global for cancellation. In the event that the Consideration Shares VWAP is below $7,500,000 but exceeds $1,200,000, Nekcom will receive such number of Nekcom Additional Consideration Shares from the escrow account that would make up the shortfall, with the balance returned to the Company for cancellation. If the value of the Nekcom Additional Consideration Shares so released from the escrow account is not sufficient to make up the shortfall, the Company has agreed to either pay Nekcom cash to make up the shortfall, or issue additional shares to Nekcom and use its reasonable best efforts to register such shares for resale. If the Consideration Shares VWAP is below $1,200,000, the Company has agreed to pay Nekcom the shortfall between $7,500,000 and the Consideration Shares VWAP in cash.

In September 2024, 2Game Dubai was formed as a wholly-owned subsidiary of 2Game to expand its business into the UAE and MENA region.

From September 30, 2024 to December 2024, pursuant to certain convertible note purchase agreements (as further amended on or about February 5, 2025, the “Note Purchase Agreements”), GCL Global issued to certain accredited investors (the “Transaction Investors”) an aggregate of $33,025,000 convertible notes which were exchanged for 9,540,552 shares of Merger Consideration Shares (as defined in the Merger Agreement) on February 13, 2025 upon closing of the business combination. Of the 9,540,552 shares issued at Closing, 2,201,665 shares were “Bonus Shares” (as defined in the Note Purchase Agreements) held in escrow for three (3) years from the Closing Date; and at the end of each of the first three anniversary dates of the Closing Date, one-third (1/3) of the Bonus Shares shall be released from the escrow account to either the Transaction Investors or to the Company for cancellation, based on the number of Merger Consideration Shares held by the Transaction Investors at the time.

In December 2024, 4Divinity UK was formed as a wholly-owned subsidiary of 4Divinity to support GCL Group’s game publishing and development business in Europe.

Pursuant to the Share Sale and Purchase Agreement dated March 19, 2025 (the “SPA”) by and among GCL Global SG and certain shareholders of 2Game, GCL Global SG has agreed to purchase from the Sellers 1,000 shares of 2Game (the “Sale Shares”) for $1,200,000. Upon closing of the transaction which is expected to occur in April 2025, GCL Global SG will hold 61% of the total outstanding shares of 2Game. The SPA contains certain financial performance targets for 2Game over the next three years starting fiscal year 2026. Pursuant to the terms of the SPA, in the event that 2Game fails to generate at least $70,000,000 of revenue and net profit after tax of at least $2,500,000 during fiscal year 2026, the Sellers will be required to buy back the Sale Shares for $1,272,000. In the event that the financial targets for fiscal year 2026 are met, GCL Global SG will have the right to require the Sellers to buy back the Sale Shares for $1,272,000.

Restructuring

Pursuant to the Merger Agreement (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024), GCL Group completed the Restructuring (as defined in the Merger Agreement) on February 14, 2024 in a sequential two-step transaction involving (a) sale by GCL BVI of all its equity interests in GCL Global SG (representing 100% of the total issued and outstanding shares of GCL Global SG) to GCL Global in return for GCL Global shares being issued to the GCL Shareholders (defined below), resulting in (i) GCL Global SG (which in turn holds equity interests in the Group Subsidiaries, except for Epicsoft Malaysia) becoming a wholly-owned subsidiary of GCL Global; and (ii) GCL Shareholders holding all issued and outstanding shares in GCL Global; and (b) sale by GCL BVI shareholders holding a total of 99.8% of the total outstanding shares of GCL BVI (“GCL Shareholders”) of their equity interests in GCL BVI to GCL Global, resulting in GCL BVI (which in turn holds 100% of the total issued and outstanding shares of Epicsoft Malaysia) becoming a 99.8%-owned subsidiary of GCL Global.

Through subsidiaries in Singapore, Malaysia, Hong Kong, China, the U.K., Brazil and Dubai, GCL Group currently operates in the following three key business segments:

●	distribution of PC and console games;

●	game publishing;

●	video marketing campaign and social media advertising services.

Game Distribution

Epicsoft Asia is a leading channel distributor for PC and console games in Asia. It is responsible for bringing to Asia some award-winning all-time favorite video games, including Hogwarts Legacy, Grand Theft Auto V, Red Dead Redemption II, Cyberpunk 2077, The Witcher 3: Wild Hunt, Elden Ring, and Black Myth: Wukong.

It has distributed in Asia four of the top ten best-selling video games of all time13, three of which it is currently still selling:

Our Group Chairman, Mr. Jacky Choo See Wee is an industry veteran with over 20 years of experience in the video game industry. Mr. Choo has led Epicsoft Asia in the video games distribution and retail network management business in Asia for the past ten years, and has forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles within certain territories in Asia. Together with Epicsoft Hong Kong, Epicsoft Malaysia and 2Game, Epicsoft Asia currently has one of the largest networks for video games distribution in Asia through resellers with more than 2,100 physical and online stores, and has sold more than 9.0 million of physical and digital copies of video games during the past three fiscal years.

We started distributing Sega© game titles and products in 2018. Pursuant to a Distribution License Agreement dated February 1, 2018 which was amended on April 1, 2020 (as amended, the “Sega Distribution Agreement”), EpicSoft Asia was given a non-exclusive, non-sublicensable, limited license to distribute certain Sega© game titles and products (the “Sega Licensed Products”) in Southeast Asian countries, Hong Kong and Macau. Pursuant to the Sega Distribution Agreement, Epicsoft Asia has agreed to conduct marketing, advertisement and promotion activities, and provide end user customer and technical support, for the Sega

[13]	https://sea.ign.com/grand-theft-auto-v/192289/news/the-10-best-selling-video-games-of-all-time.

Licensed Products within the defined distribution territory. In return, Epicsoft Asia may purchase the Sega Licensed Products based on an agreed discount to the suggested retail price determined by Sega, and is entitled to make a claim to Sega for reasonable marketing costs actually incurred. The Sega Distribution Agreement has an initial term of one year and automatically renews annually for one year periods unless earlier terminated by either party upon 45 days’ written notice to the other party.

On August 20, 2018, Epicsoft Asia and Sega entered into an Activation Key Distribution Agreement (the “Sega Activation Key Agreement”) pursuant to which Epicsoft Asia was given non-exclusive right to sell and distribute activation keys of certain Sega© games via the Steam download platform in Singapore, Malaysia, the Philippines, Indonesia, Thailand, the Peoples’ Republic of China, Hong Kong and Macau. Pursuant to the Sega Activation Key Agreement, Epicsoft Asia has agreed to conduct marketing, advertisement and promotion activities, and provide end user customer and technical support, for the activation keys at its own costs within the defined distribution territory. In return, Epicsoft Asia may purchase the activation keys at an agreed discount to either the wholesale price (for sales to retailers) or the suggested retail price (for sales directly to end users) of the Sega© games determined by Sega. The Sega Distribution Agreement has an initial term of one year and automatically renews annually for one year periods unless earlier terminated by either party upon 30 days’ written notice to the other party.

Today, because of our distributor relationship with Sega, we continue to distribute popular Sega© game titles, including games under the Sonic franchise, the Yakuza series and Persona 5 in Asia. Distribution revenue derived from Sega© game titles accounted for more than 29% and 20% of GCL Group’s total consolidated revenue for the fiscal year ended March 31, 2024 and 2023, respectively. Sega is also a shareholder of the Company.

Pursuant to distribution agreements and street date (the date on which the video game has its initial commercial release to consumers) agreements with other international video game publishers and studios, Epicsoft Asia can be granted either an exclusive right or a non-exclusive, non-sublicensable, limited license to distribute certain game products, and the publishers retain all rights to the intellectual property, the so-called “game IP,” including but not limited to, the trademarks, copyright and design rights. These distribution agreements typically require Epicsoft Asia to spend a pre-determined minimum amount on marketing and promoting the video game products, including the Add-Ons, during and after the initial launch of the game in Asia, and commit to a minimum order quantity per game title within a certain time period. Epicsoft Asia is offered a wholesale unit price per game and per Packaged Media Unit, and certain payment terms based on a variety of factors including, past relationships, purchase quantities, language version (e.g., Chinese, Korean, Thai), and the format in which the game is delivered. Most multi-year deals also cover the so-called “day one edition,” “enhanced edition,” “collector’s edition” and “game of the year edition” that may be produced by the video game publisher for release in Packaged Media Units after the initial release of the video games. In some cases, Epicsoft Asia also provides localization services, and end user customer and technical support for the game products distributed within its territories.

Epicsoft Asia generates revenue from sales to retailers and consumers of console games and game codes, and distributing gaming content that are compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and PCs to resellers and consumers.

Revenue is derived from the sale of console games and activation keys either at a fixed price or at a transaction price that varies based on a number of factors including but not limited to, the retailers’ monthly sales, and proportional factor from sales of each specific game title.

Video game sales and distribution was one of the handful of businesses positively affected by the COVID-19 pandemic, driven by the demand for more entertainment such as video games, when staying home. Like most businesses, the pandemic has caused Epicsoft Asia to accelerate the process of further digitization and rely more on e-commerce. Since July 2022, 2Game has served as GCL Group’s authorized digital sales platform that operates as a business-to-business (“B2B”) and business-to-consumers (“B2C”) digital video game retailer. It sells and distributes activation keys to both resellers and consumers, as part of GCL Group’s effort to transition from physical console game compact discs to activation keys and digital content. 2game’s revenue is primarily generated from sale of activation keys.

For the six months ended September 30, 2024 and September 30, 2023, revenue generated from game distributions was approximately $49.1 million and $32.2 million, representing approximately 96.4% and 89.1% of GCL Group’s total consolidated revenue of the respective periods. For the fiscal year ended March 31, 2024 and 2023, revenue generated from game distributions was approximately $91.0 million and $68.1 million, respectively, representing approximately 93.3% and 87.9% of GCL Group’s total consolidated revenue during the respective periods.

Game Publishing

4Divinity is a GCL Group Subsidiary dedicated to the games publishing business. Its mission is to partner with international game publishers and content development studios to introduce new video game and entertainment properties to Asia’s fast-growing market of gamers, and to introduce original Asian-developed content to the global market. In December 2024, 4Divinity UK was formed as a wholly-owned subsidiary of 4Divinity to support GCL Group’s game publishing and development business in Europe. As of today, GCL Group has either published or co-published nine game titles including, Black Myth Wukong (physical publishing), JDM: Japanese Drift Master – Rise of the Scorpion (Prologue), Kong: Survivor Instinct, First Dwarf, Atomic Heart, Daymare: 1994 Sandcastle, Figment 2: Creed Valley, Windstorm Collection, and Life in Willowdale. Atomic Heart is a video game co-published with Focus Entertainment, an international game studio backed by Chinese multinational conglomerate, Tencent, and an independent European video game developer and publisher.

We give Valve’s Steam, Microsoft Xbox and Sony’s PlayStation Network a non-exclusive license to reproduce, publicly display and perform, transmit, sell, license and otherwise distribute the PC games in object code form, and generate our games publishing revenue on these gaming platforms. We recognize our games publishing revenue at the point in time when control of the console game code is transferred to the Gaming Platform, which specifically occurs when the console game code has been activated. We recognized revenue from game publishing on a gross basis, and remit to the developer a development fee based on a certain percentage of the revenue generated from the gaming platform. The publishing agreements we have with the international game studios and developers give us the publishing rights, and typically contain, among other things, (i) a minimum sales guarantee payable upon achievement of certain milestones before the game is published, (ii) a minimum guaranteed development fee, (iii) a marketing budget, and (iv) localization services (with specified supported languages). These agreements typically cover all editions of the game available for release on platforms, including Steam, PlayStation and Xbox, within a certain pre-determined time period after the first commercial release of the game. In some cases, depending on the number of games sold, we may be entitled to recoup all or a portion of the marketing expenses used to promote the game from the sale proceeds of the game.

For the six months ended September 30, 2024 and September 30, 2023, revenue generated from games publishing was approximately $0.9 million and $2.4 million, representing approximately 1.7% and 6.7% of GCL Group’s total consolidated revenue of the respective periods. For the fiscal year ended March 31, 2024 and the fiscal year ended March 31, 2023, revenue generated from games publishing was approximately $3.4 million and $6.1 million, representing approximately 3.5% and 7.9% of GCL Group’s total consolidated revenue, respectively.

Video Marketing Campaign and Social Media Advertising Services

TDM is a branding and digital marketing agency managed by Tan Jian Hao, a top YouTuber creator and influencer in Singapore. TDM specializes in creating customized and strategic marketing campaigns specific to a brand’s needs. It provides video marketing campaign services, which include video production, content alteration based on the customer’s specifications, and video publishing on designated influencers’ social media platforms, such as Tiktok and YouTube. It has more than 100 million monthly organic views, and its customers include small and medium-sized enterprises (the “SMEs”) and government agencies.

TDM also generates advertising revenue from participating in the social media advertising programs allowing YouTube to display advertisements on TDM’s video posting and share a portion of the revenue generated from those advertisements with TDM. The profit-sharing arrangements with the social media platform can be based on multiple factors over time, including viewer engagement, viewer location, the type of advertisement, the number of advertisements placed.

With its in-house strategists, producers, designers, video production and marketing team, TDM is a full-service agency that connects a brand with its target audience to achieve campaign key performance indicators (“KPIs”) and marketing goals. It has a production studio, an advertising agency, and a multi-channel network of talents. TDM is an 85%-owned subsidiary of GCL Group. For the six months ended September 30, 2024 and September 30, 2023, revenue generated from media advertising services was approximately $0.8 million and $1.3 million, representing approximately 1.6% and 3.6% of GCL Group’s total consolidated revenue of the respective periods. For the fiscal year ended March 31, 2024 and 2023, revenue generated from media advertising services was approximately $2.7 million and $3.3 million, respectively, representing approximately 2.8% and 4.2% of GCL Group’s total consolidated revenue of the respective periods.

Our Competitive Strengths

Multi-year distribution arrangements with international video game publishers and studios

We have forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles (including Cyberpunk 2077, Grand Auto Theft V, NBA 2K24, The Witcher 3: the Wild Hunt, Hogwarts Legacy, and Mortal Kombat 1) within certain territories in Asia (e.g., Hong Kong, Indonesia, Malaysia, Philippines, Singapore, Taiwan and Thailand). Epicsoft Asia started distributing Sega© games in 2018. We continue to distribute popular Sega© game titles, including games under the Sonic franchise, the Yakuza series and Persona 5 in Asia.

Extensive distribution network

We have one of the largest distribution networks for video games in Asia through resellers with physical and online stores. We have over ten years of video games distribution and retail network management experience, and long-standing relationships with resellers with more than 2,100 online and offline stores. Some of these resellers operate e-commerce sites in Asia, such as Shopee, Lazada, and Taobao. Since July 2022, we also started selling and distributing activation keys to both resellers and consumers on our own digital platform, www.2game.com. There are currently more than 7,000 game titles available on 2Game’s platform. 2Game currently has more than 812,000 registered users and approximately 41.2% of 2Game’s revenue comes from Europe, with approximately 26.2% from Asia, 26.9% from the U.S. and the remaining 5.7% from Latin America. We have sold more than 9.0 million of physical and digital copies of videogames during the past three fiscal years.

Based on Newzoo’s Global Games Market Report 2023 (October 2023), over 53% of the 3.38 billion gamers in the world in 2023 are from the Asia-Pacific region, thanks to huge markets like India and China and highly gaming-engaged countries like Japan and South Korea. Between 28.9% and 35.8% of PC gamers are based in Asia. Management believes that GCL Group’s leading position and track record in game distribution in Asia, and strong foothold and presence in different parts of the Asia-Pacific region make us an appealing business partner to Chinese game giants, such as Tencent Interactive Entertainment (“Tencent”) and NetEase Games, which rely on strong partners to distribute and publish their games outside of China. Partnerships with these major players in the gaming market will allow us the opportunity to strengthen our leading market position leveraging on our established reputation in the industry and extensive distribution network.

Unique position to offer a full suite of game marketing, distribution and publishing services with strong value proposition for game studios

The Asian gaming market remains fragmented and highly competitive today with games being sold at different price points, depending on the demand and purchasing power of the local market. Given the number of Asian languages and cultures in the region, there is also a non-uniform demand of gaming content depending on the relevance of the game IP in Asia. For example, the demand of a basketball game like NBA would traditionally be stronger in the Philippines than in Indonesia due to the sports centric local culture in the Philippines that transcends through social and economic barriers.

With our extensive distribution network in Asia, and long-standing relationships with our resellers in the region, we have built our expertise and local domain knowledge by staying very close to the ground as historical games sales data can give us intelligence on the best ways certain games should be distributed in certain parts of Asia. We have an in-house creative media design team with creative designers, video editors, videographers and studio facilities to produce marketing and promotional materials adapted to local markets. We also have our own production studio and an advertising agency. We leverage TDM influencers to help increase the outreach and visibility of our games via content creation in a bid to quickly amass substantial player numbers. For many consumers, the viewpoints and recommendations of these influencers and creators have replaced traditional journalism and games criticism. Growing our business into game publishing, marketing and media and having our own digital game distribution platform means that we have a strong value proposition for game studios who want to penetrate the Asian gaming market. We distinguish ourselves from our competitors in our ability to offer for international game publishers and studios a one-stop shop for all their marketing, distribution. and publishing needs.

Leadership by an industry veteran

Our Group Chairman, Mr. Jacky Choo See Wee is an industry veteran with over 20 years of experience in the video game industry. He has deep insights and connections with international publishers, developers, studios and video game resellers in Asia. He has a deep understanding of gaming trends, technology, and market dynamics. Mr. Choo has been serving in multiple executive and decision making positions within the GCL Group and other private companies in the video game industry since 2005. He capitalized on emerging trends and led the digital transformation of the Company’s business by expanding into digital game distribution. Under Mr. Choo’s leadership, GCL Group will continue to invest in emerging opportunities in upcoming titles across all platforms, as well as downloadable content for existing titles.

Our Growth Strategies

In March 2024, Epicsoft Asia entered into an addendum of a Memorandum of Understanding dated March 17, 2023 (together with the Addendum, the “Cube Game MOU”), with Wan Xin Culture Technology Co., Ltd. (“Wan Xin”), a wholly-owned subsidiary of Wan Xin Media Group, a PRC-listed cultural enterprise that owns the game platform, “Cube Game” in China. The Cube Game MOU contemplates a five-year collaboration between the parties to jointly allocate $100 million to investment in IP creation, game development, publishing opportunities exploration, and game studio acquisitions. Parties have also agreed to collaborate on strategies to combat privacy and unauthorized software use in the gaming industry, to develop connected game toys, and a digital platform that can provide real-time insights into consumer behavior, purchasing patterns, and market dynamics. On July 26, 2024, Hainan GCL Technology Co. Ltd. was formed in China as a wholly-owned subsidiary of GCL Global SG to support GCL Group’s collaboration efforts with Cube Game and game developers in China. Our other key growth strategies include the following:

Expand our “hit” game titles offerings through more sales channels

Our core strategy is to capitalize on the popularity of video games by distributing and publishing more high-quality interactive entertainment experiences to the growing Asian gaming market. We focus on building a large catalogue of game offerings by obtaining the distribution rights for “hit” game titles which can create sequels and incremental revenue opportunities through add-on content and merchandise. During the six months ended September 30, 2024, we sold 15 new game titles in addition to back catalog games and have secured 21 new game titles for distribution. During the fiscal year ended March 31, 2023, we sold 44 new game titles in addition to back catalog games, and have secured 49 new game titles for distribution for the fiscal year ended March 31, 2024. We plan to continue to support the success of our games in the marketplace through innovative marketing programs, leverage our TDM influencers to help increase the outreach and visibility of our games, and further expand our distribution network by acquiring additional retail sales and distribution channels, including e-commerce sites that are relevant to our target audience. This strategy will not only bolster our market leading position in the game distribution market but also attract more game publishing opportunities to us, and therefore enhancing our overall ability to monetize game IP. To further expand our game titles offerings, we have started extensive planning of a large scale game development project since early 2024. For instance, in December 2024, Nekcom signed a publishing agreement with us appointing 4Divinity as Nekcom’s exclusive global publisher and distributor of Showa American Story. In the future, we plan to have a large and diversified library of game titles that would also come from internally developed game IP.

Invest in emerging technologies, platforms, and distribution channels, including digitally delivered content

The interactive entertainment software industry is delivering a growing amount of content for traditional platforms through digital download. Partly due to the availability of digital-only consoles and early-access benefits of digital copies of video games, we believe digital distribution of the games will continue to rise. We provide digitally delivered games in the form of activation keys, which typically have a higher gross margin than physically delivered boxed console games. Many of our titles that are available through retailers as packaged goods products are also available through activation keys (from websites we own or third-party websites). We will continue to invest in emerging opportunities in upcoming titles across all platforms, as well as downloadable content for existing titles. In the future, we plan to drive ongoing community engagement on our digital platform by offering Esports elements and online tournaments to the gaming community, with incentives for long-term community engagements. We believe these new features will bring incremental revenue from recurrent consumer spending on add-on content, and in-game purchases for games that has this feature in the future.

Mobile games have grown to now account for approximately 49% of the global games market revenue. Interactive entertainment played online and on mobile platforms, such as tablets and smartphones, presents new opportunities for us to enhance our growth and profitability. In the future, we also plan to distribute mobile games and related digitally delivered content across smart devices and streaming platforms.

Grow into a fully integrated ecosystem in the industry through organic growth and strategic acquisitions of complementary businesses

Based on our core business in game distribution, we know the demand of the gaming community in the Asian markets. In 2022, we started to dedicate resources to game publishing by forming a wholly-owned subsidiary, 4Divinity, to invest in game IP. In December 2024, 4Divinity UK was formed as a wholly-owned subsidiary of 4Divinity to support GCL Group’s game publishing and development business in Europe. When we partner with international game studios, we help them create games and then support the games through our marketing campaigns. We formulate media content for the games and provide localization services by providing the games the connection to the local gaming communities. We provide a full suite of marketing, distribution and publishing services for the international game studios and developers. In the future, we plan to enter into content and game creation, and ancillary businesses such as gaming hardware, and believe that upstream value creation process will not only add to our revenue stream but also propel us to become the next Asian powerhouse in video games and entertainment content marketing, delivering high-quality and engaging entertainment experiences across smart devices, consoles, PCs and streaming platforms, and introducing original Asian-developed video games and entertainment content to the global market.

Mr. Choo, our Group Chairman, has extensive experience in strategic acquisitions in the gaming industry. We believe strategic acquisition in our core game distribution business as well as ancillary businesses will greatly contribute and accelerate our growth and broaden our appeal to different stakeholders in the industry. Although we have no agreements in place, we are actively exploring strategic acquisition opportunities that support our mission, and are focused on growing into a fully integrated ecosystem in the gaming industry through organic growth and strategic acquisitions of complementary businesses.

Diversify revenue stream by offering anti-piracy solutions to game studios

Game piracy is a global issue in the gaming industry. Based on a survey published by QATestLab on November 16, 2022, around 1 in 10 gamers have illegally downloaded or played a pirated video game over the past three months. Today, this presents a challenge to all game studios which lose significant revenue to unauthorized listings of their games online. In June 2023, we successfully launched our anti-piracy solution with one of our strategic partners, helping it recoup a significant amount of what would be lost profit. Our game anti-piracy solution consists of the following key components:

●	Identify – Detect and identify merchants who are selling offline accounts;

●	Activate – Activate account servicing for compliance on platforms;

●	Take down – Take down illegal listing on the platform;

●	Convert– Offer margin incentives and authorized region locked keys to cooperative merchants thereby converting unauthorized sales listings to legitimate sales channels;

●	Monitor– Monitor any illicit listings in the marketplace.

Through our vast distribution network and long-standing relationships with the e-commerce sites in Asia, we believe we can help international game studios defend their franchises and offer unique value proposition to them by combating game piracy through take-down and conversion of unauthorized sales listings. We believe that there is a large market demand for this service and tapping into this market will provide strong growth to our future revenue.

Build a technology platform to increase market share in the distribution of activation keys

Games are currently being distributed either as a physical packaged good or in the form of activation keys. While the market for distribution of games as physical packaged goods is quite mature, we believe the market for distribution of activation keys is still nascent in Asia primarily for the following reasons:

●	lack of data security over the transmission of activation keys from game studios to game distributors due to a gap in technology infrastructures;

●	a gap in live governance over the consignment and sale of activation keys by retail partners;

●	the need for a high degree of human intervention in the transmission of activation keys from game studios to game distributors, reconciliation of records, such as the number of activation keys sold, and tracking of sales periods;

●	lack of a live tracking system allowing the price of the activation keys to track the sales period on the Steam platform, and the sales periods designated by the game studios as the special promotional periods.

We are building a new technology platform (“Playcube”) to address some of the foregoing technological challenges. If Playcube can (i) allow game studios to upload activation keys into the digital vault and retail partners to purchase these activation keys from the digital vault real time, (ii) track discount sales to allow for live price adjustments of activation keys in the digital vault during any sales discount periods; and (iii) provide inventory and sales reporting for activation keys in the digital vault, improving sales data reporting to the game studios, we believe this will be a strong catalyst for us to sign more distribution agreements with game studios, and add new sales channel partners to our distribution network.

Invest and monetize game IP through transmedia and in the toy industry

We believe that the overall entertainment industry is converging towards transmedia, a trend in which game companies bring their game IP to film, television, and other media to expand the reach of their franchise and bring consumers back to their core game franchise. Recent notable examples would be the Dungeon & Dragon movie and the Witcher series on Netflix which were based on the Dungeons and Dragons and the Witcher game series and derived from the Witcher novel series. Since 2018, we have also witnessed a growing number of video game adaptations that have made their way onto home streaming services, and we believe that this trend is here to stay. As we enter into content and game creation and investment in game IP and establish our international presence as game publisher outside of Asia, we plan to continue to partner with game developers, publishers and brand owners to create games, original content and entertainment properties. It is part of our growth strategy to move up the value chain in the game creation process, build our game IP and potentially monetize game IP through transmedia. It is therefore part of our growth strategies to continue investing in game IP by establishing our own game studio and make investments in other game studios while creating content.

We have plans to build in activation keys within toys to deepen the consumer experience with game IP. Based on The Global Toy Market Report (Annual 2022) published by The Toy Association, the global toy market in 2022 was estimated at $107.4 billion. While the toy and game industries are two important pillars in the entertainment industry, toys and games are typically sold separately. However, leveraging emerging technologies, Nintendo Co. Ltd. (“Nintendo”) succeeded in launching a series of Amiibos toy collectibles with the addition of in-game content within each toy. These Amiibo figures use built-in near field communication (“NFC”) technology to interact with supported video game software, allowing data to be transferred in and out of games and across multiple platforms. Based on a report published by Nintendo as of November 9, 2022, Nintendo shipped more than 77 million units of amiibo figures as of September 30, 202216. As we continue to build a strong pipeline of game IP through our publishing business, we would be well positioned to develop our own toy collectible series that comes with activation keys with in-game content. We believe that if we are successful in merging our game offerings with in-game content into toys, we will have an opportunity to tap into the global toy market.

Sales and Marketing

We sell our game titles both physically and digitally in Asia through our direct relationships with resellers through their physical and digital storefronts. Our top customers include regional resellers in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines and other Asian countries. We have sales operations in Singapore, Hong Kong, Malaysia, but also have marketing staff in Europe, the Middle East and other parts of the world outside of Asia.

For the six months ended September 30, 2024 and fiscal year ended March 31, 2024, approximately 96.4% and 93.3% of our total consolidated revenue was generated from game distributions, respectively. We are dependent on a limited number of customers that account for a significant portion of sales. For the fiscal year ended March 31, 2024, our biggest customer accounted for approximately 17% of our total revenue, with each of the next three biggest customers accounting for more than 10% of our total revenue during the same period. For the fiscal year ended March 31, 2023, sales to our five biggest customers accounted for almost half of our total consolidated revenue, with the top three customers accounting for approximately 13%, 11%, and 10% of our total revenue, respectively. While we believe digital distribution will continue to rise and presents an important growth opportunity for our industry and company, we expect that packaged goods and traditional retailers will continue to be a significant channel for the sale of our console products for the foreseeable future.

[16]	https://www.nintendo.co.jp/ir/pdf/2022/221109e.pdf

Our marketing and promotional efforts are intended to maximize consumer interest in our game titles, promote brand name recognition in the industry, assist retailers and properly position, package and merchandise the game titles we distribute. Depending on the arrangements we have with the game publishers, we may be able to recoup some or all of our marketing expenses in connection with our promotional efforts of certain select game titles.

We market game titles by:

●	implementing promotional campaigns, using digital, online, outdoor, and print marketing;

●	adapting international game products to local markets, including but not limited to, producing localization materials in additional languages (e.g., Chinese, Japanese, Korean, and Thai) and otherwise providing a connection between the games and the local gaming communities;

●	employing various other marketing methods designed to promote consumer awareness, including social media, the use of character standees, point-of-sale (“POS”) materials, compact discs (“CDs”), CD inlays, manuals, and stationary and mobile billboards;

●	hosting in-person and virtual launch or other promotional events; and

●	leveraging TDM influencers to help increase the outreach and visibility of our games via content creation in a bid to quickly amass substantial player numbers for the games we distribute.

Our sales and marketing efforts are spearheaded by our Deputy Group CEO, Group Chief Marketing Officer and Head of Publishing, Mr. Keith Liu Min Tzau who leads, plans and executes marketing campaigns, collaborates with global game publishers and studios, and manages game releases on Valve’s Steam platform, Microsoft’s Xbox and Sony’s PlayStation Network. As of March 31, 2025, we had 60 full-time employees dedicated to sales and marketing.

Competition

The market for video game distribution and marketing in Asia is quickly evolving, and competition is intensifying as new competitors enter the market and current competitors expand their product offerings. In order to secure licensing and distribution agreements with AAA game publishers when competing with larger, better financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the distribution agreement, which could adversely affect our margins. Our failure to compete effectively for the distribution right for “hit” game titles could have a material adverse effect on our business, prospects, financial condition or future operating results.

In our video game distribution business, we face competition primarily from other games and interactive entertainment companies, that range in size and cost structures from small, little known local or regional distributors with limited resources to very large with greater financial, marketing, technical and other resources than ours, such as Electronic Arts Inc. and Activision Blizzard, Inc. Small business competitors may be able to offer more cost competitive solutions for video game distributions, due to their lower overhead costs.

In our game publishing business, we face competition from large developer and marketer of interactive entertainment software companies, such as Tencent Games, NetEase Games, Sega and Sony Interactive Entertainment, that have the financial resources to withstand significant price competition, implement extensive advertising campaigns, and utilize their substantially greater resources and economies of scale to develop competing video games and divert sales away from our games offerings.

Competition in the interactive entertainment software industry is based on innovation, features, playability, product quality, brand name recognition, compatibility with popular platforms, access to distribution channels, price, marketing, and customer service. Our business is driven by the number of hit game titles we sell, distribute and publish, which require increasing budgets for development and marketing.

We will continue to compete effectively and strategically grow our business by focusing on (i) our ability to develop original content and new games as well as by continuing to enhance our existing services to keep pace with user preferences and demands, and (ii) expanding our best-selling games portfolio.

Intellectual Property

Our business depends on the licensing and protection of intellectual property rights of the video games we distribute that are retained by the publishers. We try to protect our software and production techniques under copyright and trademark and trade secret laws as well as through contractual restrictions on disclosure, copying and distribution. TDM has the following two registered trademarks in Singapore:

Mark:	Trademark No.:	International Class(es):	Registration Date:
Titan Academy emblem	40202008815V	Class 41 (Nice Classification)	April 30, 2020

T1T5	40201923456S	Class 41 (Nice Classification)	October 25, 2019

In October 2022, we filed the following trademark application in Singapore:

Mark:	Application No.:	International Class(es):	Filing Date:
Titan Academy emblem	40202259168G	Class 41 (Nice Classification)	26 Oct 2022

Human Capital

As of March 31, 2025, we have a total of 149 full-time employees, consisting of 98 in Asia (with 63 in Singapore), 23 in Europe, 16 in Brazil, 9 in the U.S. and 3 in other parts of the world, carrying out the following primary functions:

Media Production	11
Content Development and Publishing	6
Operations	37
Sales and Marketing	60
Finance	15
Management and Administration	20
Total	149

GCL Group seeks to hire and develop employees who are dedicated to our strategic mission. Over the next twelve months, we intend to continue to hire a significant number of additional personnel across a variety of functions including, but not limited to, sales and marketing, research and development, content design and creation, video production, and operations to support of our anticipated growth.

We are committed to maintaining equitable compensation programs including equity participation. We offer market-competitive salaries aimed at attracting and retaining team members capable of making exceptional contributions to our success. Our compensation decisions are guided by the external market, role criticality, and the contributions of each team member.

To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

Facilities

GCL Group’s corporate headquarters are located at 29 Tai Seng Avenue #02-01, Singapore 534119. The term of the lease is through March 31, 2028. Together with five other properties (including our Chairman’s residence that also serves as an home office), our leases total over 3,560 square meters in Singapore. As of March 31, 2025, GCL Group also has leased office facilities in Hong Kong, China, Dubai, Brazil and Malaysia, totaling over 880 square meters.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not currently a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, or results of operations.

Regulations Applicable to the Company

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on the Company’s operations and business in Asia. This summary does not purport to be a complete description of all laws and regulations, which apply to the Company’s business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Our business is predominantly conducted by our Group Subsidiaries in Singapore, but we have operations also in Malaysia and Hong Kong and outside of Asia. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative and independent judicial power, under the principle of “one country, two systems”; furthermore, the laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law, shall be maintained, except for any that contravene the Basic Law and are subject to any amendment by the legislature of Hong Kong, and the national laws of the mainland China shall not be applied in Hong Kong except for those that relating to defense, foreign affairs and other matters that are not outside the limits of the autonomy of Hong Kong as specified by the Basic Law, which are listed under Annex III to the Basic Law.

We are subject to various laws and regulations in Singapore, Malaysia, Hong Kong and the other countries in which we operate, including those relating to video game distribution and classification, internet content, consumer protection, labor laws, prevention of money laundering and financing of criminal activity and terrorism, privacy and data protection, foreign exchange controls and competition laws, among others, all of which are continuously evolving and developing. It is also likely that as our business grows and evolves to other countries, including Brazil and U.A.E., and we will become subject to laws and regulations in additional jurisdictions. The scope and interpretation of the laws and regulations that are or may be applicable to us are often unclear and may conflict. Additional laws in these and other areas affecting our business are likely to be enacted in the future, which could limit or require changes to the ways in which we conduct our business, and could both increase our compliance costs and decrease our revenues. See “Risk Factors — Risks Related to the Company’s International Operations, Legal and Regulatory Matters.”

Regulations in Singapore

We conduct business in Singapore through the following subsidiaries: (a) Epicsoft Asia, which is primarily involved in the marketing and retail distribution of video games, game codes and other related consumer items in Singapore, (b) TDM, which operates a branding and digital marketing agency, (c) Starry Jewelery, which is in the business of fashion jewellery sales, (d) Martiangear, which is in the business of sales of gaming chairs and related merchandise sales, and (e) 4Divinity, which is primarily involved in the digital and retail game business.

Each of our Singapore subsidiaries has been incorporated in accordance with the Companies Act 1967 of Singapore (“Singapore Companies Act”) and registered with the Accounting and Corporate Regulatory Authority of Singapore as required by the Singapore Companies Act.

Regulations on Video Game Distribution and Classification

Pursuant to the Films Act 1981 of Singapore, the Infocomm Media Development Authority (“IMDA”), being the regulator of the information, communications and media sectors in Singapore, is responsible for classifying films, videos and video games distributed in Singapore. In particular, it administers the video game classification system under the Films Act 1981, which requires businesses importing or distributing physical copies of video games in Singapore to submit the video games to the IMDA for rating and classification. However, the video game classification system does not apply to games which are only available via internet download. Since the online games that we offer are available only through online platforms, we in general are not subject to the video game classification system. However, the IMDA retains the right to issue a rating and/or classification of any of the online games we offer, should it choose to do so.

Under the Films (Class Licence for Video Games Distribution) Order 2019, distributors and retailers of video games in Singapore are automatically class licensed, and shall comply with the conditions of the class licence under the said Order such as ensuring that only appropriate video games or any related promotional films are distributed.

Regulations on Consumer Protection

There are various general consumer protection laws in place in Singapore, which apply generally to all relevant transactions including electronic transactions, but are not specifically targeted at regulating e-commerce operations. One or more of these laws would be relevant in the context of live streaming operations or e-commerce operations.

The Consumer Protection (Fair Trading) Act 2003 of Singapore is the primary statute governing consumer protection which sets out a legislative framework prohibiting suppliers from engaging in unfair practices in relation to transactions and to allow consumers aggrieved by unfair practices to have recourse to civil remedies before the Singapore courts. The definition of supplier under the Consumer Protection (Fair Trading) Act 2003 of Singapore includes persons who promote the use or purchase of goods or services. Suppliers may be held liable for engaging in unfair practices in relation to consumer transactions. Unfair practices include, among other things, (i) doing or saying anything, or omitting to do or say anything, that would reasonably deceive or mislead consumers, (ii) making a false claim, (iii) taking unreasonable advantage of a consumer, or (iv) making various forms of misrepresentations to the consumer.

The Consumer Protection (Trade Descriptions and Safety Requirements) Act 1975 of Singapore prohibits the use of false trade descriptions on goods supplied in the course of trade. Trade descriptions include any description, statement or indication that directly or indirectly relates to the fitness for purpose, strength, performance, behavior or accuracy of any goods. This prohibition applies to all persons in the course of business and would be applicable in an e-commerce marketplace. Violations of the Consumer Protection (Trade Descriptions and Safety Requirements) Act 1975 of Singapore are subject to criminal liability.

The Unfair Contract Terms Act 1977 of Singapore generally regulates against unfair contract terms such as exclusion clauses and limitation of liability clauses in most consumer and standard form contracts. Amongst other things, the Unfair Contract Terms Act 1977 of Singapore prohibits the exclusion or restriction of liability for death or personal injury caused by negligence in all contracts. It also prevents sellers/service providers from excluding or limiting their liability for a breach of contract, unless it is reasonable for them to do so. The Unfair Contract Terms Act 1977 also circumscribes the limitation of liability in relation to certain implied terms in respect of goods purchased.

The Singapore Code of Advertising Practice (the “SCAP”) is a code of practice set out by the Advertising Standards Authority of Singapore (the “ASAS”) prescribing general principles applicable to advertisements, which include decency, honesty and truthful presentation, and contains guidelines relating to specific services/products. While the SCAP has no force of law, a breach of the SCAP may lead to ASAS referring the matter to the Consumers Association of Singapore for actions under the Consumer Protection (Fair Trading) Act 2003 of Singapore if an advertiser has repeatedly violated the SCAP by marketing false, misleading or unsubstantiated claims. The ASAS has also issued additional guidelines from time to time, such as the Guidelines for Interactive Marketing Communication & Social Media, which emphasizes that marketing communication should be clearly distinguishable from editorial and personal opinion and should not take the form of social media content that appears to originate from a credible and impartial source, and the Guidelines on Advertising of Investments, which aim to minimize investments-related advertisement with claims that are speculative, misleading or not substantiable.

The Spam Control Act 2007 of Singapore, as administered by the IMDA regulates the sending or receiving of unsolicited bulk commercial electronic messages, or “spam”, in Singapore It imposes certain requirements on the sending or receiving of unsolicited bulk commercial electronic messages, or “spam,” in Singapore and applies to emails and text messages that have a Singapore nexus. Electronic messages must have an “unsubscribe facility” or “opt-out” function, and the recipient should be removed from the distribution list within 10 business days after submitting an opt-out request. Any person who suffers loss or damage as a result of any violation of the foregoing requirements is entitled to institute legal action, and the court may grant injunctions, damages or statutory damages.

Regulations on Internet Content

Under the Broadcasting Act 1994 of Singapore (“Broadcasting Act”), no licensable broadcasting services in or from Singapore can be provided unless a broadcasting license has been granted by the IMDA. “Computer online services” provided by internet content providers (as defined under the Broadcasting (Class License) Notification, “ICPs”) are a licensable broadcasting service under the Broadcasting Act. Providers of Internet-based content generally are considered ICPs under the Broadcasting (Class License) Notification and are subject to an automatically-granted class license.

ICPs must comply with codes of practice issued by the IMDA from time to time, including the Internet Code of Practice issued by IMDA. These requirements include, among other things, that the ICP must use its best efforts to ensure that prohibited material (i.e., any material that is objectionable on the grounds of public interest, public morality, public order, public security or national harmony, offends good taste or decency, or is otherwise prohibited by applicable Singapore laws) is not broadcasted via the internet to users in Singapore and must deny access to any material considered by IMDA to be prohibited material if it is directed to do so by the IMDA.

The Protection from Harassment Act 2014 of Singapore protects persons against harassment and harmful social behavior such as cyber bullying and unlawful stalking, as well as the publication of false statements of fact about any person. Perpetrators can be both individuals and organisations. Individual suffering from such harassment or social behavior, a victim, may apply for a protection order if he or she is able to show, inter alia, that the perpetrator of harassment, through threatening, abusive or insulting communication, has: (i) caused harassment, alarm or distress to the victim through the intention to use or make any threatening, abusive or insulting communication; or (ii) caused the victim to believe that violence will be used or provoked against him or her. Where a protection order has been granted by the Singapore courts under the relevant provisions of the Protection from Harassment Act 2014 of Singapore in relation to online harassment that has been perpetrated, the perpetrator may be required to take down the offending communication and may also be required to comply with any other conditions set by the courts.

In addition, the Protection from Online Falsehoods and Manipulation Act 2019 of Singapore (“POFMA”) counters the proliferation of online falsehoods. Under the POFMA, it is an offence to, inter alia, knowingly communicate a false statement of fact which is likely to be prejudicial to the security of Singapore or any part of Singapore. To the extent that our platforms or services transmit or allow our users to access third-party online content, we would be an internet intermediary under the POFMA. POFMA empowers any Singapore government minister to direct the POFMA Office, situated within IMDA that is responsible for the administration of POFMA, to issue certain directions to internet intermediaries whose service has been used to communicate material that contains or consists of a false statement of fact in Singapore if the minister is of the opinion that it would be in the public interest to do so. Such directions would include (a) targeted correction directions, which require the internet intermediary to communicate a correction notice on its service to all end-users in Singapore who accessed the offending false statement of fact by means of its service after a specified time; and (b) disabling directions, which require the internet intermediary to disable access by end-users in Singapore to the offending false statement of fact being communicated on or through its service. Internet intermediaries may be fined or have their access to their online location by Singapore end-users disabled if they fail to comply with directions issued under POFMA without reasonable excuse.

There are also various other content regulation laws in Singapore, including:

(i)	Undesirable Publications Act 1967 (“UPA”): The UPA prevents the importation, distribution and reproduction of obscene and objectionable publications. The definition of “publication” is wide, and includes “any picture or drawing, whether made by computer-graphics or otherwise howsoever”. The UPA makes it an offence for a person to reproduce any obscene or objectionable publication knowing or having reason to believe that it is obscene or objectionable.

(ii)	Foreign Interference (Countermeasures) Act 2021 (“FICA”): The FICA is intended to counteract foreign interference in the public interest. Under the FICA, it would be an offence to, inter alia, undertake (or prepare or plan to undertake) “electronic communications activity” in or outside Singapore that results in or involves the publication in Singapore of any information/material on behalf of (i) a foreign principal or (ii) another person acting on the foreign principal’s behalf, where any part of the undertaking or electronic communications activity is covert or involves deception, and with knowledge or reason to believe that the electronic communications activity or the published information/material is likely to be prejudicial to the security of Singapore or any part of Singapore.

(iii)	The Online Safety (Miscellaneous Amendments) Act 2022 (the “OSA”): The OSA seeks to amend the Broadcasting Act 1994 to introduce a new Part 10A, which will regulate online communication services (“OCSs”) provided to Singapore end-users and listed in a new schedule under the Broadcasting Act 1994. These regulations will apply to OCSs provided from outside Singapore as well as services provided in or from Singapore. At present, only one type of OCS is specified, namely social media services (“SMS”). An SMS is defined as an electronic service whose sole or primary purpose is to enable online interaction or linking between two or more end-users, including enabling end-users to share content for social purposes, and which allows end-users to communicate content on the service. Under the new Part 10A, (i) providers of OCSs with significant reach or impact (as designated by the IMDA) are to comply with the IMDA’s codes of practice; and (ii) if the IMDA is satisfied that any egregious content provided on an OCS can be accessed by Singapore end-users, IMDA can, among others, issue directions to the OCS provider to disable access to the egregious content by Singapore end-users, and stop the egregious content from being transmitted to Singapore end-users via other channels or accounts (though such directions cannot be issued in respect of private communications due to privacy concerns). Non-compliance with a direction by IMDA constitutes a criminal offence, punishable with a fine.

Regulations on Intellectual Property Rights

The Intellectual Property Office of Singapore administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1988 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark; misrepresentation on the part of the infringer; and damage to the mark as a result.

Regulations on Competition Laws

The Competition Act 2004 of Singapore prohibits anti-competitive practices. Specific prohibited activities include agreements that prevent, restrict or distort competition, abuse of dominance and mergers that substantially lessen competition, whether these take place within or outside of Singapore, so long as they have an impact on a market in Singapore. The Competition and Consumer Commission of Singapore (the “CCCS”) is responsible for administering and enforcing the Competition Act 2004 of Singapore, which covers all industries and sectors unless specifically exempted or excluded. Infringements of the Competition Act can result in financial penalties of up to 10 per cent. of the turnover of the business in Singapore for each year of infringement, up to a maximum of three years. The CCCS also has powers to impose directions requiring infringing undertakings to stop or modify the activity or conduct, or in the case of anti-competitive mergers, to remedy, mitigate or eliminate the adverse effects arising from the merger.

Regulations on Labor and Employment

The Employment Act 1968 of Singapore (the “Singapore Employment Act”) generally extends to all employees regardless of their designation, salary level or type of work performed, with the exception of certain groups of employees (i.e., seafarers, domestic workers and public workers). It provides employees falling within its ambit certain protections such as minimum notice periods, restrictions in relation to the deductions from wages, minimum days of annual and sick leave, maternity/paternity leave and paid childcare leave. The Singapore Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Singapore Employment Act. Employers in Singapore owe a statutory obligation under the Central Provident Fund Act 1953 of Singapore to contribute to a Central Provident Fund in relation to wages for employees who are Singapore citizens or permanent residents of Singapore. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident and the age group and wage band of the employee.

The Employment of Foreign Manpower Act 1990 of Singapore, provides that no person shall employ a foreign employee unless the foreign employee has a valid work pass. Work passes are issued by the Controller of Work Passes. In relation to the employment of semi-skilled foreign workers in the construction, manufacturing, marine shipyard, process or services sectors, employers must ensure that such persons apply for a “Work Permit”. In relation to the employment of foreign mid-level skilled workers, such persons apply for an “S Pass”. From 1 September 2023, the minimum monthly salary requirement for “S Pass” applicants will be S$3,150, with a higher minimum qualifying salary requirement of S$3,650 for “S Pass” applicants in the financial services sector. In relation to the employment of foreign professionals, managers and executives earning a monthly fixed salary of at least S$5,000 (or S$5,500 for “Employment Pass” applicants in the financial services sector), employers must ensure that such persons apply for an “Employment Pass”. From 1 September 2023, in addition to meeting the minimum qualifying salary, “Employment Pass” applicants must also pass a points-based Complementarity Assessment Framework (“COMPASS”), with certain exceptions.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

The primary anti-money laundering and counter-terrorist financing legislation in Singapore that are of general application are the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (the “CDSA”) and Terrorism (Suppression of Financing) Act 2002 of Singapore (the “TSOFA”). The CDSA provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits. The CDSA permits the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. The CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office, Singapore’s Financial Intelligence Unit within the Criminal Affairs Division of the Singapore Police Force. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. In addition, the TSOFA has extraterritorial reach, and any person outside Singapore who commits an act or omission that would constitute an offense under the TSOFA if committed in Singapore may be proceeded against, charged, tried and punished accordingly in Singapore.

Regulations on Data Protection

The Personal Data Protection Act 2012 of Singapore (the “Singapore PDPA”) governs the collection, use and disclosure of the personal data of individuals (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission (the “PDPC”) and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

Organizations are required to, among other things, (i) obtain consent from individuals and inform them of the applicable purposes before collecting, using or disclosing their personal data; and (ii) put in place reasonable measures to (a) protect the personal data in their possession or control from unauthorized access, loss or damage and (b) prevent the loss of any storage medium or device on which personal data is stored. In the event of a data breach involving any personal data in an organization’s possession or control, the Singapore PDPA requires the organization to reasonably and expeditiously assess whether the data breach is notifiable and notify the PDPC and, unless exceptions apply, the affected individuals of the data breach, if the data breach is assessed to be one that (a) is likely to result in significant harm or impact to the individuals to whom the information relates, or (b) is, or is likely to be, of a significant scale. Other obligations include accountability, retention and requirements around the overseas transfers of personal data.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

Non-compliance with the Singapore PDPA may attract financial penalties or even criminal liability. The PDPC has broad powers to give any such directions as it thinks fit to ensure compliance, which include requiring an organization to pay a financial penalty. In this connection: (i) in the case of contravention of the parts of the Singapore PDPA which sets out the obligations of organizations relating to data protection (including the obligation to protect and care for personal data, and to conduct assessments of data breaches), the maximum financial penalty that may be imposed: (a) on an organization whose annual turnover in Singapore exceeds S$10 million is 10% of the organization’s annual turnover in Singapore, if the contravention occurs on or after October 1, 2022; and (b) in any other case is S$1 million; and (ii) in the case of contravention of the DNC requirements, the maximum financial penalty that may be imposed is S$1 million.

Regulations on Foreign Investment and Exchange Control

Singapore does not have an umbrella regime for regulating foreign investment. Instead, foreign investment is regulated (if at all) by sector. Singapore imposes no significant restrictions on the repatriation of earnings and capital, or on remittances, foreign exchange transactions and capital movements.

Regulations in Malaysia

We conduct business in Malaysia through our subsidiary, Epicsoft Malaysia, which is primarily engaged in the marketing and retail distribution of video games and related products in Malaysia.

Regulations on Business Registration

A person who desires to form a company shall apply for incorporation, pursuant to the provisions of the Companies Act 2016 of Malaysia (the “Malaysian Companies Act”), with the Companies Commission of Malaysia. The Local Government Act 1976 of Malaysia empowers every local authority to make, amend or revoke any by-laws in respect of the local government area, and to grant any licence or permit of any trade, occupation or premises and such licence shall be subject to such conditions and restrictions as the local authority may prescribe. As such, prior to the commencement of our business operations in Malaysia, we are required to apply for business premises licenses for each operating premise from the relevant local authority. We have registered our Malaysia subsidiary in accordance with the Malaysian Companies Act and have obtained the business premises license from the local authority.

Regulations on Labor and Employment

Employment and industrial relations in Malaysia are mainly governed by the Employment Act 1955 of Malaysia (the “Malaysian Employment Act”). The requirements under the Malaysia Employment Act apply to all employees that enter into a contract of service regardless of wages (except that, for certain prescribed categories of employees such as employees earning more than RM4,000 per month, provisions in the Malaysia Employment Act relating to, among other things, overtime payments and termination benefits do not apply). Both employees and employers in Malaysia are required to contribute toward the Employees Provident Fund, the Employment Insurance System and the Employees Social Security Fund. The contributions are premised on the statutorily prescribed rates under the Employees Provident Fund Act 1991 of Malaysia, Employment Insurance System Act 2017 of Malaysia and Employees’ Social Security Fund Act 1969 of Malaysia.

Worker Classification

Under Malaysian law, an “employee” means a person engaged under a contract of service while an “independent contractor” means a person engaged pursuant to a contract for services. The Malaysian Employment Act defines “contract of service” as any agreement, whether oral or in writing and whether express or implied, whereby one person agrees to employ another as an employee and that other agrees to serve his or her employer as an employee and includes an apprenticeship contract. There is no single legal test to determine whether a person is engaged as an employee or an independent contractor. The degree of control exercised over the person engaged is an important factor but not the sole criteria in making a determination. The Industrial Court of Malaysia will examine all facts and circumstances and the conduct of the parties, including but not limited to the degree of control, whether there is a fixed compensation package or whether the individual undertook a business risk, exclusivity, whether any statutory contributions (such as the Employees Provident Fund) have been made and the contractual terms of the engagement in determining the status of an employee or independent contractor.

Competition Law

The competition law in Malaysia achieves this by prohibiting two categories of activities: (i) anti-competitive practices and (ii) abuse of dominant positions, and the Competition Act 2010 of Malaysia is generally enforced by the Malaysia Competition Commission (the “MyCC”), save for competition issues arising in specific sectors (such as the telecommunications sector, the aviation sector and the energy and gas supply sector which fall under the relevant applicable laws and are regulated by other regulators). The Competition Act 2010 of Malaysia applies to all commercial activities which have an effect on competition in any market in Malaysia, whether such activities are carried out within or outside Malaysia. Infringements of the Competition Act 2010 of Malaysia may result in, among other things, the imposition of a financial penalty of up to 10% of the worldwide turnover of the enterprise for the period during which the infringement occurred. The MyCC may also take other actions, including issuing cease and desist orders. Infringements of Section 61 of the Competition Act 2010 of Malaysia, may result in a fine not exceeding five million ringgit, and for a second or subsequent offence, to a fine not exceeding ten million ringgit; or (b) if such person is not a body corporate, to a fine not exceeding one million ringgit or to imprisonment for a term not exceeding five years or to both, and for a second or subsequent offense, to a fine not exceeding two million ringgit or to imprisonment for a term not exceeding five years or to both.

Regulations on Data Protection

The Personal Data Protection Act 2010 of Malaysia (the “Malaysia PDPA”) regulates the processing of personal data in commercial transactions in Malaysia and is enforced by the Personal Data Protection Commission. The Malaysia PDPA applies to (a) any person who processes, and (b) any person who has control over or authorizes the processing of, any personal data in respect of commercial transactions. The Malaysia PDPA also applies to a person in respect of personal data if (a) the person is established in Malaysia and personal data is processed, whether or not in the context of that establishment, by that person or any other person employed or engaged by that establishment, or (b) the person is not established in Malaysia but uses equipment in Malaysia for processing the personal data, except for the purposes of transit through Malaysia.

“Personal data” is statutorily defined to mean any information in respect of commercial transactions, which (a) is being processed wholly or partly by means of equipment operating automatically in response to instructions given for that purpose, (b) is recorded with the intention that it should wholly or partly be processed by means of such equipment, or (c) is recorded as part of, or with the intention that it should form a part of, a relevant filing system that relates directly or indirectly to a data subject (i.e., an individual who is the subject of the personal data) who is identified or identifiable from that information or from that and other information in the possession of a data user, including any sensitive personal data and expression of opinion about the data subject. “Personal data” does not include any information that is processed for the purpose of a credit reporting business carried on by a credit reporting agency under the Credit Reporting Agencies Act 2010 of Malaysia.

Under the Malaysia PDPA, a “data user” is a person who either alone or jointly, or in common with other persons, processes any personal data or has control over, or authorizes the processing of, any personal data but does not include a processor. The Malaysia PDPA provides that data users must adhere to the following principles with respect to the processing of personal data:

(a)	the general principle;

(b)	the notice and choice principle;

(c)	the disclosure principle;

(d)	the security principle;

(e)	the retention principle;

(f)	the data integrity principle; and

(g)	the access principle.

In general, to process or disclose personal data relating to any individuals would require (i) consent from such individuals, particularly pertaining to sensitive personal data, which may be obtained in any form that can be recorded and maintained properly by the data user; and (ii) written notice to such individuals informing such individuals amongst others, (a) personal data that is being processed by or on behalf of the data user and whether it is obligatory or voluntary for the individual to supply the personal data and, where it is obligatory for the individual to supply the personal data, the consequences that the individual may face if the individual fails to supply the personal data, (b) the purposes for which the personal data is being or is to be collected and further processed, (c) any information available to the data user as to the source of that personal data, and (d) the individual’s right to request access to and request correction of the personal data. Any person engaged in processing personal data shall take measures to protect the personal data from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction and to maintain the integrity of the personal data processed, which should not be kept longer than necessary for the fulfilment of the purpose for which it was to be processed. Violation of the Malaysia PDPA, when convicted, may result fine up to RM500,000 and/or to imprisonment or both.

Regulations on Foreign Investment

As there is no overarching FDI regime in Malaysia, foreign equity restrictions thresholds vary between every industry, depending on the applicable laws, policies, and regulations issued by the relevant governmental departments. Epicsoft Malaysia is not subject to restrictions on foreign investment.

Regulations on Exchange Control

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 of Malaysia (the “FSA”), which regulates the domestic and international transactions involving residents and non-residents of Malaysia and prescribes a list of transactions that are prohibited without approval from the Bank Negara Malaysia (the Central Bank of Malaysia) (the “BNM”). In exercise of the powers conferred by the FSA, BNM issues the Foreign Exchange Notices (the “FE Notices”) which provides the directions, requirements, restrictions, and conditions of approval in respect of the prohibited transactions.

Foreign investors are generally free to repatriate proceeds, profits, dividends, rent, fees, and interest arising from any investment in Malaysia in foreign currency (except for the currency of Israel), subject to any withholding tax, in accordance with the FE Notices. The conversion of ringgit into foreign currency may be freely effected onshore with licensed banks or money-changers with certain limited exceptions.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLATFA”), makes it an offense for any person to engage in or abet the commission of money laundering and terrorist financing, and seeks, among other things, to implement measures for the prevention of money laundering and terrorism financing offences. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of proceeds of unlawful activity commits a money laundering offense under the AMLATFA.

AMLATFA sets out the reporting institution under the First Schedule of the AMLATFA to comply with the further obligations of prevention of money laundering and financing terrorism, which include reporting and recordkeeping duties, such as submitting suspicious transaction reports, implementing a risk-based application, and conducting customer due diligence. Epicsoft Malaysia. is not deemed to be a reporting institution under the AMLATFA.

Regulations in Hong Kong

We conduct business in Hong Kong mainly through the following subsidiaries: (a) Epicsoft Hong Kong, which is primarily engaged in the marketing and retail distribution of video games software, game codes and other related consumer items in Hong Kong; and (b) 2Game, which is primarily engaged in the distribution of video games and related products including digital content such as console game codes. Each of our Hong Kong subsidiaries has obtained a business registration certificate under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) since incorporation and the commencement of its business operations.

Regulations Related to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), administered by Business Registration Office, requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable for a fine of HK$5,000 and imprisonment for one year. As of the date of this prospectus, each of the Hong Kong subsidiaries have obtained and maintains a valid business registration certificate.

Regulations Relating to Trade Description of Products

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) prohibits false descriptions, false, misleading or incomplete information in respect of goods provided in the course of trade and to prohibit certain unfair trade practices. Under the Trade Descriptions Ordinance, it is an offence for a person, in the course of trade or business, to apply a false or misleading trade description to any goods or supply any goods with false or misleading trade descriptions, to forge any trademark or falsely apply any trademark to any goods, or to engage in relation to a consumer in a commercial practice that is a misleading omission, aggressive, bait advertising, a bait and switch, or constitutes wrongly accepting payment for a product.

A person who commits any such offense is subject to, on conviction on indictment, a fine of up to HK$500,000 and imprisonment for five years and, on summary conviction, a fine of HK$100,000 and imprisonment for two years.

Regulations on Labor and Employment

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, among other things, notice of termination of his or her employment contract, payment in lieu of notice, maternity protection in the case of a pregnant employee, sickness allowance, statutory holidays or alternative holidays and paid annual leave.

Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”), employers must participate in a Mandatory Provident Fund (the “MPF”) Scheme for employees employed under the jurisdiction of the EO. Under the MPF Scheme, generally, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000.

Employers are also required to maintain a policy of insurance issued by an insurer for an amount not less than the applicable amount stated in the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) in respect of work-related injuries. According to the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees.

Regulations Related to Anti-competition

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (i) prohibits conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibits mergers that substantially lessen competition in Hong Kong; and (iii) provides for incidental and connected matter.

The first conduct rule prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Serious anti-competitive conduct includes (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The second conduct rule prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. This conduct may in particular, constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking has a substantial degree of market power in a market include (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; and (iii) any barriers to entry to competitors into the relevant market.

The first conduct rule and the second conduct rule apply to all sectors of the Hong Kong economy. Therefore, the Hong Kong subsidiaries’ business is subject to Competition Ordinance generally.

In the event of contravention of a competition rule, the Competition Tribunal may (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; and (iii) make orders it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention.

Regulations Related to Data Privacy

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), imposes a statutory duty on data users to comply with the requirements of the six data protection principles contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes the six data protection principles unless the act or practice, as the case may be, is required or permitted under the PDPO. The six data protection principles are:

(a) Principle 1 — purpose and manner of collection of personal data;

(b) Principle 2 — accuracy and duration of retention of personal data;

(c) Principle 3 — use of personal data;

(d) Principle 4 — security of personal data;

(e) Principle 5 — information to be generally available; and

(f) Principle 6 — access to personal data.

Non-compliance with a data protection principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/ or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

(i)	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

(ii)	if the data user holds such data, to be supplied with a copy of such data; and

(iii)	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain uses, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Regulations on Foreign Investment, Exchange Control and Dividend Distribution

There are no restrictions on foreign investments or foreign ownership applicable to the businesses currently conducted by our Hong Kong subsidiaries. There are also no foreign exchange controls currently in force in Hong Kong, and the Hong Kong dollar is freely convertible into other currencies. Our Hong Kong subsidiaries are not restricted in their ability to pay dividends.

Regulations Related to Hong Kong Taxation

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Withholding Tax on Dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by the Hong Kong subsidiaries in Hong Kong.

Capital Gains and Profit Tax

The Inland Revenue Ordinance provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate at 16.5%, except for the qualifying group entity under the two-tiered profits tax regime. The two-tiered profits tax regime is applicable to years of assessment commencing on or after April 1, 2018, for which the first HK$2,000,000 of assessable profits are taxed at the rate of 8.25% and the remaining assessable profits are taxed at 16.5%. The Inland Revenue Ordinance also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciation of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains, unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

The Anti-money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (the “AMLO”) imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks. Our Hong Kong subsidiaries are not subject to these requirements.

Among other things, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (the “OSCO”) empowers officers of the Hong Kong Police Force and the Hong Kong Customs & Excise Department to investigate organized crime and triad activities, and confers jurisdiction on the Hong Kong courts to confiscate the proceeds of organized and serious crimes and to issue restraint orders and charging orders in relation to the property of defendants of specified offenses under the OSCO. The OSCO extends the money laundering offense to cover the proceeds from all indictable offenses.

Among other things, the UN United Nations (Anti-terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (the “UNATMO”) stipulates that it is a criminal offense to (i) provide or collect property (by any means, directly or indirectly) with the intention to, or knowledge that the property will be used to, commit, in whole or in part, one or more terrorist acts; or (ii) make any property or financial (or related) services available, by any means, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate, or collect property or solicit financial (or related) services, by any means, directly or indirectly, for the benefit of a person knowing that, or being reckless as to whether, the person is a terrorist or terrorist associate. The UNATMO also requires a person to disclose his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offense under the UNATMO.

MANAGEMENT

Management and Board of Directors

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Our board is comprised of six directors.

Name	Age	Position
Executive Officers:
Jacky Choo See Wee	48	Group Chairman, Chief Executive Officer of Epicsoft Asia and 4Divinity and Director
Sebastian Toke	39	Group Chief Executive Officer and Director
Keith Liu Min Tzau	53	Group Deputy Chief Executive Officer, Group Chief Marketing Officer and Head of Publishing
Martin Lim Han Wei	41	Interim Group Chief Financial Officer
Clement Wong	46	Group Chief Operating Officer
Non-independent Directors:
Jacky Choo See Wee	48	Director
Sebastian Toke	39	Director
Catherine Choo See Ling	45	Director
Independent Directors:
Tse Meng Ng	50	Independent Director
Wilson W. Wang	43	Independent Director
Joshua Kewei Cui	40	Independent Director

Executive Officers

Jacky Choo See Wee has served as PubCo’s Group Chairman since February 13, 2025. Mr. Choo is a veteran with over 20 years of experience in the video game industry. He is widely recognized in the industry for his deep understanding of gaming trends, technology, and market dynamics. Mr. Choo has been serving in multiple executive and decision making positions within the GCL Group and other private companies in the industry since 2005. Most recently, Mr. Choo has been the Chairman for GCL BVI since December 2018, where he directs and executes the group’s vision, strategically expands a portfolio of gaming-related and social media entities, diversifies the group’s offerings and enhances its market presence, and leads expansions both geographically and horizontally across platforms. Mr. Choo has also been the Director and CEO of Epicsoft Asia since September 2014, where he spearheads the company’s expansion of video game distribution operations into multiple regions, achieving year-on-year growth in both revenue and market presence. He forged strategic partnerships with international game developers and publishers such as Take-Two, CD Projekt Red, Warner Bros. Games and SEGA, enriching the company’s game catalog and bolstering market competitiveness. He successfully led the digital transformation of the company’s business, expanding into the digital game distribution space, capitalizing on emerging trends, and reaching new markets. Mr. Choo also serves as a Director for Epicsoft Malaysia, 4Divinity, Martiangear, and other companies within the GCL Group. Mr. Choo received a Bachelor’s degree in Chemical Engineering from National University of Singapore in Singapore.

Sebastian Toke has served as PubCo’s Group Chief Executive Officer and director since February 13, 2025. Mr. Toke has been serving as the Group CEO of GCL Global since February 2023, where he manages GCL Group’s business, overseeing all key business verticals, and makes strategic decisions in collaboration with senior management and PubCo’s Group Chairman. Mr. Toke is responsible for driving GCL Group’s growth and diversification initiatives to ensure its financial health and sustainability. Prior to joining GCL Group, Mr. Toke was the Head of Investments at Impecca Ventures from May 2022 to January 2023, where he led the overall investment strategy for the investment portfolio across both public and private markets. From February 2021 to April 2022, Mr. Toke was the Asia Head of Fixed Income for Nomura Securities where he was responsible for driving the fixed income business across Asia within the wealth management platform across trading, research and advisory. From August 2014 to January 2021, he served in a Fixed Income Advisory role at BNP Paribas, where he helped formulate BNP Paribas’ wealth management fixed income strategy and drive regional investments in fixed income credits and structured products. Mr. Toke received Bachelor Degree of Economics and Finance at the Royal Melbourne Institute of Technology in Australia.

Keith Liu Min Tzau has served as PubCo’s Group Deputy CEO, Group Chief Marketing Officer and Head of Publishing since February 13, 2025. Mr. Liu has been serving as the Deputy CEO of GCL Global since February 2024, and GCL Global’s Group Chief Marketing Officer and Head of Publishing since April 2020, where he leads, plans and executes marketing campaigns, including 360 campaign activations for PC and console titles across multiple channels including digital, social media, influencers, PR and traditional media. He collaborates with global game publishers and studios, and manages game releases on digital platforms such as Valve’s Steam, Microsoft’s Xbox and Sony’s PlayStation Network. From June 2016 to March 2020, Mr. Liu worked as Director for Asia Pacific region at Wilson Electronics where he started up its Singapore regional headquarters to introduce and legalize America’s top-selling cellular repeaters to Asian countries. Mr. Liu received his Bachelor’s Degree of Communications from University Science Malaysia in Malaysia.

Martin Lim Han Wei serves as PubCo’s Interim CFO beginning on March 28, 2025. Mr. Lim has over 16 years of financial leadership experience, and has served as PubCo’s Deputy CFO since February 2025. From March 2020 to January 2025, Mr. Lim was the Senior Vice President, Global Commercial Finance and Sales Operations of SHAREit Group, a Singapore-based global internet technology company. From 2019 to 2020, he was the Group Finance Director of Divtone Entertainment, a digital entertainment provider in Asia. From 2016 to 2019, Mr. Lim was the Finance Leader and Regional Internal Controls Lead at Mastercard. Prior to that, Mr. Lim was engaged in audit services at a consulting company and a large accounting firm. Mr. Lim holds a Bachelor of Commerce (Accounting) from the Australian National University and a Master of Science (Knowledge Management) from Nanyang Technological University. He is also a Chartered Accountant of Singapore.

Clement Wong serves as PubCo’s Group Chief Operating Officer of PubCo. Mr. Wong joined GCL Global as its Chief Operating Officer in November 2024. Between September 2023 and April 2024, Mr. Wong was the Chief Growth Officer of FCM Travel in Singapore where he oversaw a team of over 150 professionals on corporate development and growth strategies. Between December 2020 and June 2023, he was the Chief Executive Officer and founder of Triber Group, a social e-commerce platform in the Phillippines. Prior to Triber, Mr. Wong was CEO Digital Goods at Lazada of the Alibaba Group between August 2019 and November 2020. Mr. Wong also serves on the boards of two private companies in Singapore, DC Gears Pte. Ltd. and Adazal Pte. Ltd. Mr. Wong received his Bachelor Degree of Business Administration from National University of Singapore.

Directors

Jacky Choo See Wee is a member of the board of directors of PubCo. For more information about Mr. Choo, see “Management — Executive Officers.”

Sebastian Toke is a member of the board of directors of PubCo. For more information about Mr. Toke, see “Management  — Executive Officers.”

Catherine Choo See Ling is a member of the board of directors of PubCo. Ms. Choo is Jacky Choo See Wee’s sister. Since January 2020, Ms. Choo has been serving as GCL Group’s Human Resources Director and Epicsoft Asia’s Human Resources Director. She collaborates with other senior executives to ensure that human resource strategies support overall business objectives, and oversees talent acquisition, recruitment, and deployment strategies. Ms. Choo has been serving on the board of directors of GCL Global Pte. Ltd. since August 16, 2024, and the board of directors of Epicsoft Ventures Pte. Ltd. since June 30, 2021. Between February 2021 and May 2023, Ms. Choo served on the board of directors of a few other private companies including, Go Game Pte. Ltd., Why Kids Ptd. Ltd., and 4Divinity Pte. Ltd. From June 2003 through December 2019, Ms. Choo served as a Senior Education Officer in the Singapore Ministry of Education.

Tse Meng Ng has been a member of the board of directors of PubCo since February 13, 2025. Mr. Ng was the Chairman and Chief Executive Officer of RFAC from January 2021 until the consummation of the Business Combination. In February 2019, Mr. Ng co-founded Ruifeng Wealth Management Pte Ltd, a Singapore Capital Markets Services licensed financial institution regulated by the Monetary Authority of Singapore with a market capitalization of approximately $2 billion, for which he serves as the chief executive officer. There, Mr. Ng and his team provide fund management services to ultra-high net worth individuals. From May 2014 to January 2019, Mr. Ng served as the Managing Director of Credit Agricole, an international full-service banking group. He was voted ‘Outstanding Young Private Banker’ in 2011 by Private Banker International, a leading journal for the global wealth management industry. Prior to that, Mr. Ng was a Director at Credit Suisse where he helped form the team that covered the North Asia markets and where he helped contribute the most net new money between 2008-2009. He started his career in 1998 at Citibank N.A where he managed a team of banking staff. Mr. Ng earned a B.S. in Business from Nanyang Technological University. Mr. Ng is well qualified to serve on our board of directors due to his leadership skills and business acumen.

Wilson W. Wang, PhD has been a member of the board of directors of PubCo since February 13, 2025. Since August 2023 to the present, Prof. Wang has served as the Acting Director of Investments, Deputy Academic Director and adjunct Associate Professor of NUS Enterprise Academy at National University of Singapore, leading investment strategies and overseeing postgraduate and Continuing Education and Training (CET) programs and focusing on venture creation and entrepreneurship education. From December 2019 to July 2023, Prof. Wang was the Deputy Director, Industry Liaison Office at the National University of Singapore, where he spearheaded collaboration initiatives between academia and industry, driving innovation through strategic partnerships with the global venture capital community. Prior to his employment with the National University of Singapore, Prof. Wang has held various management positions in different global investment firms including Temasek and Fosun International between 2006 and 2018. Prof. Wang received a Bachelor’s Degree in Computing from the National University of Singapore and a Doctorate Degree in Management, with research focus on Applied Behavioral Economics from the University of Canberra in Australia.

Joshua Kewei Cui has been a member of the board of directors of PubCo since February 13, 2025. Since April 2022 to the present, Mr. Cui has been the executive officer of SOCC Capital Consultancy Pte Ltd (“SOCC Capital”), a regional Singapore-based corporate and advisory firm he co-founded. SOCC Capital specializes in corporate finance and reporting compliance services. Since August 2024, Mr. Cui has served as an independent director and a member of the audit committee of BitFuFu Inc. (NASDAQ: FUFU). From June 2017 to October 2024, he was a director at JWCC Capital Consultancy Pte Ltd, a consultancy firm specialized in strategic planning, business development and internal controls. From June 2022 to September 2023, Mr. Cui was the Chief Financial Officer at Ohmyhome Ltd (NASDAQ: OMH), primarily responsible for the overall accounting and financial management, project management, strategic planning, and internal control of that company. From May 2017 to August 2018, Mr. Cui served as the financial controller of K2 F&B Holdings Limited, a company listed on the Main Board of the Hong Kong Stock Exchange, and as its Chief Financial Officer from August 2018 to July 2021, where he was principally responsible for overall accounting and financial management, project management, strategic planning and internal control of that company. Mr. Cui has more than 15 years of experience in finance and accounting, including external audit, internal control and financial reporting in various industries. He received a Bachelor’s Degree in Applied Accounting from Oxford Brookes University and has been a member of the Institute of Singapore Chartered Accountants since 2013.

Family Relationships

Catherine Choo See Ling, a director of PubCo, and Mr. Jacky Choo See Wee, Group Chairman, are siblings.

The Company’s Executive Compensation

The aggregate cash compensation paid to our directors and executive officers during fiscal year 2024 (including individuals who are no longer with GCL Group) was approximately US$2,585,458.

Foreign Private Issuer and Controlled Company

PubCo is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, PubCo is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, PubCo is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. PubCo may elect to follow its home country’s corporate governance practices as long as its remains a foreign private issuer. As a result, PubCo’ shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, PubCo is also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

PubCo is a “controlled company” as defined under the Nasdaq rules, because Jacky Choo See Wee, our Group Chairman is able to exercise approximately 63.8% of the aggregate voting power of PubCo’ total issued and outstanding shares. Under the Nasdaq rules, a “controlled company” may elect not to comply with certain corporate governance requirements. Accordingly, PubCo has elected to avail itself of the exemptions available to it under Rule 5615(a)(7)(B) of the Nasdaq rules by foregoing (i) the requirement that PubCo have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (ii) the requirement that PubCo have a nominating and corporate governance committee with a written charter addressing the committee’s purpose and responsibilities. PubCo is eligible to take advantage of additional exemptions from certain Nasdaq corporate governance requirements. As a result, PubCo’s shareholders may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, PubCo will adhere to the rules of such exchange, as applicable to foreign private issuers and controlled companies, in determining whether a director is independent. The board of directors of PubCo has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The size of PubCo’s board of directors is six directors, three of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Tse Meng Ng, Wilson W. Wang and Joshua Kewei Cui are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Director Nominations

As a “controlled company” under Nasdaq rules, PubCo is not required to and does not intend to have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or the Nasdaq rules. We believe that our independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will initially participate in the consideration and recommendation of director nominees are Jacky Choo See Wee and Tse Meng Ng. Mr. Choo does not qualify as an independent director.

Committees of the Board of Directors

PubCo has established a separately standing audit committee and compensation committee, and adopted a charter for each of these committees.

Audit Committee

PubCo’s audit committee consists of Tse Meng Ng, Wilson W. Wang and Joshua Kewei Cui, with Mr. Cui serving as the chair of the committee. Each member of the audit committee qualifies as an independent director under the Nadsaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each proposed member of the audit committee is financially literate. Our board of directors has determined that Mr. Cui qualifies as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication, as defined under the rules of Nasdaq.

The audit committee’s responsibilities include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing PubCo’s independent registered public accounting firm;

●	discussing with PubCo’s independent registered public accounting firm their independence from management;

●	reviewing with PubCo’s independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by PubCo’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and PubCo’s independent registered public accounting firm the interim and annual financial statements that PubCo files with the SEC;

●	reviewing and monitoring PubCo’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our board of directors has adopted a written charter for the audit committee which is available on PubCo’s website.

Compensation Committee

PubCo’s compensation committee consists of Jacky Choo See Wee, Catherine Choo and Joshua Kewei Cui. Neither Mr. Choo nor Ms. Choo qualifies as an independent director. PubCo relies on the “controlled company” exemption of the Nasdaq rules relating to compensation committee composition.

The compensation committee’s responsibilities include, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of PubCo’s Chief Executive Officers, evaluating the performance of PubCo’s Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of PubCo’s Chief Executive Officer;

●	reviewing and setting or making recommendations to PubCo’s board of directors regarding the compensation of PubCo’s other executive officers;

●	making recommendations to PubCo’s board of directors regarding the compensation of PubCo’s directors;

●	reviewing and approving or making recommendations to PubCo’s board of directors regarding PubCo’s incentive compensation and equity-based plans and arrangements; and

●	appointing and overseeing any compensation consultants.

Our board of directors has adopted a written charter for the compensation committee which is available on PubCo’s website.

Code of Ethics

PubCo has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on PubCo’s website. PubCo intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 6-K.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including non-management directors, by sending a letter to us at 29 Tai Seng Ave #02-01, Natural Cool Lifestyle Hub, Singapore 534119 for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial shareholder of PubCo. All communications received as set forth above will be opened by the corporate secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

GCL Global Holdings Ltd Equity Incentive Plan

On February 13, 2025, upon closing of the Business Combination, the Company’s Board approved and adopted GCL Global Holdings Ltd Equity Incentive Plan (the “PubCo Equity Plan”).

Summary of the PubCo Equity Plan

The purpose of the PubCo Equity Plan is to help us attract, motivate and retain such persons with awards under the PubCo Equity Plan and thereby enhance shareholder value.

Types of Awards. The PubCo Equity Plan permits the awards of options, share appreciation rights, rights to dividends and dividend equivalent right, restricted shares and restricted share units and other rights or benefits under the Plan.

Plan Administration. The PubCo Equity Plan shall be administrated by a committee formed in accordance with applicable stock exchange rules, unless otherwise determined by the Board of directors.

Shares available for Awards. An aggregate of 18,941,459 PubCo ordinary shares are reserved and available for grant and issuance under the PubCo Equity Plan. Subject to any adjustments provided in the PubCo Equity Plan, such aggregate number of shares will automatically increase every April 1 of each year, in an amount equal to 3% of the total number of ordinary shares outstanding on March 31 of the preceding year.

Eligibility. Employees, members of the Board and consultants of PubCo and its affiliates are eligible to participate in the PubCo Equity Plan. An employee, a director or consultant who has been granted an award may, if he or she is otherwise eligible, be granted additional awards.

Designation of Award. Each award under the PubCo Equity Plan is designated in an award agreement, which is a written agreement evidencing the grant of an award executed by the company and the grantee, including any amendments thereto.

Conditions of Award. PubCo’s board of directors or any entity appointed by its board of directors to administer the Plan shall determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and form of payment upon settlement of the award.

Terms of Award. The term of each award is stated in the award agreement between the company and the grantee of such award.

Transfer Restrictions. Unless otherwise determined by the administrator of the Plan, no award and no right under any such award, shall be assignable, alienable, saleable or transferable by the employee otherwise than by will or by the laws of descent and distribution unless, if so determined by the administrator of the Plan, the employee may, in the manner established by such administrator, designate a beneficiary or beneficiaries to exercise the rights of the employee, and to receive any property distributable, with respect to any award upon the death of the employee.

Exercise of Award. Any award granted under the PubCo Equity Plan is exercisable at such times and under such conditions as determined by the administrator under the terms of the Plan and specified in the award agreement. An award is deemed to be exercised when exercise notice has been given to the company in accordance with the terms of the award by the person entitled to exercise the award and full payment for the shares with respect to which the award is exercised.

Amendment, Suspension or Termination of the PubCo Equity Plan. The administrator of the PubCo Equity Plan may amend, alter, suspend, discontinue or terminate the Plan, or any award agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval with such legally mandated threshold for a resolution of the shareholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the administrator of the Plan deems it necessary or desirable to qualify or (ii) shareholder approval with such threshold for a resolution of the shareholders in respect of such amendment, alteration, suspension, discontinuation or termination as provided in PubCo’s Memorandum and Articles of Association for any amendment to the Plan that increases the total number of shares reserved for the purposes of the Plan, and (iii) with respect to any award agreement, the consent of the affected employee, if such action would materially and adversely affect the rights of such employee under any outstanding award.

Insurance and Indemnification

To the extent permitted under Cayman Islands law, the Company is empowered to indemnify its current and former directors and officers against any liability they incur by reason of their directorship or position. out of the assets of the Company. Our Company has also entered into indemnification agreements with each of our directors and executive officers. Additionally, the Company has obtained directors’ and officers’ insurance to insure such persons against certain liabilities. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the board of directors, executive officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELECTED HISTORICAL FINANCIAL INFORMATION AND OPERATING DATA

The following tables set forth selected historical financial information of GCL Global included elsewhere in this prospectus, derived from GCL Global’s audited consolidated financial statements as of September 30, 2024, March 31, 2024 and 2023, and for the six months ended September 30, 2024 and 2023, and for the years ended March 31, 2024 and 2023.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto, included elsewhere in this prospectus are prepared and presented in accordance with U.S. GAAP. GCL Global’s historical results are not necessarily indicative of future results.

	September 30,	March 31,
	2024	2024	2023
Condensed consolidated balance sheets
Current assets	$40,514,256	$32,566,905	$29,238,762
Total assets	$62,425,441	$49,558,244	$47,823,975
Total current liabilities	$45,911,681	$30,395,238	$25,098,249
Total liabilities	$46,615,216	$32,933,085	$30,504,182
Ordinary shares subject to possible redemption	$700,000	$700,000	$163,905
Total stockholders’ equity	$15,110,225	$15,925,159	$17,155,888
Total liabilities, temporary equity and stockholders’ equity	$62,425,441	$49,558,244	$47,823,975

	For six months ended September 30,
	2024	2023
Condensed Consolidated Statements of operations and comprehensive income (loss)
Revenue	$50,905,705	$36,088,569
Cost of revenue	$(43,888,313)	$(30,237,731)
Gross profit	$7,017,392	$5,850,838
Total operating expenses	$(8,098,190)	$(7,857,147)
Loss from operations	$(1,080,798)	$(2,006,309)
Other income, net	$267,912	$159,985
Net loss	$(802,442)	$(1,862,492)
Net loss attributable to non-controlling interest	$(290,155)	$(332,096)
Net loss attributable to GCL Global	$(512,287)	$(1,530,396)
Loss per share – basic and diluted	$(0.02)	$(0.06)
Weighted average shares outstanding Basic and diluted	25,916,468	25,896,000

	For the years ended March 31,
	2024	2023
Condensed Consolidated Statements of operations and comprehensive income (loss)
Revenue	$97,534,701	$77,444,155
Cost of revenue	$(84,216,243)	$(63,598,608)
Gross profit	$13,318,458	$13,845,547
Total operating expenses	$(15,712,530)	$(10,244,826)
(Loss) Income from operations	$(2,394,072)	$3,600,721
Other income (expenses), net	$486,407	$(839,909)
Net (loss) income	$(1,960,956)	$2,140,670
Net (loss) income attributable to non-controlling interest	$(587,452)	$154,551
Net (loss) income attributable to GCL Global	$(1,373,504)	$1,986,119
(Loss) earning per share – basic and diluted	$(0.05)	$0.08
Weighted average shares outstanding Basic and diluted	25,906,178	25,896,000

	For the six months ended September 30,
	2024	2023
Condensed consolidated statement of cash flow
Net cash (used in) provided by operating activities	$(2,189,180)	$6,138,119
Net cash (used in) provided by investing activities	$(76,681)	$20,720
Net cash provided by (used in) financing activities	$8,528,017	$(4,046,664)

	For the years ended March 31,
	2024	2023
Condensed consolidated statement of cash flow
Net cash provided by (used in) operating activities	$1,316,296	$(4,365,870)
Net cash used in investing activities	$(780,624)	$(615,528)
Net cash provided by financing activities	$135,236	$4,359,210

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, for purposes of this section, the terms “GCL”, “we,” “us,” or “our,” refer to GCL Global Limited and its subsidiaries prior to the consummation of the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis are set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section of Report titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

GCL is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations on its own, we conduct all our operations through our subsidiaries in Singapore, Hong Kong, Malaysia, Brazil, Dubai and China.

We are a leading marketer, distributor, publisher and developer of video games and entertainment content sold in Asia. We sell and distribute to retailers and consumers physical and digital copies of video games through physical retailers, such as Sony PlayStation stores in Japan, as well as online channels in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines, other Asian countries and Europe. Over 96.4% and 89.1% of our total consolidated revenue for the six months ended September 30, 2024 and 2023, respectively, was derived from sale of either games on consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and PCs to retailers, or game codes via electronic delivery to retailers or end- users through email or download. We also have our own production studio and an advertising agency, providing media and content advertising services for small and medium-sized enterprises (the “SMEs”) and government agencies. In September 2022, we formed a subsidiary dedicated to our game publishing business investing in upcoming game titles as either a publisher or a co-publisher for the global market.

We derive revenues from (i) distribution and sale of console games; (ii) game publishing; (iii) media advertising services; and (iv) others. The total revenue increased by $14.8 million, or 41.1%, to approximately $50.9 million for the six months ended September 30, 2024 from approximately $36.1 million for the same period in 2023. This increase in revenue was primarily attributable to the approximately $16.9 million increased from console games revenue and offset by decrease of approximately $1.5 million in game publishing revenue.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of (a) up to 83,456,793 PubCo Ordinary Shares, which consist of (i) 80,581,793 PubCo Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination at an implied purchase price of $10.00 per share; and (ii) 2,875,000 PubCo Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 PubCo Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one PubCo Ordinary Share at $11.50 per share; and (c) up to 549,500 PubCo Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one PubCo Ordinary Share at $11.50 per share.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 PubCo Ordinary Shares, constituting approximately 66.1% of the issued and outstanding PubCo Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 PubCo Ordinary Shares constituting approximately 69.6% of the issued and outstanding PubCo Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding PubCo Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by PubCo at any time. Given the substantial number of PubCo Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of PubCo Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the PubCo Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of PubCo Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the PubCo Ordinary Shares and could impair PubCo’s ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of PubCo’s public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when PubCo’s public shareholders may not experience a similar rate of return. Based on the closing price of the PubCo Ordinary Shares of $1.98 as of March 28, 2025, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $1.971 per share, or an aggregate amount of profit of up to approximately $5.7 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which PubCo’s public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of the PubCo Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the PubCo Ordinary Shares exceeds $10.00 per share. As a result, PubCo’s public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the PubCo Ordinary Shares if they sell their PubCo Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Key Factors that Affect Operating Results

Our business, financial condition and results of operations have been, and are expected to continue to be, affected by a number of factors, which primarily include the following:

Distribution arrangements with game publishers and studios to sell “hit” game titles

We derive our revenue primarily from sales to retailers and consumers of console games and game codes, and distributing gaming content that are compatible with major gaming consoles and PCs to resellers. During the six months ended September 30, 2024, we sold 15 new game titles in addition to back catalog games and have secured 21 new game title for distribution. During the six months ended September 30, 2023, we sold 42 new game titles in addition to back catalog games and have secured 38 new game titles for distribution. We have forged multi-year distribution deals with international video game publishers and studios to sell selected game titles within certain territories in Asia. We have sold more than 9.0 million of physical and digital copies of video games since March 31, 2020. Our success will continue to depend on our ability to obtain the distribution rights for “hit” game titles which can create sequels and incremental revenue opportunities through add-on content and merchandise. The success of the games we distribute also depends, in part, on unpredictable and constantly changing factors beyond our control including consumer preferences and spending habits, competing games and the availability of other entertainment experiences. Our ability to negotiate with resellers and platform partners, and to add sales channels in territories outside of the countries we currently distribute games can determine our continued success in the game distribution business.

Growth in the game publishing business and game IP development

We started our game publishing business in September 2022. As of today, we have published or co-published a total of nine game titles, five of which were published during the fiscal year of 2025 alone. Our success in growing the game publishing business will depend on our ability to identify global game designing talents, and partner with game developers, publishers, and brand owners to create original content and entertainment properties. Since early 2024, we have started extensive planning of a large scale game development project. It is currently expected that this first IP game development will be in production for at least three years. In the future, we plan to have a large and diversified library of game titles that would also come from internally developed game IP. Our success in developing game IP will depend on our ability to raise adequate funding required for the project.

Risks associated with operating and investing in Asia

We derive a significant portion of revenue from our operations in Asia, and we intend to continue to develop and expand our business and penetration in the region and outside of Asia. Our operations and investments in Asia are subject to various risks related to the economic, political, and social conditions of the countries in which we operate.

Key Operating Metric

Our management regularly reviews the operating metric to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metric we consider, and our results for the six months ended September 30, 2024 and 2023, are set forth in the tables below:

Number of game copy sold in physical form and digital form:

	For the Six Months Ended September 30,				Change	Change
	2024	%	2023	%	USD	%
	(Unaudited)		(Unaudited)
Physical copies sold	476,205	20.5%	520,653	26.2%	(44,448)	(8.5)%
Digital copies sold	1,849,262	79.5%	1,468,750	73.8%	380,512	25.9%
Total revenues	2,325,467	100.0%	1,989,403	100.0%	$336,064	16.9%

We experienced substantial growth towards digital copies sold. Approximately 1.8 million of digital copies were sold for the six months ended September 30, 2024, compared to approximately 1.5 million digital copies sold for the same period in 2023, representing an increase of 25.9%. Meanwhile, the number of physical copies sold declined by 8.5% for the six months ended September 30, 2024. These changes highlight our effective adaptation to consumer preferences for digital formats, reflecting broader industry trends towards convenient, direct access to gaming content and an increasing environmental consciousness. Our strategic focus on enhancing digital distribution channels has successfully positioned us well for sustained growth in the digital marketplace.

Results of Operations

Comparison of the Six Months Ended September 30, 2024 and 2023:

	For the Six Months Ended September 30,
	2024	2023	Change	Percentage Change
	(Unaudited)	(Unaudited)
Revenues	$50,905,705	$36,088,569	$14,817,136	41.1%
Cost of revenues	$43,888,313	$30,237,731	$13,650,582	45.1%
Gross profit	$7,017,392	$5,850,838	$1,166,554	19.9%
Selling expenses	$1,219,251	$1,266,421	$(47,170)	(3.7)%
General and administrative expenses	$6,878,939	$6,590,726	$288,213	4.4%
Loss from operations	$1,080,798	$2,006,309	$(925,511)	(46.1)%
Other income, net	$267,912	$159,985	$107,927	67.5%
Income tax benefit (expense)	$10,444	$(16,168)	$26,612	(164.6)%
Net Loss	$(802,442)	$(1,862,492)	$1,060,050	(56.9)%

Revenues

Our revenues from our revenue categories are summarized as follows:

	For the Six Months Ended September 30,				Change	Change
	2024	%	2023	%	USD	%
	(Unaudited)		(Unaudited)
Console game	$49,069,622	96.4%	32,168,325	89.1%	16,901,297	52.5%
Game publishing	886,005	1.7%	2,403,367	6.7%	(1,517,362)	(63.1)%
Advertising services	820,412	1.6%	1,306,960	3.6%	(486,548)	(37.2)%
Others	129,666	0.3%	209,917	0.6%	(80,251)	(38.2)%
Total revenues	$50,905,705	100.0%	$36,088,569	100.0%	$14,817,136	41.1%

Our revenues are mainly derived from sale of console games, game publishing, and media advertising service. The total revenue increased by approximately $14.8 million, or 41.1%, to approximately $50.9 million for the six months ended September 30, 2024 from approximately $36.1 million for the same period in 2023. The increase was mainly attributable to the following:

Sale of Console Game

Our revenue from sale of console games increased by $16.9 million, or 52.5%, to approximately $49.1 million for the six months ended September 30, 2024 from approximately $32.2 million for the six months ended September 30, 2023. The increase was primarily attributable to increase in revenue from sales of console game codes of approximately $16.4 million, representing an 90.8% increase in revenue from sales of console game codes. The increased of revenue from sales of console game codes was that we experienced higher demand for game downloads from online stores, allowing us to sell 1,849,262 copies of game codes for the six months ended September 30, 2024, compared with 1,468,750 copies for the same period in 2023.

Game Publishing

We generated revenue from game publishing from collaborating with third party game developers and obtain exclusive publishing right in distributing the console game codes through third parties’ storefronts, such as Sony’s PlayStation Network and Valve’s Steam. For the six months ended September 30, 2024, we published 5 game titles compared to the 2 game titles published during the same period in 2023 in above mentioned store front, and generated revenue from game publishing for approximately $0.9 million, compared to approximately $2.4 million of generated revenue for the six months ended September 30, 2023.

The 63.1% decrease in revenue from game publishing was primarily due to the decline in revenue generated from the game title, Atomic Heart, which was initially published during the fiscal year ended March 31, 2023. Atomic Heart generated approximately $2.7 million in game publishing revenue during six months ended September 30, 2023, compared to approximately $0.8 million for the same period in 2024, as sales typically peaked shortly after a game’s initial release over marketing and promotions, Day-one buyers and fans who bought on launch date to be among the first to experience the title, then decline over time as the market becomes saturated and player interest wanes.

Media advertising Service

Revenue from media advertising services consisted of video marketing campaign service and social media advertising service. Our revenue from advertising services decreased approximately $0.5 million, or 37.2%, to approximately $0.8 million for the six months ended September 30, 2024 from approximately $1.3 million for the same period of 2023. The decrease was driven partially by a decrease of revenue from video production service for approximately $0.5 million due to we obtained fewer service contracts compared to the same period in 2023.

Other revenue

Other revenue comprised sales of fashion jewelry through our online e-commerce platform. For the six months ended September 30, 2024 and 2023, this revenue amounted to approximately $0.1 and 0.2 million, respectively. Going forward into 2025 and beyond, we anticipate that this source of revenue will continue to remain insignificant to our overall operations.

Cost of Revenues

Our cost of revenues from our revenue categories are summarized as follows:

	For the Six Months Ended September 30,				Change	Change
	2024	%	2023	%	USD	%
	(Unaudited)		(Unaudited)
Console game	$42,644,147	97.1%	$27,765,078	91.8%	$14,879,068	53.6%
Game publishing	684,378	1.6%	1,779,461	5.9%	(1,095,083)	(61.5)%
Advertising services	535,732	1.2%	647,016	2.1%	(111,284)	(17.2)%
Others	24,056	0.1%	46,176	0.2%	(22,120)	(47.9)%
Total Cost of revenues	$43,888,313	100.0%	$30,237,731	100.0%	$13,650,581	45.1%

Cost of revenue increased by approximately $13.7 million, or 45.1%, to approximately $43.9 million for the six months ended September 30, 2024 from approximately $30.2 million for the same period in 2023. The increase in cost of revenues was attributable to the following:

Cost of revenue from console game increased by approximately $14.9 million, or 53.6%, to approximately $42.6 million for the six months ended September 30, 2024 from approximately $27.8 million for the same period in 2023. The increase was primarily driven by increase of revenue from console game as more units (both compact discs and console game codes) were sold during the six months ended September 30, 2024. Additionally, the increase was attributable to higher purchasing costs, which were influenced by price increases from our vendors.

Cost of revenue from game publishing decreased by approximately $1.1 million, or 61.5%, to approximately $0.7 million for the six months ended September 30, 2024 from approximately $1.8 million for the same period in 2023. This decrease was primarily driven by a reduction in development fees, which corresponded to the overall decline in game publishing revenue of approximately $1.5 million, or 63.1%. As the Company remits a development fee based on a percentage of revenue generated from the gaming platform, the reduction in revenue directly resulted in lower development fees owed to the developer.

Cost of revenue from media advertising service decreased approximately $0.1 million or 2.9%, to approximately $0.5 million for the six months ended September 30, 2024 from approximately $0.6 million for the same period in 2023. The decrease was attributable to decrease of cost of revenue from video production by $0.1 million as we incurred less video production cost related to creating video content published in our YouTube Channel.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

	For the Six Months Ended September 30,
	2024	2023	Change (USD)	Change (%)
	(Unaudited)	(Unaudited)
Console Game
Gross profit margin	$6,425,475	$4,403,247	$2,022,228	45.9%
Gross profit percentage	13.1%	13.7%	(0.6)%

Game Publishing
Gross profit margin	$201,627	$623,906	$(422,279)	(67.7)%
Gross profit percentage	22.8%	26.0%	(3.2)%

Advertising Service
Gross profit margin	$284,680	$659,944	$(375,264)	(56.9)%
Gross profit percentage	34.7%	50.5%	(15.8)%

Others
Gross profit margin	$105,610	$163,741	$(58,131)	(35.5)%
Gross profit percentage	81.4%	78.0%	3.4%

Total
Gross profit	$7,017,392	$5,850,838	$1,166,554	19.9%
Gross profit margin	13.8%	16.2%	(2.4)%

Our gross profit increased by approximately $1.2 million, or 19.9%, to approximately $7.0 million for the six months ended September 30, 2024 from approximately $5.9 million for the same period in 2023. The increased profit was primarily attributable to increased gross profit from console game by approximately $2.0 million for the six months ended September 30, 2024. The increase in gross profit then was offset by a decreased gross profit from game publishing by approximately $0.4 million and decreased gross profit from advertising service by approximately $0.4 million for the six months ended September 30, 2024.

Our overall gross margin decreased to 13.8% for the six months ended September 30, 2024 from 16.2%. The 2.4 % decrease was attributable to (1) 15.8% decrease in the gross profit margin from advertising services as we experiencing increased labor cost due to inflation, (2) 3.2% decrease in gross profit margin from game publishing due to certain games requiring a higher percentage of revenue to be distributed to developers as part of their development fee structure, and (3) 0.6 % decreased in gross margin from sales of console game as we experienced higher cost in purchasing console game for resale due to price increase from our vendor.

Operating Expenses

Total operating expenses increased by approximately $0.2 million, or 3.1%, to approximately $8.1 for the six months ended September 30, 2024 from approximately $7.9 million for the six months ended September 30, 2023. The increase was mainly attributable to the following:

Approximately $0.1 million, or 3.7%, decrease in selling expense was mainly attributable to approximately $0.5 million decrease in advertising and marketing expense as we strategically streamlined our advertising campaigns to enhance effectiveness of promoting our product during the six months ended September 30, 2024, offset by $0.4 million increase in in sales commission and salary to sales department employees due to expansion of our business.

Approximately $0.3 million, or 4.4%, increase in general and administrative expense was mainly attributable to increase of approximately $0.8 million in professional fees as we are currently in the process to become a listed public company in the United States, and approximately $0.2 million increase in salary expenses, entertainment expenses, website maintenance expense, rent expense and other miscellaneous expenses due to our current business expansion, offset by approximately $0.7 million decrease in director fee.

Other income, net

For the six months ended September 30, 2024 and 2023, we have other income, net amounted to approximately $268,000 and $160,000, respectively, representing an increase of approximately $108,000 or 67.5%. Such change was attributable to approximately $952,000 decrease in loss from change in fair value of consideration payable related to our acquisition of 2Game, offset by decrease of approximately $1,000,000 in non-operating income related to marketing revenue recognized from our vendor who compensated our marketing expense incurred from prior period.

Benefit (Provision) for income tax

We incurred benefit for income taxes of approximately $10,000 for the six months ended September 30, 2024 compared to provision for income taxes of approximately $16,000 for the same period in 2023. The Change was mainly due to decrease of current provision of income tax of approximately $8,000 as we incurred less taxable income, the change was also attributable to increase of deferred tax benefit, which resulted from higher net operating loss (“NOL”) recognized as deferred tax asset for the six months ended September 30, 2024 compare to the same period in 2023.

Net Loss

Our net loss decreased by approximately $1.1 million, or 56.9%, to approximately $0.8 million net loss for the six months ended September 30, 2024, from approximately $1.9 million net loss for the same period in 2023. Such change mainly as a direct effect to the reasons discussed above.

Comparison of the Years Ended March 31, 2024 and 2023

	For the Years Ended March 31,
	2024	2023	Change	Percentage Change
Revenues	$97,534,701	$77,444,155	$20,090,546	25.9%
Cost of revenues	$84,216,243	$63,598,608	$20,617,635	32.4%
Gross profit	$13,318,458	$13,845,547	$(527,089)	(3.8)%
Selling and marketing	$2,602,892	$2,689,213	$(86,321)	(3.2)%
General and administrative	$13,109,638	$7,555,613	$5,554,025	73.5%
(Loss) income from operations	$(2,394,072)	$3,600,721	$(5,994,793)	(166.5)%
Other expense, net	$486,407	$(839,909)	$1,326,316	(157.9)%
Income tax expense	$53,291	$620,142	$(566,851)	(91.4)%
Net (Loss) income	$(1,907,665)	$2,140,670	$(4,101,626)	(191.6)%

Revenues

Our revenues from our revenue categories are summarized as follows:

	For the Years Ended March 31,				Change	Change
	2024	%	2023	%	USD	%
Console game	$91,018,804	93.3%	$68,075,142	87.9%	$22,943,662	33.7%
Game publishing	3,431,680	3.5%	6,103,312	7.9%	(2,671,632)	(43.8)%
Media advertising services	2,716,089	2.8%	3,265,701	4.2%	(549,612)	(16.8)%
Others	368,128	0.4%	—	—%	368,128	100.0%
Total revenues	$97,534,701	100.0%	$77,444,155	100.0%	$20,090,546	25.9%

Our revenues are mainly derived from sale of console games, game publishing, and media advertising service. The total revenue increased by approximately $20.1 million, or 25.9%, to approximately $97.5 million for the year ended March 31, 2024 from approximately $77.4 million for the same period in 2023. The increase was mainly attributable to the following:

Sale of Console Game

Our revenue from sale of console games increased by $22.9 million, or 33.7%, to approximately $91.0 million for the year ended March 31, 2024 from approximately $68.1 million for the year ended March 31, 2023. The increase was primarily attributable to increase in revenue from sales of console game codes of approximately $24.0 million, representing an 84.0% increase in revenue from sales of console game codes. The increased of revenue from sales of console game codes was that we experienced higher demand for game downloads from online stores, allowing us to sell 3,787,922 copies of game codes for the year ended March 31, 2024, compared with 1,647,361 copies for the same period in 2023.

Game Publishing

Revenue from game publishing was generated from a newly adopted business model from the second half for the fiscal year ended March 31, 2023. We collaborate with third party game developers and obtain exclusive publishing right in distributing the console game codes though third parties’ storefronts, such as Sony’s PlayStation Network and Valve’s Steam. For the year ended March 31, 2024, we published 2 new game title in addition to 2 game titles published during the year ended March 31, 2023 in above mentioned store front, and generated revenue from game publishing for approximately $3.4 million, when compared to 2 game titles published of approximately $6.1 million of generated revenue for the year ended March 31, 2023.

The 43.8% decrease in revenue from game publishing was primarily due to the decline in revenue generated from the game title, Atomic Heart, which was initially published during the fiscal year ended March 31, 2023. Atomic Heart generated approximately $6.1 million in game publishing revenue during the year ended March 31, 2023, compared to approximately $3.3 million for the same period in 2024, as sales typically peak shortly after a game’s release due to initial excitement and high demand, then decline over time as the market becomes saturated and player interest wanes.

Media advertising Service

Revenue from media advertising services consisted of video marketing campaign service and social media advertising service. Our revenue from advertising services decreased approximately $0.6 million, or 16.8%, to approximately $2.7 million for the year ended March 31, 2024 from approximately $3.3 million for the same period of 2023. The decrease was driven partially by a decrease of revenue from social media adverting service for approximately $0.2 million due to reduced earnings from our YouTube channel, which is highly dependent on video views. It was also caused by a decreased revenue from video marketing campaign services of approximately $0.4 million due to fewer service contracts entered when compared to the same period in 2023.

Other revenue

Other revenue comprised sales of fashion jewelry through our online e-commerce platform. For the year ended March 31, 2024, this revenue amounted to approximately $0.4 million. Going forward into 2025 and beyond, we anticipate that this source of revenue will continue to remain insignificant to our overall operations.

Cost of Revenues

Our cost of revenues from our revenue categories are summarized as follows:

	For the Years Ended March 31,				Change	Change
	2024	%	2023	%	USD	%
Console game	$80,340,157	95.4%	$58,005,203	91.2%	$22,334,954	38.5%
Game publishing	2,350,855	2.8%	4,056,790	6.4%	(1,705,935)	(42.1)%
Advertising services	1,389,562	1.6%	1,536,615	2.4%	(147,053)	(9.6)%
Others	135,669	0.2%	—	—%	135,669	100.0%
Total Cost of revenues	$84,216,243	100.0%	$63,598,608	100.0%	$20,617,635	32.4%

Cost of revenue increased by approximately $20.6 million, or 32.4%, to approximately $84.2 million for the year ended March 31, 2024 from approximately $63.6 million for the same period in 2023. The increase in cost of revenues was attributable to the following:

Cost of revenue from console game increased by approximately $22.3 million, or 38.5%, to approximately $80.3 million for the year ended March 31, 2024 from approximately $58.1 million for the same period in 2023. The increase was primarily driven by increase of revenue from console game as more units (both compact discs and console game codes) were sold during year ended March 31, 2024. Additionally, the increase was attributable to higher purchasing costs, which were influenced by price increases from our vendors.

Cost of revenue from game publishing decreased by approximately $1.7 million, or 42.1%, to approximately $2.4 million for the year ended March 31, 2024 from approximately $4.1 million for the same period in 2023. This decrease was primarily driven by a reduction in development fees, which corresponded to the overall decline in game publishing revenue of approximately $2.7 million, or 43.8%. As the Company remits a development fee based on a percentage of revenue generated from the gaming platform, the reduction in revenue directly resulted in lower development fees owed to the developer.

Cost of revenue from media advertising service decreased approximately $0.1 million or 9.6%, to approximately $1.4 million for the year ended March 31, 2024 from approximately $1.5 million for the same period in 2023. The decrease was attributable to decrease of cost of revenue from social media advertising service by $0.2 million as we incurred less video production cost related to creating video content published in our YouTube Channel. The decrease of cost of revenue from media advertising was offset by increased cost of revenue from video marketing campaign production by approximately $0.1 million as we incurred higher labor cost.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

	For the Years Ended March 31,
	2024	2023	Change (USD)	Change (%)
Console Game
Gross profit margin	$10,678,647	$10,069,939	$608,708
Gross profit percentage	11.7%	14.8%	(3.1)%	6.0%
Game Publishing
Gross profit margin	$1,080,825	$2,046,522	$(965,697)
Gross profit percentage	31.5%	33.5%	(2.0)%	(47.2)%
Advertising Service
Gross profit margin	$1,326,527	$1,729,086	$(402,559)
Gross profit percentage	48.8%	52.9%	(4.1)%	(23.3)%
Others
Gross profit margin	$232,459	$—	$232,459
Gross profit percentage	63.1%	—%	63.1%	100.0%
Total
Gross profit	$13,318,458	$13,845,547	$(527,089)
Gross profit margin	13.7%	17.9%	(4.2)%	(3.8)%

Our gross profit decreased by approximately $0.5 million, or 3.8%, to approximately $13.3 million for the year ended March 31, 2024 from approximately $13.8 million for the same period in 2023. The decreased profit was primarily attributable to decreased gross profit from game publishing by approximately $1.0 million and decreased gross profit from advertising services by approximately $0.4 million for the year ended March 31, 2024. The decrease in gross profit then was offset by an increased gross profit from sale of console game by approximately $0.6 million and increased gross profit from others by approximately $0.2 million for the year ended March 31, 2024.

For the years ended March 31, 2024 and 2023, our overall gross margin decreased from 17.9% to 13.7%. The 4.2 % decrease was attributable to (1) 3.1 % decreased in gross margin from sales of console game as we experienced higher cost in purchasing console game for resale due to price increase from our vendor, (2) 2.0% decrease in gross profit margin from game publishing due to certain games requiring a higher percentage of revenue to be distributed to developers as part of their development fee structure, and (3) 4.1% decrease in the gross profit margin from advertising services due to less revenue from video marketing campaign services and less advertising income from social media.

Operating Expenses

Total operating expenses increased by approximately $5.5 million, or 53.4%, to approximately $15.7 for the year ended March 31, 2024 from approximately $10.2 million for the year ended March 31, 2023. The increase was mainly attributable to the following:

Approximately $0.1 million, or 3.2%, decrease in selling expense was mainly attributable to approximately $0.6 million decrease in advertising and marketing expense as we received more compensation from our vendors related to qualify reimbursable expense during the year ended March 31, 2024, offset by $0.5 million increase in in sales commission and salary to sales department employees due to expansion of our business.

Approximately $5.6 million, or 73.5%, increase in general and administrative expense was mainly attributable to increase of approximately $1.5 million in director fee to compensate our director for service performed, approximately $2.2 million increase in salary expenses, entertainment expenses, website maintenance expense, rent expense and other miscellaneous expenses due to our current business expansion, approximately $1.0 million increase in other professional fee as we are currently in the process to become a listed public company in the United States, approximately $0.7 million increase in amortization expense from intangible asset as we acquired additional intangible assets from business combination, and approximately $0.2 million increase in bad debt expense as we made additional allowance for credit loss against long aging accounts receivable.

Other expense, net

For the year ended March 31, 2024, we have other income, net amounted to approximately $0.5 million, while for the year ended March 31, 2023, we have other expense, net amounted to approximately $0.8 million, representing a net change of approximately $1.3 million or 157.9%. Such change was attributable to recognition of approximately $1.0 million increase in other income, net, which was primarily due to the $1.2 million received from our vendor who compensated our loss in prior period, approximately $0.7 million decrease in change in fair value of consideration payable related to our acquisition of 2Game, offset by approximately $0.3 million increased interest expense which was due to higher interest rate on loans acquired during the year ended March 31, 2024 compared to the same period in 2023.

Provision for income tax

Our provision for income tax decreased by approximately $0.6 million, or 91.4%, to approximately $53,000 income tax provision for the year ended March 31, 2024 from approximately $0.6 million for the same period in 2023. This decrease was primarily due to an increase of approximately $0.4 million in deferred tax benefits resulting from the recognition of additional deferred tax asset from net operating loss (“NOL”) of our Singapore subsidiaries for the year ended March 31, 2024, as we expected to utilize the NOL against our taxable income in the future and approximately $0.2 million decrease in current income tax as we had less taxable income for the year ended March 31, 2024. In addition, the decrease of our provision for income tax were attributable to (1) 14.0% decrease of effective rate from tax rate difference outside Singapore which was mainly due to NOL from GCL BVI and GCL Global with total amount of approximately $1.5 million. Since GCL BVI and GCL Global were established in British Virgin Island and Cayman Island, respectively, they do not subject to income tax due to local laws, and (2) 4.2% decrease of effective rate from loss from foreign exchange transaction which is non-deductible from our Hong Kong subsidiaries. Given that we expect GCL BVI and GCL Global to continue incurring significant transaction costs related to the Business Combination with RFAC, we anticipate that the recent decrease in our provision for income tax to be indicative a trend in our future effective tax rates.

Net (Loss) Income

We incurred a net loss of approximately $2.0 million for the year ended March 31, 2024, while we have a net income of approximately $2.1 million for the same period in 2023, representing a change of approximately $4.1 million, or 191.6%. Such change mainly as a direct effect to the reasons discussed above.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses, and capital expenditure obligations.

Due to a loss from operation of approximately $1.1 million for the six months ended September 30, 2024, we have cash outflow from our operating activities of approximately $2.2 million with our retained earnings and working capital deficit were approximately $11.4 million and $5.4 million, respectively, as of September 30, 2024. To support our business operation for the next twelve months, we had cash and cash equivalents, and restricted cash amounted to approximately $10.3 million as of September 30, 2024, and accounts receivable, net amounted to approximately $13.2 million which is short-term in nature that we expect to collect within our normal business cycle. Meanwhile, we also utilized debt financing in the form of short- term or long-term borrowings from banking facilities to finance the working capital requirements of the Company. As of September 30, 2024, we have utilized short-term and long-term borrowings from banking facilities amounted to approximately $14.3 million and $68,000, respectively.

From September 30, 2024 to December 2024, pursuant to certain convertible note purchase agreements (as further amended on or about February 5, 2025, the “Note Purchase Agreements”), we have issued to certain accredited investors (the “Transaction Investors”) an aggregate of $33,025,000 convertible notes which converted into GCL Global fully paid and non-assessable ordinary shares that were exchanged for 9,540,552 shares of Merger Consideration Shares (as defined in the Merger Agreement) on February 13, 2025 upon closing of the business combination. Of the 9,540,552 shares issued at Closing, 2,201,665 shares were “Bonus Shares” (as defined in the Note Purchase Agreements) held in escrow for three (3) years from the Closing Date; and at the end of each of the first three anniversary dates of the Closing Date, one-third (1/3) of the Bonus Shares shall be released from the escrow account to either the Transaction Investors or to the Company for cancellation, based on the number of Merger Consideration Shares held by the Transaction Investors at the time.

On February 13, 2025 (the “Closing Date”), we have consummated the business combination with RF Acquisition Corp. (the “RFAC”), a U.S. publicly traded special purpose acquisition company (“SPAC”). Upon closing of the business combination, we received a net proceed of approximately $0.5 million from RFAC’s trust account.

Our future operations are highly dependent on a combination of factors, including but not necessarily limited to changes in the demand for our products or services, local government policy, economic conditions, and competition in the gaming industries.

However, based on the above considerations, our management is of the opinion that it has sufficient funds to meet our working capital requirements and current liabilities as they become due one year from the date of issuance of these financial statements..

The following summarizes the key components of our cash flows for the six months ended September 30, 2024 and 2023.

	For the Six Months Ended September 30,
	2024	2023
	(Unaudited)	(Unaudited)
Net cash (used in) provided operating activities	$(2,189,180)	$6,138,119
Net cash (used in) provided by investing activities	(76,681)	20,720
Net cash provided by (used in) financing activities	8,528,017	(4,046,664)
Effect of exchange rate change on cash and restricted cash	(291,172)	(102,441)
Net change in cash and restricted cash	$5,970,984	$2,009,734

Operating activities

Net cash used in operating activities was approximately $2.2 million for the six months ended September 30, 2024. The net cash used in operating activities was primarily attributable to (i) approximately $0.8 million net loss (ii) approximately $5.0 million increase in indefinite-lived intangible assets, (iii) approximately $3.6 million increase in prepayment, (iv) approximately $1.6 million increase in inventories as we maintain higher inventory level to meet with the demand, and (v) approximately $1.0 million decrease in other payable and accrued liabilities, offset by (i) approximately $5.9 million decrease in accounts receivable as we collected more fund from sales, (ii) approximately $3.0 million increase in accounts payable as we increase our purchase on account to meet with the demand of our product, (iii) approximately $1.6 million increase in contract liabilities as we received more deposit from our customers for their future purchases.

Net cash provided by operating activities was approximately $6.1 million for the six months ended September 30, 2023. The net cash provided by operating activities was primarily attributable to (i) approximately $3.3 million decrease in accounts receivable, as we collect more sales, (ii) approximately $1.7 million decrease in indefinite-lived intangible assets as we improve our turnover rate in console game codes and lead to increase console game codes sales revenue, (iii) approximately $1.6 million increase in accounts payable including related party as we increase our purchase on account to meet with the demand of our product, (iv) approximately $2.2 million increase in contract liabilities as we received more advance payment from the customers, (v) approximately $2.3 million in non-cash items which included depreciation expense, amortization expense, provision for credit loss, impairment for inventories, loss from disposal of properties and equipment, and loss from change in fair value of acquisition payable, offset by (i) approximately $1.9 million net loss, (ii) approximately $1.4 million increase in inventories as we maintain higher inventory level to meet with the demand, (iii) approximately $1.4 million increase in prepayments and prepayments to a related party as we intend to secure future purchase of console games, (vi) approximately $0.3 million decrease in operating lease liabilities as we made promptly lease payments, and (vii) approximately $0.3 million in non-cash item, deferred tax benefit.

Investing activities

Net cash used in investing activities was approximately $77,000 for the six months ended September 30, 2024 and was attributable to approximately $77,000 in cash used in purchase of equipment.

Net cash provided by investing activities was approximately $20,000 for the six months ended September 30, 2023 and was attributable to approximately $85,000 in cash received in a business combination, offset by approximately $65,000 in purchase of equipment.

Financing activities

Net cash provided by financing activities was approximately $8.6 million for the six months ended September 30, 2024 and was primarily attributable to (i) approximately $13.8 million proceed received from bank loans, and (ii) approximately $4.0 million advances proceeds related to convertible notes; offset by (i) approximately $8.5 million bank loans repayments and (ii) approximately $0.7 million in payments for deferred merger costs.

Net cash used in financing activities was approximately $4.0 million for the six months ended September 30, 2023 and was primarily attributable to (i) approximately $13.0 million bank loans repayments; (ii) approximately $2.3 million repayment collected from related parties; (iii) approximately $0.3 million in payments for deferred merger costs; offset by (i) approximately $7.9 million proceed received from bank loans; (ii) approximately $3.7 million increase in loan to related parties.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with FASB ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. For the six months ended September 30, 2024 and 2023, we did not record any accruals for loss contingencies.

The following table summarizes our contractual obligations as of September 30, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Bank loans, current maturities	$14,282,694	$14,282,694	$—	$—	$—
Bank loan, non-current	72,060	—	72,060	—	—
Amount due to related parties, current	386,008	386,008	—	—	—
Operating lease obligations	967,471	707,413	260,058	—	—
Financing lease obligations	312,140	84,266	202,893	24,981	—
Total	$16,020,373	$15,460,381	$535,011	$24,981	$—

Capital Expenditures

For the six months ended September 30, 2024 and 2023, we purchased approximately $77,000 and $65,000, respectively, of equipment mainly for the use in our business daily operation.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Estimates

Financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of our significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. Our significant accounting policies are more fully described in Note 2 to the consolidated financial statements, but we believe that the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

●	Allowance for credit loss

●	Inventories write-down

●	Indefinite-life intangible asset impairment

●	Deferred income taxes

●	Contingent consideration for acquisitions

●	Goodwill impairment

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include estimates of allowances for credit loss and doubtful accounts, estimate of inventory write-down, estimates of impairment of indefinite-lived intangible assets and goodwill, valuation allowance of deferred tax assets, contingent consideration for acquisitions, and other provisions and contingencies. Actual results could differ from these estimates.

Allowance for credit loss and doubtful account

We adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) on our accounts receivable and other receivables and other current asset using the modified retrospective approach, starting from April 1, 2021. The new credit loss guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses rather than incurred losses. Under the new accounting guidance, we measure credit losses on accounts receivable and other receivables using the current expected credit loss model under ASC 326. As of September 30, 2024 and March 31, 2024, the Company provided allowance for credit loss of approximately $0.4 million and $0.4 million, respectively. For any prepayments determined by management that such advances will not be in receipts of inventories, services, or refundable. We recognize an allowance for doubtful account to reserve such balances. As of September 30, 2024 and March 31, 2024, the Company provided allowance related to prepayment of approximately $20,000 and $0.2 million, respectively.

Inventories write-down

Inventories mainly include physical console game compact disc, gaming hardware and accessories which are purchased from our suppliers as merchandized goods. Inventories are reviewed for potential write - down for estimated obsolescence or unmarketable inventories which equals the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. We have written down inventories of approximately $0.1 million and $0.5 million for the six months ended September 30, 2024 and 2023, respectively.

Indefinite-live intangible assets impairment

Impairment testing for indefinite-lived intangible assets is conducted on both an interim and annual basis to assess whether the carrying value of an individual asset exceeds its fair value. When the carrying value exceeds fair value, the carrying amount is reduced to the fair value. The assessment for impairment incorporates a review of external factors, including current market prices for console game codes, market demand trends, and market competition. Additionally, the evaluation considers the long-term viability of the console game codes, factoring in elements such as platform support and the lifespan of the gaming ecosystem in which the console game codes operate.

If the fair market value of an indefinite-lived intangible asset is determined to be lower than its carrying value at any point during the reporting period, an impairment loss equal to the difference is recognized in the consolidated statements of operations and comprehensive (loss) income. For the six months ended September 30, 2024 and 2023, nil and $4,143 of impairment loss were recorded against the indefinite-live intangible assets, respectively.

Deferred Income taxes

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Contingent consideration for acquisitions

We recognized contingent consideration upon completion of the business combination. We determined the fair value of the contingent consideration for acquisition as the Company has the obligation to pay cash or issuing shares to settle the contingent consideration upon 2Game’s achievement of certain performance milestones. In accordance with ASC 815-40” Derivatives and Hedging”, we determined that the contingent consideration for acquisition should be classified as a liability and should be measured initially, and subsequently at each reporting date. We continue to adjust the carrying value of the contingent consideration for acquisitions until contingency is finally determined. Any changes in fair value will be recorded as a gain or loss in the statements of income and comprehensive income.

Contingent consideration for acquisition was valued at the time of acquisitions and September 30, 2024, using unobservable inputs and the undiscounted cash flow methodology. The key assumptions take into consideration the probability of meeting each performance target and the discount factor. As of the acquisition date of 2Game, the fair value of the contingent consideration for acquisition was determined to be approximately $3.4 million. Subsequently, the change of fair value of the contingent consideration for acquisition was amounted to a gain of approximately $0.3 million and loss of $0.7 million for the six months ended September 30, 2024 and 2023, respectively. As of September 30, 2024 and March 31, 2024, the contingent consideration for acquisition was amounted to approximately $3.4 million and $3.7 million, respectively.

Goodwill impairment

For the six months ended September 30, 2024 and 2023, management evaluated the recoverability of goodwill by performing qualitative assessment on its reporting units and determined that it is less likely than not that the fair value of the reporting unit is less than its carrying amount, and therefore, no impairment loss on goodwill was recognized for the six months ended September 30, 2024.

Recent Accounting Pronouncements

See Note 2 of the notes to the consolidated financial statements (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by RF Acquisition Corp. on February 5, 2025) included elsewhere in this Report for a discussion of recently issued accounting standards.

Warrants

The Company would receive the proceeds from any exercise of any outstanding Warrants that are exercised for cash pursuant to their terms. Assuming the exercise for cash of all of the 16,500,000 Warrants, consisting of 11,500,000 RFAC Warrants held by public shareholders, 4,450,500 RFAC Private Placement Warrants held by the Sponsor and 549,500 RFAC Private Placement Warrants held by EBC, the Company would receive an aggregate of approximately $189.75 million, but would not receive any proceeds from the resale of Ordinary Shares issuable upon such exercise. The Company will have broad discretion over the use of proceeds from the exercise of these securities. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash the Company would receive from the exercise of these securities will decrease. Any proceeds from the exercise of these securities would increase the liquidity of the Company, but its ability to fund its operations is not dependent upon receipt of cash proceeds from the exercise of the Warrants.

There is no assurance that the Warrants will be in the money prior to their expiration or that the holders thereof will elect to exercise any or all of these securities. The likelihood that Warrant holders will exercise their Warrants, and therefore any cash proceeds that the Company may receive in relation to the exercise of the Warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of the Ordinary Shares. If the market price for the Ordinary Shares is less than the exercise price of the Warrants, which is $11.50 per share, we believe Warrant holders will be unlikely to exercise their respective securities. As the closing price of the Company’s Ordinary Shares was $1.98 as of March 28, 2025, we believe that holders of the Warrants are currently unlikely to exercise their respective securities. Accordingly, we do not expect to rely on the cash exercise of these securities to fund our operations.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 66.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 69.6% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. These sales, or the possibility that these sales may occur, and any related volatility or decrease in market price of the Ordinary Shares and Warrants, might materially and adversely affect our ability to raise additional capital through the issuance of equity and/or debt securities in the future. See “Risk Factors - Risks Related to Ownership of Securities in the Company - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

RFAC

Sponsor Founder Shares

On January 21, 2021, RFAC issued an aggregate of 2,875,000 Sponsor Founder Shares to the Sponsor in exchange for $25,000. The per share purchase price was approximately $0.009 per share. On March 30, 2022, in connection with the underwriters’ election to fully exercise their over- allotment option, an aggregate of 375,000 Sponsor Founder Shares were no longer subject to forfeiture. The Sponsor Founder Shares automatically converted into shares of RFAC Class A Common Stock at the time of our Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

On June 26, 2023, the RFAC board of directors unanimously consented to the conversion of the shares of RFAC Class B Common Stock to shares of RFAC Class A Common Stock on a one-for one basis. On June 26, 2023, RF Dynamic LLC, the sole holder of RFAC Class B Common Stock, also consented to the conversion of the shares of RFAC Class B Common Stock to shares of RFAC Class A Common Stock on a one-for-one basis. On July 7, 2023, RFAC instructed its transfer agent to initiate the conversion of the shares of RFAC Class B Common Stock to shares of RFAC Class A Common Stock. An aggregate of 2,875,000 shares of RFAC Class B Common Stock with a par value of $0.0001 per share was converted into 2,875,000 shares of RFAC Class A Common Stock with a par value of $0.0001.

Private Placement Warrants

Simultaneously with the consummation of the closing of the IPO, pursuant to the RFAC Private Placement Warrants Purchase Agreements, RFAC consummated the private sale of an aggregate of 4,050,000 RFAC Private Placement Warrants to the Sponsor at a price of $1.00 per RFAC Private Placement Warrant and 500,000 RFAC Private Placement Warrants to EBC, generating total gross proceeds of $4,550,000. Simultaneously with the closing of the overallotment, pursuant to the RFAC Private Placement Warrants Purchase Agreements, RFAC completed the private sale of an additional 400,500 RFAC Private Placement Warrants to the Sponsor and 49,500 RFAC Private Placement Warrants to EBC, at a purchase price of $1.00 per RFAC Private Placement Warrant, generating total proceeds of $450,000. The RFAC Private Placement Warrants may not be transferred until 30 days after the consummation of a Business Combination, except for limited transfers set forth in the letter agreement such as to RFAC’s officers or directors or to RFAC’s initial stockholders’ members, officers, directors, consultants or their affiliates, or by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes. Following such period, the RFAC Private Placement Warrants and the shares of RFAC Class A Common Stock issuable upon exercise of the RFAC Private Placement Warrants will be transferable, assignable or salable, except that the RFAC Private Placement Warrants will not trade.

Services Arrangements

On March 23, 2022, RFAC entered into an administrative services agreement with its Sponsor, pursuant to which the Sponsor agreed to make available to RFAC certain general and administrative services, including office space and secretarial and administrative services, as RFAC may require from time to time. RFAC agreed to pay to the affiliate of the Sponsor $10,000 per month continuing until the earlier of the consummation by RFAC of a Business Combination or RFAC’s liquidation. For the nine months ended September 30, 2024, $90,000 has been incurred and unpaid.

There was no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by RFAC to the Sponsor, officers or directors, or any affiliate of the Sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on RFAC’s behalf such as payment of customary fees incurred during the election of directors and performing due diligence on suitable business combinations.

Related Party Loans and Advances

The Sponsor agreed to loan RFAC an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of (i) December 31, 2023, or (ii) the consummation of the IPO. As of the IPO closing date, RFAC had not drawn down on the Note.

On March 13, 2023, Melvin Xeng Thou Ong agreed to loan the Sponsor an aggregate of up to $600,000 to be used for (i) extension payments in connection with the business combination, and (ii) working capital requirements (as amended, the “Director Promissory Note”). The Director Promissory Note bears no interest and matures on the earlier of: (i) December 28, 2023, or (ii) the date that RFAC consummates an initial business combination. On June 24, 2023, the Director Promissory Note was amended and restated to increase the principal amount of the note to $1,200,000. On February 17, 2024, the Director Promissory Note was amended and restated to (i) extend the maturity date to December 28, 2024, and (ii) increase the principal amount to $2,000,000. RFAC had a balance of $1,725,687 and $1,202,992 as of September 30, 2024 and December 31, 2023, respectively, outstanding on the Director Promissory Note, of which $1,125,000 was allocated to extension payments and the remainder dedicated to working capital requirements.

On March 24, 2023, RFAC and Sponsor entered into a promissory pursuant to which the Sponsor agreed to loan RFAC the principal sum of $900,000 to cover additional extension payments (the “Extension Promissory Note”). The Extension Promissory Note is non-interest bearing and is payable on the earlier of (1) December 28, 2023, or (ii) the consummation of the Business Combination. As of September 30, 2024, RFAC has not drawn down on the Extension Promissory Note.

On December 26, 2023, RFAC and Sponsor entered into a promissory note (the “BC Extension Note”) pursuant to which the Sponsor agreed to loan RFAC the principal sum of $675,000 to cover the extension payments in connection with extensions from December 28, 2023, to September 28, 2024, each as approved at the special meeting of shareholders held on December 20, 2023. The promissory note was non-interest bearing and is payable on the earlier of (1) September 28, 2024, or (ii) promptly after the consummation of the business combination. RFAC has not drawn on the BC Extension Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of RFAC’s officers and directors may, but are not obligated to, provide RFAC working capital loans. As of September 30, 2024, the total amount due to Sponsor was $1,504,559.

GCL Group

Loan and Accommodation Agreements with Jacky Choo See Wee, our Group Chairman and Significant Shareholder

Mr. Jacky Choo See Wee entered into a director loan agreement with GCL BVI dated April 1, 2022 pursuant to which GCL BVI agreed to make an interest-free loan to Mr. Choo of up to approximately $223,714. Pursuant to a director loan agreement between Mr. Choo and Epicsoft Asia dated April 1, 2022, Epicsoft Asia agreed to make an interest-free loan to Mr. Choo of up to approximately $1,864,280. GCL BVI and Epicsoft Asia loaned Mr. Choo an aggregate amount of $1,935,438 all of which was repaid in full on November 23, 2023.

In addition, Mr. Choo entered into a supply of accommodation agreement with Epicsoft Asia on June 14, 2023. Pursuant to the agreement, Choo See Wee is required to locate and work at 10 Coronation Road, Singapore 269414 for the period from June 15, 2023 to June 14, 2025. Approximately $14,168 was deducted from Mr. Choo’s monthly salary for the supply of the accommodation.

From time to time, Mr. Choo was required to provide personal guarantee to certain bank loans and trust receipt financings of the Company. As of September 30, 2024, Mr. Choo has provided personal guarantee for an aggregate amount of approximately $9.1 million of the Company’s outstanding indebtedness, at interest rates ranging between 2.5% and 6.1%.

Registration Rights Agreement

At the Closing, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain the Sponsor, EBC and Epicsoft Ventures with respect to Ordinary Shares received by such holders in exchanged for certain securities (including the founder shares, private placement warrants and merger consideration shares) at the Closing. The Registration Rights Agreement provides certain demand registration rights and piggyback registration rights to such holders, subject to underwriter cutbacks and issuer blackout periods. We agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. For details of the Registration Rights Agreement, see Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Lock-Up Agreement

At the Closing, certain holders of GCL Global’s ordinary shares before the consummation of the Business Combination and the Sponsor executed a lock-up agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, such holders agree, subject to certain customary exceptions, not to Transfer (as defined therein) certain number of PubCo Ordinary Shares until the earlier of (i) the date that is 12 months following the Closing Date, and (ii) subsequent to the Mergers, (a) the date on which the last sale price of the PubCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalization and the like) for any 20 Trading Days within any 30 Trading Day period commencing at least 150 days after the consummation of the Mergers, or (b) the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property. These lock-up provisions can be waived at any time by the Company. For details of the form of Lock-Up Agreement, see Exhibit 10.2 to the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES

References in this section to “we,” “us,” or “our” are to PubCo, except where the context requires otherwise.

We are a Cayman Islands company incorporated with limited liability and our affairs are governed by the provisions of the PubCo Charter, as amended and restated from time to time, and by the provisions of applicable Cayman Islands law, including the Companies Act and the common law of the Cayman Islands.

Our company registration number in the Cayman Islands is 403942. As provided in the PubCo Charter, subject to Cayman Islands law, we have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

The following description summarizes certain terms of our shares as set out more particularly in the of PubCo Charter. Because it is only a summary, it may not contain all the information that is important to you. We urge you to read the applicable provisions of Cayman Islands law and the PubCo Charter carefully and in their entirety because they describe your rights as a holder of PubCo Ordinary Shares.

Authorized Shares

The authorized shares of PubCo consist of US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each. As of the date of this prospectus, 126,276,372 PubCo Ordinary Shares are issued and outstanding.

Register of Members

Under the Companies Act, shares in PubCo are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company (“Continental Stock”). If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, without sufficient cause, a shareholder of PubCo, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the Cayman Islands Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct PubCo to pay all costs of the application and any damages the applicant may have sustained.

Ordinary Shares

The following summarizes the rights of holders of our Ordinary Shares:

●	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of directors;

●	the holders of our Ordinary Shares are entitled to dividends and other distributions, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to the PubCo Charter, all dividends unclaimed for three years from the date the dividend became due for payment shall be forfeited and shall revert to PubCo; and

●	upon our liquidation, dissolution or winding up, the holders of Ordinary Shares will be entitled to share ratably, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

Preference Shares

The rights, preferences and privileges of Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of any other class of shares that we may designate in the future having such rights as specified by the board of directors pursuant to the resolution of directors approving the creation of such class of shares. The directors shall not require any approval of the shareholders or any class of shareholders in respect of the creation or issuance of preference shares. However, any related amendment to the PubCo Charter will require approval of our shareholders by way of special resolution (which requires a majority of not less than two-thirds).

Preemption

Holders of Ordinary Shares do not have any preemptive or other rights to subscribe for additional shares pursuant to the PubCo Charter.

Shareholders’ Meetings

The following summarizes certain relevant provisions of Cayman Islands law and the PubCo Charter in relation to our shareholders’ meetings:

●	the directors of PubCo may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable. There is no requirement for PubCo to hold annual general meetings;

●	our shareholders holding not less than twenty percent (20%) in par value of the issued shares which as at that date carry the right to vote at general meetings shall have the ability to requisition a general meeting.

●	the directors convening a meeting of shareholders must give not less than ten days’ clear notice of the proposed meeting;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	no business may be transacted at a general meeting unless a quorum is present. A quorum is those shareholders present in person or by proxy or by a duly authorised representative holding shares entitled to vote on the business to be transacted which represent not less than one-third of all issued shares, unless PubCo has only one shareholder in which case that shareholder alone constitutes a quorum

●	an ordinary resolution of shareholders is passed by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the PubCo and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled by the PubCo Charter.

●	a special resolution of shareholders is passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of PubCo of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled;

The PubCo Charter do not permit the adoption by the shareholders of resolutions in writing. A shareholder resolution must be passed at a meeting of the shareholders.

Shareholders have no general right under the PubCo Charter to bring business before a general meeting of PubCo, save in the case of any shareholders right to requisition a general meeting provided the minimum shareholder requirement is met.

Appointment of Directors

The directors of PubCo may be appointed by an ordinary resolution of the shareholders. Alternatively, the PubCo board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board. The PubCo directors are not automatically subject to a term of office and hold office until such time as their office is vacated or where they are removed from office by an ordinary resolution of shareholders or otherwise in accordance with the PubCo Charter. In addition, a director will cease to be a director if, among other things the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors: (ii) dies or is found to be or becomes of unsound mind within the scope of the PubCo Charter: (iii) resigns his or her office by notice in writing to PubCo; (iv) without special leave of absence from the PubCo Board, is absent from board meetings for a continuous period of 6 months and the PubCo directors resolve that his or her office be vacated; (v) by notice in writing signed by not less than three-fourths of all the PubCo directors in number; or (vi) is removed from office pursuant to any other provision of the PubCo Charter.

The officers of PubCo are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Shareholder Suits

In principle, PubCo will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Warrants

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Warrant Agreement, dated as of March 23, 2022, by and between RFAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”), which was filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part.

On February 13, 2025, the Company, RFAC and Continental Stock Transfer & Trust Company entered into the Assignment, Assumption and Amendment Agreement (the “Amended Warrant Agreement”), pursuant to which, among other things, effective as of the Effective Time, the Company will assume the obligations of RFAC under the Existing Warrant Agreement. Pursuant to the Business Combination Agreement and the Amended Warrant Agreement, each issued and outstanding warrant of RFAC sold to the public and to the Sponsor and EBC in a private placement in connection with RFAC’s initial public offering was exchanged for a corresponding warrant exercisable for Ordinary Shares.

The Warrants have the same terms as the RFAC Warrants. Each whole Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination; provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Ordinary Share upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Ordinary Share underlying such Unit.

We registered the Ordinary Shares issuable upon exercise of the Warrants on a Registration Statement on Form S-1 (File No. 333-265353) because the Warrants will become exercisable 30 days after the completion of its Business Combination, which may be within one year of our Initial Public Offering. However, because the Warrants will be exercisable until their expiration date of up to five years after the completion of our Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our Business Combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of its Business Combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our Business Combination and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Ordinary Shares issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of our Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Ordinary Shares are at the time of any exercise of a Warrant no longer listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption

Once the Warrants become exercisable, we may call the Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption procedures

If we call the Warrants for redemption as described above, our Management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our Management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our Management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” of our Ordinary Shares (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our Management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our Business Combination. If we call our Warrants for redemption and our Management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a Warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a share capitalization payable in Ordinary Shares, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A Rights offering to holders of common stock entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such Rights offering (or issuable under any other equity securities sold in such Rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) the quotient of (x) the price per Ordinary Share paid in such Rights offering and (y) the fair market value. For these purposes (i) if the Rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such Rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the five trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such Rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Ordinary Shares in connection with a proposed Business Combination, or (d) in connection with the redemption of our public shares upon our failure to complete our Business Combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in the outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our Business Combination at an issue price or effective issue price of less than $9.20 per Ordinary Share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by our Sponsor, initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our Business Combination on the date of the consummation of our Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Ordinary Shares during the 20 trading day period starting on the trading day after the day on which we consummate our Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the

Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 118% of the higher of the Market Value and the Newly Issued Price.

The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this Annual Report is a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the units in our Initial Public Offering, including as to exercise price, exercisability and exercise period.

If holders of Warrants (and Private Placement-equivalent Warrants) elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the Ordinary Shares over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the Ordinary Shares issuable upon exercise of the Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. In addition, holders of our Private Placement Warrants are entitled to certain registration rights.

Our sponsor and EarlyBirdCapital (and/or its designees) have agreed not to transfer, assign or sell any of the Private Placement Warrants until the date that is 180 days after the date we complete our Business Combination.

SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 126,276,372 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons, other than the Company’s affiliates, without restriction or further registration under the Securities Act, except for shares subject to lock-up restrictions.

Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares.

Lock-up Provisions

Lock-up Agreement

In connection with, and as a condition to the consummation of, the Business Combination, the Sponsor and holders of at least 5% of GCL Global’s ordinary shares before the consummation of the Business Combination on a fully-diluted basis entered into lock-up agreements (the “Lock-Up Agreements”). Certain number of PubCo Ordinary Shares received by such shareholders are locked-up until the earlier of: (i) 12 months from the Closing Date and, (ii) subsequent to the Mergers, (a) the date on which the closing price of the PubCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like), for any 20 Trading Days within any 30-Trading Day period commencing at least 150 days after the consummation of the Mergers, or (b) the date on which PubCo consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property. These lock-up provisions can be waived at any time by the Company.

Registration Rights

Registration Rights Agreement.

In connection with, and as a condition to the consummation of, the Business Combination, PubCo, certain holders of GCL Global’s ordinary shares before the consummation of the Business Combination, and the Sponsor entered into a registration rights agreement, pursuant to which, among other things, PubCo agreed to provide such holders with certain rights relating to the registration for resale of the PubCo Ordinary Shares that they received in the Business Combination.

Escrow Provisions

Shares Escrow Agreement

On December 18, 2024, in connection with GCL Global’s acquisition of 20% of Nekcom’s equity interests, GCL Global issued to Nekcom an aggregate of 524,650 GCL Global’s fully paid and non-assessable ordinary shares that were exchanged for an aggregate of 2,126,729 PubCo’s ordinary shares (the “Nekcom Consideration Shares) in connection with the Business Combination, all of which were issued at Closing but held in escrow until Full Recoupment Date (as defined in the Publishing Agreement). The date on which these shares will be released to either Nekcom or the Company for cancellation will depend on the value of Nekcom Consideration Shares (the “Consideration Shares VWAP”) based on the volume weighted average price of the Nekcom Consideration Shares over thirty (30) trading days immediately preceding the Full Recoupment Date. At Closing on February 13, 2025, the Company and Continental Stock entered into a Shares Escrow Agreement pursuant to which all of the 2,126,729 Nekcom Consideration Shares were held in escrow by Continental Stock as the escrow agent.

Bonus Shares Escrow Agreement

Pursuant to certain convertible note purchase agreements dated between September 30 and December 30, 2024 (the “Note Purchase Agreements”), GCL Global issued to certain accredited investors (the “Transaction Investors”) an aggregate of $33,025,000 convertible notes which converted into GCL Global’s fully paid and non-assessable ordinary shares that were exchanged for an aggregate of 9,540,552 PubCo ordinary shares in connection with the Business Combination. Of the 9,540,552 shares issued at Closing, 2,201,665 shares were “Bonus Shares” (as defined in the Note Purchase Agreements) held in escrow for three (3) years from the Closing Date; and at the end of each of the first three anniversary dates of the Closing Date, one-third (1/3) of the Bonus Shares shall be released from the escrow account to either the Transaction Investors or to the Company for cancellation, based on the number of Merger Consideration Shares held by the Transaction Investors at the time. At Closing on February 13, 2025, the Company and Continental Stock entered into a Bonus Shares Escrow Agreement pursuant to which the Bonus Shares were held in escrow by Continental Stock as the escrow agent.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted PubCo Ordinary Shares or PubCo Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted PubCo Ordinary Shares or PubCo Warrants for at least six months but who are PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of PubCo Ordinary Shares then issued and outstanding; or

●	the average weekly reported trading volume of the PubCo Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by PubCo’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of the Company’s employees, consultants or advisors who purchases equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of the date of this prospectus by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The calculations in the table below are based on 126,276,372 ordinary shares issued and outstanding as of the date of this prospectus.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
Five Percent or Greater Holders:
Epicsoft Ventures Ltd.(1)	80,581,793	63.8%
Sega Corporation(2)	8,001,835	6.3%
RF Dynamic LLC(3)	7,325,500	5.8%
Directors and Executive Officers
Jacky Choo See Wee(1)	80,581,793	63.8%
Sebastian Toke	-	-
Keith Liu Min Tzau	-	-
Martin Lim	-	-
Clement Wong	-	-
Catherine Choo See Ling	-	-
Tse Meng Ng(3)	7,325,500	5.8%
Wilson W. Wang	-	-
Joshua Kewei Cui	-	-
All Directors and Executive Officers as a group (9 individuals)(1)	80,581,793	63.8%

(1)	Jacky Choo See Wee, Chairman of the Board and Catherine Choo See Ling, a director of the Company, hold 98% and 1% of Epicsoft Ventures Ltd., a Cayman Islands company, respectively. Mr. Jacky Choo See Wee has the sole voting and investment power over these shares. All reported shares are subject to a 12-month lock-up period pursuant to a lock-up agreement dated February 13, 2025.
(2)	The business address of Sega Corporation is Sumitomo Fudosan Osaki Garden Tower, 1-1-1 Nishi-Shinagawa, Shinagawa-Ku, Tokyo 141-0033, Japan. Of the reported shares, 5,334,556 ordinary shares are subject to a 12-month lock-up period pursuant to a lock-up agreement dated February 13, 2025.
(3)	Number of shares beneficially owned is comprised of (i) 2,875,000 Ordinary Shares issued to the Sponsor in exchange for the same number of shares of RFAC Common Stock held by the Sponsor immediately prior to the Closing of Business Combination; and (ii) up to 4,450,500 Ordinary Shares issuable upon exercise of 4,450,500 Warrants, which securities are subject to lock-up as further described in “Shares Eligible for Future Sales.” RF Dynamic LLC is the record holder of the securities reported herein. Tse Meng Ng is the sole member and manager of RF Dynamic LLC and has voting and investment discretion with respect to the securities held of record by the Sponsor. Tse Meng Ng disclaims any beneficial ownership of any shares held by the Sponsor except to the extent of his respective pecuniary interest therein. The business address of RF Dynamic LLC is 111 Somerset Road, #05-06, Singapore 238164.

SELLING SHAREHOLDERS

This prospectus relates to, among other things, the issuance from time to time by us of up to up to 16,500,000 Ordinary Shares, which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued as RFAC Public Warrants, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

This prospectus also relates to the resale from time to time by the Selling Shareholders named in this prospectus or their permitted transferees of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor at a price of $1.00 per warrant; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued as RFAC Private Placement Warrants to EBC at a price of $1.00 per warrant. The Selling Shareholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 66.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 69.6% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 61.6% of the issued and outstanding Ordinary Shares (assuming all Warrants are exercised in full). The lock-up restrictions can be waived by the Company at any time. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $1.98 as of March 28, 2025, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $1.971 per share, or an aggregate amount of profit of up to approximately $5.7 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Risks Related to Our Securities - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of Ordinary Shares that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf. A Selling Shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The calculations in the table below are based on 126,276,372 Ordinary Shares and 16,500,000 Warrants outstanding as of the date of this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	%	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering	%
Epicsoft Ventures Ltd.(1)	80,581,793	63.8%	80,581,793	-	-
RF Dynamic LLC(2)	7,325,500	5.8%	7,325,500	-	-
EarlyBirdCapital Inc.(3)	549,500	-	549,500	-	-

Notes:

*	Represents beneficial ownership of less than 1%.
(1)	Comprises of 80,581,793 Ordinary Shares issued to Epicsoft Ventures Ltd. as merger consideration, which are subject to lock-up restrictions as further described in “Shares Eligible for Future Sales.” The address of Epicsoft Ventures is 29 Tai Seng Ave., #02-01, Singapore 534119.
(2)	Shares beneficially owned is comprised of (i) 2,875,000 Ordinary Shares issued to the Sponsor in exchange for the same number of shares of RFAC Common Stock held by the Sponsor immediately prior to the Closing of Business Combination; and (ii) up to 4,450,500 Ordinary Shares issuable upon exercise of 4,450,500 Warrants, which securities are subject to lock-up as further described in “Shares Eligible for Future Sales.” RF Dynamic LLC is the record holder of the securities reported herein. Tse Meng Ng is the sole member and manager of RF Dynamic LLC and has voting and investment discretion with respect to the securities held of record by the Sponsor. Tse Meng Ng disclaims any beneficial ownership of any shares held by the Sponsor except to the extent of his respective pecuniary interest therein. The business address of RF Dynamic LLC is 111 Somerset Road, #05-06, Singapore 238164.
(3)	Shares beneficially owned is comprised of 549,500 Ordinary Shares issuable upon exercise of 549,500 Warrants, which securities are subject to lock-up as further described in “Shares Eligible for Future Sales.” EarlyBirdCapital Inc. is the record holder of the securities reported herein. David Nussbaum, Steven Levine and Amy Kaufmann have voting and investment discretion with respect to the securities held of record by EBC. The address of EBC is One Huntington Quadrangle 1C15, Melville, NY 11747.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 16,500,000 Ordinary Shares, which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued as RFAC Public Warrants, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

We are also registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of (a) up to 83,456,793 Ordinary Shares and (b) up to 5,000,000 Ordinary Shares underlying 5,000,000 Warrants, held by certain Selling Shareholders.

We will not receive any proceeds from any sale by the Selling Shareholders of Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $189.75 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Ordinary Shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who is a party to the Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for the Company by Loeb & Loeb LLP. Certain Cayman Islands legal matters will be passed upon for the Company by Carey Olsen Singapore LLP.

EXPERTS

The financial statements of RF Acquisition Corp. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 and appearing in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, which report contains an explanatory paragraph relating to substantial doubt about the ability of RF Acquisition Corp. to continue as a going concern and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of GCL Global Holdings Ltd from October 12, 2023 (inception) through March 31, 2024, which report contains an explanatory paragraph relating to substantial doubt about the ability of GCL Global Holdings Ltd to continue as a going concern and the consolidated financial statements of GCL Global Limited as of March 31, 2024 and 2023, and for each of the two years in the period ended March 31, 2024, included in this registration statement, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.gclglobalholdings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Carey Olsen Singapore LLP, our Company’s counsel as to Cayman Islands law, have advised our Company that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

In general, the judgment creditor is responsible for enforcing the order or judgment in all civil claims under Singapore law, and the Singapore Courts will not be responsible for the commencement of enforcement proceedings. A judgment creditor may enforce an order or judgment through writ of possession, writ of seizure and sale, writ of delivery and garnishee proceedings. If a party subject to a judgment does not comply with a court order, the Singapore court may commence committal proceedings, through which the court can determine penalties against such party. Where a foreign judgment is obtained in a court of law outside of Singapore, the party seeking enforcement may have to register the foreign judgment with the High Court of Singapore before it can be enforced in Singapore.

With respect to the registration of a foreign judgment, it is noted that Singapore does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with United States. Further, it is unclear if extradition treaties currently in effect between the United States and Singapore would permit enforcement of criminal penalties of U.S. federal securities laws. In this case, the judgment creditor may be required to commence an action for the recovery of judgment debt in the Singapore courts under common laws to recognize and enforce the judgment.

As a general matter, the interpretation and enforcement of laws and regulations in Singapore involve a certain degree of uncertainty. As local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that our Company and its subsidiaries may enjoy in the locations that they operate in. Moreover, the local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our Company and its subsidiaries’ judgment on the relevance of legal requirements and their ability to enforce contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to exact payments or benefits from our Company and its subsidiaries.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of GCL Global Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GCL Global Holdings Ltd (the “Company”) as of March 31, 2024, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from October 12, 2023 (inception) through March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024, and the results of its operations and its cash flows for the period from October 12, 2023 (inception) through March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
We have served as the Company’s auditor since 2024.

New York, New York
November 12, 2024

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com

GCL GLOBGAL HOLDINGS LTD

BALANCE SHEET
(Amounts in U.S. Dollars, except for number of shares)

As of March 31, 2024
LIABILITY AND SHAREHOLDERS’ DEFICIT
Current liability
Due to a related party	$4,619
Total liability	4,619
Shareholders’ deficit
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1 share issued and outstanding
Accumulated deficit	(4,619)
Total shareholders’ deficit	(4,619)
Total liability and shareholders’ deficit	$—

The accompanying notes are an integral part of these financial statements.

GCL GLOBGAL HOLDINGS LTD

STATEMENT OF OPERATIONS
(Amounts in U.S. Dollars, except for number of shares)

For the period from October 12, 2023 (inception) through March 31, 2024
Operating expenses
General and administrative expenses	$4,619
Total operating expenses	4,619
Loss from operations	(4,619)
Loss before income tax expense	(4,619)
Income tax expense	—
Net loss	$(4,619)
Weighted average number of ordinary shares outstanding,
basic and diluted	1
Basic and diluted net loss per ordinary share	$(4,619)

The accompanying notes are an integral part of these financial statements.

GCL GLOBGAL HOLDINGS LTD

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Amounts in U.S. Dollars, except for number of shares)

				Total
	Ordinary shares		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balance as of October 12, 2023 (inception)	—	$—	$—	$—
Issuance of ordinary share	1	—	—	—
Net loss	—	—	(4,619)	(4,619)
Balance as of March 31, 2024	1	$—	$(4,619)	$(4,619)

The accompanying notes are an integral part of these financial statements.

GCL GLOBGAL HOLDINGS LTD

STATEMENT OF CASH FLOWS
(Amounts in U.S. Dollars, except for number of shares)

For the period from October 12, 2023 (inception) through March 31, 2024
Cash Flows from Operating Activities:
Net loss	$(4,619)
Changes in operating assets and liabilities:
Amount due to a related party	4,619
Net cash used in operating activities	$—
Net Change in Cash	—
Cash at beginning of period	—
Cash at end of period	$—
Supplemental disclosure of non-cash operating activities
General and administrative expense paid by a related party	$4,619

The accompanying notes are an integral part of these financial statements.

GCL GLOBGAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

GCL GLOBAL HOLDINGS LTD (the “Company” or “PubCo”) was incorporated as a Cayman Islands exempted company limited by shares on October 12, 2023. The Company was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement, dated as of October 18, 2023 (as may be further amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”). The parties to the Merger Agreement include PubCo, Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”), RF Acquisition Corp., a Delaware corporation (“RFAC”), and RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

Pursuant to the Merger Agreement, PubCo will form two wholly-owned subsidiaries for the purpose of participating in the contemplated transactions: (i) a Cayman Islands exempted company limited by shares (“Merger Sub 1”), and (ii)a Delaware corporation (“Merger Sub 2”). The transactions will occur in two steps: (i) Merger Sub 1 will merge with and into GCL Global, with GCL Global surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “Initial Merger”); and (ii) following the Initial Merger, Merger Sub 2 will merge with and into RFAC, with RFAC surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Together, the Initial Merger, the SPAC Merger, and the other transactions and agreements contemplated by the Merger Agreement constitute the “Business Combination.”

Upon consummation of the Business Combination, both GCL Global and RFAC will become wholly-owned subsidiaries of PubCo.

Following the consummation of the transaction contemplated by the Merger Agreement, the Company will be the surviving publicly traded corporation, and will own all of the equity interests of GCL Global and RFAC. However, the consummation of the transactions contemplated by the Merger Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

NOTE 2 — GOING CONCERN CONSIDERATION

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net losses of $4,619 for the period from October 12, 2023 (inception) through March 31, 2024, with a working capital deficit of $4,619 as of March 31, 2024. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Note 1. The Company’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied.

Uses of estimates

In preparing the financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

GCL GLOBGAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Fair value measurement:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

NOTE 4 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related party

Name	Relationship with the Company
Epicsoft Asia Pte. Ltd. (“EPA”)	Common Shareholder

b. Dues to related party

Dues to related party consists of the following:

Name	As of March 31, 2024
Epicsoft Asia Pte. Ltd (“EPA”)	$4,619

As of March 31, 2024, the balance due to related party was comprised of incorporation expense paid by the Company’s related party and was used for working capital during the Company’s ordinary course of business.

NOTE 5 — EQUITY

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of March 31, 2024, the Company had issued one ordinary share without consideration.

NOTE 6 — SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occur after March 31, 2024, other than the event disclosed above and elsewhere in these financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the financial statements.

On April 5, 2024, GCL Sub was formed as a wholly-owned subsidiary of the Company for the sole purpose of serving as Merger Sub 1 to complete the Initial Merger transaction contemplated by the Merger Agreement. (Refer to Note 1)

GCL GLOBAL HOLDINGS LTD

BALANCE SHEET

(Amounts in U.S. Dollars, except for number of shares)

	As of September 30, 2024	As of March 31, 2024
	(Unaudited)
Current liability
Amounts due to a related party	$6,569	$4,619
Total liability	6,569	4,619

Shareholder’s Deficit
Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 1 share issued and outstanding	-	-
Accumulated deficit	(6,569)	(4,619)
Total shareholders’ deficit	(6,569)	(4,619)
Total liability and shareholder’s deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF OPERATIONS

(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended September 30, 2024
Operating expenses	(Unaudited)
General and administrative expenses	$1,950
Total operating expenses	1,950
Loss from operations	(1,950)
Loss before income tax expense	(1,950)
Net loss	$(1,950)

Weighted average number of share outstanding, basic and diluted	1
Basic and diluted net loss per ordinary share	$(1,950)

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts in U.S. Dollars, except for number of shares)

	Ordinary shares		Accumulated	Total shareholder’s
	Shares	Amount	deficit	deficit
Balance as of March 31, 2024	1	$-	$(4,619)	$(4,619)
Net Loss	-	-	(1,950)	(1,950)
Balance as of September 30, 2024 (Unaudited)	1	$-	$(6,569)	$(6,569)

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

STATEMENT OF CASH FLOWS

(Amounts in U.S. Dollars, except for number of shares)

For the Six Months Ended September 30, 2024
(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$1,950
Changes in operating assets and liabilities:
Amount due to a related party	(1,950)
Net cash used in operating activities	$—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—
Supplemental disclosure of non-cash operating activities
General and administrative expense paid by a related party	$1,950

The accompanying notes are an integral part of these unaudited financial statements.

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

GCL GLOBAL HOLDINGS LTD (the “Company” or “PubCo”) was incorporated as a Cayman Islands exempted company limited by shares on October 12, 2023. The Company was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement, dated as of October 18, 2023 (as may be further amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”). The parties to the Merger Agreement include PubCo, Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”), RF Acquisition Corp., a Delaware corporation (“RFAC”), and RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

Pursuant to the Merger Agreement, PubCo will form two wholly-owned subsidiaries for the purpose of participating in the contemplated transactions: (i) a Cayman Islands exempted company limited by shares (“Merger Sub 1”), and (ii)a Delaware corporation (“Merger Sub 2”). The transactions will occur in two steps: (i) Merger Sub 1 will merge with and into GCL Global, with GCL Global surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “Initial Merger”); and (ii) following the Initial Merger, Merger Sub 2 will merge with and into RFAC, with RFAC surviving the merger and becoming a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Together, the Initial Merger, the SPAC Merger, and the other transactions and agreements contemplated by the Merger Agreement constitute the “Business Combination.”

Upon consummation of the Business Combination, both GCL Global and RFAC will become wholly-owned subsidiaries of PubCo.

Following the consummation of the transaction contemplated by the Merger Agreement, the Company will be the surviving publicly traded corporation, and will own all of the equity interests of GCL Global and RFAC. However, the consummation of the transactions contemplated by the Merger Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

NOTE 2 — GOING CONCERN CONSIDERATION

The Company’s unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net losses of $1,950 for the six months ended September 30, 2024, with a working capital deficit of $6,569 as of September 30, 2024. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Note 1. The Company’s unaudited financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied. The unaudited financial statements as of September 30, 2024 and for the six months ended September 30, 2024 are included all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flow for such interim period. The results of operations for the six months ended September 30, 2024 are not necessarily indicative of results to be expected for the full year of 2025. Accordingly, these unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of and for the period from October 12, 2023 (inception) through March 31, 2024.

Uses of estimates

In preparing the unaudited financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Fair value measurement:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

NOTE 4 — RELATED PARTY TRANSACTIONS

a.	Nature of relationships with related party

Name	Relationship with the Company
Epicsoft Asia Pte. Ltd. (“EPA”)	Common Shareholder

GCL GLOBAL HOLDINGS LTD

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

b.	Dues to related party

Dues to a related party consists of the following:

	As of September 30, 2024	As of March 31, 2024
	(Unaudited)
Epicsoft Asia Pte. Ltd(“EPA”)	$6,569	$4,619

As of September 30, 2024 and March 31, 2024, the balance due to a related party was comprised of incorporation expense paid by the Company’s related party and was used for working capital during the Company’s ordinary course of business.

NOTE 5 — EQUITY

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of September 30, 2024 and March 31, 2024, the Company had issued one ordinary share without consideration.

NOTE 6 — SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occur after September 30, 2024, other than the event disclosed above and elsewhere in these financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the financial statements.

On January 2, 2025, GCL Sub 2, Inc was incorporated under the law of State of Delaware. GCL Sub 2, Inc is 100% owned by PubCo, and it only serve the purpose of Spac Merger.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of GCL Global Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GCL Global Limited (the “Company”) as of March 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the two years in the period ended March 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
We have served as the Company’s auditor since 2023.

New York, NY
August 12, 2024

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Stated in U.S dollar, except for the number of shares)

	March 31, 2024	March 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,677,059	$2,543,045
Restricted cash	1,656,678	1,288,561
Accounts receivable, net	17,413,086	17,011,647
Amount due from related parties	21,880	2,132,520
Inventories, net	4,826,217	3,072,146
Other receivable and other current assets, net	460,997	940,819
Prepayments, net	5,510,988	2,250,024
Total current assets	32,566,905	29,238,762
NONCURRENT ASSETS
Property and equipment, net	505,111	634,241
Definite-lived intangible assets, net	3,273,226	4,224,098
Indefinite-lived intangible assets	6,858,114	10,535,805
Goodwill	2,990,394	2,047,154
Long-term investment	71,045	71,045
Other receivable, non-current	167,000	—
Operating leases right-of-use assets	1,128,066	826,619
Finance leases right-of-use assets	470,100	151,353
Deferred merger costs	1,065,854	—
Deferred tax assets, net	462,429	94,898
Total noncurrent assets	16,991,339	18,585,213
TOTAL ASSETS	$49,558,244	$47,823,975
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank Loans, current	$8,812,807	$9,381,560
Accounts payable	7,016,238	8,532,507
Accounts payable, related parties	6,567,480	4,065,721
Contract liabilities	209,903	363,726
Other payables and accrued liabilities	3,101,586	484,573
Operating lease liabilities, current	792,197	488,760
Contingent consideration for acquisition, current	2,319,000	759,000
Finance lease liabilities, current	72,868	28,486
Amount due to related parties	486,016	24,615
Tax payables	1,017,143	969,301
Total current liabilities	30,395,238	25,098,249
NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	370,103	336,286
Finance lease liabilities, non-current	234,765	88,510
Bank Loans, non-current	208,010	837,564
Deferred tax liabilities	346,969	609,573
Contingent consideration for acquisition, non-current	1,378,000	3,534,000
Total non-current liabilities	2,537,847	5,405,933
TOTAL LIABILITIES	32,933,085	30,504,182
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Ordinary shares subject to possible redemption, 168,711 and 115,000 shares as of March 31,2024 and 2023, respectively	700,000	163,905
SHAREHOLDERS’ EQUITY
Ordinary share, par value $0.0001; 150,000,000 shares authorized, 25,747,757 shares and 25,896,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively	2,592	2,590
Additional paid-in capital	1,738,012	1,102,505
Retained earnings	11,938,374	13,311,878
Accumulated other comprehensive loss	(120,551)	(28,860)
TOTAL GCL Global Limited shareholders’ equity	13,558,427	14,388,113
Non-controlling interests	2,366,732	2,767,775
TOTAL SHAREHOLDERS’ EQUITY	15,925,159	17,155,888
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$49,558,244	$47,823,975

The accompanying notes are an integral part of these consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Stated in U.S dollar, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
REVENUES
Revenues	$97,492,224	$76,780,259
Revenues, a related party	42,477	663,896
TOTAL REVENUES	97,534,701	77,444,155
COST OF REVENUES
Cost of revenues	(65,970,028)	(50,605,760)
Cost of revenues, related parties	(18,246,215)	(12,992,848)
TOTAL COST OF REVENUES	(84,216,243)	(63,598,608)
GROSS PROFIT	13,318,458	13,845,547
OPERATING EXPENSES
Selling and marketing	(2,602,892)	(2,689,213)
General and administrative	(13,109,638)	(7,555,613)
Total operating expenses	(15,712,530)	(10,244,826)
(LOSS) INCOME FROM OPERATIONS	(2,394,072)	3,600,721
OTHER INCOME (EXPENSE)
Other income, net	1,266,239	283,397
Interest expense, net	(507,803)	(191,154)
Change in fair value of contingent consideration for acquisition	(272,029)	(932,152)
TOTAL OTHER EXPENSE, NET	486,407	(839,909)
(LOSS) INCOME BEFORE INCOME TAXES	(1,907,665)	2,760,812
PROVISION FOR INCOME TAXES	(53,291)	(620,142)
NET (LOSS) INCOME	(1,960,956)	2,140,670
Less: net (loss) income attributable to non-controlling interests	(587,452)	154,551
NET (LOSS) INCOME ATTRIBUTABLE TO GCL GLOBAL LIMITED’S SHAREHOLDERS	(1,373,504)	1,986,119
NET (LOSS) INCOME	(1,960,956)	2,140,670
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(87,881)	(25,886)
COMPREHENSIVE (LOSS) INCOME	(2,048,837)	2,114,784
Less: total comprehensive (loss) income attributable to noncontrolling interests	(583,642)	154,001
Total comprehensive (loss) income attributable to GCL Global Limited’s shareholders	$(1,465,195)	$1,960,783
(LOSS) EARNINGS PER SHARE – BASIC AND DILUTED, ORDINARY SHARES	$(0.05)	$0.08
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING
Basic and diluted	25,906,178	25,896,000

The accompanying notes are an integral part of these consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY
For the Years Ended March 31, 2024 and 2023
(Stated in U.S. dollar, except for the number of shares)

					Accumulated
			Additional		other	Non-	Total
	Ordinary share		paid-in	Retained	comprehensive	controlling	stockholders’
	Shares	Par value	capital	earnings	loss	interest	equity
Balance as of March 31, 2022	25,896,000	$2,590	$1,102,505	$11,325,759	$(3,524)	$23,774	12,451,104
Net income	—	—	—	1,986,119	—	154,551	2,140,670
Recognition of non-controlling interest from acquisition of a subsidiary	—	—	—	—	—	2,590,000	2,590,000
Foreign currency translation adjustments	—	—	—	—	(25,336)	(550)	(25,886)
Balance as of March 31, 2023	25,896,000	$2,590	$1,102,505	$13,311,878	$(28,860)	$2,767,775	$17,155,888
Recognition of non-controlling interest from acquisition of subsidiaries	—	—	381,947	—	—	182,599	564,546
Accretion from change in fair value of ordinary shares subject to possible redemption	—	—	(12,652)	—	—	—	(12,652)
Net loss	—	—	—	(1,373,504)	—	(587,452)	(1,960,956)
Shares issuance for partial settlement of contingent consideration for acquisition	20,468	2	266,212	—	—	—	266,214
Foreign currency translation adjustments	—	—		—	(91,691)	3,810	(87,881)
Balance as of March 31, 2024	25,916,468	$2,592	$1,738,012	$11,938,374	$(120,551)	$2,366,732	$15,925,159

The accompanying notes are an integral part of these consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (income)	$(1,960,956)		$2,140,670
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	320,308		297,069
Amortization of intangible assets	1,168,358		517,902
Amortization of right of use assets- operating leases	839,152		662,748
Amortization of right of use assets- operating lease, a related party	—		3,396
Amortization of right of use assets- finance leases	43,900		26,556
Provision for credit loss and doubtful accounts, net of recovery	484,247		334,052
Loss from disposal of property and equipment	57,202		—
Deferred taxes benefit	(669,869)		(253,166)
Change in fair value of contingent consideration for acquisition	272,029		932,152
Change in operating assets and liabilities
Accounts receivables	(688,981)		(8,469,244)
Inventories	(1,614,310)		(97,791)
Indefinite-lived intangible assets	3,679,922		(7,935,920)
Other receivable and other current assets	298,028		(604,789)
Prepayments	(3,418,619)		438,951
Prepayments, a related party	—		1,525,280
Accounts payable	(1,521,354)		3,946,276
Accounts payable, related parties	2,501,759		2,153,601
Contract liabilities	(153,395)		(70,035)
Other payables and accrued liabilities	2,456,933		302,825
Operating Lease Liabilities	(803,335)		(657,410)
Operating lease liability, related parties	—		(3,363)
Income tax payables	25,277		444,370
Net cash provided by (used in) operating activities	1,316,296		(4,365,870)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(277,645)		(538,361)
Cash paid for contingent consideration for acquisition	(540,496)		(6,122)
Cash paid in business combinations, net of cash acquired	37,517		—
Acquisition of long-term investment	—		(71,045)
Net cash used in investing activities	(780,624)		(615,528)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash paid for redmption of ordinary shares	(163,905)		—
Proceed from bank loans	24,221,605		8,824,486
Repayment to bank loans	(25,419,912)		(2,482,844)
Loan from related party	3,954,657		78,362
Advance to related parties	(1,382,616)		(2,027,725)
Principal payments of finance lease liabilities	(174,062)		(33,069)
Payments of deferred merger costs	(900,531)		—
Net cash provided by financing activities	135,236		4,359,210
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	(168,777)		(27,696)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	502,131		(649,884)
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of the year	3,831,606		4,481,490
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, end of the year	$4,333,737		$3,831,606
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$723,160		$795,551
Interest paid	$507,803		$191,163
SUPPLEMENTAL NON-CASH FLOWS INFORMATION
Fair value of share issuance in acquisition of a subsidiary	$687,348		$—
Accretion of change in fair value of ordinary shares subject to possible redemption	$12,652	$
Recognition of initial right-of-use assets and lease liabilities	$1,512,807		$123,014
Recognition of non-controlling interest from acquisition of subsidiaries	$564,546		$2,590,000
Recognition of acquisition payable for acquiring 2Game	$—		$4,293,000
Share issuance for acquisition payable	$266,214		$—
Deferred merger costs included in other payables and accrued liabilities	$167,426		$—

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

	March 31, 2024	March 31, 2023
Cash and cash equivalents	2,677,059	2,543,045
Restricted cash	1,656,678	1,288,561
Total cash and cash equivalents, and restricted cash	4,333,737	3,831,606

The accompanying notes are an integral part of these consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 —  Nature of business and organization

GCL Global Limited (“GCL Global” or the “Company”) was incorporated and registered as an exempted Company with limited liability on September 8, 2023, under the laws of the Cayman Islands. GCL Global is a holding Company and has no substantive operations other than holding all of the outstanding equities of its directly and indirectly owned subsidiaries through various recapitalizations. GCL Global and its subsidiaries are hereafter referred as the Company.

The Company, through its subsidiaries in Singapore, Malaysia, and Hong Kong, operates its business in four segments, 1) distribution of console games, 2) game publishing, 3) media advertising service, and 4) others.

— Reorganization under GCL Global Pte. Ltd (“GCL Global SG”)

GCL Global SG was incorporated on July 26, 2021, under the laws of Singapore. GCL Global SG is a holding Company and has no substantive operations other than holding all of the outstanding equities of Epic SG, 4Divinity SG, 2Game, and Starlight.

On June 30, 2023, GCL Global SG completed the acquisition of 100% of the equity interests in Titan Digital Media Pte Ltd (“Titan Digital”), which was held under common control with Grand Centrex Limited (“GCL BVI”). The transaction was executed with a consideration of SGD 10. GCL Global SG and Titan Digital are under the effective control of the same group of shareholders.

On July 18, 2023, GCL Global SG completed the acquisition of 100% of the equity interests in Epicsoft Hong Kong Limited (“Epic HK”), which was held under common control with GCL BVI. The transaction was executed with a consideration of HKD 10. GCL Global SG and Epic HK are effectively controlled by the same shareholder.

— Reorganization under GCL Global

GCL BVI was incorporated on November 16, 2018, under the laws of British Virgin Island (“BVI”).

GCL BVI is a holding Company and has no substantive operations other than holding all of the outstanding equity of Epic MY after reorganization under GCL Global SG.

On February 14 , 2024, GCL BVI and GCL Global had completed a sequential two-step transaction involving (a) sale by GCL BVI of all its equity interests in GCL Global SG to GCL Global in return for GCL Global shares being issued to the GCL Shareholders (defined below), resulting in (i) GCL Global SG becoming a wholly-owned subsidiary of GCL Global; and (ii) GCL Shareholders holding all issued and outstanding shares in GCL Global; and (b) sale by GCL BVI shareholders holding a total of 99.8% of the total outstanding shares of GCL BVI (“GCL Shareholders”) of their equity interests in GCL BVI to GCL Global, resulting in GCL BVI becoming a 99.8%-owned subsidiary of GCL Global (the “Reorganization”).

Before and after the Reorganizations, GCL Global, together with its subsidiaries (as indicated above), is effectively controlled by the major shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements reflect the activities of GCL Global and each of the following subsidiaries as of March 31, 2024:

Name	Background	Ownership
Grand Centrex Limited (“GCL BVI”)	● A BVI Company ● Incorporated on November 16, 2018 ● Holding Company	99.8% owned by GCL Global
GCL Global Pte. Ltd (“GCL Global SG”)	● A Singapore Company ● Incorporated on July 26, 2021 ● Holding Company	100% owned by GCL Global
Titan Digital Media Pte. Ltd. (“Titan Digital”)(1)	● A Singapore Company ● Incorporated on January 08, 2018 ● An advertising Company that provides video production, and advertising in social media platform.	85% owned by GCL Global SG
Epicsoft Asia Pte. Ltd (“Epic SG”)	● A Singapore Company ● Incorporated on September 23, 2014 ● A gaming Company that engage in operation of distribution of console games software, and console game code.	100% owned by GCL Global SG
Epicsoft (Hong Kong) Limited (“Epic HK”)	● A Hong Kong Company ● Incorporated on April 15, 2005 ● A gaming Company that engage in operation of distribution of console games software, and console game code.	100% owned by GCL Global SG
4Divinity Pte. Ltd. (“4Divinity SG”)	● A Singapore Company ● Incorporated on September 30, 2022 ● Publishing of game software	100% owned by GCL Global SG
Epicoft Malaysia Sdn. Bhd. (“Epic MY”)	● A Malaysian Company ● Incorporated on June 26, 2019 ● Distribution of console game software and hardware.	100% owned by GCL BVI
2Game Digital Limited (“2Game”)	● A Hong Kong Company ● Incorporated on May 11, 2022 ● Distribution of console game code	51% owned by GCL Global SG
Starlight Games (HK) limited (“Starlight”)(2)	● A Hong Kong Company ● Incorporated on November 08, 2019 ● Distribution of console game software	100% owned by GCL Global SG
Starry Jewelry Pte. Ltd. (“Starry”)(1)	● A Singapore Company ● Incorporated on June 16, 2020 ● Retail in jewelry.	100% owned by Titan Digital
Martiangear Pte. Ltd. (“Martiangear”)(3)	● A Singapore Company ● Incorporated on September 24, 2020 ● Retail in gaming desk and chair	100% owned by Titan Digital
2 Game Pro Ltd	● A Brazil Company ● Incorporated on August 25, 2023 ● Distribution of console game code	100% owned by 2Game

(1)	On April 12, 2023, Titan Digital acquired a 100% equity interest in Starry from Debbie Soon Rui Yi (“Debbie”), the spouse of Jianhao Tan, the Chief Executive Officer (“CEO”) of Titan Digital, through issuance of 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. As a result, the Company’s equity interest in Titan Digital was reduced from 100% to 85% upon completion of the acquisition of Starry. (see Note 3)

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)	On July 14, 2023, Starlight was dissolved due to cease operation since September 2021.

(3)	On September 4, 2023, Titan Digital acquired 100% equity interest of Martiangear from two third-party for cash consideration of $148,000 and share consideration consisted of issuance of 53,711 ordinary shares by GCL BVI. (see Note 3)

Note 2 — Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, reserve for excess and obsolete inventory, estimates of impairment of long-lived assets and goodwill, valuation of deferred tax assets, other provisions and contingencies, contingent consideration for acquisition, and estimated fair value used in business acquisitions. Actual results could differ from these estimates, and as such, differences may be material to the consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operation and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiaries in Singapore, Hong Kong, and Malaysia conduct their businesses and maintain their books and records in US$, or local currencies of Singapore Dollars (“SGD”), Hong Kong Dollar (“HKD”), and Malaysian Ringgit (“MYR”), as their respective functional currencies.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within the statements of change in shareholders’ equity. Cash flows are also translated at average translation rates for the periods. Therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Exchange rate presented below were quoted by the federal reserve of the United States.

Translation of foreign currencies into US$ 1 have been made at the following exchange rates for the respective periods:

	As of March 31, 2024	As of March 31, 2023
Period-end SGD: US$1 exchange rate	1.3475	1.3294
Period-end HKD: US$1 exchange rate	7.8259	7.8499
Period-end MYR: US$1 exchange rate	4.7225	4.413
Period-average SGD: US$1 exchange rate	1.3447	1.3739
Period-average HKD: US$1 exchange rate	7.8246	7.8389
Period-average MYR: US$1 exchange rate	4.6409	4.4467

Business Combination

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by the Company and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operation and comprehensive loss. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operation and comprehensive loss.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-controlling interests

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s consolidated balance sheets and consolidated statements of operation and comprehensive loss. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Segment reporting

The chief executive officer is identified as the Company’s chief operating decision-maker who reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within four operating and three reportable segments as set forth in Note 18.

Cash and cash equivalents, and restricted cash

Cash is carried at cost and represents cash on hand, time deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. Cash equivalents consist of funds received from customers, which were held at the third-party platform’s account, and which are unrestricted and immediately available for withdrawal and use.

Restricted cash consists of fixed deposits being held as collateral to secure the banking facilities. As of March 31, 2024 and 2023, the Company had deposit amounted to $1,656,678 and $1,288,561, respectively, held in the bank as collateral to secure the banking facilities which the Company signed with HSBC Bank and Citibank (referred to Note 10).

Accounts receivable, net

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. Customers who owed accounts receivables, are granted credit terms based on their credit metrics. The Company adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) on its accounts receivable using the modified retrospective approach, starting from April 1, 2021 and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is classified as “general and administrative” in the consolidated statements of operation and comprehensive loss. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Under the new accounting guidance, the Company measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of March 31, 2024 and 2023, the Company provided allowance for credit loss of $325,457 and $55,533, respectively.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Weighted average method is the inventory valuation method applied to these inventories. Inventories mainly include physical console game compact disc, gaming hardware and accessories which are purchased from the Company’s suppliers as merchandized goods. Inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories which equals the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written down to net realizable value, it is not marked up subsequently based on changes in underlying facts and circumstances. For the years ended March 31, 2024 and 2023, $468,941and $288,604 of inventories write-down were recorded, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other receivables and other current assets, net

Other receivables primarily include receivables from the marketing expense related in promoting console game that the Company paid on behalf of vendors, and refundable deposit such as rental deposit. Starting from April 1, 2021, the Company adopted ASC Topic 326 on its other receivables using the modified retrospective approach. The new credit loss guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses rather than incurred losses. Under the new accounting guidance, the Company measures credit losses on its other receivables using the current expected credit loss model under ASC 326. As of March 31, 2024 and 2023, the Company provided allowance for credit loss of $52,949 and $3,747, respectively.

Prepayments, net

Prepayments are mainly cash deposited or advanced to suppliers for future inventory purchases. These amounts are refundable if the purchases are not completed and bear no interest. For any prepayments determined by management that such advances will not be in receipts of inventories, services, or refundable, the Company will recognize an allowance account to reserve such balances. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes collection or realization of amounts due are at risk. Delinquent account balances are written-off against allowance after management has determined that the likelihood of completion or collection is not probable. As of March 31, 2024 and 2023, the Company provided allowance related to prepayment of $209,412 and $51,755, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	3 years
Furniture & fitting	3 years
Office and warehouse renovation	Shorter of the lease term or 3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operation and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Indefinite-lived intangible assets (Console Game Codes)

The Company’s indefinite-lived intangible assets consisted of the console game codes. The console game codes represent sequences of code providing users with access to specific video games. Acquired from vendors in batches, their primary purpose is for resale. Each console game code grants single access right to the user and is individually identified at cost upon purchase from its vendor.

Each console game code is defined as an intangible asset, due to its lack of physical form. The useful life of an intangible asset should be considered indefinite if no legal, regulatory, contractual, competitive, economic, or other factors limit its useful life to the reporting entity in accordance with ASC 350-30-35-4. Consequently, each console game code is recorded at cost on the Company’s consolidated balance sheet and is not subject to amortization. Instead, the cost of each game code will be transferred to cost of goods sold upon the sale of each individual code. Additionally, the remaining balance of the console game codes will continue to generate cash flows from sales activities until the last code is sold, with the total balance and the number of consol game codes decreasing as individual codes are sold.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment testing for indefinite-lived intangible assets is conducted on both an interim and annual basis to assess whether the carrying value of an individual asset exceeds its fair value. When the carrying value exceeds fair value, the carrying amount is reduced to the fair value. The assessment for impairment incorporates a review of external factors, including current market prices for console game codes, market demand trends, and market competition. Additionally, the evaluation considers the long-term viability of the console game codes, factoring in elements such as platform support and the lifespan of the gaming ecosystem in which the console game codes operate.

If the fair market value of an indefinite-lived intangible asset is determined to be lower than its carrying value at any point during the reporting period, an impairment loss equal to the difference is recognized in the consolidated statements of operations and comprehensive (loss) income. For the years ended March 31, 2024, and 2023, impairment losses of $500,684 and nil, respectively, were recorded against indefinite-lived intangible assets.

Definite-lived intangible assets

Definite-lived intangible assets consisted primarily of customer relationships, trademark and license. The estimated useful life and amortization methodology of intangible assets are determined based on the period in which they are expected to contribute directly to cash flows in accordance with ASC Topic 350 “Intangibles — Goodwill and Other”. Intangible assets that are determined to have a definite life are amortized over the life of the asset.

Definite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds its fair value determined by using a discounted cash flow model.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive loss. Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. Management has determined that the Company has two reporting unit within the entity at which goodwill is monitored for internal management purposes.

The table below summarizes the changes in the carrying amount of goodwill for each reporting unit:

	Console game	Game Publishing	Media advertising service	Others	Total
Balance at March 31, 2022	$—	$—	$—	$—	$—
Acquired goodwill	2,047,154	—	—	—	2,047,154
Impairments	—	—	—	—	—
Balance at March 31, 2023	$2,047,154	$—	$—	$—	$2,047,154
Acquired goodwill	674,367	—	—	268,873	943,240
Impairments	—	—	—	—	—
Balance at March 31, 2024	$2,721,521	$—	$—	$268,873	$2,990,394

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted ASU 2017-04 in 2021, which primary goal is to simplify the goodwill impairment test and provide cost savings for all entities. This is accomplished by removing the requirement to determine the fair value of individual assets and liabilities in order to calculate a reporting unit’s “implied” goodwill under current GAAP.

The amendments in ASU 2017-04 eliminate Step 2 of the goodwill impairment test. As such, an entity will perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

When measuring a goodwill impairment loss, an entity should consider the income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit. The ASU contains an illustration of the simultaneous equations method to demonstrate this, which reflects a deferred tax benefit from reducing the carrying amount of tax-deductible goodwill relative to the tax basis.

An entity may still perform the optional qualitative assessment for a reporting unit to determine if it is more likely than not that goodwill is impaired. However, this ASU eliminates the requirement to perform a qualitative assessment for any reporting unit with zero or negative carrying amount. Therefore, the same one-step impairment assessment will apply to all reporting units.

For the year ended March 31, 2024, management evaluated the recoverability of goodwill by comparing the fair value of a reporting unit with its carrying amount. The Company had engaged with a third-party appraiser in assessing the fair value of the game distribution reporting unit by applying income approach which considers the present value of the game distribution reporting unit’s future after-tax cash flows, discounting them to present value using a 13.0% discount rate. As a result, the fair value of the game distributing reporting unit’s fair value exceeds its carrying value, and therefore, no impairment loss on goodwill was recognized for the years ended March 31, 2024.

For the years ended March 31, 2023, management evaluated the recoverability of goodwill by performing qualitative assessment on its reporting units and determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, and therefore, no impairment loss on goodwill was recognized for the years ended March 31, 2023.

Impairment for long-lived assets

In accordance with ASC 360-10, long-lived assets, including property and equipment with finite lives, are reviewed for impairment loss whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the assets. If an impairment loss is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach, or, when available and appropriate, comparable market values. As of March 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Contingent consideration for acquisitions

In connection with the business combination set forth in Note 3, the Company recognized contingent consideration for acquisition upon completion of the business combination in accordance with ASC 805-10-55-28. The Company determined the fair value of the contingent consideration for acquisition as the Company has the obligation to pay cash or issuing shares to settle the contingent consideration upon 2Game’s achievement of certain performance milestones.

In accordance with ASC 815-40 “Derivatives and Hedging”, the Company determined that the contingent consideration for acquisition should classified as a liability as it does not consider indexed to the Company’s stock. As a result, the contingent consideration for acquisition shall be measured initially, and subsequently at fair value on each reporting date. The Company will continue to adjust the carrying value of the contingent consideration for acquisitions until contingency is finally determined. Any changes in fair value will be recorded as a gain or loss in the statements of operations and comprehensive loss.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingent consideration for acquisition was valued at the time of acquisitions and each of the financial statement date, using unobservable inputs and undiscounted cash flow methodology. The determination of the fair value is based on discounted cash flows, the key assumptions take into consideration the probability of meeting each performance target and the discount factor.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity”, where equity interests are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the Group, and upon such event, the shares would become redeemable at the option of the holders, they are classified as mezzanine equity (temporary equity). As of March 31, 2024 and 2023, ordinary shares subject to possible redemption are 168,711 and 115,000 shares as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital or accumulated deficit if additional paid-in capital equals to zero. For the year ended March 31, 2024, the Company recognized changes in redemption value of $12,652. On November 22, 2023, 115,000 ordinary shares were fully redeemed for cash consideration of $ 163,905.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and collectability is probable.

Revenue recognition policies for each type of revenue stream are as follows:

(1)	Revenue from sales of console game, gaming hardware, and accessories

The Company generates revenue from distributing gaming content that are compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, and personal computers (“PC”) to retailers. Additionally, the Company is involved in the sale of gaming hardware and accessories, primarily consisting of controllers, adapters, headsets, gaming desk, chair and etc.

The Company recognized the revenue from sales of console game, gaming hardware, and accessories at a point in time when control of the product is passed to the retailers, which is the point in time that the retailers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the retailers pick up the products or the Company delivers the products to the retailers’ appointed forwarding agent. The transfer of control typically occurs at a point in time based on consideration of when the retailers have the obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the retailers and end users have accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, and customer discounts. Historically, the product return was deemed to be immaterial.

The Company determined that the shipping and handling activities are performed before the customer obtains control of the good. The Company elect to account for shipping and handling as activities to fulfill the promise to transfer the good, and accrue the related shipping cost.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of revenue from sales of console game, gaming hardware, and accessories consist of cost of purchase of console game compact discs, gaming hardware and accessories from vendors.

(2)	Revenue from sales of console game code

The Company derives its revenue from the sale of console game codes through the following settlement arrangement: (1) fixed price settlement with sales price being predetermined in the contract, and (2) variable price settlement with sales price being variable and to be settled based on retailer’s monthly sales.

The Company recognized the revenue from sales of console game code at a point in time when control of the goods is passed to retailers or end users, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the console game code was E-delivered to the retailers or end users. The transfer of control typically occurs at a point in time based on consideration of when the retailers or end users have an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the retailers or end users has accepted the goods.

For settlement arrangement under the fixed price settlement, the transaction price is generally fixed and does not contain any variable considerations such as sales returns, discounts, or rebates, as the Company settles the sales with customers on a sales contract basis.

For settlement arrangement under the variable price settlement, the transaction price is subject to variation and is determined based on the retailer’s monthly sales. The pricing for individual game codes is calculated by considering their wholesale price and the quantity sold. Additionally, a proportionate adjustment is made based on the total sales of each specific game code. As a result, the consideration received from retailer can fluctuate, making it a variable component of the overall consideration.

The Company accounts for revenue from sales of console game code under both settlement arrangements as mentioned above on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide specified goods, which the Company has control of the goods and has the ability to direct the use of goods to obtain substantially all the benefits. In making this determination, the Company assesses whether it is responsible to fulfil the performance obligation in these transactions, is subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40. The Company determined that it is primarily responsible for fulfilling the promise to provide the specified good as the Company directly purchases the consoled game code from the vendors prior to posting any sale to retailers or end users. Meanwhile, the Company maintained the console game code electronically which demonstrates that Company has control over the goods and is subject to inventory risk. Furthermore, the Company has discretion in establishing the price of the goods which has demonstrated that the Company has the ability to direct the use of the goods and obtain substantially all of the remaining benefits.

Cost of revenue from revenue from sales of console game code consist of cost of console game code purchased from vendor.

(3)	Revenue from game publishing

The Company generates its revenue from game publishing by providing a non-exclusive license to reproduce, publicly display and perform, transmit, sell, license and otherwise distribute the PC games in object code form (“console game code”) to gaming platforms such as Sony’s PlayStation Network, Valve’s Steam, and Microsoft’s Xbox for distribution. In this sales arrangement, the gaming platforms are considered as the Company’s customers.

The Company recognizes revenue from game publishing at the point in time when control of the console game code is transferred to the Gaming Platform, which specifically occurs when the console game code has been activated. Since the transaction price for publishing varies and is determined based on a predetermined rate applied to the Gaming Platform’s monthly sales, the Company recognizes revenue based on the consideration expected to be received from the Gaming Platform.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for revenue from game publishing on a gross basis as the Company is acting as a principal who is primarily responsible for fulfilling the promise to publishing the game on the Gaming platform.

Cost of revenue from revenue from game publishing consist of game developing cost from developers.

(4)	Video marketing campaign services

The Company provides video marketing campaign services, which include video production, content alteration based on the customer’s specifications, and video publishing on designated influencers’ social media platforms. The Company identifies video marketing campaign services as a single performance obligation because the services in the contract cannot be distinct.

The customer cannot simultaneously receive and consume the benefits provided by the Company throughout the performance obligation process, and the customer does not have control on the video content as it is produced. Therefore, none of the criteria of ASC 606-10-25-27 is met, and the Company recognizes revenue from video marketing campaign services at a point in time when the customer takes control of the video. The transfer of control typically occurs when customers are able to direct the use of and obtain substantially all of the economic benefits of the video, which happens when the video production is completed and accepted by the customer.

Cost of revenue from video marketing campaign service consist of video production related cost such as labor and production supplies.

(5)	Social media advertising

The Company generates revenue from social media advertising by monetizing video content on social media platforms by allowing advertisement to be displayed within the Company’s video posting during the playback process.

Revenue from social media advertising is recognized by the Company as it fulfills its performance obligation at a point in time, which occurs when the Company grant the right to use of the license of the video content to the social media platform, and when the social media platform can derive substantial economic benefit from monetizing the video content. The revenue generated is contingent on a profit-sharing arrangement with the social media platform and is assessed based on multiple factors. These factors include viewer engagement, viewer location, the type of advertisements, the number of advertisements engaged with, and more. The transaction price will be entitled to be received by the Company upon monthly settlement with the social media platform. Consequently, the Company has determined that revenue from social media advertising is recognized at a point in time when it is probable that a significant reversal of the revenue recognized will not occur.

Cost of revenue from social media marketing service consist of video production related cost such as labor and production supplies.

The Company has elected to apply the practical expedient to expense costs as incurred for incremental costs to obtain a contract when the amortization period would have been one year or less. As of March 31, 2024 and 2023, the Company did not incur any incremental costs to obtain contract.

As of March 31, 2024 and 2023, the Company did not have any contract assets.

The Company recognized advance payments from its customer prior to revenue recognition as contract liability until the revenue recognition performance obligation are met. As of March 31, 2024 and 2023, the contract liability amounted to $209,903 and $363,726, respectively. For the years ended March 31, 2024 and 2023, revenue recognized that was included in the beginning period contract liabilities balance amounted to $363,726 and $433,924, respectively. As of March 31, 2024 and 2023, there were no contracts with performance obligations beyond 12 months for revenue recognition.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Disaggregated information of revenues by products/services are as follows:

	For the years ended
	March 31, 2024	March 31, 2023
Console game	$38,429,942	$39,499,316
Console game codes	52,588,862	28,575,826
Console game – subtotal	91,018,804	68,075,142
Game publishing	3,431,680	6,103,312
Video marketing campaign services	2,128,589	2,486,844
Social media advertising services	587,500	778,857
Media advertising services – subtotal	2,716,089	3,265,701
Other revenue	368,128	—
Total revenues	$97,534,701	$77,444,155

Warranty

The Company generally provides limited warranties for its products sold. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at time of delivery and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or the Company’s best estimate. As the historical claim rates of warranty were deemed to be immaterial, the Company did not accrue warranty reserves as of March 31, 2024 and 2023

Advertisement expense

Advertising is mainly through online and offline promotion activities. Advertisement expenses amounted to $1,547,129 and $2,111,178 for the years ended March 31, 2024 and 2023, respectively.

Deferred merger costs

Deferred merger costs consist primarily of expenses paid to attorneys, underwriters, and others direct costs related to the Merger. Should the Merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses.

Defined contribution plan

Full-time employees of the Company are entitled to government-mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government-mandated defined contribution plan. Total expenses for the plans were $211,432 and $173,265 for the years ended March 31, 2024 and 2023, respectively.

The related contribution plans include:

Singapore subsidiaries

—	Central Provident Fund (“CPF”) — 17.00% based on employee’s monthly salary for employees aged 55 and below, reduces progressively to 7.5% as age increase;

—	Skill Development Levy (“SDL”) — up to 0.25% based on employee’s monthly salary capped $8.3 (SGD 11.25).

Malaysian subsidiary

—	Social Security Organization (“SOSCO”) — 1.75% based on employee’s monthly salary capped of RM 4,000;

—	Employees Provident Fund (“EPF”) — 12% based on employee’s monthly salary; and

—	Employment Insurance System (“EIS”) — 0.2% based on employee’s monthly salary capped of RM 4,000.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Hong Kong subsidiaries

—	Mandatory Provident Fund (“MPF”) — 5% based on employee’s monthly salary capped of HKD 30,000;

Goods and Services Taxes (“GST”)

Revenue represents the invoiced value of service, net of applicable GST. The GST is chargeable on gross sales price. In Singapore, GST rate is 8% on gross sales price for calendar year 2023 and 9% for calendar year 2024. Entities that are GST-registered are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable or receivable.

Income taxes

The Company accounts for income taxes in accordance with ASC 740 U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year and adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is more likely than not that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest were incurred related to underpayment of income tax for the years ended March 31, 2024 and 2023.

The Company recognizes interest and penalties related to unrecognized tax benefits, if any, on the other expense line in the accompanying consolidated statement of income. Accrued interest and penalties are included on the other payables and accrued liabilities line in the consolidated balance sheets.

The Company conducts much of its business activities in Singapore, Malaysia, and Hong Kong and is subject to taxation in these jurisdictions. As a result of its business activities, the Company’s subsidiaries file separate tax returns that are subject to examination by the foreign tax authorities. As of March 31, 2024, the tax returns for the Company’s Singapore entities from 2021 through 2024 remain open for statutory examination by the Singapore tax authorities. Similarly, as of March 31, 2024, the tax returns for the Company’s Hong Kong entities from 2019 through 2024 remain open for statutory examination by the tax authorities in Hong Kong, respectively. In addition, as of March 31, 2024, the tax returns for the Company’s Malaysia entity from 2020 through 2024 remain open for statutory examination by the tax authorities in Malaysia.

Comprehensive loss

Comprehensive loss consists of two components, namely net income and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive loss includes items such as results of foreign currency translation adjustment.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings (loss) per share

The Company computes earnings or loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the Company divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended March 31, 2024 and 2023, there were no dilutive shares.

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash and restricted cash, accounts receivable, net, amount due from related parties, other receivables and other current assets, prepayments, banking facilities, accounts payable, contract liabilities, amount due to related parties, other payables and accrued liabilities, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term bank facilities approximate the fair value based on current yields for debt instruments with similar terms.

The following table sets forth by level within the fair value hierarchy our financial liability that were accounted for at fair value on a recurring basis as of March 31, 2024:

	Carrying Value at March 31,	Fair Value Measurement at March 31, 2024
	2024	Level 1	Level 2	Level 3
Contingent consideration for acquisition	$3,697,000	$—	$—	$3,697,000

The following is a reconciliation of the beginning and ending balance of the financial liability measured at fair value on a recurring basis for the years ended March 31, 2024 and 2023:

Contingent consideration for acquisition
Beginning balance	$3,360,848
Change in fair value of contingent consideration for acquisition	932,152
Ending balance as of March 31, 2023	4,293,000
Payment of cash and share consideration	(806,710)
Change in fair value of contingent consideration for acquisition	272,029
Exchange rate difference	(61,319)
Ending balance as of March 31, 2024	$3,697,000
Contingent consideration for acquisition, current	2,319,000
Contingent consideration for acquisition, non-current	1,378,000

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases

Effective April 1, 2020, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The primary impact of the adoption is the initial recognition of $600,270 of operating lease right-of-use assets and operating lease liabilities.

If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee.

The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term as the amount that results in a constant periodic interest rate of the office equipment on the remaining balance of the liability.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the years ended March 31, 2024 and 2023, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Related parties

The Company identifies related parties, accounts for and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Corporations or individual parties are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operating decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Commitments and contingencies

The Company adheres to ASC 450, “Contingencies” for the recognition, measurement, and disclosure of commitments and contingencies. Contingencies, representing uncertainties related to potential liabilities or gains stemming from past events, are evaluated based on available information, legal counsel advice, and historical experience. The Company records accruals for losses when it is probable and reasonably estimable.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”).

Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth Company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision- useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. The Company anticipates that Topic 280 will impact only its disclosures and therefore do not expect that Topic 280 will have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact of the update on Company’s consolidated financial statements and related disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Business Combination

— Acquisition of Starry

On April 12, 2023, the Company, through its subsidiary, Titan Digital, entered into a sale and purchase agreements (“SPA1”) with Debbie Soon Rui Yi (“Debbie”), a related party who is the spouse of Jianhao Tan, the CEO of Titan Digital, to acquire 100% equity interest in Starry. Starry was incorporated in Singapore on June 16, 2020, and its principal activities mainly include distribution of Jewelry. Pursuant to the SPA1, Titan digital is obligated to issue 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. On April 12, 2023, the acquisition of starry was completed (“Acquisition date”), and 17,648 shares of Titan Digital’s ordinary shares has been issued to Debbie.

The Company’s acquisition of Starry was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of Starry based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB using the fair value approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expenses.

Based on assessments using the income test, asset test, and investment test pursuant to S-X Rule 3-05, the Company concluded that the acquisition of Starry was not significant. Pursuant to ASC 805-10-50-2 (h). the unaudited pro forma information of the Company for the years ended March 31, 2024 and 2023 set forth below gives effect to the business combination as if it had occurred on April 1, 2022 and combines the results of operations of the Company since then. The unaudited pro forma information is presented after applying the Company’s accounting policies and elimination intra-entity transactions, as applicable. The unaudited pro forma information does not include any impact of transaction synergies and is presented for informational purposes only and is not necessarily indicative of the results of operations that would actually have been occurred had the business combination been consummated as of that time or that may result in the future:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Unaudited pro forma revenue	$97,534,701	$78,051,283
Unaudited pro forma net (loss) income	$(1,960,956)	$2,273,155

The following tables summarizes the consideration transferred to acquiring starry at the date of acquisition:

Share issuance*	$564,546
Total consideration at fair value	$564,546

*	The fair value of Titan’s share issuance on April 12, 2023 were estimated by applying discounted cash flow approach which considers the present value Titan’s future after-tax cash flows, discounting them to present value using a 14.0% discount rate.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of Starry:

Fair value as of acquisition date
Total consideration	$564,546
Less: net assets of Starry:
Cash	128,843
Inventory	57,102
Prepaid expense	34,202
Deposit Paid	442
Intangible asset	131,810
Total assets	352,399
Accounts payable	(9,796)
Other payable	(23,896)
Deferred tax liability	(23,034)
Total liabilities	(56,726)
Total net assets of Starry	295,673
Goodwill	$268,873

The purchase price was allocated to the identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. The identifiable intangible assets principally included licenses, with estimated useful lives of 1.0 years based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

The Company, with the assistance of a third-party appraiser, assessed the fair value of the 100% equity interest, and identifiable intangible assets acquired, in Starry through using income approach based on a number of factors including in the valuations from the third-party appraiser. The significant assumption being used by the Company includes financial forecast and discount rate. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The fair value of the licenses was estimated using a relief-from-royalty method. This method calculates fair value by assuming that if the license were to be acquired from a third-party owner, a royalty rate on revenue would be charged for the privilege of using the asset. Therefore, the fair value of the licenses represents the present value of the after-tax royalties saved as a result of owning the legal right to utilize the licenses.

The goodwill, which is not deductible for income tax purposes, is primarily attributed to the enhanced brand recognition expected from integrating Starry’s operations. The acquisition of Starry is strategically aimed at leveraging its expertise in jewelry and accessories retail. By collaborating with Starry, the Company plans to create unique, game character-inspired jewelry and accessories. This collaboration will not only promote and market certain games but also expand the Company’s customer base. The synergy between the gaming operations and the jewelry business is expected to increase brand visibility and appeal to a broader demographic, thereby enhancing brand recognition.

— Acquisition of Martiangear

On July 25, 2023, the Company through its subsidiary, Titan Digital, entered into a sale and purchase agreements (“SPA2”) with two third parties (“Vendors”) to acquire 100% equity interest of Martiangear. Martiangear was incorporated in Singapore on September 24, 2020, and its principal activities include distribution of gaming desks and chairs. The acquisition of Martiangear was completed on September 4, 2023 (“Acquisition Date”). Pursuant to the SPA2, The Company is obligated to remit an aggregate total of $835,348 consideration in fair value which consist of following three tranches to the Vendors.

●	Tranche 1 — 53,711 of the Company’s ordinary shares (“Consideration Share”) to the Vendors on the Acquisition Date. In the event that the Company fail to become a listed company within 24 months from the Completion Date, the Company irrevocably undertakes to purchase all of the Consideration Share from the Vendors for a cash consideration of $700,000. Given the condition of whether the company can become a listed entity within 24 months is not solely within the control of the Company and in accordance with ASC 480-10-S99, the Company record the fair value of the issuance of the Consideration Shares in Tranche 1 to the Vendors as mezzanine equity.

●	Tranche 2 — An aggregate total of $148,000 cash consideration issue to the Vendors which include (1) $48,000 due on the Completion Date, (2) $50,000 due on one month after the Completion Date, and (3) $50,000 due on two months after the Completion Date.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of the date of the issuance of these financial statements, the Company had issued 53,711 of its ordinary shares to the Vendors and paid $148,000 in cash consideration as agreed upon in Tranche 2 payment terms.

The Company’s acquisition of Martiangear was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of Martiangear based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB using the fair value approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expenses.

Based on assessments using the income test, asset test, and investment test pursuant to S-X Rule 3-05, the Company concluded that the acquisition of Martiangear was not significant. Pursuant to ASC 805-10-50-2 (h). the unaudited pro forma information of the Company for the years ended March 31, 2024 and 2023 set forth below gives effect to the business combination as if it had occurred on April 1, 2022 and combines the results of operations of the Company since then. The unaudited pro forma information is presented after applying the Company’s accounting policies and elimination intra-entity transactions, as applicable. The unaudited pro forma information does not include any impact of transaction synergies and is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been occurred had the business combination been consummated as of that time or that may result in the future:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Unaudited pro forma revenue	$97,576,855	$77,724,857
Unaudited pro forma net (loss) income	$(1,957,135)	$2,089,212

The following tables summarizes the consideration transferred to acquired Martiangear at the date of acquisition:

Share issuance*	$687,348
Cash consideration	148,000
Total consideration at fair value	$835,348

*	The fair value of the Company’s share issuance on July 25, 2023 were estimated by applying discounted cash flow approach which considers the present value of the Company’s future after-tax cash flows, discounting them to present value using a 14.0% discount rate.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of Martiangear:

Fair value as of acquisition date
Total consideration	835,348
Less: net assets of Martiangear:
Cash	8,263
Accounts receivable	4,808
Inventory	92,889
Intangible asset	85,675
Total assets	191,635
Accounts payable	(17,457)
Deferred tax liability	(13,197)
Total liabilities	(30,654)
Total net assets of Martiangear	160,981
Goodwill	$674,367

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The purchase price was allocated to the identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. The identifiable intangible assets principally included license and trademark, with estimated useful lives of 7.45 years and 0.82 year, respectively, based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

The Company, with the assistance of a third-party appraiser, assessed the fair value of the 100% equity interest, and identifiable intangible assets acquired, in Martiangear through using income approach based on a number of factors including in the valuations from the third-party appraiser. The significant assumption being used by the Company includes revenue forecast and discount rate. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The fair value of the licenses and trademarks was estimated using a relief-from-royalty method. This method calculates fair value by assuming that if the licenses and trademarks were to be acquired from third-party owners, a royalty rate on revenue would be charged for the privilege of using the assets. Consequently, the fair value of the licenses and trademarks represents the present value of the after-tax royalties saved as a result of owning the legal right to utilize them.

The goodwill is not deductible for income tax purposes and is related primarily to the expected synergies from combining the operations into the Company’s business operation in console game.

— Acquisition of 2Game

On July 31, 2022, the Company, through its 100% owned subsidiary, GCL Global SG, entered into a share purchase agreement (the “SPA”) with three unrelated parties to acquire a 51% equity interest in 2Game. 2Game, incorporated in Hong Kong, primarily engages in the distribution of game codes and other related consumer items. Pursuant to the SPA, the Company is obligated to an aggregate of up to $6,120,000 consideration which consist of following five tranches to the aforementioned three parties upon certain conditions are met.

●	Tranche 1 — A cash consideration of $6,550 is to be paid upon the completion of the acquisition of 2Game.

●	Tranche 2 — A consideration of $2,993,450, comprised of 67% in cash and 33% in shares, is to be issued upon the successful listing on the US capital market.

●	Tranche 3 — A consideration of $800,000, comprising 67% in cash and 33% in shares, is to be paid upon 2Game’s achievement in a gross revenue target of $19,400,000 and a Net Profit After Tax (NPAT) of $714,273 for the fiscal year ending March 31, 2023.

●	Tranche 4 — A consideration of $1,000,000, comprising 67% in cash and 33% in shares, is to be paid upon 2Game’s achievement in a gross revenue target of $31,072,773 and an NPAT of $893,201 for the fiscal year ending March 31, 2024.

●	Tranche 5 — A consideration of $1,320,000, comprising 67% in cash and 33% in shares, is to be paid upon 2Game’s achievement in a gross revenue target of $37,852,287 and an NPAT of $1,238,956 for the fiscal year ending March 31, 2025.

Under Tranche 3 to 5, in the event that either one or both the gross revenue and NPAT are below the gross revenue target and NPAT target, the consideration shares shall be reduced on a pro rata basis.

Additionally, in the event of 2Game’s net profit after tax (“NPAT”) is in excess of the NPAT target set out in financial performance milestones, the above mentioned third parties shall be entitled to the additional cash and shares consideration (“Outperformance Consideration”).

On October 17, 2023, the Company, through a contract addendum, to change the consideration payment schedule.

●	Tranche 2 — A consideration of $2,993,450, comprised of 100% in shares, is to be issued upon the successful listing on the US capital market.

●	Tranche 4 — A consideration of $1,000,000, comprising 100% in cash, is to be paid upon 2Game’s achievement in a gross revenue target of $31,072,773 and an NPAT of $893,201 for the fiscal year ending March 31, 2024.

●	Tranche 5 — A consideration of $1,320,000, comprising 100% in shares, is to be paid upon 2Game’s achievement in a gross revenue target of $37,852,287 and an NPAT of $1,238,956 for the fiscal year ending March 31, 2025.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of the date of the issuance of these consolidated financial statements, the Company has paid Tranche 1 in cash consideration of $6,550 to above mentioned third parties upon completion of the acquisition on September 1, 2022 (“Acquisition Date”). In addition, 2Game has achieved the above mentioned revenue and NPAT target in tranche 3. As a result, the Company has paid cash consideration of $535,366 and issued 20,468 of the Company’s shares to above mentioned third parties in terms of the financial performance for the year ended March 31, 2023.

The Company’s acquisition of 2Game was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of 2Game based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB using the fair value approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expenses.

The Company concluded that the acquisition of 2Game was not significant based on assessments using the income test, asset test, and investment test pursuant to S-X Rule 3-05. Pursuant to ASC 805-10-50-2 (h). the unaudited pro forma information of the Company for the year ended March 31, 2023 set forth below gives effect to the business combination as if it had occurred on April 1, 2021 and combines the results of operations of the Company since then. The unaudited pro forma information is presented after applying the Company’s accounting policies and elimination intra-entity transactions, as applicable. The unaudited pro forma information does not include any impact of transaction synergies and is presented for informational purposes only and is not necessarily indicative of the results of operations that would actually have been occurred had the business combination been consummated as of that time or that may result in the future:

	For the year ended March 31, 2023	For the year ended March 31, 2022
Unaudited pro forma revenue	$77,444,155	$65,827,057
Unaudited pro forma net income	$2,140,643	$4,586,525

The following tables summarizes the consideration transferred to acquired 2Game at the date of acquisition:

Cash	$6,550
*Contingent consideration for acquisition	3,360,848
Total consideration at fair value	$3,367,398

*	As of the acquisition date of 2Game, the fair value of the contingent consideration for acquisition was determined to be $3,360,848, which included around $55,000 outperformance consideration. Subsequently, the change of fair value of the contingent consideration for acquisition was amounted to a loss $272,029 and $932,152 for the years ended March 31, 2024 and 2023, respectively. As March 31, 2023, the fair value of contingent consideration for acquisition was amounted to $4,293,000, of which $759,000 and $3,534,000 were recognized at current and non-current portion at the consolidated balance sheets, respectively. As March 31, 2024, the fair value of contingent consideration for acquisition amounted to $3,697,000, of which $2,319,000 and $1,378,000 were recognized at current and non-current portion at the consolidated balance sheets, respectively. The fair value of the contingent consideration as of September 1, 2022 and March 31, 2024 and 2023 were estimated by applying income approach which considers the present value of the expected future payment, discounted using a risk-adjusted discount rate of 5.3%, as of September 1, 2022, March 31, 2024 and 2023, which are not observable in the market (level 3 inputs).

In October 2023, the Company also paid cash consideration of an aggregated amount of $540,496 and share consideration of $266,214 by issuing 20,468 Company’s ordinary shares to above mentioned third parties upon achievements of 2Game’s financial performance milestones for the year ended March 31, 2023.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of 2Game:

Fair value as of acquisition date
Total consideration	$3,367,398
Non-controlling interest	2,590,000
Less: net assets of 2Game:
Cash	428
Prepayments	7,338
Intangible assets	4,742,000
Total assets	4,749,766
Accounts payable	(33,382)
Deferred tax liability	(806,140)
Total liabilities	(839,522)
Total net assets of 2Game	3,910,244
Goodwill	$2,047,154

The purchase price was allocated to the identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. The identifiable intangible assets principally included customer relationships, with estimated useful lives of 4.6 years based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

The Company, with the assistance of a third-party appraiser, assessed the fair value of the 100% equity interest, identifiable intangible assets acquired, and noncontrolling interest in 2Game through using income approach based on the following factors: (a) Assumptions on the market and the asset that are considered to be fair and reasonable; (b)Financial performance that shows a consistent trend of the operation; (c) Consideration and analysis on the micro and macro economy affecting the subject asset; (d)Analysis on tactical planning, management standard and synergy of the subject assets; (e) analytical review of the subject asset; and (f) assessment of the leverage and liquidity of the subject asset. The significant assumption being used by the Company includes financial forecast, discount rate and attribution rate.

The fair value of the non-controlling interest in 2Game’s was measured based on significant inputs that are not observable in the market and thus represents a Level 3 measurement. Key assumption includes adjustments because of the lack of control that market participants would consider when estimating the fair value of the noncontrolling interest in 2Game.

The fair value of client relationships was estimated using a multi-period excess earnings method. To calculate fair value, the Company estimated the attribution rate and used cash flows discounted at a rate considered appropriate given the inherent risks associated with each client grouping.

The goodwill is not deductible for income tax purposes and is related primarily to the expected synergies from combining the operations into the Company’s business operation in console game.

Note 4 — Accounts receivable, net

As of March 31, 2024 and 2023, accounts receivables were comprised of the following:

	March 31, 2024	March 31, 2023
Receivables from console game and console game code	$15,123,775	$10,726,697
Receivables from game publishing	2,282,228	5,969,401
Receivables from advertising service	332,540	371,082
Less: Allowance for credit loss	(325,457)	(55,533)
Accounts receivable, net	$17,413,086	$17,011,647

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Movement of credit loss for the years ended March 31, 2024 and 2023 are as follows:

	March 31, 2024	March 31, 2023
Beginning balance	$55,533	$12,588
Addition	277,273	42,878
Write-off	—	(1,521)
Translation adjustment	(7,349)	1,588
Accounts receivable, net	$325,457	$55,533

Note 5 — Inventories, net

Inventories are stated at lower of cost or net realizable value, which is determined using the weighted average method.

	March 31, 2024	March 31, 2023
Physical console game compact discs	$4,826,217	$3,072,146

For the years ended March 31, 2024 and 2023, the impairment for inventories were amounted to $468,941 and $288,604 respectively.

Note 6 — Other receivables and other current assets, net

As of March 31, 2024 and 2023, other receivables and other current assets, net were comprised of the following:

	March 31, 2024	March 31, 2023
Deposits(i)	$42,832	$19,374
Prepaid expenses(ii)	18,279	171,302
Prepaid income tax(iii)	23,366	351,744
GST recoverable and prepaid income tax(iv)	232,367	12,612
Other receivables(v)	197,102	389,534
Less: allowance for credit loss	(52,949)	(3,747)
Total other receivables and other current assets, net	$460,997	$940,819

(i)	Deposits

The balance of deposit mainly comprised deposits made for rental and utility service of the Company.

(ii)	Prepaid expenses

The balance of prepaid expenses represented prepayment for services, such as subscription fees and advertising expenses.

(iii)	Prepaid income tax

The balance of prepaid income tax represents prepaid estimated income tax from the Company’s HK, Malaysia, and Singapore subsidiaries.

(iv)	GST recoverable

The balance of GST recoverable represented the amount of GST, which resulted from historical purchasing activities and could be further used for deducting future GST in Singapore.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(v)	Other receivables

The balance of other receivables mainly represented balance due from vendor for marketing expense paid on behalf.

Movement of allowance for credit loss for the years ended March 31, 2024 and 2023 are as follows:

	March 31, 2024	March 31, 2023
Beginning balance	$3,747	$2,376
Addition	49,351	1,279
Translation adjustment	(149)	92
Ending balance	$52,949	$3,747

Note 7 — Prepayments, net

	March 31, 2024	March 31, 2023
Prepayment	$5,720,400	$2,301,779
Less: allowance for prepayment	(209,412)	(51,755)
Total prepayments, net	$5,510,988	$2,250,024

Movement of allowance for doubtful account for the years ended March 31, 2024 and 2023 are as follows:

	March 31 2024	March 31 2023
Beginning balance	$51,755	$71,227
Addition (recovery)	157,623	(10,105)
Write-off	—	(8,894)
Translation adjustment	34	(473)
Ending balance	$209,412	$51,755

Note 8 — Property and equipment, net

Property and equipment consist of the following:

	March 31, 2024	March 31, 2023
Office equipment	$822,262	$701,442
Furniture & Fitting	68,490	76,590
Office and warehouse renovation	431,293	416,070
Subtotal	1,322,045	1,194,102
Less: accumulated depreciation	(816,934)	(559,861)
Total property and equipment, net	$505,111	$634,241

Depreciation expenses for the years ended March 31, 2024 and 2023 were amounted to $320,308 and $297,069, respectively. The Company recognized loss from disposal of property and equipment were $57,202, and $nil for the years ended March 31, 2024 and 2023, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Definite-lived Intangible assets, net

Definite-lived intangible assets consisted of the following:

	March 31, 2024	March 31, 2023
Customer relationships	$4,594,812	$4,742,000
License	139,865	—
Trademark	224,809	—
Less: accumulated amortization	(1,686,260)	(517,902)
Total definite-lived intangible assets	$3,273,226	$4,224,098

Amortization expense for the years ended March 31, 2024 and 2023 was amounted to $1,168,358 and $517,902, respectively.

The following table sets forth the Company’s amortization expense for the next five years ending:

Amortization expenses
Twelve months ending March 31, 2025	$1,054,311
Twelve months ending March 31, 2026	1,045,682
Twelve months ending March 31, 2027	1,041,288
Twelve months ending March 31, 2028	106,103
Twelve months ending March 31, 2029 and thereafter	25,842
Total	$3,273,226

Note 10 — Bank Loans

Outstanding balance of banking facilities consisted of the following:

Bank name	Maturity date	Interest rate	Collateral/Guarantee	March 31, 2024	March 31, 2023
United Overseas Bank Limited (“UOB”)	July 2025	2.5%	Personal Guarantee by Choo See Wee, the Chairman of the Company, and Play-E Corporation Pte. Ltd, which Choo See Wee is the major shareholder.	$826,000	$1,448,518
Citi Bank	April 2024 to July 2024	6.4% – 7.4%	Personal Guarantee by Choo See Wee, the Chairman of the Company. Collateral by fixed deposit in bank	2,799,249	2,936,668
HSBC Bank*	April 2024 to June 2024	7.1%	Personal Guarantee by Choo See Wee, the Chairman of the Company. Collateral by fixed deposit in bank	5,395,568	5,833,938
Total				$9,020,817	$10,219,124
Bank Loans, current				$8,812,807	$9,381,560
Bank Loan, non- current				$208,010	$837,564

*	From April 2024 to the date of the issuance of these consolidated financial statements, the Company obtained fourteen short term bank loans from HSBC Bank and Citi Bank for an aggregate total of approximately $6.8 million to be due from April 2024 to October 2024. These bank loans bear interest rates per annum from 5.3% to 7.4%.

The interest expense pertained to above banking facilities for years ended March 31, 2024 and 2023 were $460,628 and $191,155 respectively. The weighted-average interest rate pertaining to above mentioned bank loans were 7.1% and 6.0%, respectively, for the years ended March 31, 2024 and 2023, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Other payables and accrued liabilities

	March 31, 2024	March 31, 2023
Accrued payroll and welfare	$165,523	$96,183
Accrued expenses(i)	1,381,338	388,390
Other payables(ii)	1,554,725	—
Total accrued expenses and other liabilities	$3,101,586	$484,573

(i)	The balance of accrued expenses represented accrued professional fee, and other miscellaneous fees.

(ii)	The balance of other payable mainly consists of the deposit received from a third party as co-publisher’s minimum guarantee in game development for game publishing operations. Such balance is recoupable by above the third party upon certain minimum sales targets of the games achieved after the game’s launch.

Note 12 — Related party balances and transactions

Related party balances

Amount due from related parties

Name of related party*	Relationship	Nature	As of March 31, 2024	As of March 31, 2023
Choo See Wee (“Jacky”)	CEO of the Company	Interest free loan due on demand	—	1,935,438
Jianhao Tan*	CEO of Titan Digital	Interest free loan due on demand	21,880	151,864
Joseph Thomas Van Heeswijk	Shareholder of the Company	Interest free loan due on demand	—	19,104
Starry	Debbie, the CEO of this entity is the spouse of Jianhao Tan who is the CEO of Titan Digital	Interest free loan due on demand	—	3,219
4Divinity Limited (Hong Kong)	Choo See Wee, the CEO of the Company, is the major shareholder of this entity	Interest free loan due on demand	—	22,895
Total			$21,880	$2,132,520

*	As of the date of the issuance of these consolidated financial statements, the amount due from related parties has been fully repaid.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts payable, a related party

Name of related party	Relationship	As of March 31, 2024	As of March 31, 2023
SEGA Corporation	Shareholder of the Company	$6,567,480	$4,065,721

Amount due to related parties

Name of related party	Relationship	Nature	As of March 31, 2024	As of March 31, 2023
Choo See Wee (“Jacky”)	Chairman of the Company	Loan form Director	$482,252	$24,615
Joseph Thomas Van Heeswijk	Shareholder of the Company	Loan from Director	128	—
Debbie Soon	Director of Starry	Loan from Director	3,636	—
Total			$486,016	$24,615

Related parties’ transactions

Revenue from related parties

Name of Related Party	Relationship	For the year ended March 31, 2024	For the year ended March 31, 2023
SEGA Corporation	Shareholder of the Company	$42,477	$660,985
Starry	Debbie, the CEO of this entity is the spouse of Jianhao Tan who is the CEO of Titan Digital	—	2,911
Total		$42,477	$663,896

Cost of revenue from related parties

Name of related party	Relationship	Nature	For the year ended March 31, 2024	For the year ended March 31, 2023
SEGA Corporation	Shareholder of the Company	Purchase of console game	$17,578,879	$12,388,590
Jianhao Tan	CEO of Titan Digital	Content creation for social media advertising	667,336	604,258
Total			$18,246,215	$12,992,848

Note 13 — Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 8, 2023, and authorized to issue 150,000,000 shares with a par value of $$0.0001. On February 14, 2024, the Company completed its Reorganization under GCL Global with a sequential two-step transaction (see Note 1). All of the outstanding ordinary shares is presented on the basis as if the Reorganization under GCL Global became effective as of the beginning of the first period presented on April 1, 2021. As of March 31, 2024 and 2023, 25,747,757 and 25,896,000 ordinary shares were issued and outstanding, respectively, of which excluding 168,711 and 150,000 ordinary shares subject to possible redemption in mezzanine equity, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 22, 2023, 115,000 ordinary shares subject to possible redemption in temporary equity were fully redeemed for cash consideration of $ 163,905.

The Company collectively issued additional ordinary shares of 20,468 to the individuals (see Note 3, 2Game acquisition). As of the date of the issuance of these financial statements, the Company has ordinary shares of 25,916,468 (excluding 53,711 ordinary shares classified as mezzanine equity) issued and outstanding.

Recognition of non-controlling interests from acquisition of subsidiaries

On April 12, 2023, Titan Digital acquired a 100% equity interest in Starry from Debbie, the spouse of Jianhao Tan, the Chief Executive Officer (“CEO”) of Titan Digital, through issuance of 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. As a result, the Company’s equity interest in Titan Digital was reduced from 100% to 85% upon completion of the acquisition of Starry while recognized $182,599 of non-controlling interest in the Company’s statements of change in shareholders’ equity. As no cash consideration was received, $381,947 which is the difference between the fair value of the consideration received and the amount by which the noncontrolling interest is adjusted was recognized as an addition in additional paid-in capital in accordance with ASC 810-10-45-23 “Change in a parent’s ownership interest in a subsidiary”.

Note 14 — Income tax

Cayman Islands

GCL Global is incorporated in Cayman Islands and is not subject to tax on income or capital gains under current Cayman Island law. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

GCL BVI is incorporated in British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Island law. Additionally, upon payments of dividends to the shareholders, no British Island withholding tax will be imposed.

Singapore

The Company’s subsidiaries incorporated in Singapore, are subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable corporate income tax rate is 17% in Singapore, with 75% of the first $7,437 (SGD 10,000) taxable income and 50% of the next $141, 295 (SGD 190,000) taxable income are exempted from income tax.

Hong Kong

The Company’s subsidiaries incorporated in Hong Kong, are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%.

Malaysia

The Company’s subsidiary incorporated in Malaysia is governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

Income tax expense for the years ended March 31, 2024 and 2023 amounted to $53,291 and $620,142, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the provision for income taxes are as follows:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Current	$723,160	$873,308
Deferred	(669,869)	(253,166)
Provision for income taxes	$53,291	$620,142

(Loss) Income before income tax by jurisdiction are as following:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Singapore	$(325,917)	$1,642,666
Hong Kong	258,954	1,150,297
Malaysia and others	(1,840,701)	(32,151)
Total (loss) income before income tax	$(1,907,665)	$2,760,812

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Singapore statutory income tax rate	17.0%	17.0%
Change of fair value of contingent consideration	(2.5)%	5.7%
Tax rate difference outside Singapore(1)	(14.0)%	2.4%
Preferential tax exemption effect	1.0%	(3.3)%
Change in valuation allowance	(0.1)%	(0.1)%
Others(2)	(4.2)%	0.8%
Effective tax rate	(2.8)%	22.5%

(1)	It is due to tax rate difference of the entities incorporated in Hong Kong, Malaysia, British Virgin Island, and Cayman Island.

(2)	Others mainly consisted of gain or loss from foreign exchange transaction which is non-deductible under local tax laws.

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	March 31, 2024	March 31, 2023
Deferred Tax Assets
Net operating loss carryforwards	$409,891	$121,939
Allowance for credit loss	99,714	18,885
Lease liabilities	315,935	167,897
Inventory write-off	180,329	76,263
Less: valuation allowance	(7,916)	(5,874)
Deferred tax assets, net	$997,953	$379,110
Deferred tax liabilities:
Right of use assets	$325,463	$175,689
Amortization of intangible assets	557,031	718,096
Deferred tax liabilities	$882,494	$893,785
Deferred tax assets (liabilities), net	$115,459	$(514,675)

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2024, the Company had net operating losses carry forward from GCL Global SG, Titan Digital, Starry, Martiangear, and Epicsoft Malaysia combined amounted to $2,378,580. The net operating losses from GCL Global SG and Martiangear can be carried forward indefinitely in Singapore. The Company believes it is not more likely than not that Martiangear future operation will be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in Singapore due to recuring historical loss. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $7,916 related to Martiangear as of March 31, 2024. In addition, the valuation allowance of $5,874 was assessed for Starlight’s NOL as of March 31,2023, which was reversed as of March 31, 2024, due to dissolution of the business entity.

As of March 31, 2023, the Company had net operating losses carry forward from GCL Global SG and Starlight combined amounted to $696,702. The net operating losses from GCL Global SG and starlight can be carried forward indefinitely in Singapore and Hong Kong. The Company believes it is not more likely than not that Starlight’s future operation will be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in Hong Kong due to ease operation in September 2022. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $5,874 related to Starlight as of March 31, 2023. In addition, a small valuation allowance of $1,688 was assessed for GCL Global SG’s NOL as of March 31, 2022, which was reversed as of March 31, 2023, due to its unlimited carryforward period and expectation that the NOL will be realized before expiration.

Movement in deferred tax assets (liabilities) are as following:

Balance at April 1, 2022	$33,989
Recognized in profit or loss	253,166
Recognized in goodwill	(806,140)
Foreign exchange differences reserve	4,310
Balance at March 31, 2023	(514,675)
Recognized in profit or loss	669,869
Recognized in goodwill	(36,973)
Foreign exchange differences reserve	(2,762)
Deferred tax assets (liabilities), net	$115,459

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following:

	March 31, 2024	March 31, 2023
GST taxes payable	$64,166	$39,640
Income taxes payable	952,977	929,661
Totals	$1,017,143	$969,301

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Concentration of Credit risk

(a)	Major customers

For the year ended March 31, 2024, customers A, F, B and C from the Company’s distribution of console game segment are accounted for approximately 17%, 12%, 11%, and 11% of the Company’s total revenue, respectively. For the year ended March 31, 2023 customers A, B and C from the Company’s distribution of console game segment accounted for approximately 13%, 11% and 10% of the Company’s total revenue, respectively.

As of March 31, 2024, customers A and B from the Company’s distribution of console game segment accounted for approximately 42% and 14% of the total balance of account receivable, respectively. As of March 31, 2023, customers D, A and B from the Company’s distribution of console game segment accounted for approximately 35%, 25% and 15% of the total balance of account receivable, respectively.

(b)	Major vendors

For the years ended March 31, 2024, two vendors a and b are accounted for approximately 34% and 21% of the Company’s total cost of goods sold, respectively. For the year ended March 31, 2023, three vendors a, b and c accounted for approximately 25%, 14% and 12% of the Company’s total cost of goods sold, respectively.

As of March 31, 2024, vendors a, h and f accounted for approximately 29%, 12%, and 10% of the Company’s total balance of accounts payable, respectively. As of March 31, 2023, vendors b, f and a were accounted for approximately 32%, 29%, and 23% of the Company’s total balance of accounts payable, respectively.

(c)	Credit risk

Financial instruments that are potentially subject to significant concentrations of credit risk consist primarily of cash. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance /Company up to approximately $55,659 (SGD 75,000) per account. As of March 31, 2024 and 2023, the Company had cash balance of $2,483,834 and $2,233,699 was maintained at DI Scheme banks in Singapore, of $2,256,282 and $2,016,069 was subject to credit risk, respectively. The Hong Kong Deposit Protection Board pays compensation up to a limit of $63,890 (HKD 500,000) if the bank with which an individual/a Company hold its eligible deposit fails. As of March 31, 2024 and 2023, cash balance of $135,184 and $289,859 was maintained at financial institutions in Hong Kong, of which $42,448 and $189,174 were subject to credit risk, respectively. The Malaysia deposit insurance corporation (PIDM) standard insurance amount is up to $52,938 (MYR 250,000) per depositor per insured bank. As of March 31, 2024 and 2023, the Company had cash balance of $58,041 and $15,029 was maintained at banks in Malaysia, of $1,663 and $0 was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 16 — Leases

As of March 31, 2024 and 2023, the Company has engaged in multiple offices and warehouse leases which were classified as operating leases. In addition, the Company engaged in a few automobiles lease under finance lease agreements.

The Company occupies various offices under operating lease agreements with a term shorter than twelve months which it elected not to recognize lease assets and lease liabilities under ASC 842. Instead, the Company recognized the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognized lease expense on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognized the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease using an weighted average effective interest rate of 4.9% and 3.3% respectively for the years ended March 31, 2024 and 2023, which is determined using various incremental borrowing rate with similar term in Singapore, Hong Kong, and Malaysia.

As of March 31, 2024 and 2023, the weighted-average remaining operating lease term of its existing leases is approximately 1.6 and 1.9 years, respectively. As of March 31, 2024 and 2023, the weighted-average remaining financing lease term of its existing leases is approximately 4.4 and 4.0 years, respectively.

Operating and finance lease expenses consist of the following:

		For the years ended March 31,
	Classification	2024	2023
Operating lease cost
Lease expenses	General and administrative	866,481	675,655
Finance lease cost
Amortization of leased asset	General and administrative	43,900	26,556
Interest on lease liabilities	Interest expenses on finance leases	4,234	3,389
Total lease expenses		$914,615	$705,600

Weighted-average remaining term and discount rate related to leases were as follows:

	As of March 31, 2024	As of March 31, 2023
Weighted-average remaining term
Operating lease	1.6 years	1.9 years
Finance leases	4.4 years	4.0 years
Weighted-average discount rate
Operating lease	4.9%	3.3%
Finance leases	4.5%	4.5%

The following table sets forth the Company’s minimum lease payments in future periods:

	Operating lease payments	Finance lease payments	Total
Twelve months ending March 31, 2025	$837,899	$88,139	$926,038
Twelve months ending March 31, 2026	263,276	81,085	344,361
Twelve months ending March 31, 2027	97,520	66,604	164,124
Twelve months ending March 31, 2028	—	61,050	61,050
Twelve months ending March 31, 2029	—	45,806	45,806
Total lease payments	1,198,695	342,684	1,541,379
Less: discount	(36,395)	(35,051)	(71,446)
Present value of lease liabilities	$1,162,300	$307,633	$1,469,933
Present value of lease liabilities, current	$792,197	$72,868	$865,065
Present value of lease liabilities, non-current	$370,103	$234,765	$604,868

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

Note 18 — Segment information

The Company presents segment information after elimination of inter-Company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, such as those that support infrastructure across different segments, to different segments mainly on the basis of usage, revenue or headcount, depending on the nature of the relevant costs and expenses. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

By assessing the qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to have three reportable segments which comprise of console game, game publishing, and media advertising service. The segments are organized based on type of products for sale or service offered.

The following tables present the summary of each segment’s revenue, interest expense, depreciation and amortization, income or loss from operations, loss before income taxes, net income and capital expenditure which are considered as a segment operating performance measure, for the years ended March 31, 2024 and 2023:

	For the year ended March 31, 2024
	Console game	Game Publishing	Media advertising service	Others*	Consolidated
Revenues	$91,018,804	$3,431,680	$2,716,089	$368,128	$97,534,701
Interest expense, net	$507,803	$—	$—	$—	$507,803
Depreciation and amortization	$2,161,956	$—	$202,348	$7,414	$2,371,718
Loss from operations	$(1,394,261)	$(278,350)	$(650,944)	$(70,517)	$(2,394,072)
Loss before income taxes	$(1,463,013)	$(220,801)	$(640,417)	$(69,841)	$(2,394,072)
Net loss	$(1,029,897)	$(220,801)	$(640,417)	$(69,841)	$(1,960,956)
Capital expenditure	$243,012	$—	$15,267	$19,366	$277,645

*	Others comprised of Starry’s jewelry retail operation which the Company has determined it is not a reporting segment in accordance with ASC 280.

	For the year ended March 31, 2023
	Console game	Game Publishing	Media advertising service	Consolidated
Revenues	$68,075,142	$6,103,312	$3,265,701	$77,444,155
Interest expense, net	$191,154	$—	$—	$191,154
Depreciation and amortization	$1,329,285	$—	$178,386	$1,507,671
Income (loss) from operations	$3,890,027	$(239,274)	$(50,032)	$3,600,721
Income before income taxes	$1,194,010	$1,468,958	$97,844	$2,760,812
Net income	$818,670	$1,231,918	$90,082	$2,140,670
Capital expenditure	$472,911	$—	$65,450	$538,361

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting principles for the Company’s revenue by segment are set out in Note 2.

As of March 31, 2024, the Company’s total assets were comprised of $41,359,537 for sale of console game, hardware and accessories, $7,042,024 for game publishing, $957,031 for advertising services, and $199,652 for others.

As of March 31, 2023, the Company’s total assets were comprised of $39,960,655 for sale of console game, hardware and accessories, $6,515,985 for game publishing, $1,347,335 for advertising services, and $0 for others.

Disaggregated information of revenues by regions are as follows:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Singapore	$58,145,593	$42,569,909
Hong Kong	32,696,502	25,963,383
Malaysia	6,692,606	8,910,863
Total revenue	$97,534,701	$77,444,155

Note 19 — Subsequent Events

The Company evaluated all events and transactions that occurred after March 31, 2024 up through August 12, 2024. Based upon this audit, other than below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the following.

On July 26, 2024, Hainan GCL Technology Co. Ltd. (“Hainan GCL”) was formed in China as a wholly owned subsidiary of the Company in support of the Company’s collaboration with Cube Game, a game platform in China.

Note 20 — Subsequent Events (Unaudited)

Hainan GCL Technology Co. Ltd. (“Hainan GCL”), formed in July 2024 in China to support GCL Group’s collaboration efforts with game developers and a game platform in China. In September 2024, Hainan GCL made a secured loan in the aggregate amount of $3,000,000 to Nekcom Inc. (“Nekcom”), a Delaware parent company of a developer of the game Showa American Story in China.

Subsequently, the above-mentioned loan was incorporated into a publishing agreement (“Publishing Agreement”) executed on December 18, 2024, among Nekcom, its Singapore subsidiary NEKCOM Private Limited, and the Company’s subsidiary 4Divinity SG. According to the Publishing Agreement, 4Divinity SG was appointed as the exclusive global publisher and distributor of the game Showa American Story. The agreement formalized key terms, including a minimum guarantee of $5,000,000 advanced by 4Divinity SG to Nekcom, recoverable from net revenue. The $3,000,000 loan from Hainan GCL was converted into part of this minimum guarantee, serving to secure the financial commitments outlined in the publishing arrangement.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2024, GCL Global, Nekcom and certain significant shareholders of Nekcom entered into a Series B Preferred Stock Purchase Agreement (the “Nekcom SPA”) pursuant to which, among other things, (i) Nekcom has agreed to enter into a publishing agreement with GCL Global (the “Nekcom Publishing Agreement”) appointing the Company or any of its designated subsidiaries as Nekcom’s exclusive global publisher and distributor of Showa American Story; and (ii) the Company has agreed to purchase a number of Nekcom’s Series B Preferred Stock that would constitute 20% of the total outstanding shares of Nekcom for an aggregate purchase price of $15,000,000 consisting of (a) $7,500,000 in cash, and (b) $7,500,000 in GCL Global ordinary shares. On December 18, 2024, the Nekcom Publishing Agreement was signed, appointing 4Divinity as the exclusive global publisher and distributor of the game Showa American Story. In connection with the Nekcom SPA, 262,325 ordinary shares of GCL Global (the “Nekcom Consideration Shares”) and an additional 262,325 ordinary shares of GCL Global (the “Nekcom Additional Consideration Shares”) were issued in the name of Nekcom on December 18, 2024 but held in escrow until Full Recoupment Date (as defined in the Publishing Agreement) when they will be released to either Nekcom or the Company depending on the value of Nekcom Consideration Shares (the “Consideration Shares VWAP”) based on the volume weighted average price of the Consideration Shares over thirty (30) trading days immediately preceding the Full Recoupment Date. If the Consideration Shares VWAP exceeds $7,500,000, all Nekcom Consideration Shares will be released to Nekcom, and all Nekcom Additional Consideration Shares will be returned to GCL Global for cancellation. In the event that the Consideration Shares VWAP is below $7,500,000 but exceeds $1,200,000, Nekcom will receive such number of Nekcom Additional Consideration Shares from the escrow account that would make up the shortfall, with the balance returned to the Company for cancellation. If the value of the Nekcom Additional Consideration Shares so released from the escrow account is not sufficient to make up the shortfall, the Company has agreed to either pay Nekcom cash to make up the shortfall, or issue additional shares to Nekcom and use its reasonable best efforts to register such shares for resale. If the Consideration Shares VWAP is below $1,200,000, the Company has agreed to pay Nekcom the shortfall between $7,500,000 and the Consideration Shares VWAP in cash. The Company recognized its 20% investment in Nekcom under the equity method. However, it does not have any impact on the Company’s consolidated financial statements as of March 31, 2024.

Between September 30 and December 20, 2024, PubCo, the Company, and Epicsoft Asia Pte. Ltd., an indirect wholly-owned subsidiary of the Company (“Epicsoft Asia”), entered into a convertible note purchase agreement (the “Note Purchase Agreements”) with each of certain accredited investors (the “Transaction Investors”) pursuant to which the Transaction Investors have agreed to pay the Company an aggregate of $30,025,000 for certain convertible notes (the “Note”) which shall be convertible into the Company’s fully paid and nonassessable ordinary shares that would be exchanged for Merger Consideration Shares (as defined in the Merger Agreement) at the closing of the transactions (the “Conversion Date”) contemplated by the Merger Agreement (the “Business Combination”). In December 2024, PubCo, the Company and GCL Global Pte. Ltd., a direct wholly-owned subsidiary of the Company (“GCL Global SG”) entered into substantially the same Note Purchase Agreements for an additional $3,000,000 of Convertible Notes. Pursuant to the Note Purchase Agreements, an additional thirty percentage (30%) of the number of Merger Consideration Shares issued to the Transaction Investors (the “Bonus Shares”) will be held in an escrow account for three (3) years from the Conversion Date. At the end of each of the first three anniversary dates of the Conversion Date, one-third (1/3) of the Bonus Shares shall be released from the escrow account to either the Transaction Investors or to the Company for cancellation, based on the number of Merger Consideration Shares held by the Transaction Investors at the time. In the event that the lowest volume-weighted average closing price of the Merger Consideration Shares is less than $4.50 per share for any ten (10) consecutive trading days during the last month prior to the third anniversary day of the Conversion Date, the Transaction Investors will be entitled to receive certain Top-Up Shares (defined in the Note Purchase Agreement) and, under certain limited circumstances, a cash payment, based on the number of Merger Consideration Shares held on the third anniversary date of the Business Combination. The Transaction Investors will be entitled to receive 110% of the outstanding principal balance of the Note in the event that the Business Combination is not consummated on or before March 28, 2025, or if the per share price used to the calculate the exchange ratio for the Business Combination is less than $10.00 per share. Epicsoft Asia has agreed to unconditionally guarantee all of the Company’s obligations and performance under $30,250,000 of the Note, including but not limited to the Company’s obligation to pay; and GCL Global SG has agreed to unconditionally guarantee all of the Company’s obligations and performance under $3,000,000 of the Note. As of the date of this prospectus, the Company has received proceed of $20,025,000 from above mentioned Notes, and the remaining $13,000,000 will be received by January 5, 2025.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S dollar, except for the number of shares)

	September 30,	March 31,
	2024	2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,727,167	$2,677,059
Restricted cash	2,577,553	1,656,678
Accounts receivable, net	13,248,026	17,413,086
Amount due from related parties	60,592	21,880
Inventories, net	6,563,779	4,826,217
Other receivable and other current assets, net	1,041,953	460,997
Prepayments, net	9,295,186	5,510,988
Total current assets	40,514,256	32,566,905

NONCURRENT ASSETS
Property and equipment, net	450,916	505,111
Definite-lived intangible assets, net	2,735,858	3,273,226
Indefinite-lived intangible assets	11,904,882	6,858,114
Goodwill	2,990,394	2,990,394
Long-term investment	71,045	71,045
Other receivable, non-current	-	167,000
Operating leases right-of-use assets	906,596	1,128,066
Finance leases right-of-use assets	426,916	470,100
Deferred merger costs	1,836,164	1,065,854
Deferred tax assets, net	588,414	462,429
Total noncurrent assets	21,911,185	16,991,339

TOTAL ASSETS	$62,425,441	$49,558,244

LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank Loans, current	$14,270,394	$8,812,807
Accounts payable	10,117,098	7,016,238
Accounts payable, a related party	6,329,474	6,567,480
Contract liabilities	1,779,725	209,903
Other payables and accrued liabilities	3,953,032	3,101,586
Advance proceeds from converible notes	4,012,500	-
Operating lease liabilities, current	588,180	792,197
Contingent consideration for acquisition, current	3,426,385	2,319,000
Finance leases liabilities, current	80,631	72,868
Amount due to related parties	386,008	486,016
Tax payables	968,254	1,017,143
Total current liabilities	45,911,681	30,395,238

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	348,283	370,103
Finance leases liabilities, non-current	205,269	234,765
Bank Loans, non-current	67,908	208,010
Deferred tax liabilities	82,075	346,969
Contingent consideration for acquisition, non-current	-	1,378,000
Total non-current liabilities	703,535	2,537,847

TOTAL LIABILITIES	46,615,216	32,933,085

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Ordinary shares subject to possible redemption, 53,711 shares as of September 30, 2024 and March 31,2024	700,000	700,000

SHAREHOLDERS’ EQUITY
Ordinary share, par value $0.0001; 150,000,000 shares authorized, 25,916,468 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively	2,592	2,592
Additional paid-in capital	1,738,012	1,738,012
Retained earnings	11,426,087	11,938,374
Accumulated other comprehensive loss	(131,020)	(120,551)
TOTAL GCL Global Limited shareholders’ equity	13,035,671	13,558,427

Non-controlling interests	2,074,554	2,366,732

TOTAL SHAREHOLDERS’ EQUITY	15,110,225	15,925,159

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$62,425,441	$49,558,244

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Stated in U.S dollar, except for the number of shares)

	For the Six Months Ended September 30,
	2024	2023
REVENUES
Revenues	$50,905,030	$36,047,105
Revenues, a related party	675	41,464
TOTAL REVENUES	50,905,705	36,088,569

COST OF REVENUES
Cost of revenues	(36,579,493)	(25,401,903)
Cost of revenues, related parties	(7,308,820)	(4,835,828)
TOTAL COST OF REVENUES	(43,888,313)	(30,237,731)

GROSS PROFIT	7,017,392	5,850,838

OPERATING EXPENSES
Selling and marketing	(1,219,251)	(1,266,421)
General and administrative	(6,878,939)	(6,590,726)
Total operating expenses	(8,098,190)	(7,857,147)

LOSS FROM OPERATIONS	(1,080,798)	(2,006,309)

OTHER INCOME (EXPENSE)
Other income, net	356,921	1,095,157
Interest expense, net	(359,624)	(254,172)
Change in fair value of contingent consideration for acquisition	270,615	(681,000)
TOTAL OTHER INCOME, NET	267,912	159,985

LOSS BEFORE INCOME TAXES	(812,886)	(1,846,324)

BENEFIT (PROVISION) FOR INCOME TAXES	10,444	(16,168)

NET LOSS	(802,442)	(1,862,492)

Less: net loss attributable to non-controlling interests	(290,155)	(332,096)

NET LOSS ATTRIBUTABLE TO GCL GLOBAL LIMITED’S SHAREHOLDERS	(512,287)	(1,530,396)

NET LOSS	(802,442)	(1,862,492)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(12,492)	(58,132)

COMPREHENSIVE LOSS	(814,934)	(1,920,624)

Less: total comprehensive loss attributable to noncontrolling interests	(292,178)	(329,055)

Total comprehensive loss attributable to GCL Global Limited’s shareholders	$(522,756)	$(1,591,569)

LOSS PER SHARE - BASIC AND DILUTED, ORDINARY SHARES	$(0.02)	$(0.06)

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING
Basic and diluted	25,916,468	25,896,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED CONDENSED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY
For the Six Months Ended September 30, 2024 and 2023
(Stated in U.S. dollar, except for the number of shares)

	For the Six Months Ended September 30, 2023
					Accumulated
			Additional		other		Total
	Ordinary share		paid-in	Retained	comprehensive	Non-controlling	shareholders’
	Shares	Par value	capital	earnings	loss	interest	equity
Balance as of March 31, 2023	25,896,000	2,590	1,102,505	13,311,878	(28,860)	2,767,775	17,155,888
Recognition of non-controlling interest from acquisition of subsidiaries	-	-	381,947	-	-	182,599	564,546
Net loss	-	-	-	(1,530,396)	-	(332,096)	(1,862,492)
Foreign currency translation adjustments	-	-		-	(61,173)	3,041	(58,132)
Balance as of September 30, 2023 (Unaudited)	25,896,000	$2,590	$1,484,452	$11,781,482	$(90,033)	$2,621,319	15,799,810

	For the Six Months Ended September 30, 2024
					Accumulated
			Additional		other		Total
	Ordinary share		paid-in	Retained	comprehensive	Non-controlling	shareholders’
	Shares	Par value	capital	earnings	loss	interest	equity
Balance as of March 31, 2024	25,916,468	$2,592	$1,738,012	$11,938,374	$(120,551)	$2,366,732	$15,925,159
Net loss	-	-	-	(512,287)	-	(290,155)	(802,442)
Foreign currency translation adjustments	-	-		-	(10,469)	(2,023)	(12,492)
Balance as of September 30, 2024 (Unaudited)	25,916,468	$2,592	$1,738,012	$11,426,087	$(131,020)	$2,074,554	$15,110,225

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. dollar, except for the number of shares)

	For the Six Months Ended
	September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(802,442)	$(1,862,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	165,415	165,878
Amortization of intangible assets	537,367	573,693
Amortization of right of use assets- operating leases	421,485	305,616
Amortization of right of use assets- finance leases	56,246	18,638
(Recovery from) Provision for credit loss and doubtful accounts	(203,270)	28,306
Loss from disposal of property and equipment	-	56,793
Deferred taxes benefit	(359,472)	(341,257)
Change in fair value of contingent consideration for acquisition	(270,615)	681,000
Change in operating assets and liabilities
Accounts receivables	5,902,561	3,304,346
Accounts receivables, a related party	-	(2,423)
Inventories	(1,552,924)	(925,554)
Indefinite-lived intangible assets	(5,030,276)	1,710,119
Other receivable and other current assets	(381,235)	245,078
Prepayments	(3,593,582)	(750,499)
Prepayments, a related party	-	(722,881)
Accounts payable	3,047,728	(473,187)
Accounts payable, a related party	(311,011)	2,067,082
Contract liabilities	1,555,495	2,199,886
Other payables and accrued liabilities	(946,978)	122,688
Other payables and accrued liabilities , a related party	-	(23,916)
Operating Lease Liabilities	(426,338)	(306,512)
Income tax payables	2,666	67,717
Net cash (used in) provided by operating activities	(2,189,180)	6,138,119

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(76,681)	(64,723)
Cash received in business combinations, net of cash acquired	-	85,443
Net cash (used in) provided by investing activities	(76,681)	20,720

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	13,798,964	7,896,390
Repayments to bank loans	(8,485,654)	(12,982,420)
Advances proceeds related convertible notes	4,012,500	-
Repayments from related parties	-	3,640,931
Loan to related parties	-	(2,251,258)
Repayments to related parties	(72,399)	-
Principal payments of finance lease liabilities	(32,324)	(12,289)
Payments of deferred merger costs	(693,070)	(338,018)
Net cash provided by (used in) financing activities	8,528,017	(4,046,664)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	(291,173)	(102,441)

INCREASE IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	5,970,983	2,009,734

CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	4,333,737	3,831,606

CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$10,304,720	$5,841,340

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$349,028	$357,425
Interest paid	$359,624	$254,172

SUPPLEMENTAL NON-CASH FLOWS INFORMATION
Fair value of share issuance in acquisition of a subsidiary	$-	$687,348
Right-of-use assets in exchange for operating lease liabilities	$177,704	$-
Recognition of non-controlling interest from acquisition of subsidiaries	$-	$182,599

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

	September 30,	September 30,
	2024	2023
Cash and cash equivalents	7,727,167	4,207,779
Restricted cash	2,577,553	1,633,561
Total cash and cash equivalents, and restricted cash	10,304,720	5,841,340

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

GCL Global Limited (“GCL Global” or the “Company”) was incorporated and registered as an exempted Company with limited liability on September 8, 2023, under the laws of the Cayman Islands. GCL Global is a holding Company and has no substantive operations other than holding all of the outstanding equities of its directly and indirectly owned subsidiaries through various recapitalizations. GCL Global and its subsidiaries are hereafter referred as the Company.

The Company, through its subsidiaries in Singapore, Malaysia, and Hong Kong, operates its business in four segments, 1) distribution of console games, 2) game publishing, 3) media advertising service, and 4) others.

— Reorganization under GCL Global Pte. Ltd (“GCL Global SG”)

GCL Global SG was incorporated on July 26, 2021, under the laws of Singapore. GCL Global SG is a holding Company and has no substantive operations other than holding all of the outstanding equities of Epic SG, 4Divinity SG, 2Game, and Starlight.

On June 30, 2023, GCL Global SG completed the acquisition of 100% of the equity interests in Titan Digital Media Pte Ltd (“Titan Digital”), which was held under common control with Grand Centrex Limited (“GCL BVI”). The transaction was executed with a consideration of SGD 10. GCL Global SG and Titan Digital are under the effective control of the same group of shareholders.

On July 18, 2023, GCL Global SG completed the acquisition of 100% of the equity interests in Epicsoft Hong Kong Limited (“Epic HK”), which was held under common control with GCL BVI. The transaction was executed with a consideration of HKD 10. GCL Global SG and Epic HK are effectively controlled by the same shareholder.

— Reorganization under GCL Global

GCL BVI was incorporated on November 16, 2018, under the laws of British Virgin Island (“BVI”).

GCL BVI is a holding Company and has no substantive operations other than holding all of the outstanding equity of Epic MY after reorganization under GCL Global SG.

On February 14 , 2024, GCL BVI and GCL Global had completed a sequential two-step transaction involving (a) sale by GCL BVI of all its equity interests in GCL Global SG to GCL Global in return for GCL Global shares being issued to the GCL Shareholders (defined below), resulting in (i) GCL Global SG becoming a wholly-owned subsidiary of GCL Global; and (ii) GCL Shareholders holding all issued and outstanding shares in GCL Global; and (b) sale by GCL BVI shareholders holding a total of 99.8% of the total outstanding shares of GCL BVI (“GCL Shareholders”) of their equity interests in GCL BVI to GCL Global, resulting in GCL BVI becoming a 99.8%-owned subsidiary of GCL Global (the “Reorganization”).

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Before and after the Reorganizations, GCL Global, together with its subsidiaries (as indicated above), is effectively controlled by the major shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements in accordance with ASC 805-50-45-5. The accompanying unaudited condensed consolidated financial statements reflect the activities of GCL Global and each of the following subsidiaries for the six months ended and as of September 30, 2024:

Name	Background	Ownership
Grand Centrex Limited (“GCL BVI”)	● A BVI Company ● Incorporated on November 16, 2018 ● Holding Company	99.8% owned by GCL Global
GCL Global Pte. Ltd (“GCL Global SG”)	● A Singapore Company ● Incorporated on July 26, 2021 ● Holding Company	100% owned by GCL Global
Titan Digital Media Pte. Ltd. (“Titan Digital”) (1)	● A Singapore Company ● Incorporated on January 08, 2018 ● An advertising Company that provides video production, and advertising in social media platform.	85% owned by GCL Global SG
Epicsoft Asia Pte. Ltd (“Epic SG”)	● A Singapore Company ● Incorporated on September 23, 2014 ● A gaming Company that engage in operation of distribution of console games software, and console game code.	100% owned by GCL Global SG
Epicsoft (Hong Kong) Limited (“Epic HK”)	● A Hong Kong Company ● Incorporated on April 15, 2005 ● A gaming Company that engage in operation of distribution of console games software, and console game code.	100% owned by GCL Global SG
4Divinity Pte. Ltd. (“4Divinity SG”)	● A Singapore Company ● Incorporated on September 30, 2022 ● Publishing of game software	100% owned by GCL Global SG
Epicoft Malaysia Sdn. Bhd. (“Epic MY”)	● A Malaysian Company ● Incorporated on June 26, 2019 ● Distribution of console game software and hardware.	100% owned by GCL BVI
2Game Digital Limited (“2Game”)	● A Hong Kong Company ● Incorporated on May 11, 2022 ● Distribution of console game code	51% owned by GCL Global SG
Starlight Games (HK) limited (“Starlight”) (2)	● A Hong Kong Company ● Incorporated on November 08, 2019 ● Distribution of console game software	100% owned by GCL Global SG
Starry Jewelry Pte. Ltd. (“Starry”) (1)	● A Singapore Company ● Incorporated on June 16, 2020 ● Retail in jewelry.	100% owned by Titan Digital
Martiangear Pte. Ltd. (“Martiangear”) (3)	● A Singapore Company ● Incorporated on September 24, 2020 ● Retail in gaming desk and chair	100% owned by Titan Digital
Hainan GCL Technology Co. Ltd. (“Hainan GCL”)	● A PRC Company ● Incorporated on July 26, 2024 ● Distribution of console game code	100% owned by GCL Global SG
2 Game Pro LTDA	● A Brazil Company ● Incorporated on August 25, 2023 ● Distribution of console game code	100% owned by 2Game

(1)	On April 12, 2023, Titan Digital acquired a 100% equity interest in Starry from Debbie Soon Rui Yi (“Debbie”), the spouse of Jianhao Tan, the Chief Executive Officer (“CEO”) of Titan Digital, through issuance of 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. As a result, the Company’s equity interest in Titan Digital was reduced from 100% to 85% upon completion of the acquisition of Starry. (see Note 3)

(2)	On July 14, 2023, Starlight was dissolved due to cease operation since September 2021.

(3)	On September 4, 2023, Titan Digital acquired 100% equity interest of Martiangear from two third-party for cash consideration of $148,000 and share consideration consisted of issuance of 53,711 ordinary shares by GCL BVI. (see Note 3)

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements as of September 30, 2024 and for the six months ended September 30, 2024 and 2023 are included all adjustments considered necessary to present fairly the financial position, results of operations and cash flow for such interim periods. Certain information and footnote disclosures normally included in the financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The results of operations for the six months ended September 30, 2024 and 2023 are not necessarily indicative of results to be expected for the full year of 2025 and 2024, respectively. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the years ended March 31, 2024 and 2023.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include estimates of allowances for doubtful accounts, reserve for excess and obsolete inventory, estimates of impairments of long-lived assets and goodwill, valuation of deferred tax assets and contingent consideration for acquisition. Actual results could differ from these estimates, and as such, differences may be material to the unaudited condensed consolidated financial statements.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of operation and comprehensive loss.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiaries in Singapore, Hong Kong, Malaysia, China, Brazil, and Dubai conduct their businesses and maintain their books and records in US$, or local currencies of Singapore Dollars (“SGD”), Hong Kong Dollar (“HKD”), Malaysian Ringgit (“MYR”), Chinese Yuan (“RMB”), and Brazil Real (“BRL”) as their respective functional currencies.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within the statements of change in shareholders’ equity. Cash flows are also translated at average translation rates for the periods. Therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Exchange rate presented below were quoted by the federal reserve of the United States.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Translation of foreign currencies into US$ 1 have been made at the following exchange rates for the respective periods:

	As of and for the Six Months ended September 30,		As of March 31,
	2024	2023	2024
Period-end SGD: US$1 exchange rate	1.2831	-	1.3475
Period-end HKD: US$1 exchange rate	7.7693	-	7.8259
Period-end MYR: US$1 exchange rate	4.1210	-	4.7225
Period-end RMB: US$1 exchange rate	7.0176	-	-
Period-end BRL: US$1 exchange rate	5.4509	-	-
Period-average SGD: US$1 exchange rate	1.3362	1.3443	1.3447
Period-average HKD: US$1 exchange rate	7.2023	7.8317	7.8246
Period-average MYR: US$1 exchange rate	4.3513	4.5740	4.6409
Period-average RMB: US$1 exchange rate	7.2023	-	-
Period-average BRL: US$1 exchange rate	5.3784	-	-

Business Combination

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by the Company and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiaries acquired, the difference is recognized directly in the consolidated statements of operation and comprehensive loss. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operation and comprehensive loss.

Non-controlling interests

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s consolidated balance sheets and consolidated statements of operation and comprehensive loss. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Segment reporting

The chief executive officer is identified as the Company’s chief operating decision-maker who reviews financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within four operating and three reportable segments as set forth in Note 19.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents, and restricted cash

Cash is carried at cost and represents cash on hand. Cash equivalents consist of time deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. In addition, cash equivalents also consist of funds received from customers, which were held at the third-party platform’s account, and which are unrestricted and immediately available for withdrawal and use.

Restricted cash consists of fixed deposits being held as collateral to secure the banking facilities. As of September 30, 2024 and March 31, 2024, the Company had deposit amounted to $2,577,553 and $1,656,678, respectively, held in the bank as collateral to secure the banking facilities which the Company signed with HSBC Bank and Citibank (referred to Note 10).

Accounts receivable, net

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. Customers who owed accounts receivables, are granted credit terms based on their credit metrics. The Company adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) on its accounts receivable using the modified retrospective approach, starting from April 1, 2021 and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is classified as “general and administrative” in the consolidated statements of operation and comprehensive loss. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. As of September 30, 2024 and March 31, 2024, the Company provided allowance for credit loss of $341,854 and $325,457, respectively.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Weighted average method is the inventory valuation method applied to these inventories. Inventories mainly include physical console game compact disc, gaming hardware and accessories which are purchased from the Company’s suppliers as merchandized goods. Inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories which equals the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written down to net realizable value, it is not marked up subsequently based on changes in underlying facts and circumstances. For the six months ended September 30, 2024 and 2023, $141,047 and $474,364 of inventories write- down were recorded, respectively.

Other receivables and other current assets, net

Other receivables primarily include receivables from the marketing expense related in promoting console game that the Company paid on behalf of vendors, and refundable deposit such as rental deposit. Starting from April 1, 2021, the Company adopted ASC Topic 326 on its other receivables using the modified retrospective approach. The new credit loss guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses rather than incurred losses. Under the new accounting guidance, the Company measures credit losses on its other receivables using the current expected credit loss model under ASC 326. As of September 30, 2024 and March 31, 2024, the Company provided allowance for credit loss of $27,264 and $52,949, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Prepayments, net

Prepayments are mainly cash deposited or advanced to suppliers for future inventory purchases. These amounts are refundable if the purchases are not completed and bear no interest. For any prepayments determined by management that such advances will not be in receipts of inventories, services, or refundable, the Company will recognize an allowance account to reserve such balances. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes collection or realization of amounts due are at risk. Delinquent account balances are written-off against allowance after management has determined that the likelihood of completion or collection is not probable. As of September 30, 2024 and March 31, 2024, the Company provided allowance related to prepayment of $20,113 and $209,412, respectively

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	3 years
Furniture & fitting	3 years
Office and warehouse renovation	Shorter of the lease term or 3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operation and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Indefinite-lived intangible assets (Console Game Codes)

The Company’s indefinite-lived intangible assets consisted of the console game codes. The console game codes represent sequences of code providing users with access to specific video games. Acquired from vendors in batches, their primary purpose is for resale. Each console game code grants single access right to the user and is individually identified at cost upon purchase from its vendor.

Each console game code is defined as an intangible asset, due to its lack of physical form. The useful life of an intangible asset should be considered indefinite if no legal, regulatory, contractual, competitive, economic, or other factors limit its useful life to the reporting entity in accordance with ASC 350-30-35-4. Consequently, each console game code is recorded at cost on the Company’s consolidated balance sheet and is not subject to amortization. Instead, the cost of each game code will be transferred to cost of goods sold upon the sale of each individual code. Additionally, the remaining balance of the console game codes will continue to generate cash flows from sales activities until the last code is sold, with the total balance and the number of consol game codes decreasing as individual codes are sold.

Impairment testing for indefinite-lived intangible assets is conducted on both an interim and annual basis to assess whether the carrying value of an individual asset exceeds its fair value. When the carrying value exceeds fair value, the carrying amount is reduced to the fair value. The assessment for impairment incorporates a review of external factors, including current market prices for console game codes, market demand trends, and market competition. Additionally, the evaluation considers the long-term viability of the console game codes, factoring in elements such as platform support and the lifespan of the gaming ecosystem in which the console game codes operate.

If the fair market value of an indefinite-lived intangible asset is determined to be lower than its carrying value at any point during the reporting period, an impairment loss equal to the difference is recognized in the consolidated statements of operations and comprehensive loss. For the six months ended September 30, 2024, and 2023, impairment losses of nil and $4,143, respectively, were recorded against indefinite-lived intangible assets.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Definite-lived intangible assets

Definite-lived intangible assets consisted primarily of customer relationships, trademark and license. The estimated useful life and amortization methodology of intangible assets are determined based on the period in which they are expected to contribute directly to cash flows in accordance with ASC Topic 350 “Intangibles — Goodwill and Other”. Intangible assets that are determined to have a definite life are amortized over the life of the asset.

Definite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds its fair value determined by using a discounted cash flow model.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, or more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of operations and comprehensive loss. Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. Management has determined that the Company has two reporting unit within the entity at which goodwill is monitored for internal management purposes.

The table below summarizes the changes in the carrying amount of goodwill for each reporting unit:

	Console Game	Publishing	Media Advertising service	Others	Total
Balance at March 31, 2023	$2,047,154	$-	$-	$-	$2,047,154
Acquired goodwill	674,367	-	-	268,873	943,240
Impairments	-	-	-	-	-
Balance at March 31, 2024	2,721,521	-	-	268,873	2,990,394
Acquired goodwill	-	-	-	-	-
Impairments	-	-	-	-	-
Balance at September 30, 2024 (Unaudited)	$2,721,521	$-	$-	$268,873	$2,990,394

An entity performs its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

An entity may still perform the optional qualitative assessment for a reporting unit to determine if it is more likely than not that goodwill is impaired. However, this ASU eliminates the requirement to perform a qualitative assessment for any reporting unit with zero or negative carrying amount.

For the six months ended September 30, 2024 and 2023, management evaluated impairment of goodwill by performing qualitative assessment on its reporting units and determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, and therefore, no impairment loss on goodwill was recognized for the six months ended September 30, 2024 and 2023.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Impairment for long-lived assets

In accordance with ASC 360-10, long-lived assets, including property and equipment with finite lives, are reviewed for impairment loss whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the assets. If an impairment loss is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach, or, when available and appropriate, comparable market values. As of September 30, 2024 and March 31, 2024, no impairment of long-lived assets was recognized.

Contingent consideration for acquisitions

In connection with the business combination set forth in Note 3, the Company recognized contingent consideration for acquisition upon completion of the business combination in accordance with ASC 805-10-55-28. The Company determined the fair value of the contingent consideration for acquisition as the Company has the obligation to pay cash or issuing shares to settle the contingent consideration upon 2Game’s achievement of certain performance milestones.

In accordance with ASC 815-40 “Derivatives and Hedging”, the Company determined that the contingent consideration for acquisition should classified as a liability as it does not consider indexed to the Company’s stock. As a result, the contingent consideration for acquisition shall be measured initially, and subsequently at fair value on each reporting date. The Company will continue to adjust the carrying value of the contingent consideration for acquisitions until contingency is finally determined. Any changes in fair value will be recorded as a gain or loss in the statements of operations and comprehensive loss.

Contingent consideration for acquisition was valued at the time of acquisitions and each of the financial statement date, using unobservable inputs and discounted cash flow methodology. The determination of the fair value is based on discounted cash flows, the key assumptions include the probability of meeting each performance target and the discount factor.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity”, where equity interests are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the Group, and upon such event, the shares would become redeemable at the option of the holders, they are classified as mezzanine equity (temporary equity). As of September 30, 2024 and March 31, 2024, ordinary shares subject to possible redemption are 53,711 shares as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital or accumulated deficit if additional paid-in capital equals to zero. On November 22, 2023, 115,000 ordinary shares were fully redeemed for cash consideration of $ 163,905.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and collectability is probable.

Revenue recognition policies for each type of revenue stream are as follows:

(1)	Revenue from sales of console game, gaming hardware, and accessories

The Company generates revenue from distributing gaming content that are compatible with major gaming consoles such as Sony PlayStation, Microsoft Xbox, and personal computers (“PC”) to retailers. Additionally, the Company is involved in the sale of gaming hardware and accessories, primarily consisting of controllers, adapters, headsets, gaming desk, chair and etc.

The Company recognized the revenue from sales of console game, gaming hardware, and accessories at a point in time when control of the product is passed to the retailers, generally after the retailers pick up the products or the Company delivers the products to the retailers’ appointed forwarding agent, which is the point in time that the retailers are able to direct the use of and obtain substantially all of the economic benefit of the goods. The transfer of control typically occurs at a point in time based on consideration of when the retailers have the obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the retailers have accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, and customer discounts. Historically, the product return was immaterial.

The Company determined that the shipping and handling activities are performed before the customer obtains control of the good. The Company elects to account for shipping and handling as activities to fulfill the promise to transfer the good, and accrue the related shipping cost.

Cost of revenue from sales of console game, gaming hardware, and accessories consist of cost of purchase of console game compact discs, gaming hardware and accessories from vendors.

(2)	Revenue from sales of console game code

The Company derives its revenue from the sale of console game codes through the following settlement arrangement: (1) fixed price settlement with sales price being predetermined in the contract, and (2) variable price settlement with sales price being variable and to be settled based on retailer’s monthly sales.

The Company recognized the revenue from sales of console game code at a point in time when control of the goods is passed to retailers or end users, generally after the console game code was E-delivered to the retailers or end users, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods. The transfer of control typically occurs at a point in time based on consideration of when the retailers or end users have an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the retailers or end users has accepted the goods.

For settlement arrangement under the fixed price settlement, the transaction price is generally fixed and does not contain any variable considerations such as sales returns, discounts, or rebates, as the Company settles the sales with customers on a sales contract basis.

For settlement arrangement under the variable price settlement, the transaction price is subject to variation and is determined based on the retailer’s monthly sales. The pricing for individual game codes is calculated by considering their wholesale price and the quantity sold. Additionally, a proportionate adjustment is made based on the total sales of each specific game code. As a result, the consideration received from retailer can fluctuate, making it a variable component of the overall consideration.

The Company accounts for revenue from sales of console game code under both settlement arrangements as mentioned above on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide specified goods, of which the Company has control and has the ability to direct the use to obtain substantially all the benefits.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In making this determination, the Company assesses whether it is responsible to fulfil the performance obligation in these transactions, is subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40. The Company determined that it is primarily responsible for fulfilling the promise to provide the specified good as the Company directly purchases the consoled game code from the vendors prior to posting any sale to retailers or end users. Meanwhile, the Company maintained the console game code electronically which demonstrates that Company has control over the goods and is subject to inventory risk. Furthermore, the Company has discretion in establishing the price of the goods which has demonstrated that the Company has the ability to direct the use of the goods and obtain substantially all of the benefits.

Cost of revenue from sales of console game code consist of cost of console game codes purchased from vendors.

(3)	Revenue from game publishing

The Company generates its revenue from game publishing by providing a non-exclusive license to reproduce, publicly display and perform, transmit, sell, license and otherwise distribute the PC games in object code form (“console game code”) to gaming platforms such as Sony’s PlayStation Network, Valve’s Steam, and Microsoft’s Xbox for distribution. In these sales arrangements, the gaming platforms are considered as the Company’s customers.

The Company recognizes revenue from game publishing at the point in time when control of the console game code is transferred to the Gaming Platform, which specifically occurs when the console game code is activated. Since the transaction price for publishing varies and is determined based on a predetermined rate applied to the Gaming Platform’s monthly sales, the Company recognizes revenue based on the consideration expected to be received from the Gaming Platform.

The Company accounts for revenue from game publishing on a gross basis as the Company is acting as a principal who is primarily responsible for fulfilling the promise to publishing the game on the Gaming platform.

Cost of revenue from game publishing consist of game developing cost from developers.

(4)	Video marketing campaign services

The Company provides video marketing campaign services, which include video production, content alteration based on the customer’s specifications, and video publishing on designated influencers’ social media platforms. The Company identifies video marketing campaign services as a single performance obligation because the services in the contract cannot be distinct.

The customer cannot simultaneously receive and consume the benefits provided by the Company throughout the performance obligation process, and the customer does not have control on the video content as it is produced. Therefore, none of the criteria of ASC 606-10-25-27 is met, and the Company recognizes revenue from video marketing campaign services at a point in time when the customer takes control of the video. The transfer of control typically occurs when customers are able to direct the use of and obtain substantially all of the economic benefits of the video, which happens when the video production is completed and accepted by the customer.

Cost of revenue from video marketing campaign service consist of video production related cost such as labor and production supplies.

(5)	Social media advertising

The Company generates revenue from social media advertising by monetizing video content on social media platforms by allowing advertisement to be displayed within the Company’s video posting during the playback process.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenue from social media advertising is recognized by the Company when it fulfills its performance obligation at a point in time, which occurs when the Company grant the right to use of the license of the video content to the social media platform, and when the social media platform can derive substantial economic benefit from monetizing the video content. The revenue generated is contingent on a profit- sharing arrangement with the social media platform and is assessed based on multiple factors. These factors include viewer engagement, viewer location, the type of advertisements, the number of advertisements engaged with, and more. The transaction price will be entitled to be received by the Company upon monthly settlement with the social media platform. Consequently, the Company has determined that revenue from social media advertising is recognized at a point in time when it is probable that a significant reversal of the revenue recognized will not occur.

Cost of revenue from social media marketing service consist of video production related cost such as labor and production supplies.

The Company has elected to apply the practical expedient to expense costs as incurred for incremental costs to obtain a contract when the amortization period would have been one year or less. As of September 30, 2024 and March 31, 2024, the Company did not incur any incremental costs to obtain contract.

As of September 30, 2024 and March 31, 2024, the Company did not have any contract assets.

The Company recognized advance payments from its customer prior to revenue recognition as contract liability until the revenue recognition performance obligations are met. As of September 30, 2024 and March 31, 2024, the contract liabilities amounted to $1,779,725 and $209,903, respectively. For the six months ended September 30, 2024 and 2023, revenue recognized that was included in the beginning period contract liabilities balance amounted to $208,010 and $363,726, respectively. As of September 30, 2024 and March 31, 2024, there were no contracts with performance obligations beyond 12 months for revenue recognition.

Disaggregated information of revenues by products/services are as follows:

	For the Six Months Ended
	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)
Console game	$14,593,174	$14,098,552
Console game code	34,476,448	18,069,773
Console game– subtotal	49,069,622	32,168,325

Game publishing	886,005	2,403,367

Video marketing campaign services	613,948	1,123,322
Social media advertising services	206,464	183,638
Media advertising services- subtotal	820,412	1,306,960

Other revenue	129,666	209,917

Total revenues	$50,905,705	$36,088,569

Warranty

The Company generally provides limited warranties for its products sold. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at time of delivery and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or the Company’s best estimate. As the historical claim rates of warranty were immaterial, the Company did not accrue warranty reserves as of September 30, 2024 and March 31, 2024.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Advertisement expense

Advertising is mainly through online and offline promotion activities. Advertisement expenses amounted to $712,034 and $1,170,285 for the six months ended September 30, 2024 and 2023, respectively.

Deferred merger costs

Deferred merger costs consist primarily of expenses paid to attorneys, underwriters, and others direct costs related to the Merger. Should the Merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses.

Defined contribution plan

Full-time employees of the Company are entitled to government-mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government-mandated defined contribution plan. Total expenses for the plans were $145,750 and $101,126 for the six months ended September 30, 2024 and 2023, respectively.

The related contribution plans include:

Singapore subsidiaries

—	Central Provident Fund (“CPF”) — 17.00% based on employee’s monthly salary for employees aged 55 and below, reduces progressively to 7.5% as age increase;

—	Skill Development Levy (“SDL”) — up to 0.25% based on employee’s monthly salary capped $8.3 (SGD 11.25).

Malaysian subsidiary

—	Social Security Organization (“SOSCO”) — 1.75% based on employee’s monthly salary capped of RM 4,000;

—	Employees Provident Fund (“EPF”) — 12% based on employee’s monthly salary; and

—	Employment Insurance System (“EIS”) — 0.2% based on employee’s monthly salary capped of RM 4,000.

Hong Kong subsidiaries

—	Mandatory Provident Fund (“MPF”) — 5% based on employee’s monthly salary capped of HKD 30,000;

Brazil subsidiary

—	Employees’ Severance Indemnity Fund (“FGTS”) — 8% based on employee’s monthly salary;

—	Social Security Contribution (“INSS”) — up to 14% based on employee’s monthly salary capped of BRL 7,507;

Goods and Services Taxes (“GST”)

Revenue represents the invoiced value of service, net of applicable GST. The GST is chargeable on gross sales price. In Singapore, GST rate is 8% on gross sales price for calendar year 2023 and 9% for calendar year 2024. Entities that are GST-registered are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable or receivable.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income tax . The charge for taxation is based on the results for the fiscal year and adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date

Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is more likely than not that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest were incurred related to underpayment of income tax for the six months ended September 30, 2024 and 2023.

The Company recognizes interest and penalties related to unrecognized tax benefits, if any, on the other expense line in the accompanying consolidated statement of income. Accrued interest and penalties are included on the other payables and accrued liabilities line in the consolidated balance sheets.

The Company conducts much of its business activities in Singapore, Malaysia, and Hong Kong and is subject to taxation in these jurisdictions. As a result of its business activities, the Company’s subsidiaries file separate tax returns that are subject to examination by the foreign tax authorities. As of September 30, 2024, the tax returns for the Company’s Singapore entities from 2021 through 2024 remain open for statutory examination by the Singapore tax authorities. Similarly, as of September 30, 2024, the tax returns for the Company’s Hong Kong entities from 2019 through 2024 remain open for statutory examination by the tax authorities in Hong Kong, respectively. In addition, as of September 30, 2024, the tax returns for the Company’s Malaysia entity from 2020 through 2024 remain open for statutory examination by the tax authorities in Malaysia.

Comprehensive loss

Comprehensive loss consists of two components, namely net income and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive loss includes items such as results of foreign currency translation adjustment.

Loss per share

The Company computes earnings or loss per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the Company divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended September 30, 2024 and 2023, there were no dilutive shares.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash and restricted cash, accounts receivable, net, amount due from related parties, other receivables and other current assets, prepayments, banking facilities, accounts payable, contract liabilities, amount due to related parties, other payables and accrued liabilities, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term bank facilities approximate the fair value based on current yields for debt instruments with similar terms.

The following table sets forth by level within the fair value hierarchy our financial liability that were accounted for at fair value on a recurring basis as of September 30, 2024 and March 31, 2024:

	Carrying Value at September 30,	Fair Value Measurement at September 30, 2024
	2024	Level 1	Level 2	Level 3
Contingent consideration for acquisition	$3,426,385	$-	$-	$3,426,385

	Carrying Value at March 31,	Fair Value Measurement at March 31, 2024
	2024	Level 1	Level 2	Level 3
Contingent consideration for acquisition	$3,697,000	$-	$-	$3,697,000

The following is a reconciliation of the beginning and ending balance of the financial liability measured at fair value on a recurring basis for the six months ended September 30, 2024 and for the years ended March 31, 2024:

Contingent consideration for acquisition
Ending balance as of March 31, 2023	$4,293,000
Payment of cash and share consideration	(806,710)
Change in fair value of contingent consideration for acquisition	272,029
Exchange rate difference	(61,319)
Ending balance as of March 31, 2024	3,697,000
Change in fair value of contingent consideration for acquisition	(270,615)
Ending balance as of September 30, 2024 (unaudited)	$3,426,385

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Leases

The Company accounts for leases in accordance with ASU 2016-02, “Leases” (Topic 842).

If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee.

The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on straight-line basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term..

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. For the six months ended September 30, 2024 and 2023, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Related parties

The Company identifies related parties, accounts for and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Corporations or individual parties are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operating decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Commitments and contingencies

The Company adheres to ASC 450, “Contingencies” for the recognition, measurement, and disclosure of commitments and contingencies. Contingencies, representing uncertainties related to potential liabilities or gains stemming from past events, are evaluated based on available information, legal counsel advice, and historical experience. The Company records accruals for losses when it is probable and reasonably estimable.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”).

Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth Company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is currently evaluating the impact of the update on the Company’s unaudited condensed consolidated financial statements and related disclosures.

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting: Improvements to reportable Segment Disclosures (“ASU 2023-07”), which enhances the disclosure required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. ASU 2023-07 will be effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company anticipates that Topic 280 will impact only its disclosures and therefore do not expect that Topic 280 will have a material impact on its unaudited condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendment in this update enhances the transparency and decision usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact the adoption of ASU 2023-07 will have on its annual and interim disclosures. The Company is currently evaluating the impact of the update on Company’s unaudited condensed consolidated financial statements and related disclosures.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

Note 3 — Business Combination

— Acquisition of Starry

On April 12, 2023, the Company, through its subsidiary, Titan Digital, entered into a sale and purchase agreements (“SPA1”) with Debbie Soon Rui Yi (“Debbie”), a related party who is the spouse of Jianhao Tan, the CEO of Titan Digital, to acquire 100% equity interest in Starry. Starry was incorporated in Singapore on June 16, 2020, and its principal activities mainly include distribution of Jewelry. Pursuant to the SPA1, Titan digital is obligated to issue 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. On April 12, 2023, the acquisition of starry was completed (“Acquisition date”), and 17,648 shares of Titan Digital’s ordinary shares were issued to Debbie.

The Company’s acquisition of Starry was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of Starry based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB using the fair value approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions were not material and were expensed as incurred in general and administrative expenses.

Based on assessments using the income test, asset test, and investment test pursuant to S-X Rule 3-05, the Company concluded that the acquisition of Starry was not significant. Pursuant to ASC 805-10-50-2 (h). the unaudited pro forma information of the Company for the six months ended September 30, 2024 and 2023 set forth below gives effect to the business combination as if it had occurred on April 1, 2023 and combines the results of operations of the Company since then. The unaudited pro forma information is presented after applying the Company’s accounting policies and elimination intra-entity transactions, as applicable. The unaudited pro forma information does not include any impact of transaction synergies and is presented for informational purposes only and is not necessarily indicative of the results of operations that would actually have been occurred had the business combination been consummated as of that time or that may result in the future.

	For the Six Months Ended September 30,	For the Six Months Ended September 30,
	2024	2023
Unaudited pro forma revenue	$50,905,705	$36,088,569
Unaudited pro forma net loss	$(802,442)	$(1,801,528)

The following tables summarizes the consideration transferred to acquiring starry at the date of acquisition:

Share issuance*	$564,546
Total consideration at fair value	$564,546

*	The fair value of Titan’s share issuance on April 12, 2023 were estimated by applying discounted cash flow approach which considers the present value of Titan’s future after-tax cash flows using a 14.0% discount rate.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of Starry:

Fair value as of acquisition date
Total consideration	$564,546
Less: net assets of Starry:
Cash	128,843
Inventory	57,102
Prepaid expense	34,202
Deposit Paid	442
Intangible asset	131,810
Total assets	352,399
Accounts payable	(9,796)
Other payable	(23,896)
Deferred tax liability	(23,034)
Total liabilities	(56,726)
Total net assets of Starry	295,673
Goodwill	$268,873

The purchase price was allocated to the identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. The identifiable intangible assets principally included licenses, with estimated useful lives of 1.0 years based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

The Company, with the assistance of a third-party appraiser, assessed the fair value of the 100% equity interest, and identifiable intangible assets acquired, in Starry through using income approach based on a number of factors including in the valuations from the third-party appraiser. The significant assumptions used by the Company include financial forecast and discount rate.

The fair value of the licenses was estimated using a relief-from-royalty method. This method calculates fair value by assuming that if the license were to be acquired from a third-party owner, a royalty rate on revenue would be charged for the privilege of using the asset. Therefore, the fair value of the licenses represents the present value of the after-tax royalties saved as a result of owning the legal right to utilize the licenses.

The goodwill, which is not deductible for income tax purposes, is primarily attributed to the enhanced brand recognition expected from integrating Starry’s operations. The acquisition of Starry is strategically aimed at leveraging its expertise in jewelry and accessories retail. By collaborating with Starry, the Company plans to create unique, game character-inspired jewelry and accessories. This collaboration will not only promote and market certain games but also expand the Company’s customer base. The synergy between the gaming operations and the jewelry business is expected to increase brand visibility and appeal to a broader demographic, thereby enhancing brand recognition.

— Acquisition of Martiangear

On July 25, 2023, the Company through its subsidiary, Titan Digital, entered into a sale and purchase agreements (“SPA2”) with two third parties (“Vendors”) to acquire 100% equity interest of Martiangear. Martiangear was incorporated in Singapore on September 24, 2020, and its principal activities include distribution of gaming desks and chairs. The acquisition of Martiangear was completed on September 4, 2023 (“Acquisition Date”). Pursuant to the SPA2, The Company is obligated to remit an aggregate total of $835,348 consideration in fair value which consist of following three tranches to the Vendors.

●	Tranche 1 — 53,711 of the Company’s ordinary shares (“Consideration Share”) to the Vendors on the Acquisition Date. In the event that the Company fail to become a listed company within 24 months from the Completion Date, the Company irrevocably undertakes to purchase all of the Consideration Share from the Vendors for a cash consideration of $700,000. Given the condition of whether the company can become a listed entity within 24 months is not solely within the control of the Company and in accordance with ASC 480-10-S99, the Company record the fair value of the issuance of the Consideration Shares in Tranche 1 to the Vendors as mezzanine equity.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

●	Tranche 2 — An aggregate total of $148,000 cash consideration issue to the Vendors which include (1) $48,000 due on the Completion Date, (2) $50,000 due on one month after the Completion Date, and (3) $50,000 due on two months after the Completion Date.

As of the date of the issuance of these financial statements, the Company had issued 53,711 of its ordinary shares to the Vendors and paid $148,000 in cash consideration as agreed upon in Tranche 2 payment terms.

The Company’s acquisition of Martiangear was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of Martiangear based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB using the fair value approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions were not material and were expensed as incurred in general and administrative expenses.

Based on assessments using the income test, asset test, and investment test pursuant to S-X Rule 3-05, the Company concluded that the acquisition of Martiangear was not significant. Pursuant to ASC 805-10-50-2 (h), the unaudited pro forma information of the Company for the six months ended September 30, 2024 and 2023 set forth below gives effect to the business combination as if it had occurred on April 1, 2023 and combines the results of operations of the Company since then. The unaudited pro forma information is presented after applying the Company’s accounting policies and elimination intra-entity transactions, as applicable. The unaudited pro forma information does not include any impact of transaction synergies and is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been occurred had the business combination been consummated as of that time or that may result in the future:

	For the Six Months Ended September 30,	For the Six Months Ended September 30,
	2024	2023
Unaudited pro forma revenue	$50,905,705	$36,119,927
Unaudited pro forma net loss	$(802,442)	$(1,823,955)

The following tables summarizes the consideration transferred to acquired Martiangear at the date of acquisition:

Share issuance*	$687,348
Cash consideration	148,000
Total consideration at fair value	$835,348

*	The fair value of the Company’s share issuance on July 25, 2023 were estimated by applying discounted cash flow approach which considers the present value of the Company’s future after-tax cash flows using a 14.0% discount rate.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of Martiangear:

Fair value as of acquisition date
Total consideration	835,348
Less: net assets of Martiangear:
Cash	8,263
Accounts receivable	4,808
Inventory	92,889
Intangible asset	85,675
Total assets	191,635
Accounts payable	(17,457)
Deferred tax liability	(13,197)
Total liabilities	(30,654)
Total net assets of Martiangear	160,981
Goodwill	$674,367

The purchase price was allocated to the identifiable intangible assets acquired and liabilities assumed based on their acquisition date estimated fair values. The identifiable intangible assets principally included trademark and license, with estimated useful lives of 7.45 years and 0.82 year, respectively, based on the expected future economic benefit of the assets and are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method.

The Company, with the assistance of a third-party appraiser, assessed the fair value of the 100% equity interest, and identifiable intangible assets acquired, in Martiangear through using income approach based on a number of factors including in the valuations from the third-party appraiser. The significant assumptions being used by the Company include revenue forecast and discount rate.

The fair value of the licenses and trademarks was estimated using a relief-from-royalty method. This method calculates fair value by assuming that if the licenses and trademarks were to be acquired from third-party owners, a royalty rate on revenue would be charged for the privilege of using the assets. Consequently, the fair value of the licenses and trademarks represents the present value of the after-tax royalties saved as a result of owning the legal right to utilize them.

The goodwill is not deductible for income tax purposes and is related primarily to the expected synergies from combining the operations into the Company’s business operation in console game.

Note 4 — Accounts receivable, net

As of September 30, 2024 and March 31, 2024, accounts receivables were comprised of the following:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Receivables from console game and console game code	$13,110,138	$15,123,775
Receivables from game publishing	236,121	2,282,228
Receivables from advertising service	243,621	332,540
Less: Allowance for credit loss	(341,854)	(325,457)
Accounts receivable, net	$13,248,026	$17,413,086

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Movement of credit loss for the six months ended September 30, 2024 and the year ended March 31, 2024 are as follows:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Beginning balance	$325,547	$55,533
Addition	12,482	277,273
Write-off	-	-
Translation adjustment	3,825	(7,349)
Ending balance	$341,854	$325,457

For the six months ended September 30, 2024 and 2023, the Company incurred additional credit loss of $12,482 and $56,322, respectively, from its accounts receivable balance.

Note 5 — Inventories, net

Inventories are stated at lower of cost or net realizable value, which is determined using the weighted average method.

	September 30,	March 31,
	2024	2024
	(Unaudited)
Physical console game compact discs	$6,563,779	$4,826,217

For the six months ended September 30, 2024 and 2023, the impairment for inventories was amounted to $141,047 and $474,364 respectively.

Note 6 — Other receivables and other current assets, net

As of September 30, 2024 and March 31, 2024, other receivables and other current assets, net were comprised of the following:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Deposits (i)	$247,313	$42,832
Prepaid expenses (ii)	375,205	18,279
Prepaid income tax (iii)	23,771	23,366
GST recoverable and prepaid income tax (iv)	134,676	232,367
Other receivables (v)	288,252	197,102
Less: allowance for credit loss	(27,264)	(52,949)
Total other receivables and other current assets, net	$1,041,953	$460,997

(i)	Deposits

The balance of deposit mainly comprised deposits made for rental and utility service of the Company.

(ii)	Prepaid expenses

The balance of prepaid expenses represented prepayment for services, such as subscription fees and advertising expenses.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(iii)	Prepaid income tax

The balance of prepaid income tax represents prepaid estimated income tax from the Company’s HK, Malaysia, and Singapore subsidiaries.

(iv)	GST recoverable

The balance of GST recoverable represented the amount of GST, which resulted from historical purchasing activities and could be further used for deducting future GST in Singapore.

(v)	Other receivables

The balance of other receivables mainly represented balance due from vendor for marketing expense paid on behalf.

Movement of allowance for credit loss for the six months ended September 30, 2024 and for the year ended March 31, 2024 are as follows:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Beginning balance	$52,949	$3,747
(Recovery) addition	(26,993)	49,351
Translation adjustment	1,308	(149)
Ending balance	$27,264	$52,949

For the six months ended September 30, 2024 and 2023, the Company recovered credit loss of $26,993 and incurred additional credit loss of $1,262 from its other receivable balance, respectively.

Note 7 — Prepayments, net

	September 30,	March 31,
	2024	2024
	(Unaudited)
Prepayment	$9,315,299	$5,720,400
Less: allowance for prepayment	(20,113)	(209,412)
Total prepayments, net	$9,295,186	$5,510,998

Movement of allowance for credit loss for the six months ended September 30, 2024 and for the year ended March 31, 2024 are as follows:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Beginning balance	$209,412	$51,755
(Recovery) Addition	(188,759)	157,623
Translation adjustment	(540)	34
Ending balance	$20,113	$209,412

For the six months ended September 30, 2024 and 2023, the Company recovered $188,759 and $29,278 credit loss which were previously allowanced, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Property and equipment, net

Property and equipment consist of the following:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Office equipment	$937,437	$822,262
Furniture & Fitting	71,309	68,490
Office and warehouse renovation	441,259	431,293
Subtotal	1,450,005	1,322,045
Less: accumulated depreciation	(999,089)	(816,934)
Total property and equipment, net	$450,916	$505,111

Depreciation expenses for the six months ended September 30, 2024 and 2023 were amounted to $165,415 and $165,878, respectively. The Company recognized loss from disposal of property and equipment were $nil, and $56,793 for the six months ended September 30, 2024 and 2023, respectively.

Note 9 — Definite-lived Intangible assets, net

Definite-lived intangible assets consisted of the following:

	September 30,	March 31,
	2024	2024
	(Unaudited)
Customer relationships	$4,594,812	$4,594,812
License	139,865	139,865
Trademark	224,809	224,809
Less: accumulated amortization	(2,223,628)	(1,686,260)
Total definite-lived intangible assets	$2,735,858	$3,273,226

Amortization expense for six months ended September 30, 2024 and 2023 was amounted to $537,367 and $573,693, respectively.

The following table sets forth the Company’s amortization expense for the next five years ending:

Amortization
expenses
Twelve months ending September 30, 2025	$1,041,288
Twelve months ending September 30, 2026	1,041,288
Twelve months ending September 30, 2027	619,070
Twelve months ending September 30, 2028	10,419
Twelve months ending September 30, 2029 and thereafter	23,793
Total	$2,735,858

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Bank Loans

Outstanding balance of banking facilities consisted of the following:

Bank name	Maturity date	Interest rate	Collateral/Guarantee	September 30, 2024	March 31, 2024
				(Unaudited)
United Overseas Bank Limited (“UOB”)	July 2025	2.5%	Personal Guarantee by Choo See Wee, the Chairman of the Company, and Play-E Corporation Pte. Ltd, which Choo See Wee is the major shareholder.	$546,525	$826,000
Citi Bank	October 2024 to December 2024	5.2%-7.4%	Personal Guarantee by Choo See Wee, the Chairman of the Company. Collateral by fixed deposit in bank	1,732,000	2,799,249
HSBC Bank *	October 2024 to December 2024	5.5%-7.1%	Personal Guarantee by Choo See Wee, the Chairman of the Company. Collateral by fixed deposit in bank	6,954,705	5,395,568
DH Global Investment	November 2024(Repaid in November 2024)	10.0%	N/A	5,000,000	-
DBS Bank Ltd	April 2027	6.9%	Personal Guarantee by Choo See Wee, the Chairman of the Company, and Tan Jian Hao, the CEO of Titan Digital	105,072	-
Total				$14,338,302	$9,020,817
Bank Loans, current				$14,270,394	$8,812,807
Bank Loan, non-current				$67,908	$208,010

*	From October 2024 to the date of the issuance of these unaudited condensed consolidated financial statements, the Company obtained twelve short term bank loans from HSBC Bank for an aggregate total of approximately $5.0 million to be due from December 2024 to March 205. These bank loans bear interest rates per annum from 6.1% to 6.3%.

The interest expense pertained to above banking facilities for the six months ended September 30, 2024 and 2023 were $295,019 and $207,109 respectively. The weighted-average interest rate pertaining to above mentioned bank loans were 7.1% and 6.0%, respectively, for the six months ended September 30, 2024 and 2023, respectively.

Note 11 — Other payables and accrued liabilities

	September 30,	March 31,
	2024	2024
	(Unaudited)
Accrued payroll and welfare	$167,974	$165,523
Accrued expenses (i)	759,799	1,381,338
Other payables (ii)	3,025,259	1,554,725
Total accrued expenses and other liabilities	$3,953,032	$3,101,586

(i)	The balance of accrued expenses represented accrued professional fee, and other miscellaneous fees.

(ii)	The balance of other payable mainly consists of the deposit received from a third party as co- publisher’s minimum guarantee in game development for game publishing operations. Such balance is recoupable by above the third party upon certain minimum sales targets of the games achieved after the game’s launch.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Advance proceeds from convertible notes

From September 30, 2024 to December 2024, GCL Global Holdings Ltd (“PubCo”), the Company, and Epic SG, entered into convertible note purchase agreements (the “Note Purchase Agreements”) with each of certain accredited investors (the “Transaction Investors”) pursuant to which the Transaction Investors have agreed to pay the Company an aggregate of $30,025,000 for certain convertible notes (the “Note”) which shall be convertible into the Company’s fully paid and nonassessable ordinary shares that would be exchanged for 6,672,221 shares of Merger Consideration Shares (as defined in the Merger Agreement) at $4.50 per share at the closing of the transactions (the “Conversion Date”) contemplated by the Merger Agreement (the “Business Combination”). The number of Merger Consideration Shares is determined based on the exchange ratio established in the Merger Agreement. Pursuant to the Note Purchase Agreements, an additional thirty percentage (30%) of the number of Merger Consideration Shares issued to the Transaction Investors (the “Bonus Shares”) will be held in an escrow account for three (3) years from the Conversion Date. At the end of each of the first three anniversary dates of the Conversion Date (each such year, a “Bonus Year”), one-third (1/3) of the Bonus Shares shall be released from the escrow account to either the Transaction Investors or to the Company for cancellation, based on the number of Merger Consideration Shares held by the Transaction Investors at the end of Bonus Year. In the event that the lowest volume-weighted average closing price of the Merger Consideration Shares is less than $4.50 per share for any ten(10) consecutive trading days during the last month prior to the third anniversary day of the Conversion Date, the Transaction Investors will be entitled to receive certain Top-Up Shares (defined in the Note Purchase Agreement) and, under certain limited circumstances, a cash payment, based on the number of Merger Consideration Shares held on the third anniversary date of the Business Combination. The Transaction Investors will be entitled to receive 110% of the outstanding principal balance of the Note in the event that the Business Combination is not consummated on or before March 28, 2025, or if the per share price used to the calculate the exchange ratio for the Business Combination is less than $10.00 per share. Epic SG has agreed to unconditionally guarantee all of the Company’s obligations and performance under $30,250,000 of the Note, including but not limited to the Company’s obligation to pay. In September 2024, two accredited investors had deposited $4,012,500 to the Company prior to the execution of the Note Purchase Agreements in October 2024.

In December 2024, PubCo, the Company, and GCL Global SG, executed substantially similar Note Purchase Agreements for an additional $3,000,000 of Convertible Notes. These agreements include the same terms and conditions as described above, including the issuance of Bonus Shares, escrow arrangements, potential entitlement to Top-Up Shares, and unconditional guarantees by GCL Global SG for the additional $3,000,000 of Notes.

As of the date of the issuance of these unaudited condensed consolidated financial statements, the Company has received all proceed from above mentioned Notes.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Related party balances and transactions

Related party balances

Amount due from related parties

Name of related party*	Relationship	Nature	As of September 30, 2024	As of March 31, 2024
			(Unaudited)
Chan Shae Lyn	Director of Epic MY	Interest free loan due on demand	4,123	-
Jianhao Tan*	CEO of Titan Digital	Interest free loan due on demand	24,294	21,880
Joseph Thomas Van Heeswijk	Shareholder of the Company	Interest free loan due on demand	25,606	-
GCL Global Holdings Ltd (” Pubco”)	Common shareholders	Interest free loan due on demand	6,569	-
Total			$60,592	$21,880

*	As of the date of the issuance of these unaudited condensed consolidated financial statements, the amount due from related party has been fully repaid.

Accounts payable, a related party

Name of related party	Relationship	As of September 30, 2024	As of March 31, 2024
		(Unaudited)
SEGA Corporation	Shareholder of the Company	$6,329,474	$6,567,480

Amount due to related parties

Name of related party	Relationship	Nature	As of September 30, 2024	As of March 31, 2024
			(Unaudited)
Choo See Wee (“Jacky”)	Chairman of the Company	Loan from Director	$12,310	$482,252
Joseph Thomas Van Heeswijk	Shareholder of the Company	Loan from Director	129	128
Jianhaotan Brand Ventures Pte Ltd (“JHTB Venture”)	Jianhao Tan, the shareholder of JHTB Venture, the CEO of Titan Digital	Loan from Director	204,971	-
Debbie Soon	Director of Starry Jelwery	Loan from Director	779	3,636
Choo See Wee (“Jacky”)	Chairman of the Company	Director fee payable	150,000	-
2Game Tech	Common shareholder	Interest free loan due on demand	17,819	-
Total			$386,008	$486,016

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Related parties’ transactions

Revenue from a related party

Name of Related Party	Relationship	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023
		(Unaudited)	(Unaudited)
SEGA Corporation	Shareholder of the Company	$675	$41,464

Cost of revenue from related parties

Name of related party	Relationship	Nature	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023
			(Unaudited)	(Unaudited)
SEGA Corporation	Shareholder of the Company	Purchase of console game	$7,154,918	$4,768,968
Jianhao Tan	CEO of Titan Digital	Content creation for social media advertising	153,902	66,860
Total			$7,308,820	$4,835,828

Note 14 — Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 8, 2023, and authorized to issue 150,000,000 shares with a par value of $$0.0001. On February 14, 2024, the Company completed its Reorganization under GCL Global with a sequential two-step transaction (see Note 1). All of the outstanding ordinary shares is presented on the basis as if the Reorganization under GCL Global became effective as of the beginning of the first period presented on April 1, 2021. As of September 30, 2024 and March 31, 2024, 25,916,468 ordinary shares were issued and outstanding which excluding 53,711 ordinary shares subject to possible redemption in mezzanine equity. As of September 30, 2023 and March 31, 2023, 25,896,000 ordinary shares were issued and outstanding which excluding 168,711 and 150,000 ordinary shares subject to possible redemption in mezzanine equity, respectively.

On November 22, 2023, 115,000 ordinary shares subject to possible redemption in temporary equity were fully redeemed for cash consideration of $ 163,905.

On October 1, 2023, the Company collectively issued additional ordinary shares of 20,468 to the individuals (see Note 3, 2Game acquisition). As of the date of the issuance of these unaudited condensed financial statements, the Company has ordinary shares of 25,916,468 (excluding 53,711 ordinary shares classified as mezzanine equity) issued and outstanding.

Recognition of non-controlling interests from acquisition of subsidiaries

On April 12, 2023, Titan Digital acquired a 100% equity interest in Starry from Debbie, the spouse of Jianhao Tan, the Chief Executive Officer (“CEO”) of Titan Digital, through issuance of 17,648 or 15% of Titan Digital’s ordinary shares to Debbie. As a result, the Company’s equity interest in Titan Digital was reduced from 100% to 85% upon completion of the acquisition of Starry while recognized $182,599 of non-controlling interest in the Company’s statements of change in shareholders’ equity. As no cash consideration was received, $381,947 which is the difference between the fair value of the consideration received and the amount by which the noncontrolling interest is adjusted was recognized as an addition in additional paid-in capital in accordance with ASC 810-10-45-23 “Change in a parent’s ownership interest in a subsidiary”.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income tax

Cayman Islands

GCL Global is incorporated in Cayman Islands and is not subject to tax on income or capital gains under current Cayman Island law. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

GCL BVI is incorporated in British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Island law. Additionally, upon payments of dividends to the shareholders, no British Island withholding tax will be imposed.

Singapore

The Company’s subsidiaries incorporated in Singapore, are subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable corporate income tax rate is 17% in Singapore, with 75% of the first $7,437 (SGD 10,000) taxable income and 50% of the next $141, 295 (SGD 190,000) taxable income are exempted from income tax.

Hong Kong

The Company’s subsidiaries incorporated in Hong Kong, are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%.

Malaysia

The Company’s subsidiary incorporated in Malaysia is governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis.

Brazil

The Company’s subsidiary incorporated in Brazil is subject to Brazilian Corporate Income Tax (“IRPJ”). The IRPJ levied at a base rate of 15%, with an additional surtax of 10% applied to taxable income exceeding BRL 240,000 annually, resulting in an effective corporate income tax rate of up to 25%.

Income tax (benefit) expense for the six months ended September 30, 2024 and 2023 amounted to $(10,444) and $16,168, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Significant components of the provision for income taxes are as follows:

	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023
	(Unaudited)	(Unaudited)
Current	$349,028	$357,425
Deferred	(359,472)	(341,257)
(Benefit) Provision for income taxes	$(10,444)	$16,168

(Loss) Income before income tax by jurisdiction are as following:

	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023
	(Unaudited)	(Unaudited)
Singapore	$(242,461)	$(942,167)
Hong Kong	176,328	(61,681)
Malaysia and others	(746,753)	(842,476)
Total loss before income tax	$(812,886)	$(1,846,324)

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	September 30, 2024	March 31, 2024
	(Unaudited)
Deferred Tax Assets
Net operating loss carryforwards	$763,153	$409,891
Allowance for credit loss	65,984	99,714
Lease liabilities	413,979	315,935
Inventory write-off	204,369	180,329
Less: valuation allowance*	(55,298)	(7,916)
Deferred tax assets, net	$1,392,187	$997,953

Deferred tax liabilities:
Right of use assets	$464,353	$325,463
Amortization of intangible assets	421,495	557,030
Deferred tax liabilities	$885,848	$882,493
Deferred tax assets, net	$506,339	$115,460

As of September 30, 2024, the Company had net operating losses carry forward from GCL Global SG, Titan Digital, Starry, Martiangear, 2Game Brazil, 4Divinity and Epicsoft Malaysia combined amounted to $4,475,215. The net operating losses from GCL Global SG and Martiangear can be carried forward indefinitely in Singapore. The Company believes it is not more likely than not that Martiangear and 2Game Brazil future operation will be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in Singapore due to recuring historical loss. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of $55,298 related to Martiangear and 2Game Brazil as of September 30, 2024.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2024, the Company had net operating losses carry forward from GCL Global SG, Titan Digital, Starry, Martiangear, and Epicsoft Malaysia combined amounted to $2,378,580. The net operating losses from GCL Global SG and Martiangear can be carried forward indefinitely in Singapore. The Company believes it is not more likely than not that Martiangear future operation will be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in Singapore due to recuring historical loss. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $7,916 related to Martiangear as of March 31, 2024. In addition, the valuation allowance of $5,874 was assessed for Starlight’s NOL as of March 31,2023, which was reversed as of March 31, 2024, due to dissolution of the business entity.

Movement in deferred tax assets (liabilities) are as following:

Balance at March 31, 2023	$(514,675)
Recognized in profit or loss	669,869
Recognized in goodwill	(36,973)
Foreign exchange differences reserve	(2,761)
Balance at March 31, 2024	115,460
Recognized in profit or loss	359,472
Foreign exchange differences reserve	31,407
Balance at September 30, 2024 (unaudited)	$506,339

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2024 and March 31, 2024, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following:

	September 30, 2024	March 31, 2024
	(Unaudited)
GST taxes payable	$8,981	$64,166
Income taxes payable	959,273	952,977
Totals	$968,254	$1,017,143

Note 16 — Concentration of Credit risk

(1)   Major customers

For the six months ended September 30, 2024, customers A, C, and F are accounted for approximately 18%, 15%, and 18% of the Company’s total revenue, respectively. For the six months ended September 30, 2023, customers A, C, and F are accounted for approximately 13%, 14%, and 10% of the Company’s total revenue, respectively.

As of September 30, 2024, customers A and B from the Company’s distribution of console game segment accounted for approximately 25% and 32% of the total balance of account receivable, respectively. As of March 31, 2024, customers A and B from the Company’s distribution of console game segment accounted for approximately 42% and 14% of the total balance of account receivable, respectively.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(2)   Major vendors

For the six months ended September 30, 2024, three vendors a, b and e are accounted for approximately 45%, 16% and 16% of the Company’s total cost of goods sold, respectively. For the six months ended September 30, 2023, four vendors a, b, c and d are accounted for approximately 38%, 16% 12% and 10% of the Company’s total cost of goods sold, respectively.

As of September 30, 2024, vendors a, b and e accounted for approximately 25%, 38% and 31% of the Company’s total balance of accounts payable, respectively. As of March 31, 2024, vendors a, h and f accounted for approximately 29%, 12%, and 10% of the Company’s total balance of accounts payable, respectively.

(3)   Credit risk

Financial instruments that are potentially subject to significant concentrations of credit risk consist primarily of cash. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance /Company up to approximately $58,452 (SGD 75,000) per account. As of September 30, 2024 and March 31, 2024, the Company had cash balance of $7,352,165, and $2,483,834 was maintained at DI Scheme banks in Singapore, of $6,955,528 and $2,256,282 was subject to credit risk, respectively. The Hong Kong Deposit Protection Board pays compensation up to a limit of $64,356 (HKD 500,000) if the bank with which an individual/a Company hold its eligible deposit fails. As of September 30, 2024 and March 31, 2024, cash balance of $177,582 and $135,184 was maintained at financial institutions in Hong Kong, of which $12,558 and $42,448 were subject to credit risk, respectively. The Malaysia deposit insurance corporation (PIDM) standard insurance amount is up to $60,665 (MYR 250,000) per depositor per insured bank. As of September 30, 2024 and March 31, 2024, the Company had cash balance of $45,523 and $58,041 was maintained at banks in Malaysia, of $0 and $1,663 was subject to credit risk. The Brazilian Deposit Insurance System (FGC) provides deposit insurance coverage of up to $45,864 (BRL 250,000) per depositor per financial institution. As of September 30, 2024, and March 31, 2024, the Company had cash balances of $11,532 and $0 maintained in Brazilian financial institutions, of which $0 were subject to credit risk. The China’s Deposit Insurance Fund (DIF) provides deposit insurance coverage of up to $71,249 (RMB 500,000) per depositor per financial institution. As of September 30, 2024, and March 31, 2024, the Company had cash balances of $140,364 and $0 maintained in China’s financial institutions, of which $65,115 and $0 were subject to credit risk, respectively.

While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 17 — Leases

As of September 30, 2024 and March 31, 2024, the Company has engaged in multiple offices and warehouse leases which were classified as operating leases. In addition, the Company engaged in a few automobiles leases under finance lease agreements.

The Company occupies various offices under operating lease agreements with a term shorter than twelve months which it elected not to recognize lease assets and lease liabilities under ASC 842. Instead, the Company recognized the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company recognized lease expense on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognized the finance leases ROU assets and interest on an amortized cost basis.

The amortization of finance ROU assets is recognized on straight-line basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease using a weighted average effective interest rate of 4.6% and 3.4% respectively for the six months ended September 30, 2024 and 2023, which is determined using various incremental borrowing rate with similar term in Singapore, Hong Kong, Malaysia and Brazil.

As of September 30, 2024 and March 31, 2024, the weighted-average remaining operating lease term of its existing leases is approximately 1.3 and 1.6 years, respectively. As of September 30, 2024 and March 31, 2024, the weighted-average remaining financing lease term of its existing leases is approximately 3.9 and 4.4 years, respectively.

Operating and finance lease expenses consist of the following:

		For the Six Months Ended September 30,
	Classification	2024	2023
		(Unaudited)	(Unaudited)
Operating lease cost
Lease expenses	General and administrative	478,663	229,927
Finance lease cost
Amortization of leased asset	General and administrative	56,246	19,628
Interest on lease liabilities	Interest expenses on finance leases	6,137	2,516
Total lease expenses		$541,046	$252,071

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of
	September 30, 2024	March 31, 2024
	(Unaudited)
Weighted-average remaining term
Operating lease	1.3 years	1.6 years
Finance leases	3.9 years	4.4 years
Weighted-average discount rate
Operating lease	4.6%	4.9%
Finance leases	4.6%	4.5%

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the Company’s minimum lease payments in future periods:

	Operating lease	Finance lease
	payments	payments	Total
Twelve months ending September 30, 2025	$707,413	$84,266	$791,679
Twelve months ending September 30, 2026	247,817	79,249	327,066
Twelve months ending September 30, 2027	12,241	66,056	78,297
Twelve months ending September 30, 2028	-	57,588	57,588
Twelve months ending September 30, 2029	-	24,981	24,981
Total lease payments	967,471	312,140	1,279,611
Less: discount	(31,008)	(26,240)	(57,248)
Present value of lease liabilities	$936,463	$285,900	$1,222,363
Present value of lease liabilities, current	$588,180	$80,631	$668,811
Present value of lease liabilities, non-current	$348,283	$205,269	$553,552

Note 18 — Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un- asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

Note 19 — Segment information

The Company presents segment information after elimination of inter-Company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, such as those that support infrastructure across different segments, to different segments mainly on the basis of usage, revenue or headcount, depending on the nature of the relevant costs and expenses. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

By assessing the qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to have three reportable segments which comprise of console game, game publishing, and media advertising service. The segments are organized based on type of products for sale or service offered.

The following tables present the summary of each segment’s revenue, interest expense, depreciation and amortization, income or loss from operations, loss before income taxes, net income and capital expenditure which are considered as a segment operating performance measure, for the six months ended September 30, 2024 and 2023:

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Disaggregated information of revenues by regions are as follows:

	For the Six Months Ended September 30, 2024 (Unaudited)
	Console game	Game Publishing	Media advertising service	Others*	Consolidated
Revenues	$49,069,622	$886,005	$820,412	$129,666	$50,905,705
Interest expense	$356,824	$-	$2,800	$-	$359,624
Depreciation and amortization	$1,057,114	$-	$117,016	$6,383	$1,180,513
Loss from operations	$(137,853)	$(238,930)	$(702,236)	$(1,779)	$(1,080,798)
Income (loss) before income taxes	$31,496	$(220,094)	$(630,924)	$6,636	$(812,886)
Net (loss) income	$(102,733)	$(182,678)	$(523,667)	$6,636	$(802,442)
Capital expenditure	$75,574	$-	$1,107	$-	$76,681

	For the Six Months Ended September 30, 2023 (Unaudited)
	Console game	Game Publishing	Media advertising service	Others*	Consolidated
Revenues	$32,168,325	$2,403,367	$1,306,960	$209,917	$36,088,569
Interest expense	$254,172	$-	$-	$-	$254,172
Depreciation and amortization	$913,113	$-	$94,921	$55,791	$1,063,825
(Loss) income from operations	$(1,604,064)	$127,497	$(510,291)	$(19,452)	$(2,006,309)
(Loss) income before income taxes	$(1,445,482)	$136,417	$(515,620)	$(21,639)	$(1,846,324)
Net (loss) income	$(1,415,208)	$114,717	$(515,620)	$(46,381)	$(1,862,492)
Capital expenditure	$56,755	$-	$7,968	$19,366	$64,723

*	Others comprised of Starry’s jewelry retail operation which the Company has determined it is not a reporting segment in accordance with ASC 280.

As of September 30, 2024, the Company’s total assets were comprised of $46,981,855 for sale of console game, hardware and accessories, $12,728,984 for game publishing, $2,534,962 for advertising services, and $179,874 for others.

As of March 31, 2024, the Company’s total assets were comprised of $41,359,537 for sale of console game, hardware and accessories, $7,042,024 for game publishing, $957,031 for advertising services, and $199,652 for others.

GCL GLOBAL LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Disaggregated information of revenues by regions are as follows:

	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023
	(Unaudited)	(Unaudited)
Singapore	$25,325,176	$19,644,857
Hong Kong	21,321,102	12,709,153
Malaysia	2,351,890	3,734,559
China	1,907,537	-
Total revenue	$50,905,705	$36,088,569

Note 20 — Subsequent Events

The Company evaluated all events and transactions that occurred after September 30, 2024. Other than below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the following.

On October 1, 2024, 2Game Digital DMCC, a Dubai Company was incorporated. It was 100% owned by 2Game and its primary business activity is the distribution of console game code.

On December 4, 2024, 4Divinity UK Ltd, a United Kingdom Company was incorporated. It was 100% owned by 4Divintiy and its primary business activity is the publishing and distribution of console game code.

In September 2024, Hainan GCL made a secured loan in the aggregate amount of $3,000,000 to Nekcom Inc. (“Nekcom”), a Delaware parent company of a developer of the game Showa American Story in China. Subsequently, the above-mentioned loan was incorporated into a publishing agreement (“Publishing Agreement”) executed on December 18, 2024, among Nekcom, its Singapore subsidiary NEKCOM Private Limited, and the Company’s subsidiary 4Divinity SG. According to the Publishing Agreement, 4Divinity SG was appointed as the exclusive global publisher and distributor of the game Showa American Story. The agreement formalized key terms, including a minimum guarantee of $5,000,000 advanced by 4Divinity SG to Nekcom, recoverable from net revenue. The $3,000,000 loan from Hainan GCL was converted into part of this minimum guarantee, serving to secure the financial commitments outlined in the publishing arrangement.

In November 2024, GCL Global, Nekcom and certain significant shareholders of Nekcom entered into a Series B Preferred Stock Purchase Agreement (the “Nekcom SPA”) pursuant to which, among other things, (i) Nekcom has agreed to enter into a publishing agreement with GCL Global (the “Nekcom Publishing Agreement”) appointing the Company or any of its designated subsidiaries as Nekcom’s exclusive global publisher and distributor of Showa American Story; and (ii) the Company has agreed to purchase a number of Nekcom’s Series B Preferred Stock that would constitute 20% of the total outstanding shares of Nekcom for an aggregate purchase price of $15,000,000 consisting of (a) $7,500,000 in cash, and (b) $7,500,000 in GCL Global ordinary shares. On December 18, 2024, the Nekcom Publishing Agreement was signed, appointing 4Divinity as the exclusive global publisher and distributor of the game Showa American Story.

In connection with the Nekcom SPA, 262,325 ordinary shares of GCL Global (the “Nekcom Consideration Shares”) and an additional 262,325 ordinary shares of GCL Global (the “Nekcom Additional Consideration Shares”) were issued in the name of Nekcom on December 18, 2024 but held in escrow until Full Recoupment Date (as defined in the Publishing Agreement) when they will be released to either Nekcom or the Company depending on the value of Nekcom Consideration Shares (the “Consideration Shares VWAP”) based on the volume weighted average price of the Consideration Shares over thirty (30) trading days immediately preceding the Full Recoupment Date. If the Consideration Shares VWAP exceeds $7,500,000, all Nekcom Consideration Shares will be released to Nekcom, and all Nekcom Additional Consideration Shares will be returned to GCL Global for cancellation. In the event that the Consideration Shares VWAP is below $7,500,000 but exceeds $1,200,000, Nekcom will receive such number of Nekcom Additional Consideration Shares from the escrow account that would make up the shortfall, with the balance returned to the Company for cancellation. If the value of the Nekcom Additional Consideration Shares so released from the escrow account is not sufficient to make up the shortfall, the Company has agreed to either pay Nekcom cash to make up the shortfall, or issue additional shares to Nekcom and use its reasonable best efforts to register such shares for resale. If the Consideration Shares VWAP is below $1,200,000, the Company has agreed to pay Nekcom the shortfall between $7,500,000 and the Consideration Shares VWAP in cash. The Company recognized its 20% investment in Nekcom under the equity method. However, it does not have any impact on the Company’s unaudited condensed consolidated financial statements as of September 30, 2024.

In February 2025, the Company has entered into amendment to Note Purchase Agreement (the “Amendment”) with Pubco, Epic SG and Transaction Investors to make certain amendment on the Top-Up Shares issuances formula.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

RF Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RF Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023 the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Boston, MA

February 13, 2025

RF ACQUISITION CORP.

BALANCE SHEETS

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$40,511	$188,235
Prepaid expenses - Current	500	57,967
Franchise tax receivable	3,650	—
Income tax receivable	50,470	—
Total Current Assets	95,131	246,202
Investments held in Trust Account	18,084,445	29,718,024
TOTAL ASSETS	$18,179,576	$29,964,226
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$2,302,469	$1,524,167
Franchise tax payable	—	38,750
Deferred offering costs	903,652	—
Income tax payable	—	50,465
Excise tax payable	1,038,102	906,736
Promissory Note – Related Party	1,825,452	1,202,992
Due to Sponsor	1,545,279	1,392,629
Total Liabilities	$7,614,954	$5,115,739
Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption; $0.0001 par value; 1,574,369 and 2,744,649 shares at redemption values $11.46 and $10.76 at December 31, 2024, and December 31, 2023, respectively	18,038,564	29,528,809
Stockholders’ Deficit
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2024, and December 31, 2023	—	—
Class A Common Stock, $0.0001 par value; 380,000,000 shares authorized; 3,075,000 issued and outstanding (excluding 1,574,369 and 2,744,649 shares subject to redemption) at December 31, 2024, and December 31, 2023, respectively	308	308
Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized and 0 shares issued and outstanding at December 31, 2024, and December 31, 2023, respectively	—	—
Additional paid-in capital	—	—
Accumulated Deficit	(7,474,250)	(4,680,630)
Total Stockholders’ Deficit	(7,473,942)	(4,680,322)
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$18,179,576	$29,964,226

The accompanying notes are an integral part of the audited financial statements.

RF ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31, 2024	December 31, 2023
Formation costs and other operating expenses	$1,934,067	2,620,882
Loss from operations	(1,934,067)	(2,620,882)
Other income (expense):
Interest income	1,362,218	2,822,256
Franchise tax expenses	(200,000)	(200,996)
Tax underpayment penalty	—	(15,331)
Total other income, net	1,162,218	2,605,929
Loss before provision for income taxes	(771,849)	(14,953)
Provision for income taxes	(244,065)	(550,465)
Net income (loss)	$(1,015,914)	$(565,418)
Weighted average shares outstanding of Class A common shares, redeemable	2,428,098	5,972,785
Basic and diluted net income (loss) per share, Class A common shares, redeemable	$(0.18)	$(0.06)
Weighted average shares outstanding, Class A and Class B common shares non-redeemable	3,075,000	3,075,000
Basic and diluted net income (loss) per share, Class A and Class B common shares, non-redeemable	$(0.18)	$(0.06)

The accompanying notes are an integral part of the audited financial statements.

RF ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024

	Class A		Class B		Additional		Total
	Common Shares		Common Shares		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance—December 31, 2023	3,075,000	$308	—	$—	$—	$(4,680,630)	$(4,680,322)
Accretion of Class A common stock to redemption amount	—	—	—	—	—	(1,646,341)	(1,646,341)
Net loss for the period	—	—	—	—	—	(1,015,914)	(1,015,914)
Excise tax on stockholder redemption	—	—	—	—	—	(131,365)	(131,365)
Balance—December 31, 2024	3,075,000	$308	—	$—	$—	$(7,474,250)	$(7,473,942)

The accompanying notes are an integral part of the audited financial statements.

RF ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2023

	Class A		Class B		Additional		Total
	Common Shares		Common Shares		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance—December 31, 2022	200,000	$20	2,875,000	$288	$—	$(152,238)	$(151,930)
Conversion of Class B common stock to Class A common stock	2,875,000	288	(2,875,000)	(288)	—	—	—
Accretion of Class A common stock to redemption amount	—	—	—	—	—	(3,056,238)	(3,056,238)
Net loss for the period	—	—	—	—	—	(565,418)	(565,418)
Excise tax on stockholder redemption	—	—	—	—	—	(906,736)	(906,736)
Balance- December 31, 2023	3,075,000	$308	—	$—	$—	$(4,680,630)	$(4,680,322)

The accompanying notes are an integral part of the audited financial statements.

RF ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Twelve	For the Twelve
	Months Ended	Months Ended
	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net Income (loss)	$(1,015,914)	$(565,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on Investments held in trust Account	(1,362,218)	(2,822,256)
Changes in operating assets and liabilities:
Prepaid expenses	57,467	286,836
Accounts payable and accrued expenses	778,303	1,383,855
Due to Sponsor	120,720	120,000
Income tax receivable / payable	(100,935)	(253,425)
Franchise tax receivable / payable	(42,400)	(135,605)
Deferred offering costs	903,652	0
Net cash used in operating activities	$(661,325)	$(1,986,013)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(638,924)	(1,125,000)
Trust Account Withdrawal for redeeming stockholder payments	13,136,586	90,673,661
Trust Account Withdrawal for tax payments	498,135	1,280,047
Net cash provided by investing activities	$12,995,797	$90,828,708

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	622,460	1,202,992
Proceeds from Sponsor for working capital	31,930	796,450
Payment to redeeming stockholders	(13,136,586)	(90,673,661)
Net cash used by financing activities	$(12,482,196)	$(88,674,219)

Net Change in Cash	(147,724)	168,476
Cash - Beginning of period	188,235	19,759
Cash - End of period	$40,511	$188,235

Supplemental cash flow information:
Cash paid for income taxes	$345,000	$819,221

Non-cash investing and financing activities:
Excise tax on stockholder redemption	$131,365	$906,736
Accretion of Class A common stock subject to possible redemption	$1,646,341	$3,056,238

The accompanying notes are an integral part of the audited financial statements.

RF ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS, AND GOING CONCERN

RF Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 11, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search for an initial business combination on companies that are within the financial services, media, technology, retail, interpersonal communication, transportation, and education sectors. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2024, the Company had not yet commenced any operations. All activities for the period from January 11, 2021 (inception) through December 31, 2024, relates to the Company’s formation and the initial public offering (“the Initial Public Offering”) which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on March 23, 2022. On March 28, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated (i) the sale of 4,050,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to RF Dynamic LLC (the “Sponsor”), generating gross proceeds of $4,050,000, which is described in Note 4, and (ii) the sale of 500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to EBC, generating gross proceeds of $500,000.

On March 30, 2022, the underwriter exercised their over-allotment option, resulting in an additional 1,500,000 Units issued for an aggregate amount of $15,000,000. In connection with the underwriter’s exercise of their over-allotment option, the Company also completed the private sale of an aggregate of (i) 400,500 Private Placement Warrants to the Company’s Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $400,500, and (ii) 49,500 Private Placement Warrants to EBC, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $49,500.

Following the closing of the Initial Public Offering on March 28, 2022 and the exercise of the over-allotment option on March 30, 2022, an amount of $116,150,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting the certain conditions under Rule 2a-7 of the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below. In February of 2023 the Company’s trust balance was moved to an interest-bearing bank deposit account.

On March 24, 2023, a special meeting was held where the Company’s stockholders approved a proposal (the “Extension Amendment” or “Extension Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination from March 28, 2023 to December 28, 2023, composed of an initial three-month extension and six subsequent one-month extensions, for a total of up to nine months after March 28, 2023, by depositing into the Trust Account (A) for the initial three-month extension, the lesser of (i) $300,000 or (ii) $0.12 for each share of the Company’s Class A Common Stock not redeemed in connection with the Charter Amendment Proposal, and (B) for each of the six subsequent one-month extensions, the lesser of (i) $100,000 or (ii) $0.04 for each share of Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, until December 28, 2023 in exchange for a noninterest bearing, unsecured promissory note payable upon consummation of a business combination. In connection therewith the stockholders of record were provided the opportunity to exercise their redemption rights. Holders of 7,391,973 shares of Class A common stock exercised their right to redemption at a per share redemption price of approximately $10.29. On April 3, 2023, a total of $76,054,240 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 4,108,027 shares of Class A common stock outstanding.

On June 26, 2023, the Company’s board of directors unanimously consented to the conversion of the Company’s shares of Class B common stock to shares of Class A common stock on a one - for one basis. On June 26, 2023, RF Dynamic LLC, the sole holder of Class B common stock, also consented to the conversion of the Company’s Class B Common Stock to shares of Class A common stock on a one - for - one basis. On July 7, 2023, the Company instructed its transfer agent to initiate the conversion of the shares of Class B common stock to shares of Class A common stock. An aggregate of 2,875,000 shares of Class B common stock with a par value of $0.0001 per share was converted into 2,875,000 shares of Class A common stock with a par value of $0.0001. Following, the Company had a total of 3,075,000 shares of Class A common stock outstanding.

On October 18, 2023, the Company entered into an agreement and plan of merger (as amended by the First Amendment, dated as of December 1, 2023, the Second Amendment, dated as of December 15, 2023, the Third Amendment, dated as of January 31, 2024, and the Fourth Amendment dated September 30, 2024, the “Merger Agreement”) with GCL Global Holdings Ltd, a Cayman Islands exempted company limited by shares, Grand Centrex Limited, a British Virgin Islands business company, GCL Global Limited, a Cayman Islands exempted company limited by shares, and, for the limited purposes set forth therein, RF Dynamic LLC, a Delaware limited liability company.

Additionally, on December 20, 2023, a special meeting was held where the Company’s stockholders approved (i) a proposal to amend the Company’s second amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination from December 28, 2023 to September 28, 2024, composed of an initial three-month extension and six subsequent one-month extensions, for a total of up to nine months after December 28, 2023, by depositing into the Trust Account (A) for the initial three-month extension, the lesser of (i) $225,000 or (ii) $0.09 for each share of the Company’s Class A common stock not redeemed in connection with the proposal, and (B) for each of the six subsequent one-month extensions, the lesser of (i) $75,000 or (ii) $0.03 for each share of Class A common stock not redeemed in connection with the proposal, until September 28, 2024 in exchange for a non-interest-bearing, unsecured promissory note payable upon consummation of a business combination, and (ii) a proposal to remove the net tangible asset requirement in order to expand the methods that the Company may employ so as to not become subject to the “penny stock” rules of the United States Securities and Exchange Commission. At the special meeting the stockholders of record were provided the opportunity to exercise their redemption rights. Holders of 1,363,378 shares of Class A common stock exercised their right to redemption at a per share redemption price of approximately $10.72. On December 26, 2023, a total of $14,619,421 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 5,819,649 shares of Class A common stock outstanding. On December 26, 2023, the Company and Sponsor entered into a promissory note pursuant to which the Sponsor agreed to loan the Company the principal sum of $675,000 to cover the extension payments in connection with the updated Revised Extension Deadline (the “BC Extension Note”). The promissory note was non-interest bearing and is payable on the earlier of (1) September 28, 2024, or (ii) the consummation of the Business Combination. Also on December 27, 2023, the Company deposited into the Trust Account $225,000 which amount was provided by the Sponsor from the funds granted in connection with the Director Promissory Note issued by Melvin Xeng Thou, for the initial three-month extension. Subsequently on March 25, 2024, April 25, 2024, May 24, 2024, June 25, 2024, July 24, 2024, and August 23, 2024 an amount of $75,000 was made on each day from GCL Global Holdings Ltd (“GCL”) for the purposes of extending the business combination deadline. These payments from GCL are made per the terms of the Merger Agreement (see Note 5). On September 23, 2024, another special meeting (the “Special Meeting”) was held where the Company’s stockholders approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s second amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination from September 28, 2024 to March 28, 2025, composed of six monthly extensions after September 28, 2024, by depositing into the Trust Account for each of the six monthly extensions, $0.03 for each share of Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, until March 28, 2025 in exchange for a non-interest-bearing, unsecured promissory note payable upon consummation of a business combination. Also at the Special Meeting, stockholders of record were provided the opportunity to exercise their redemption rights. Stockholders properly elected to redeem an aggregate of 1,170,280 Class A common stock at a redemption price of approximately $11.23 per share. On September 25, 2024, a total of $13,136,586 in redemption payments were made in connection with this redemption. Following the redemption, the Company had a total of 4,649,369 shares of Class A common stock outstanding. On September 30, 2024, the parties to the Merger Agreement entered into that certain Fourth Amendment to Merger Agreement (as clarified on October 15, 2024) pursuant to which the parties have agreed to, among other things, extend the deadline for the parties to complete the Business Combination (as defined in the Merger Agreement) to March 28, 2025. GCL Global also agreed to pay for up to six (6) months of extension fees starting September 28, 2024 and other third-party vendor expenses incurred by the Company in connection with the Business Combination, for an aggregate of up to $500,000 (the “Amendment Expenses”), subject to a dollar-for-dollar reduction to the Maximum Allowable SPAC Transaction Expenses (as such term is defined in the Merger Agreement) and reimbursement by the Sponsor in the event that the Amendment Expenses paid exceeds five percent (5%) of the total amount of Transaction Financing (as defined in the Merger Agreement) (not including the balance of the Trust Account) the Company has received from the Sponsor, its affiliate, or any party introduced by the Sponsor to the Company that was not already known to the Company.

On March 13, 2023, Melvin Xeng Thou Ong agreed to loan the Sponsor an aggregate of up to $600,000 to be used for (i) extension payments in connection with the business combination, and (ii) working capital requirements (as amended, the “Director Promissory Note”). On February 17, 2024, the Director Promissory Note was amended and restated to increase the principal amount of the note to $2,000,000. The Director Promissory Note bears no interest and matures on the later of: (i) December 28, 2024, or (ii) the date that the Company consummates an initial business combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of certain advisory fees payable to EBC) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company will provide the holders of the Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.10 per Public Share).

If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. As of December 20, 2023, the Company is no longer required to maintain a net tangible asset balance of at least $5,000,000. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”(as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares (as defined below) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the extended deadline of March 28, 2025 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

At December 31, 2024, the Company had $40,511 of cash and negative working capital of $7,519,823, respectively.

The Company’s liquidity needs up to March 28, 2022 had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares to cover certain offering costs. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans, as defined below (see Note 5). As of December 31, 2024, there were no amounts outstanding under any Working Capital Loans.

Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Company has since competed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes.

Our ability to consummate any business combination is dependent on a variety of factors, many of which are beyond our control. The Company did not consummate a business combination by the revised deadline of September 28, 2024, but extended the deadline to March 28, 2025 by depositing monthly extensions into the Trust Account in the amount of $0.03 for each share of Class A common stock not redeemed in connection with the Extension Amendment Proposal. The Company may seek additional shareholder approval to further extend the deadline to consummate a business combination.

In connection with the Company’s assessment of going concern considerations, the Company is uncertain that the Company will be able to consummate a Business Combination by the specified period. If a Business Combination is not consummated by March 28, 2025, there will be a mandatory liquidation and subsequent dissolution.

The Company’s evaluation of its working capital, along with, the liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk and Inflation Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. In addition, inflation has been increasing in recent periods and is expected to continue to be volatile in the future. Our investment portfolio may experience the risk of realized losses on our short-term investments if we were to sell before maturity due to the market volatility caused by increased interest rates. At December 31, 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equal or approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $40,511 and $188,235 cash and cash equivalents as of December 31, 2024 and December 31, 2023, respectively.

Cash Held in Trust Account

The Company’s portfolio of investments held in trust consisted solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in income earned on investments in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. In February of 2023 the Company’s trust balance was moved to an interest-bearing bank deposit account due to receiving a slightly higher interest rate from Citi. At December 31, 2024 and December 31, 2023, the Company had $18,084,445 and $29,718,024 in the trust account respectively.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consists of legal, accounting, underwriting fees and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering cost amounted to $3,803,330 which was charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for the payment of interest and penalties as of December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company has identified the United States as its only major tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Excise Taxes

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any redemption or other repurchase that occurs after December 31, 2023, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

On June 28, 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. Additionally, the Company will need to remit payment and file a return for the liability incurred between January 1, 2024 through December 31, 2024 on or before October 31, 2025.

The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

On March 24, 2023, a special meeting was held where the Company approved the Extension Amendment, extending the date by which the Company must consummate a business combination. In connection the stockholders of record were provided the opportunity to exercise their redemption rights. Holders of 7,391,973 shares of Class A common stock exercised their right to redemption at a per share redemption price of approximately $10.29. On April 3, 2023, a total of $76,054,240 in redemption payments were made in connection with this redemption. Following the redemption, the Company recorded $760,542 of excise tax expense and excise tax payable related to the redemption. On December 20, 2023, the stockholders of record were provided the opportunity to exercise their redemption rights. Holders of 1,363,378 shares of Class A common stock exercised their right to redemption at a per share redemption price of approximately $10.72. On December 26, 2023, a total of $14,619,421 in redemption payments were made in connection with this redemption. Following the redemption, the Company recorded $146,194 of excise tax expense and excise tax payable related to the redemption.

On September 23, 2024, a special meeting was held where the Company’s stockholders approved the proposal to amend the Company’s second amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination from September 28, 2024 to March 28, 2025, composed of six monthly extensions after September 28, 2024, by depositing into the Trust Account for each of the six monthly extensions, $0.03 for each share of Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, until March 28, 2025 in exchange for a non-interest-bearing, unsecured promissory note payable upon consummation of a business combination. Also at the Special Meeting, stockholders of record were provided the opportunity to exercise their redemption rights. Stockholders properly elected to redeem an aggregate of 1,170,280 Class A common stock at a redemption price of approximately $11.23 per share. On September 25, 2024, a total of $13,136,586 in redemption payments were made in connection with this redemption. Following the redemption, the Company recorded $131,365 of excise tax expense and excise tax payable related to the redemption. As of December 31, 2024 and December 31, 2023, the total excise tax payable was $1,038,102 and $906,736, respectively.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the Class A common stock is subject to possible redemption and is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital (to the extent available) and accumulated deficit.

At December 31, 2024, the Class A common stock subject to possible redemption reflected in the balance sheet is reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2022	$117,146,232
Less:
Stockholder redemption of 7,391,973 shares at redemption value	(76,054,240)
Stockholder redemption of 1,363,378 shares at redemption value	(14,619,421)
Add:
Accretion of carrying value to redemption value	3,056,238
Class A common stock subject to possible redemption at December 31, 2023	$29,528,809
Less:
Stockholder redemption of 1,170,280 shares at redemption value	(13,136,586)
Add:
Accretion of carrying value to redemption value	1,646,341
Class A common stock subject to possible redemption at December 31, 2024	$18,038,564

Net Income (Loss) Per Share Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Basic income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during the period. Consistent with FASB 480, common shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been included in the calculation of income (loss) per common share for the twelve months ended December 31, 2024 and December, 2023. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted income (loss) per share includes the incremental number of common shares to be issued to settle warrants and rights, as calculated using the treasury method. For the twelve months ended December 31, 2024 and December, 2023 the Company did not have any dilutive warrants, rights, securities or other contracts that could potentially, be exercised or converted into common shares. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for all periods presented. Potentially diluted Class B shares subject to forfeiture upon the underwriter’s non exercise of the over-allotment option were excluded from the calculation for the period up until March 30, 2022 when the underwriters exercised the over-allotment option and those 375,000 shares were no longer subject to forfeiture.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except share amounts) for the twelve months ended December 31, 2024, and December 31, 2023:

	For the Twelve Months Ended		For the Twelve Months Ended
	December 31, 2024		December 31, 2023
	Class A,	Class A and Class B,	Class A,	Class A and Class B,
	redeemable	Non-redeemable	redeemable	Non-redeemable
Basic and diluted net loss per common share
Numerator:
Allocation of net income (loss), as adjusted	$(448,245)	$(567,669)	$(373,254)	$(192,164)
Denominator:
Basic and diluted weighted average shares outstanding	2,428,098	3,075,000	5,972,785	3,075,000
Basic and diluted net income (loss) per common share	$(0.18)	$(0.18)	$(0.06)	$(0.06)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants and Rights

The Company accounts for warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the warrants and rights specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants and rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants and rights meet all of the requirements for equity classification under ASC 815, including whether the warrants and rights are indexed to the Company’s own common shares and whether the warrant and rights holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant and rights issuance and as of each subsequent quarterly period end date while the warrants and rights are outstanding.

For issued or modified warrants and rights that meet all of the criteria for equity classification, the warrants and rights are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants and rights that do not meet all the criteria for equity classification, the warrants and rights are required to be treated as liabilities, and recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants and rights are recognized as a non-cash gain or loss on the statements of operations.

The equity-linked warrants, both Public and Private warrants, and rights are considered freestanding and outside the scope of ASC 480 as they are not mandatorily redeemable, are exchanged on a fixed 1:1 ratio and do not obligate the Company to repurchase equity shares. The Company concluded that the warrants and rights are equity classified under ASC 815 as the warrants and rights are indexed in the Company’s Class A common stock.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chairman and Chief Executive Officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06 Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815–40) (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in GAAP. The ASU’s amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company adopted ASU 2020-06 on January 1, 2024. The adoption of ASU 2020-06 did not have a material impact on the Company’s financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of January 1, 2024.  The adoption resulted in disclosure changes only.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires additional quantitative and qualitative income tax disclosures to enable financial statements users to better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. For public business entities, ASU 2023-09 is effective for annual periods beginning after December 15, 2024, which will be fiscal 2025 for us. We expect the adoption to result in disclosure changes only.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering and the underwriters’ exercise of the over-allotment option, the Company sold 11,500,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right to receive one-tenth (1/10) of one share of Class A common stock, and one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor, insiders and EBC have purchased an aggregate of 4,550,000 Private Placement Warrants at a price of $1.00 per warrant (4,050,000 private warrants by the Sponsor and 500,000 private warrants by EBC), generating total proceeds of $4,550,000 to the Company. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share.

In connection with the underwriter’s election to exercise their over-allotment option on March 30, 2022, the Company completed the private sale of an aggregate of (i) 400,500 Private Placement Warrants to the Company’s Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $400,500, and (ii) 49,500 Private Placement Warrants to EBC, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $49,500. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 21, 2021, the Company issued an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor in exchange for cash of $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On March 30, 2022, the underwriters exercised the over-allotment option in full.

As a result of the underwriter’s election to exercise their over-allotment option on March 30, 2022, 375,000 Founder Shares are no longer subject to forfeiture as of December 31, 2022.

The Sponsor has agreed not to, except to permitted transferees, transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Business Combination, the Founder Shares will be released from the lock-up.

On June 26, 2023, the Company’s board of directors unanimously consented to the conversion of the Company’s shares of Class B common stock to shares of Class A common stock on a one-for one basis. On June 26, 2023, RF Dynamic LLC, the sole holder of Class B common stock, also consented to the conversion of the Company’s Class B Common Stock to shares of Class A common stock on a one-for-one basis. On July 7, 2023, the Company instructed its transfer agent to initiate the conversion of the shares of Class B common stock to shares of Class A common stock. An aggregate of 2,875,000 shares of Class B common stock with a par value of $0.0001 per share was converted into 2,875,000 shares of Class A common stock with a par value of $0.0001.

Administrative Services Agreement

Commencing on the date of the Initial Public Offering and until completion of the Company’s initial business combination or liquidation, the Company will make a payment of a monthly fee of $10,000 to the Sponsor for office space, utilities and secretarial and administrative support provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period ended December 31, 2024 and December 31, 2023, $120,000 and $120,000 had been incurred and unpaid, respectively.

Related Party Loans and Reimbursements

Other than the payment of customary fees the Company may elect to make to members of its board of directors for director service, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to the Sponsor or the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of a Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor or the Company’s officers, directors or their affiliates.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest basis (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay such loaned amounts. If a Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its Trust account would be used for such repayment.

Deferred Offering Costs

GCL Global Limited has agreed to pay (i) any extension fees up to $100,000 per month on or after March 28, 2024, (ii) up to $100,000 for fees associated with the completion of the Company’s December 31, 2023 Form 10-K and March 31, 2024 Form 10-Q, and (iii) up to an additional $25,000 for the June 30, 2024 Form 10-Q. GCL Global also agreed to pay for up to six (6) months of extension fees starting September 28, 2024 and other third-party vendor expenses incurred by the Company in connection with the Business Combination, for an aggregate of up to $500,000 (the “Amendment Expenses”), subject to a dollar-for-dollar reduction to the Maximum Allowable SPAC Transaction Expenses (as such term is defined in the Merger Agreement) and reimbursement by the Sponsor in the event that the Amendment Expenses paid exceeds five percent (5%) of the total amount of Transaction Financing (as defined in the Merger Agreement) (not including the balance of the Trust Account) the Company has received from the Sponsor, its affiliate, or any party introduced by the Sponsor to the Company that was not already known to the Company. As of December 31, 2024, the aggregated costs paid by GCL Global Limited amounted to $903,652, of which $638,924  relates to extension fees to be settled upon the closing of an initial business combination.

Due to Sponsor

The Sponsor has paid expenses on behalf of the Company prior to the Company’s Initial Public Offering and for working capital expenses. This amount is not interest bearing and due on demand by the Sponsor. As of December 31, 2024, $1,545,279 was due to Sponsor, of which $330,000 relates to office space, utilities and secretarial and administrative support provided by the Sponsor and the remaining was used for working capital expenses. As of December 31, 2023, $1,392,629 was due to the Sponsor, of which $210,000 relates to office space, utilities and secretarial and administrative support provided by the Sponsor the remaining was used for working capital expenses.

Promissory Note – Related Party

The sponsor has agreed to loan the Company up to $300,000 in the aggregate, to be used for a portion of the expenses of the Initial Public Offering. The loans will be non-interest bearing, unsecured and due at the earlier of September 30, 2022 or the closing of the Initial Public Offering. As of December 31, 2024 and December 31, 2023 the Company has not drawn down on the promissory note.

On March 13, 2023, a Director of the Company, Melvin Xeng Thou Ong agreed to loan the Sponsor an aggregate of up to $600,000 to be used for (i) extension payments in connection with the business combination, and (ii) working capital requirements (the “Director Promissory Note”). On June 24, 2023, the Director Promissory note was amended and restated to increase the principal amount of the note to $1,200,000. Furthermore, On February 17, 2024, the Director Promissory Note was amended and restated to increase the principal amount of the note to $2,000,000. The Director Promissory Note bears no interest and matures on the later of: (i) December 28, 2024, or (ii) the date that the Company consummates an initial business combination. The Company had a balance of $1,825,452 and $1,202,992 as of December 31, 2024 and December 31, 2023, respectively, outstanding on the Director Promissory Note, of which $1,125,000 was allocated to extension payments and the remainder dedicated to working capital requirements. Also on December 27, 2023, the Company deposited into the Trust Account $225,000, which amount was provided by the Sponsor from the funds granted in connection with the Director Promissory Note issued by Melvin Xeng Thou, for the initial three-month extension. This amount is reflected as a liability within the Promissory note – related party line item of the accompanying balance sheet.

On March 24, 2023, the Company and Sponsor entered into a promissory note pursuant to which the Sponsor agreed to loan the Company the principal sum of $900,000 to cover the extension payments in connection with the Revised Extension Deadline (the “Extension Promissory Note”). The promissory note was non-interest bearing and is payable on the earlier of (1) December 28, 2023, or (ii) the consummation of the Business Combination. As of December 31, 2024, the Company had not drawn on the Extension Promissory Note. Additionally, the Company and Sponsor entered into a promissory note pursuant to which the Sponsor agreed to loan the Company the principal sum of $675,000 on December 26, 2023 to cover the extension payments in connection with the updated Revised Extension Deadline (the “BC Extension Note”). The promissory note was non-interest bearing and is payable on the earlier of (1) September 28, 2024, or (ii) the consummation of the Business Combination. As of December 31, 2024, the Company had not drawn on the BC Extension Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Stockholder Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions.

On March 30, 2022, the underwriter exercised their over-allotment option to purchase an additional 1,500,000 Units at $10.00 per Unit. The total underwriting fee paid to the underwriter at the closing of the Initial Public Offering was $2,300,000.

Business Combination Marketing Agreement

On March 23, 2022, the Company engaged EBC as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3.5% of the gross proceeds of Initial Public Offering.

Additionally, the Company will pay EBC a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if it introduces the Company to the target business with which the Company completes a Business Combination; provided that the foregoing fee will not be paid prior to the date that is 90 days from the effective date of the Initial Public Offering, unless the Financial Industry Regulatory Authority (“FINRA”) determines that such payment would not be deemed underwriters’ compensation in connection with the Initial Public Offering pursuant to FINRA Rule 5110.

EarlyBirdCapital, Inc. Founder Shares (“EBC Founder Shares”)

On April 12, 2021 the Company issued to EBC and or designees an aggregate of 200,000 shares of Class A common stock at a price of $0.0001 per share for a total consideration of $20. The Company accounts for the fair value of the EBC Founder shares over consideration paid as offering cost of the Initial Public Offering, with a corresponding credit to stockholder’s equity.

The Company estimated the fair value of the EBC Founder Shares to be $519,415 and is recorded as an offering cost with a corresponding increase in stockholder’s equity. The Company established the initial fair value of the EBC Founder Shares on April 12, 2021, using a probability weighted model for the EBC Founder Shares. The EBC Founder Shares are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.

EBC (and/or its designees) has agreed not to transfer, assign or sell any such shares without the Company’s prior written consent until the completion of the Business Combination. In addition, EBC (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the Business Combination within the Combination Period.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. On April 12, 2021, the Company issued to EBC and/or its designees an aggregate of 200,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2024 and December 31, 2023, there were 3,075,000 shares of Class A common stock issued and outstanding, excluding 1,574,369 and 2,744,649 shares of Class A common stock subject to possible redemption , respectively.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share, except that, prior to the completion of a Business Combination, only holders of the Company’s Class B common stock have the right to vote on the election of directors. On January 21, 2021, the Company issued 2,875,000 shares of Class B common stock to the Sponsor, including an aggregate of up to 375,000 shares of Class B common stock that are subject to forfeiture, to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the Sponsor will own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (excluding the private placement warrants and the EBC founder shares). On March 30, 2022, the underwriter exercised their over-allotment option to purchase an additional 1,500,000 Units at $10.00 per Unit. As a result, the Founder Shares were no longer subject to forfeiture.

The Class B common stock will convert into Class A common stock (i) at any time, from time to time, at the option of the holder, and (ii) automatically at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders and excluding the private placement warrants and the EBC founder shares), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors.

On June 26, 2023, the Company’s board of directors unanimously consented to the conversion of the Company’s shares of Class B common stock to shares of Class A common stock on a one - for one basis. On June 26, 2023, RF Dynamic LLC, the sole holder of Class B common stock, also consented to the conversion of the Company’s Class B Common Stock to shares of Class A common stock on a one - for - one basis. On July 7, 2023, the Company instructed its transfer agent to initiate the conversion of the shares of Class B common stock to shares of Class A common stock. An aggregate of 2,875,000 shares of Class B common stock with a par value of $0.0001 per share was converted into 2,875,000 shares of Class A common stock with a par value of $0.0001. Following, the Company had a total of 3,075,000 shares of Class A common stock outstanding. As of December 31, 2024 and December 31, 2023, there were 0 shares of Class B common stock issued and outstanding.

Warrants —   Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the consummation of a Business Combination. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third trading day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor, our initial stockholders or such affiliates, without taking into account any founder shares held by the Sponsor, initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value or the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value or the Newly Issued Price.

NOTE 8. CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. Accordingly, as of December 31, 2024, and December 31, 2023, 1,574,369 and 2,744,649 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.

NOTE 9. FAIR VALUE MEASUREMENT

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2024 and December 31, 2023 indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2024	December 31, 2023
Assets:
Investments held in Trust Account	1	$18,084,445	$29,718,024

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for the period ending December 31, 2024 and December 31, 2023.

Level 1 instruments include the Investments held in the Trust Account. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

NOTE 10. RIGHTS

Each holder of a right will automatically receive one-tenth (1/10) of one Class A common stock upon consummation of our initial business combination, even if the holder of a Public Right redeemed all Class A common stock held by him, her or it in connection with the initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional Class A common stock upon consummation of an initial business combination. The Class A common stock issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

We will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporations Law, and any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant Public Rights. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

If we are unable to complete an initial business combination within the Combination Period and we liquidate the funds held in the trust account, holders of Public Rights will not receive any of such funds for their Public Rights and the Public Rights will expire worthless.

NOTE 11. TAXES

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
Deferred tax assets:	—	—
Start-up costs	$644,728	$420,391
Total deferred tax assets	644,728	420,391
Valuation Allowance	(644,728)	(420,391)
Deferred tax asset, net of allowance	$—	$—

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
Federal	—	—
Current	$244,065	$550,465
Deferred	(224,337)	(240,110)
State and local	—	—
Current	—	—
Deferred	—	—
Change in valuation allowance	224,337	240,110
Income tax provision	$244,065	$550,465

As of December 31, 2024, the Company had no U.S. federal operating loss carryovers.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period ended December 31, 2024 and December 31, 2023, the change in the valuation allowance was $224,337 and $240,110, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2024	2023
U.S. federal statutory rate	21.0%	21.0%
Transaction Costs	(23.6)%	(2,074.9)%
Penalties	—%	(21.5)%
Valuation allowance	(29.1)%	(1,605.7)%
Income tax provision	(31.7)%	(3,681.1)%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities.

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, other than below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the following.

On January 23, 2025, a Special Meeting was held in which the Company’s stockholders of record approved a proposal to adopt (a) the agreement and plan of merger, dated October 18, 2023 (as amended), by and among the Company, GCL Global Holdings Ltd, Grand Centrex Limited, GCL Global Limited, and RF Dynamic LLC, (b) the business combination and related transactions, and (c) all other related proposals.

At the Special Meeting, the stockholders of record were provided the opportunity to exercise their redemption rights. Holders of 1,522,973 shares of Class A common stock exercised their redemption rights at a per share redemption price of approximately $11.55. Following the redemption, the Company had a total of 51,396 shares of Class A common stock subject to possible redemption outstanding.

On October 30, 2024, the Company received written notice from the listing qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company had not regained compliance with Nasdaq Listing Rule 5450(a)(2) within the 180-calendar day compliance period. Subsequently, the Company appealed this determination and requested a hearing to the Nasdaq Hearings Panel (the “Panel”). On November 6, 2024, Nasdaq granted the Company a hearing on December 19, 2024 with the Panel.

On January 21, 2025, the Company received a written notice from Nasdaq stating that, based on the information presented at the hearing on December 19, 2024, the Panel has determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company demonstrating compliance with Listing Rule 5405 on or before March 23, 2025.

On February 13, 2025, the Company consummated its business combination with GCL Global Holdings Ltd., pursuant to the terms of the agreement and plan of merger, dated October 18, 2023 (as amended), by and among the Company, GCL Global Holdings Ltd, Grand Centrex Limited, GCL Global Limited, and RF Dynamic LLC.